                                               Filed Pursuant to Rule 424 (B)(5)
                                               Registration No. 333-140436-06

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 22, 2007)

                          $1,161,681,100 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                   MORTGAGE LOAN ASSET - BACKED CERTIFICATES,
                                 SERIES 2007-HE2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

MERRILL LYNCH MORTGAGE LENDING, INC.     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
               SPONSOR                               SERIES 2007-HE2
                                                      ISSUING ENTITY

INVESTING IN THESE CERTIFICATES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE CERTIFICATES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK FACTORS" BEGINNING ON PAGE S-20 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS.

These certificates will be backed only by the assets of the issuing entity. Neither these certificates nor the assets of the issuing entity will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, LaSalle Bank National Association, Litton Loan Servicing LP, Wilshire Credit Corporation, Option One Mortgage Corporation, Citibank N.A. or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Merrill Lynch Mortgage Investors Trust, Series 2007-HE2 will issue seventeen classes of certificates, fifteen of which are offered by this prospectus supplement and the attached prospectus. The table on page S-4 identifies the various classes of offered certificates and specifies certain characteristics of each such class, including the class's initial certificate principal balance, pass-through rate and rating.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first distribution date will be April 25, 2007. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination, net swap payments (if any) received from the swap counterparty and cap payments (if any) received from the cap contract counterparty. The issuing entity will also own three one-month LIBOR corridor contracts purchased for the benefit of the offered certificates. The interest rate swap agreement, interest rate cap contract and the corridor contracts will each be provided by Bear Stearns Financial Products Inc., in its capacity as swap counterparty or cap contract counterparty.

The trust fund will consist primarily of fixed rate and adjustable rate, sub-prime mortgage loans secured by first and second liens on real properties that were acquired by Merrill Lynch Mortgage Lending, Inc. from various originators.

The certificates offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, from Merrill Lynch Mortgage Investors, Inc., as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Merrill Lynch Mortgage Investors, Inc. from the sale of these certificates will be approximately 99.005% of their initial principal balance before deducting expenses, which are estimated at $700,000. See "Method of Distribution" in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               MERRILL LYNCH & CO.
            The date of this prospectus supplement is March 29, 2007.

             WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                           AND THE ATTACHED PROSPECTUS

     Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

     This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Merrill Lynch Mortgage Investors, Inc.

                           FOR EUROPEAN INVESTORS ONLY

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized, or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (E) 43,000,000 and (3) an annual net turnover of more than (E) 50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

 TO UNDERSTAND THE STRUCTURE OF THESE CERTIFICATES, YOU MUST READ CAREFULLY BOTH
    THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                TABLE OF CONTENTS

The Series 2007-HE2 Certificates.......................................      S-4
Summary Information....................................................      S-5
Risk Factors...........................................................     S-20
Forward-Looking Statements.............................................     S-36
Glossary...............................................................     S-36
The Mortgage Pool......................................................     S-36
   General.............................................................     S-36
   Mortgage Loans......................................................     S-40
Underwriting Guidelines................................................     S-40
   General.............................................................     S-40
   Ownit Mortgage Solutions Inc........................................     S-42
   Option One Mortgage Corporation.....................................     S-45
Transaction Parties....................................................     S-49
   The Sponsor.........................................................     S-49
   The Depositor.......................................................     S-50
   The Issuing Entity..................................................     S-51
   The Servicers.......................................................     S-51
   The Trustee.........................................................     S-64
   The Master Servicer and Securities Administrator....................     S-64
   The Custodians......................................................     S-66
   The Cap Contract Counterparty and the Swap Counterparty.............     S-67
Affiliates and Related Transactions....................................     S-68
Static Pool Information................................................     S-68
Administration of the Issuing Entity...................................     S-69
   Servicing and Administrative Responsibilities.......................     S-69
   Trust Accounts......................................................     S-72
   Flow of Payments....................................................     S-73
Servicing of the Mortgage Loans........................................     S-74
   General.............................................................     S-74
   Servicing Compensation and Payment of Expenses......................     S-74
   Adjustment to Servicing Fee in Connection with Certain Prepaid
      Mortgage Loans...................................................     S-75
   Advances............................................................     S-75
   Loss Mitigation Procedures..........................................     S-76
   Evidence as to Compliance...........................................     S-77
   Custody of the Mortgage Files.......................................     S-78
   Pledge of Servicing Rights..........................................     S-78
   Optional Purchase of Defaulted Loans................................     S-78
Description of the Certificates........................................     S-78
   General.............................................................     S-78
   Book-Entry Certificates.............................................     S-79
   Payments on Mortgage Loans; Accounts; Supplemental Interest
      Trust............................................................     S-83
   Distributions.......................................................     S-85
   Example of Distributions............................................     S-88
   Fees and Expenses of the Trust Fund.................................     S-89
   Overcollateralization Provisions....................................     S-90
   Distributions from the Supplemental Interest Trust..................     S-91
   Subordination of the Distributions of the Subordinate
      Certificates.....................................................     S-93
   Corridor Contracts..................................................     S-93
   Cap Contract........................................................     S-95
   Swap Agreement......................................................     S-97
   Calculation of One-Month LIBOR......................................    S-100
   Reports to Certificateholders.......................................    S-100
   Additional Rights of the Holder of the Class R Certificate..........    S-102
   Restrictions on Transfer of the Class R Certificate.................    S-103
The Pooling and Servicing Agreement....................................    S-104
   General                                                                 S-104
   The Issuing Entity..................................................    S-104
   Assignment of Mortgage Loans........................................    S-104
   Amendment...........................................................    S-106
   Optional Termination................................................    S-107
   Events of Default...................................................    S-107
   Rights upon Event of Default........................................    S-108
   The Trustee.........................................................    S-108
   Indemnification and Limitation of Liability.........................    S-108
   Special Servicing Agreements........................................    S-109
Yield, Prepayment and Maturity Considerations..........................    S-109
   General                                                                 S-109
   Prepayments and Yields for the Certificates.........................    S-110
   Hypothetical Available Funds Cap Table..............................    S-138
   Additional Information..............................................    S-140
Federal Income Tax Consequences........................................    S-140
   Taxation of the Basis Risk Arrangements.............................    S-141
   Original Issue Discount and Amortizable Bond Premium................    S-142
   Special Tax Attributes of the Offered Certificates..................    S-142
   Prohibited Transactions Tax and Other Taxes.........................    S-143
   Class R Certificate.................................................    S-144
Tax Return Disclosure Requirements.....................................    S-145
State Taxes............................................................    S-145
ERISA Considerations...................................................    S-145
Legal Investment.......................................................    S-149
Use of Proceeds........................................................    S-149
Method of Distribution.................................................    S-149
Legal Matters..........................................................    S-150
Ratings................................................................    S-150
Glossary of Defined Terms..............................................    S-152
Annex I................................................................    A-I-1
   Global Clearance, Settlement and Tax Documentation Procedures.......    A-I-1
   Initial Settlement..................................................    A-I-1
   Secondary Market Trading............................................    A-I-1
   Certain U.S. Federal Income Tax Documentation Requirements..........    A-I-3
Annex II The Mortgage Pool.............................................   A-II-1

                        THE SERIES 2007-HE2 CERTIFICATES

                            CLASS A-1             CLASS A-2A          CLASS A-2B            CLASS A-2C            CLASS A-2D
                     --------------------  --------------------  --------------------  --------------------  --------------------
Initial Certificate
   Principal
   Balance (1):          $431,956,000          $304,815,000           $62,167,000           $93,112,000           $28,805,000
Pass-Through Rate:   LIBOR +0.250% (2)(3)  LIBOR +0.120% (2)(3)  LIBOR +0.210% (2)(3)  LIBOR +0.260% (2)(3)  LIBOR +0.420% (2)(3)
ERISA Eligible (5):           Yes                   Yes                   Yes                   Yes                   Yes
First Principal
   Distribution
   Date (to call)
   (6):                     04/2007               04/2007               01/2009               06/2009               03/2013
Weighted Average
   Life At
   Issuance:
   to call (yrs.)
   (6):                      1.98                  1.00                  2.00                  3.16                  6.15
   to maturity
   (yrs.) (6):               2.25                  1.00                  2.00                  3.16                  8.01
Expected Maturity
   (to call) (6):           05/2013               01/2009               06/2009               03/2013               05/2013
Expected Maturity
   (to maturity)
   (6):                     08/2022               01/2009               06/2009               03/2013               07/2019
Last Scheduled
   Distribution
   Date(7):                 02/2037               02/2037               02/2037               02/2037               02/2037
Interest Accrual
   Method (8):            Actual/360            Actual/360            Actual/360            Actual/360            Actual/360
Payment Delay:              0 days                0 days                0 days                0 days                0 days
Record Date (9):              RD                    RD                    RD                    RD                    RD
Minimum
   Denominations
   (10):                    $25,000               $25,000               $25,000               $25,000               $25,000
Incremental
   Denominations:             $1                    $1                    $1                    $1                    $1
Anticipated Ratings
   (Moody's/S&P):           Aaa/AAA               Aaa/AAA               Aaa/AAA               Aaa/AAA               Aaa/AAA
CUSIP:                    59024L AA 9           59024L AB 7           59024L AC 5           59024L AD 3           59024L AE 1

                             CLASS M-1            CLASS M-2              CLASS M-3             CLASS M-4
                       --------------------  --------------------  --------------------  --------------------
Initial Certificate
   Principal
   Balance (1):             $50,349,000           $44,889,000           $27,906,000           $22,445,000
Pass-Through Rate:     LIBOR +0.460% (2)(4)  LIBOR +0.650% (2)(4)  LIBOR +0.850% (2)(4)  LIBOR +1.750% (2)(4)
ERISA Eligible (5):             Yes                   Yes                   Yes                   Yes
First Principal
   Distribution
   Date (to call)
   (6):                       11/2010               07/2011               01/2013               09/2010
Weighted Average
   Life At
   Issuance:
   to call (yrs.)
   (6):                        3.96                  4.77                  6.13                  4.44
   to maturity
   (yrs.) (6):                 3.96                  4.77                  8.34                  4.91
Expected Maturity
   (to call) (6):             07/2011               01/2013               05/2013               05/2013
Expected Maturity
   (to maturity)
   (6):                       07/2011               01/2013               03/2020               06/2018
Last Scheduled
   Distribution
   Date(7):                   02/2037               02/2037               02/2037               02/2037
Interest Accrual
   Method (8):              Actual/360            Actual/360            Actual/360            Actual/360
Payment Delay:                0 days                0 days                0 days                0 days
Record Date (9):                RD                    RD                    RD                    RD
Minimum
   Denominations
   (10):                      $25,000               $25,000               $25,000               $25,000
Incremental
   Denominations:               $1                    $1                    $1                    $1
Anticipated Ratings
   (Moody's/S&P):             Aa1/AA+               Aa2/AA                Aa3/AA-                A1/A+
CUSIP:                      59024L AF 8           59024L AG 6           59024L AH 4           59024L AJ 0

                                                 CLASS M-5             CLASS M-6             CLASS B-1
                                           --------------------  --------------------  --------------------
Initial Certificate Principal Balance(1):       $21,231,000           $20,625,000           $19,411,000
Pass-Through Rate:                         LIBOR +1.950% (2)(4)  LIBOR +2.150% (2)(4)  LIBOR +2.150% (2)(4)
ERISA Eligible (5):                                 Yes                   Yes                   Yes
First Principal Distribution Date(6):             08/2010               07/2010               06/2010
Weighted Average Life At Issuance:
   to call (yrs.) (6):                             4.39                  4.35                  4.32
   to maturity (yrs.) (6):                         4.84                  4.77                  4.71
Expected Maturity (to call) (6):                  05/2013               05/2013               05/2013
Expected Maturity (to maturity) (6):              12/2017               06/2017               12/2016
Last Scheduled Distribution Date(7):              02/2037               02/2037               02/2037
Interest Accrual Method (8):                    Actual/360            Actual/360            Actual/360
Payment Delay:                                    0 days                0 days                0 days
Record Date (9):                                    RD                    RD                    RD
Minimum Denominations (10):                       $25,000               $25,000               $25,000
Incremental Denominations:                          $1                    $1                    $1
Anticipated Ratings (Moody's/S&P):                 A2/A                  A3/A-               Baa1/BBB+
CUSIP:                                          59024L AK 7           59024L AL 5           59024L AM 3

                                                    CLASS B-2             CLASS B-3             CLASS R
                                             --------------------  --------------------  ------------------
Initial Certificate Principal Balance(1):         $18,198,000           $15,772,000               $100
Pass-Through Rate:                           LIBOR +2.150% (2)(4)  LIBOR +2.150% (2)(4)  LIBOR +0.250% (2)(3)
ERISA Eligible (5):                                   Yes                   Yes                    No
First Principal Distribution Date(6):               06/2010               05/2010                 N/A
Weighted Average Life At Issuance:
        to call (yrs.) (6):                          4.29                  4.27                   N/A
        to maturity (yrs.) (6):                      4.63                  4.54                   N/A
Expected Maturity (to call) (6):                    05/2013               05/2013                 N/A
Expected Maturity (to maturity) (6):                05/2016               08/2015                 N/A
Last Scheduled Distribution Date(7):                02/2037               02/2037                 N/A
Interest Accrual Method (8):                      Actual/360            Actual/360             Actual/360
Payment Delay:                                      0 days                0 days                 0 days
Record Date (9):                                      RD                    RD                     RD
Minimum Denominations (10):                         $25,000               $25,000                 $100
Incremental Denominations:                            $1                    $1                    N/A
Anticipated Ratings (Moody's/S&P):                 Baa2/BBB              Baa3/BBB-              NR / AAA
CUSIP:                                            59024L AN 1           59024L AP 6           59024L AS 0

(1) The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.

(2) Subject to the related available funds cap and the related maximum rate cap. The pass-through rates for these certificates are one-month LIBOR plus the applicable pass-through margin. These pass-through rates are subject to adjustment and your pass-through rate may be lower. See "Description of the Certificates - Distributions - Distributions of Interest."

(3) If the 10% optional termination does not occur on the first possible distribution date on which it could occur, the margin on each of the class A-1, class A-2A, class A-2B, class A-2C, class A-2D and class R certificates will increase to 2 times its respective margin shown above on the following distribution date.

(4) If the 10% optional termination does not occur on the first possible distribution date on which it could occur, the margin on each of the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates will increase to 1.5 times its respective margin shown above on the following distribution date.

(5) Certificates designated as ERISA Eligible may be acquired by employee benefit plans subject to Title I of ERISA and plans subject to Section 4975 of the Code, subject to the satisfaction of certain requirements. See "ERISA Considerations".

(6) The information set forth above regarding first principal distribution date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined beginning on page S-172 and 20% HEP for the fixed rate mortgage loans or 100% PPC (a constant prepayment rate of 2% per annum in month 1, building linearly (rounded to the nearest hundredth of a percent) to a constant prepayment rate of 30% per annum in month 12 and remaining constant at a constant prepayment rate of 30% per annum from month 13 up to and including month 22, then remaining constant at a constant prepayment rate of 50% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of 35% per annum in month 28 and thereafter) for the adjustable rate mortgage loans, as applicable.

(7) The last scheduled distribution date is the latest maturity date for any mortgage loan plus one month.

(8) The interest rate index reset date for the offered certificates is two business days prior to the start of each interest accrual period.

(9) RD= For any distribution date, the last business day of the month preceding such distribution (or in the case of the first distribution date, the closing date).

(10) With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

CREDIT ENHANCEMENT:

Excess interest
Overcollateralization
Subordination

Net swap payments (if any) received from the swap counterparty
Cap payments (if any) received from the cap contract counterparty

OVERCOLLATERALIZATION REQUIREMENTS:

Initial overcollateralization amount: approximately 4.25% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

Targeted overcollateralization amount: 4.25% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

Stepdown overcollateralization amount: 8.50% of the current aggregate outstanding principal balance of the mortgage loans after the stepdown date.

Minimum required overcollateralization amount: 0.50% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

                               SUMMARY INFORMATION

THIS SECTION BRIEFLY SUMMARIZES MAJOR CHARACTERISTICS OF THE CERTIFICATES AND THE MORTGAGE LOANS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO FULLY UNDERSTAND THE TERMS OF THE CERTIFICATES, YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS IN THEIR ENTIRETY.

                                PRINCIPAL PARTIES

                                 ISSUING ENTITY

Merrill Lynch Mortgage Investors Trust, Series 2007-HE2, a trust that will be formed pursuant to the pooling and servicing agreement, dated as of March 1, 2007, by and among Merrill Lynch Mortgage Investors, Inc., as depositor, Citibank, N.A., as trustee, LaSalle Bank National Association, as master servicer and securities administrator, and Litton Loan Servicing LP, Wilshire Credit Corporation and Option One Mortgage Corporation, as servicers.

See "Transaction Parties--The Issuing Entity."

We are forming the issuing entity to own a pool of sub-prime residential mortgage loans secured by first liens and second liens on real properties. The issuing entity will contain both fixed rate mortgage loans and adjustable rate mortgage loans. Each class of certificates represents an interest in the issuing entity. The issuing entity is also referred to herein as the "trust fund."

                                     SPONSOR

Merrill Lynch Mortgage Lending Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336.

On the closing date, the mortgage loans will be sold to the depositor by the sponsor. The mortgage loans were acquired by the sponsor generally in accordance with the underwriting standards described in "Underwriting Guidelines" in this prospectus supplement. The sponsor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, Merrill Lynch Mortgage Investors, Inc., the depositor, and Wilshire Credit Corporation, a servicer.

See "Transaction Parties-The Sponsor" and "Affiliates and Related Transactions."

                                    DEPOSITOR

Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357.

Merrill Lynch Mortgage Investors, Inc. will deposit the mortgage loans in the issuing entity. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, Merrill Lynch Mortgage Lending, Inc., the sponsor, and Wilshire Credit Corporation, a servicer.

See "Transaction Parties-The Depositor" and "Affiliates and Related Transactions" in this prospectus supplement and "The Depositor" in the prospectus.

                                    SERVICERS

Litton Loan Servicing LP, a Delaware limited partnership whose address is 4828 Loop Central Drive, Houston, Texas 77081 and whose telephone number is (713) 960-9676, Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Suite 200, Beaverton, Oregon 97005, and Option One Mortgage Corporation, a California corporation whose address is 3 Ada, Irvine, California 92618 and whose telephone number is (800) 326-1500 will act as servicers of the mortgage loans.

Wilshire Credit Corporation is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, Merrill Lynch

Mortgage Lending, Inc., the sponsor, and Merrill Lynch Mortgage Investors, Inc., the depositor.

See "Transaction Parties - The Servicers" and "Affiliates and Related Transactions."

                                   CUSTODIANS

LaSalle Bank National Association, a national banking association whose address is 2571 Busse Road, Suite 200, Elk Grove, Illinois 60007 and whose telephone number is (847) 766-6429, Wells Fargo Bank, N.A., a national banking association, whose address is 1015 10th Avenue, SE, Minneapolis, Minnesota 55414 and whose telephone number is (612) 667-1117, and Treasury Bank, a division of Countrywide Bank, FSB, whose address is 4100 E. Los Angeles Avenue, Mail Stop TB-4100, Simi Valley, California 93063 will act as custodians of the mortgage loans.

See "Transaction Parties--The Custodians."

                                   ORIGINATORS

Approximately 72.02% of the mortgage loans were originated by Ownit Mortgage Solutions Inc., a California corporation whose address is 27349 Agoura Road, Suite 100, Agoura Hills, California 91301 and whose telephone number is (818) 595-0200, and approximately 27.98% of the mortgage loans were originated by Option One Mortgage Corporation, a California corporation whose address is 3 Ada, Irvine, California 92618 and whose telephone number is (800) 326-1500.

Ownit Mortgage Solutions Inc. filed for bankruptcy protection under Chapter 11 of the U.S. bankruptcy code on December 28, 2006.

See "Underwriting Guidelines."

                                     TRUSTEE

Citibank, N.A., a national banking association whose address is 388 Greenwich Street, 14th Floor, New York, New York 10013 and whose telephone number is (212) 816-5805, will act as trustee under the pooling and servicing agreement.

See "Transaction Parties - The Trustee."

                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

LaSalle Bank National Association, a national banking association whose address is 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 and whose telephone number is (312) 992-1816, will act as master servicer and securities administrator of the issuing entity.

See "Transaction Parties--The Master Servicer and Securities Administrator."

                 CAP CONTRACT COUNTERPARTY AND SWAP COUNTERPARTY

Bear Stearns Financial Products Inc., a Delaware corporation whose address is 383 Madison Avenue, 36th Floor, New York, New York 10179 and whose telephone number is (212) 272-4009, is the cap contract counterparty and the swap counterparty.

See "Transaction Parties-The Cap Contract Counterparty and the Swap
Counterparty.

                                 RATING AGENCIES

Moody's Investors Services, Inc. and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. will issue the ratings with respect to the certificates.

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOW CHART)

                                 RELEVANT DATES

                                  CUT-OFF DATE

The cut-off date will be March 1, 2007.

                                  CLOSING DATE

The closing date will be on or about March 30, 2007.

                                DISTRIBUTION DATE

The 25th day of each month, beginning in April 2007. If the 25th day is not a business day, then the distribution date will be the next business day after the 25th day of the month.

                                   RECORD DATE

For any distribution date, the last business day of the month preceding the month of such distribution date (or, in the case of the first distribution date, the closing date).

                        FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates will be February 2037. The final scheduled distribution date has been determined by adding one month to the scheduled maturity of the latest maturing mortgage loan in the trust fund. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

See "Yield, Prepayment and Maturity Considerations--Prepayments and Yields for the Certificates."

                        THE SERIES 2007-HE2 CERTIFICATES

The Merrill Lynch Mortgage Investors Trust, Series 2007-HE2 certificates represent ownership interests in the issuing entity, the assets of which will consist primarily of first- and second-lien, adjustable and fixed-rate, fully amortizing, interest-only and balloon sub-prime residential mortgage loans.

The certificates represent beneficial ownership interests in the underlying trust fund assets. The certificates will have the original certificate principal balance, pass-through rate and other features set forth in the table on page S-4. The issuing entity will issue the certificates under a pooling and servicing agreement dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Citibank, N.A., as trustee, LaSalle Bank National Association, as master servicer and securities administrator, and Litton Loan Servicing LP, Wilshire Credit Corporation and Option One Mortgage Corporation, as servicers.

Any collections on the mortgage loans will be used to pay fees to the servicers, the master servicer, the securities administrator, the trustee and the custodians, to make net swap payments (if any) owed to the swap counterparty and the swap termination payment (if any) owed to the swap counterparty (other than defaulted swap termination payments) and to make interest or principal payments on the certificates. All principal collections will be paid to one or more classes of the certificates offered through this prospectus supplement or to other classes of certificates that we are not offering by this prospectus supplement, based on the outstanding certificate principal balances and the remaining principal amount of the mortgage loans. Any interest collections in excess of the amount paid to holders of the offered certificates (either as interest or principal) and the servicers, the master servicer, the securities administrator, the custodians, and the trustee, and the amount, if any, paid to the swap counterparty, will be paid to the owners of the other classes of certificates that we are not offering by this prospectus supplement, which are entitled to receive those excess amounts.

Neither the class C certificates, which represent a subordinated interest in the assets of the issuing entity, nor the class P certificates, which represent the right to receive certain prepayment charges on the mortgage loans, are offered by this prospectus supplement.

See "Description of the Certificates - Distributions" in this prospectus supplement.

                             INTEREST DISTRIBUTIONS

Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on the offered certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

The pass-through rates on each of the offered certificates will be subject to one of three available funds caps, as described in more detail herein. These available funds caps limit the pass-through rates on each of the offered certificates.

The pass-through rates on the class A-1 and class R certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest due on the group one mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group one mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The pass-through rates on the class A-2A, class A-2B, class A-2C and class A-2D certificates, which we refer to collectively herein as the "class A-2 certificates," will be limited by reference to a rate determined by multiplying
(a) 12, (b) an amount obtained by dividing the amount of interest due on the group two mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group two mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The pass-through rates on each of the class M-1, class M-2, class M-3, class M-4, class M-5 and class M-6 certificates, which we refer to collectively herein as the "class M certificates," and the class B-1, class B-2 and class B-3 certificates, which we refer to collectively herein as the "class B certificates," will be limited by reference to a rate determined by the weighted average of the available funds cap for the class A-1 and class R certificates and the available funds cap for the class A-2 certificates (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current certificate principal balance of the class A-1 and class R certificates, in the case of group one, or the class A-2 certificates, in the case of group two).

Shortfalls arising from the application of an available funds cap or a maximum rate cap (described below), subject to certain limitations based upon one-month LIBOR, the upper collar on the related corridor contract, net swap payments received from the swap counterparty and cap payments received from the cap contract counterparty, will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cashflow in a later distribution, if available.

As described below, the issuing entity will own three one-month LIBOR corridor contracts. Amounts received on the class A-1 corridor contract will only be available to make payments on the class A-1 and class R certificates, amounts received on the class A-2 corridor contract will only be available to make payments on the class A-2 certificates and amounts received on the subordinate certificate corridor contract will only be available to make payments on the class M and class B certificates, in each case to the extent of the interest shortfall on such certificates attributable to the related available funds cap or maximum rate cap subject to certain limitations based upon one-month LIBOR (as determined under the related corridor contract), the upper collar on the related corridor contract, net swap payments received from the swap counterparty and cap payments received from the cap contract counterparty (other than any such shortfalls attributable to the fact that losses are not allocated to the class A certificates after the class M and class B certificates have been reduced to zero).

See "Description of the Certificates--Distributions--Distributions of Interest."

Any excess of the amount received on the related corridor contract over the amount needed to pay such shortfalls on the related classes of offered certificates arising as a result of the related available funds cap (other than such shortfalls arising from the fact that the pooling and servicing agreement does not provide for the reduction of the principal balance of the class A certificates as a result of realized losses) will be distributed to the class C certificates (which are not offered pursuant to this prospectus supplement).

The pass-through rates on the offered certificates will also be subject to one of three maximum interest rate caps. The maximum rate cap for the class A-1 and class R certificates will be a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest that would be due on the group one mortgage loans had the group one adjustable rate mortgage loans provided for interest at their net maximum lifetime rates and the group one fixed rate mortgage loans provided for interest at their net mortgage rates, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group one mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The pass-through rates on the class A-2 certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest that would be due on the group two mortgage loans had the group two adjustable rate mortgage loans provided for interest at their net maximum lifetime rates and the group two fixed rate mortgage loans provided for interest at their net mortgage rates, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group two mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The pass-through rates on the class M and class B certificates will be limited by reference to a rate determined by the weighted average of the maximum rate cap for the class A-1 and class R certificates and the maximum rate cap for the class A-2 certificates (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current certificate principal balance of the class A-1 and class R certificates, in the case of group one, or the class A-2 certificates, in the case of group two). Any interest shortfall due to the related maximum rate cap will not be reimbursed, except under limited circumstances described herein.

See "Description of the Certificates--Distributions--Distributions of Interest."

                             PRINCIPAL DISTRIBUTIONS

Principal payments to the certificates will generally reflect principal collections on the mortgage loans in the trust fund. The class A-1 and class R certificates will generally receive principal collected on the group one mortgage loans. The class A-2 certificates will generally receive principal collected on the group two mortgage loans. The class M and class B certificates will generally receive principal collected on both groups of mortgage loans. Principal payments will also include a portion of interest collections to the extent necessary to maintain or restore overcollateralization to the required level, as described below.

See "Description of the Certificates--Distributions--Distributions of Principal."

On each distribution date prior to the stepdown date or on which a stepdown trigger event is in effect, distributions will be made from the portion of the available funds allocable to principal payments on the mortgage loans (as further described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement), (i) first, to the class A certificates until their respective principal balances have been reduced to zero, and (ii) second, to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates in that order, until their respective principal balances have been reduced to zero.

On each distribution date on and after the stepdown date and on which a trigger event is not in effect, distributions will be made from the portion of the available funds allocable to the principal payments on the mortgage loans (as further described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement), (i) first, to the class A certificates, the lesser of the portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for the class A certificates until their respective principal balances have been reduced to zero and (ii) second, the aggregate of the amounts allocable to the class M-1, class M-2 and class M-3 certificates, sequentially, to the class M-1, class M-2 and class M-3 certificates until their respective principal balances have been reduced to zero; and to each of the class M-4, class M-5, class M-6, class B-1, class B-2, and class B-3 certificates, in that order, in each case, the lesser of the remaining portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for that class of certificates (each as further described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero.

The "stepdown date" is defined in this prospectus supplement and generally means the earlier to occur of (a) the date on which the aggregate principal balances of the class A certificates have been reduced to zero and (b) the later to occur of (i) the distribution date in April 2010 and (ii) the first distribution date on which the subordination below the class A certificates is greater than or equal to 48.20% of the aggregate stated principal balance of the mortgage loans for that distribution date.

See "Description of the Certificates--Distributions--Distributions of Principal."

The "stepdown trigger event" is defined in this prospectus supplement and generally means with respect to any distribution date, the circumstances in which (i) the unpaid principal balance of mortgage loans that are 60 days or more delinquent or (ii) the aggregate amount of realized losses incurred since the cut-off date, in each case, exceeds the applicable percentages described in the definition of "stepdown trigger event" included in this prospectus supplement.

See "Description of the Certificates--Distributions--Distributions of Principal."

                               CORRIDOR CONTRACTS

The issuing entity will own three one-month LIBOR corridor contracts purchased for the benefit of the class A-1 and class R certificates; the class A-2 certificates; and the class M and class B certificates. Each of the corridor contracts will be provided by Bear Stearns Financial Products Inc. and will terminate immediately following the distribution date in September 2007. Each corridor contract will have a notional balance on each distribution date equal to the lesser of (x) the aggregate certificate principal balance of the related certificates and (y) the amount determined according to the schedules described in this prospectus supplement under the heading "Description of the Certificates--Corridor Contracts" until it is terminated. The issuing entity will receive a payment under each corridor contract with respect to any distribution date on which one-month LIBOR (as determined under the related corridor contract) exceeds the related lower collar with respect to such distribution date shown in the tables beginning on page S-94. Payments received on the corridor contracts will be available to make payments to the holders of the related offered certificates only in respect of interest shortfalls on such certificates attributable to the related available funds cap or maximum rate cap (other than any such shortfalls attributable to the fact that losses are not allocated to the class A certificates after the class M and class B certificates have been reduced to zero). Any amounts received on the corridor contracts on a distribution date that are not used to pay such shortfalls on such distribution date will be distributed to the holders of the class C certificates (which are not being offered pursuant to this prospectus supplement).

                           INTEREST RATE CAP CONTRACT

On the closing date, the supplemental interest trust trustee will enter into an interest rate cap contract with the cap counterparty, for the benefit of the supplemental interest trust.

Under the interest rate cap contract, with respect to each distribution date during the period beginning on the distribution date in October 2007 and terminating immediately following the distribution date in March 2012, the cap counterparty will be obligated to make payments to the supplemental interest trust based on the lesser of (x) the scheduled notional balance for the distribution date shown in the table on page S-96 and (y) the excess if any, of
(A) the beginning aggregate certificate principal balance for such distribution date over (B) the swap notional balance for such distribution date as set forth in the table on page S-98, if one-month LIBOR (as determined under the interest rate cap contract) is greater than 5.322%.

Any amounts received by the supplemental interest trust under the interest rate cap contract will increase the amount available to make distributions on the certificates, as described under "Description of the Certificates--Distributions from the Supplemental Interest Trust." The interest rate cap agreement is scheduled to terminate immediately following the distribution date in March 2012.

                          INTEREST RATE SWAP AGREEMENT

On the closing date, the supplemental interest trust trustee will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., the swap counterparty, for the benefit of the supplemental interest trust.

Under the interest rate swap agreement, with respect to each distribution date during the period beginning on the distribution date in October 2007 and terminating immediately following the distribution date in March 2012, the supplemental interest trust will pay to the swap counterparty a fixed payment at a per annum rate as set forth in the table on page S-98, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months and the interest rate swap counterparty will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period, in each case calculated based on the scheduled notional amount set forth on the schedule on page S-98 in this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any such distribution date, amounts otherwise available for distributions on the certificates will be applied on the second business day preceding that distribution date to make a net payment to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment payable with respect to any such distribution dates, the swap counterparty will make a net payment to the supplemental interest trust on the second business day preceding that distribution date.

Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make distributions on the certificates, as described under "Description of the Certificates--Distributions from the Supplemental Interest Trust." The interest rate swap agreement is scheduled to terminate immediately following the distribution date in March 2012.

For further information regarding the interest rate swap agreement, see "Description of the Certificates--Swap Agreement" and "--Distributions from the Supplemental Interest Trust."

                                  DENOMINATIONS

The issuing entity will issue the offered certificates (other than the class R certificate) in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. A single class R certificate will be issued in definitive form in a $100 denomination.

                             BOOK-ENTRY REGISTRATION

The issuing entity will initially issue the offered certificates (other than the class R certificate) in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems.

You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances.

See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Securities" in the prospectus.

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Option One Mortgage Corporation has made certain representations and warranties concerning the mortgage loans originated by Option One Mortgage Corporation, and the sponsor will make certain representations and warranties concerning the mortgage loans originated by Ownit Mortgage Solutions, Inc. All such representations and warranties will be assigned to the depositor and by the depositor to the trustee for the benefit of the certificateholders under the pooling and servicing agreement. Such representations and warranties will include that none of the mortgage loans in the trust fund will be in "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, Option One Mortgage Corporation or the sponsor, as applicable, will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty,
(a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans".

                                FEES AND EXPENSES

Before distributions are made on the certificates, Litton Loan Servicing LP and Wilshire Credit Corporation will each be paid a monthly fee calculated as 0.50% per annum on the total stated principal balance of the mortgage loans serviced by each respectively (subject to reduction as described in this prospectus supplement), and Option One Mortgage Corporation will be paid a monthly fee calculated as 0.30% per annum on the total stated principal balance of the mortgage loans that it services for months 1 through 10 from the month of the closing date, 0.40% per annum on the total stated principal balance of the mortgage loans that it services for months 11 through 30 from the month of the closing date and 0.65% per annum on the total stated principal balance of the mortgage loans that it services for month 31 and thereafter (subject to reduction as described in this prospectus supplement). The servicers will also be entitled to investment earnings on, and other benefits arising from, the collection and escrow accounts and certain other fees and collections.

The master servicer will be entitled to investment earnings and other benefits derived from the master servicer collection account.

The securities administrator will receive investment earnings and other benefits derived from the certificate account.

Fees, expenses, indemnity amounts and other amounts due to the servicers, the master servicer, the securities administrator, the custodians and the trustee will be reimbursed before payments are made on the certificates.

See "Description of the Certificates--Fees and Expenses of the Trust Fund."

                               CREDIT ENHANCEMENT

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of excess interest, overcollateralization, subordination, net swap payments (if any) received from the swap counterparty and cap payments (if any) received from the cap contract counterparty described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans over the aggregate principal balance of the offered certificates. On the closing date, the overcollateralization amount will equal approximately 4.25% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates and the expenses of the issuing entity, including any net swap payments (if any) owed to the swap counterparty, there is expected to be excess interest each month. On each distribution date, the issuing entity will apply some or all of the excess interest as a principal payment on the most senior class or classes of certificates then outstanding until the overcollateralization target is reached, resulting in a limited acceleration of amortization of the offered certificates relative to the amortization of the mortgage loans. Once the overcollateralization target amount is reached, the acceleration feature will cease. If thereafter the overcollateralization amount is reduced below the targeted overcollateralization amount as a result of losses on the mortgage loans, the issuing entity will again apply some or all of this excess interest as principal payments on the most senior classes of certificates then outstanding until the overcollateralization target is restored, again resulting in a limited acceleration of amortization of the offered certificates relative to the mortgage loans. This acceleration feature is intended to restore the required level of overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will again cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the certificates. See "Description of the Certificates--Overcollateralization Provisions."

Subordination. The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

     - by the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

     - by the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates, until their respective certificate principal balances have been reduced to zero.

See "Description of the Certificates--Subordination of the Payment of the Subordinate Certificates."

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates which assumes that the targeted overcollateralization amount has been reached. The initial level of credit support includes the initial overcollateralization level of approximately 4.25%.

                                    INITIAL
                                     CREDIT
CLASS(ES)       CREDIT SUPPORT      SUPPORT
---------   ---------------------   -------
A and R     class M-1,               24.10%
            class M-2,
            class M-3,
            class M-4,
            class M-5,
            class M-6,
            class B-1,
            class B-2,
            class B-3
M-1         class M-2,               19.95%
            class M-3,
            class M-4,
            class M-5,
            class M-6,
            class B-1,
            class B-2,
            class B-3
M-2         class M-3,               16.25%
            class M-4,
            class M-5,
            class M-6,
            class B-1,
            class B-2,
            class B-3
M-3         class M-4,               13.95%
            class M-5,
            class M-6,
            class B-1,
            class B-2,
            class B-3
M-4         class M-5,               12.10%
            class M-6,
            class B-1,
            class B-2,
            class B-3
M-5         class M-6,               10.35%
            class B-1,
            class B-2,
            class B-3
M-6         class B-1,                8.65%
            class B-2,
            class B-3

                                    INITIAL
                                     CREDIT
CLASS(ES)       CREDIT SUPPORT      SUPPORT
---------   ---------------------   -------
B-1         class B-2,                7.05%
            class B-3
B-2         class B-3                 5.55%
B-3         overcollateralization     4.25%

Interest Rate Swap Agreement. Any net swap payment received pursuant to the interest rate swap agreement will be applied to pay interest shortfalls, maintain overcollateralization, repay losses and pay basis risk shortfalls for the related certificates.

See "Description of the Certificates - Swap Agreement."

Interest Rate Cap Contract. Any cap payment received pursuant to the interest rate cap contract will be applied to pay interest shortfalls, maintain overcollateralization, repay losses and pay basis risk shortfalls for the related certificates.

See "Description of the Certificates - Cap Agreement."

                                  NIMS INSURER

The NIMs Insurer, if any, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of two classes of certificates, the class C certificates and the class P certificates, that we are not offering pursuant to this prospectus supplement. In such event, the NIMs Insurer will be able to exercise rights in a manner which could adversely impact the certificateholders.

See "Risk Factors - Rights of the NIMs Insurer, if any, may negatively impact the offered certificates."

                 OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

As to any mortgage loan serviced by Litton Loan Servicing LP that is 90 days or more delinquent, Litton Loan Servicing LP will have the option (but not the obligation), subject to the limitations described in the pooling and servicing agreement, to purchase such mortgage loan from the trust fund for a price equal to the sum of (i) the aggregate outstanding principal balance of such mortgage loan together with any unreimbursed advances, (ii) accrued interest thereon and
(iii) any unreimbursed out of pocket costs and expenses.

                              OPTIONAL TERMINATION

Subject to restrictions described in this prospectus supplement, before the first distribution date after the distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the securities administrator will be directed, pursuant to the pooling and servicing agreement, to attempt to terminate the trust fund through a one-time auction process mutually acceptable to the securities administrator and the depositor.

If the trust fund is not terminated because the securities administrator did not receive a sufficient purchase price at least equal to the sum of (i) the aggregate outstanding principal balance of the mortgage loans (or if such mortgage loan is an REO property, the fair market value of such REO property), plus accrued interest thereon through the due date preceding distribution of the proceeds, (ii) any unreimbursed fees and out-of-pocket costs and expenses and indemnity amounts owed to the master servicer, the servicers, the securities administrator and the trustee (including any amounts incurred by the securities administrator in connection with conducting such auction) or the servicers and all unreimbursed advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the issuing entity in connection with any violation relating to any of the mortgage loans of any predatory or abusive lending law and (iv) any swap termination payment owed to the swap counterparty the NIMs insurer, if any, will have the right to purchase the mortgage loans at such purchase price. If the NIMs insurer, if any, fails to exercise its option to purchase all of the mortgage loans, first the master servicer and then Wilshire Credit Corporation may, on any distribution date thereafter, purchase all of the mortgage loans, which similarly would result in the termination of the trust fund.

See "The Pooling and Servicing Agreement--Optional Termination" for more information.

                              EXCHANGE ACT FILINGS

The issuing entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Merrill Lynch Mortgage Investors Inc" (Commission file no. 333-140436). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 205449. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

                                LEGAL INVESTMENT

The certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the offered certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these securities.

See "Risk Factors--The certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to resell the certificates" in this prospectus supplement and "Legal Investment" in this prospectus supplement and the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund, other than the corridor contract account, rights to receive payments on the corridor contracts, the interest rate swap agreement, the interest rate cap contract, the supplemental interest trust and the rights to receive prepayment charges, will elect to be treated as multiple real estate mortgage investment conduits ("REMICs") in a tiered structure. For federal income tax purposes, the offered certificates (other than the class R certificate) will represent ownership of regular interests in a REMIC and the right to receive, and the obligation to make, payments under certain non-REMIC contracts. To the extent that the offered certificates (other than the class R certificate) represent regular interests in a REMIC, they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive, and the obligation to make, payments under the non-REMIC contracts.

For federal income tax purposes, the class R certificate will represent the residual interest in each of the REMICs included in the trust fund and the right to receive, and the obligation to make, payments under certain non-REMIC contracts. The class R certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the class R certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the class R certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the class R certificate may be significantly lower than would be the case if the class R certificate were taxed as a debt instrument, or may be negative.

See "Federal Income Tax Consequences--Class R Certificate."

Additionally, the class R certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the class R certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates.

See "Description of the Certificates--Restrictions on Transfer of the Class R Certificate" and "Federal Income Tax Consequences--Class R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

Under current law, in general, the offered certificates (other than the class R certificate) will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, prior to the termination of the interest rate swap agreement and the interest rate cap contract, such employee benefit plans or plans subject to Section 4975 may not acquire the offered certificates unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered certificates by such a retirement or other employee benefit plan.

See "ERISA Considerations" herein and in the prospectus.

                                    RATINGS

Moody's Investors Services, Inc. and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., will issue the ratings with respect to the offered certificates.

The offered certificates are required to receive the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-4 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid.

See "Ratings."

                               THE MORTGAGE LOANS

As of the cut-off date, the mortgage loans consisted of approximately 5,987 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $1,213,248,399.

We will divide the mortgage loans into two separate groups referred to as group one and group two. Group one will consist of first and second lien, fixed rate and adjustable rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska) and second lien fixed rate mortgage loans that had a principal balance at origination of no more than $208,500 (or $312,750 if the property is located in Hawaii or Alaska). Group two will consist of first and second lien, fixed rate and adjustable rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group one.

The following tables summarize approximate characteristics of the mortgage pool as of March 1, 2007. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the trust fund as of March 1, 2007, which we refer to as the cut-off date. The sum of the percentages may not equal 100.00% due to rounding.

For additional information on the mortgage loans, see "The Mortgage Pool--Mortgage Loans" and "Annex II--The Mortgage Loans.".

                                THE MORTGAGE POOL

                          MORTGAGE LOAN CHARACTERISTICS

Number of mortgage loans                                                                                 5,987
Aggregate outstanding principal balance                                                         $1,213,248,399
Percentage of mortgage loans with prepayment charges at origination                                      76.03%
Weighted average prepayment term at origination for loans with prepayment charges (in months)               26

                                        AVERAGE OR
                                     WEIGHTED AVERAGE           RANGE
                                     ----------------   ---------------------
Outstanding principal balance(1)         $202,647       $12,441 to $1,575,000
Original principal balance(1)            $202,900       $12,500 to $1,575,000
Current mortgage rates(2)                   8.210%        5.250% to 13.500%
Original loan-to-value ratio(2)(4)          86.78%        11.63% to 100.00%
Stated remaining term to maturity
   (in months)(2)                             355            161 to 358
Credit score(2)(5)                            643            501 to 817
Maximum mortgage rates(2)(3)               14.143%       11.250% to 18.800%
Minimum mortgage rates(2)(3)                8.147%        5.250% to 12.800%
Gross margin(2)(3)                          6.147%        2.250% to 9.990%
Initial rate cap(2)(3)                      3.000%        3.000% to 3.000%
Periodic rate cap(2)(3)                     1.000%        1.000% to 1.000%
Months to roll(2)(3)                           23             3 to 114

----------
(1)  Indicates average.

(2)  Indicates weighted average.

(3)  Adjustable rate mortgage loans only.

(4)  Includes combined loan-to-value ratio for second lien mortgage loans.

(5)  Applies only to mortgage loans with credit scores.

                                  RISK FACTORS

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Some of the mortgage loans may be of sub-prime credit quality; i.e., they do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and may suffer losses if the credit enhancements are insufficient to cover the delays and losses.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF THE CERTIFICATES

     Investors should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your certificates.

     In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

     Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher delinquency rates.

     In addition, several residential mortgage loan originators who originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy, including Ownit Mortgage Solutions Inc., one of the originators of the mortgage loans, which filed for bankruptcy protection under Chapter 11 of the U.S. bankruptcy code on December 28, 2006. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any securities backed by those loans. These general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE A HIGHER RATE OF LOSS THAN MORTGAGE LOANS SECURED BY SENIOR LIENS

     Approximately 2.33% of the mortgage loans are secured by junior liens subordinate to the rights of the mortgagees or beneficiaries under the related senior mortgages or deeds of trust. With respect to such mortgage loans, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgagees in the event the mortgagor is in default thereunder. In servicing junior mortgages in its portfolio, it is generally Wilshire Credit Corporation's practice to satisfy the senior mortgages at or prior to the foreclosure sale held by the senior mortgagee only if Wilshire Credit Corporation reasonably believes that it will be able to collect significant net proceeds from the mortgagor or the property.

THE OVERCOLLATERALIZATION PROVISIONS OF THE TRUST FUND WILL AFFECT THE YIELDS TO MATURITY OF THE CERTIFICATES

     The overcollateralization provisions of the trust fund will affect the weighted average lives of the certificates and consequently the yields to maturity of the certificates. To the extent necessary to maintain the required amount of overcollateralization, net monthly excess interest will be applied as distributions of principal to the most senior classes of certificates then outstanding. This application of net monthly excess interest will continue until the required level of overcollateralization is reached (and will resume thereafter if the overcollateralization level is reduced below the required level due to losses on the mortgage loans) and will have the effect of reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net monthly excess interest as distributions of principal in order to maintain the required amount of overcollateralization.

     Net monthly excess interest generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates, any net swap payments or swap termination payment to the swap counterparty and the issuing entity expenses. Mortgage loans with higher interest rates will contribute more interest to the net monthly excess interest.

Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net monthly excess interest.

     As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations
- Prepayments - Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELDS TO MATURITY OF THE CERTIFICATES

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. The servicers may, in the case of a delinquent mortgage loan or because of an indication that the mortgagor is interested in refinancing or prepaying a mortgage loan, solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. In addition, Wilshire Credit Corporation may solicit or refer to any mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the mortgage loans to occur at a faster rate than might otherwise be the case. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicers are expected to enforce these provisions unless enforcement is not permitted by applicable law, in certain other circumstances as described in the pooling and servicing agreement, or, the related servicer, in a manner consistent with accepted servicing practices, determines that the trust fund would be benefited by not enforcing these provisions.

     To the extent permitted by applicable law, unless permitted by acceptable servicing practices, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans - Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

     The securities administrator will be directed in the pooling and servicing agreement to conduct a one-time auction of the assets remaining in the issuing entity in an attempt to terminate the issuing entity after the aggregate unpaid principal balance of the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans. If the auction fails to realize a sufficient purchase price, the NIMs Insurer, if any, may purchase all of the mortgage loans. If the auction fails to realize a sufficient purchase price and the NIMs Insurer fails to exercise its purchase option, under certain circumstances, first the master servicer and then Wilshire Credit Corporation may purchase all of the mortgage loans. Any such purchase will cause a termination of the trust fund. A swap termination payment may be owed to the swap counterparty upon the termination of the trust fund. Any such swap termination payment, as well as any unreimbursed fees, out-of pocket costs, expenses or advances made or owed to master servicer or securities administrator, shall be included in the calculation of the price to be paid in order to effect the optional termination of the trust fund.

     The yields on the classes of offered certificates will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 76.03% of the mortgage loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

WILSHIRE CREDIT CORPORATION MAY ENTER INTO PROGRAMS THAT COULD LEAD TO THE REFINANCING OF SOME MORTGAGE LOANS

     Wilshire Credit Corporation may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal prepayments of the mortgage loans secured by Wilshire Credit Corporation may be higher than would otherwise be the case.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT CARRY A RISK OF HIGHER DELINQUENCIES

     The underwriting guidelines used by the various originators in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

     As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust fund. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE INTEREST RATE ON THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR AND SIX-MONTH LIBOR

     The pass-through rates on the classes of offered certificates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to all of the adjustable rate mortgage loans (six-month LIBOR) in the mortgage pool as described under "The Mortgage Pool - General" and are subject to the related available funds caps and maximum rate caps. In addition, the fixed rate mortgage loans have mortgage rates that are not dependent on any index.

     The class A-1 available funds cap effectively limits the amount of interest accrued on the class A-1 and class R certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group one mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group one mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The class A-2 available funds cap effectively limits the amount of interest accrued on the class A-2 certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group two mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group two mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The weighted average available funds cap effectively limits the amount of interest accrued on the class M and class B certificates to a per annum rate equal to the weighted average of the available funds cap for the class A-1 and class R certificates and the available funds cap for the class A-2 certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each mortgage group the current principal balance of the class A-1 and class R certificates, in the case of group one, or the class A-2 certificates, in the case of group two).

     Various factors may cause an available funds cap described above to limit the amount of interest that would otherwise accrue on the offered certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the pass-through rates on the offered certificates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of the related available funds cap described above may limit increases in the pass-through rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap described above limiting increases in the pass-through rates for the offered certificates. Finally, the adjustable rate mortgage loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the offered certificates will be made on the basis of the actual number of days elapsed and a year of 360 days. This may result in an available funds cap limiting the pass-through rates for the related offered certificates in some periods. Consequently, the interest that becomes due on the adjustable rate mortgage loans (net of the servicing fee and the net swap payments (if any) owed to the swap counterparty and the swap termination payment (if any) owed to the swap counterparty (other than defaulted swap termination payments)) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the classes of offered certificates during the related period. Furthermore, if the related available funds cap described above determines the pass-through rate for a class of offered certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

     In addition, the pass-through rate on each class of offered certificates is subject to the related maximum rate cap, which limits the pass-through rate on each class of certificates based on the related net maximum lifetime mortgage rates on the adjustable rate mortgage loans and the net mortgage rates on the fixed rate mortgage loans. These maximum rate caps may limit increases in the pass-through rates on the offered certificates. This may occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of trust fund expenses, to pay interest on the offered certificates without giving effect to the related maximum rate cap.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

     The rights of the class M-1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class M-2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and class M-1 certificates to receive those distributions; the rights of the class M-3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1 and class M-2 certificates to receive those distributions; the rights of the class M-4 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2 and class M-3 certificates to receive those distributions; the rights of the class M-5 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2, class M-3 and class M-4 certificates to receive those distributions; the rights of the class M-6 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2, class M-3, class M-4 and class M-5 certificates to receive those distributions; the rights of the class B-1 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A and class M certificates to receive those distributions; the rights of the class B-2 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M and class B-1 certificates to receive those distributions; and the rights of the class B-3 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M, class B-1 and class B-2 certificates to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them and to afford protection against losses.

ALLOCATION OF LOSSES TO THE CLASS M AND CLASS B CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

     If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate certificate principal balance of the offered certificates exceeds, after distributions on such distribution date, the aggregate stated principal balance of the mortgage loans, the certificate principal balances of the class M and class B certificates will be reduced in reverse order of seniority (first to the class B-3 certificates, second to the class B-2 certificates, third to the class B-1 certificates, fourth to the class M-6 certificates, fifth to the class M-5 certificates, sixth to the class M-4 certificates, seventh to the class M-3 certificates, eighth to the class M-2 certificates and ninth to the class M-1 certificates) by the amount of the excess until the balance of each such class has been reduced to zero. Consequently, the yields to maturity on each class of the class M and class B certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M and class B certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

ADDITIONAL SUBORDINATE LIENS ON THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Certain of the mortgage loans may have been originated simultaneously with a second lien mortgage loan. These second lien mortgage loans are not to be included in the trust fund. With respect to mortgage loans that have junior lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them because mortgagors have less equity in the mortgaged property. Further, a servicer may declare a default on the junior lien mortgage loan even though the first lien mortgage loan is current, which would constitute a default on the first lien mortgage loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property was also encumbered by a second lien mortgage loan to a mortgagee other than the related originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loans from the originator or from any other lender.

RISKS ASSOCIATED WITH 30 YEAR BALLOON LOANS WHICH AMORTIZE OVER FORTY, FORTY-FIVE OR FIFTY YEARS

     Approximately 12.63%, 13.24% and 12.95% of all of the mortgage loans in group 1, group 2 and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date) amortize over a period of 480 months, and have terms to maturity of 360 months. Approximately 27.25%, 27.28% and 27.26% of all of the mortgage loans in group 1, group 2 and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date) amortize over a period of 540 months, and have terms to maturity of 360 months. Approximately 18.16%, 17.01% and 17.55% of all of the mortgage loans in group 1, group 2 and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date) amortize over a period of 600 months, and have terms to maturity of 360 months. These loans are a relatively new product and there is little statistical information of history with respect to defaults and prepayment experience for mortgage loans of this type. These loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these loans based on examination of the FICO score used in determining the credit-worthiness of a prospective borrower because the borrower's credit is subject to a greater possible fluctuation due to the extended payment period. Furthermore, an amortization term of 480, 540 or 600 months on loans with terms to maturity of 360 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with an amortization term and term to maturity of 360 months.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

     The rating of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of offered certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid. See "Ratings."

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

     The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sale as a borrowing, secured by a pledge of the applicable mortgage loans. If this transfer was to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of Litton Loan Servicing LP, Wilshire Credit Corporation or Option One Mortgage Corporation, as servicer, the bankruptcy trustee or receiver may have the power to prevent LaSalle Bank National Association, as master servicer, or the Trustee on behalf of the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Litton Loan Servicing LP, Wilshire Credit Corporation or Option One Mortgage Corporation, as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE OFFERED CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

     The offered certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

          - The yields to maturity of the offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

          - The rates of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

          - You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

          - It is possible that a secondary market for the offered certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

HIGH COMBINED LOAN-TO-VALUE RATIOS AND ADDITIONAL SUBORDINATE LIENS ON THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 50.37% of the mortgage loans had an original loan-to-value ratio or, with respect to mortgage loans in a second lien position, a combined loan-to-value ratio at the time of origination, in excess of 80% but less than or equal to 100%. In addition, with respect to any mortgage loan, the borrower may have also obtained a second lien or more subordinate mortgage loan at or subsequent to the origination of the mortgage loan included in the assets of the issuing entity. This additional indebtedness may increase the likelihood of default by such borrower. Approximately 39.01% of the mortgage loans are in a first lien position with subordinate financing at the time of origination and the weighted average combined loan-to-value ratio at the time of origination for such mortgage loans together with the mortgage loans in a second lien position was approximately 99.72%.

CREDIT SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

     Investors should be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. The credit score used for the purpose of this prospectus supplement is the FICO score. The FICO score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The FICO scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although FICO scores are based solely on the information at the particular credit repository, FICO scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. FICO scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

     As of the cut-off date, approximately 33.35%, 7.73% and 6.83% of the mortgaged properties were located, respectively, in California, Washington and Florida, respectively. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate markets in these states will not weaken. If the residential real estate markets in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in these states, particularly California and Florida, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

MORTGAGE LOANS WITH BALLOON PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

     Approximately 57.95% of the mortgage loans as of the cut-off date are "balloon loans" that provide for the payment of the unamortized principal balance of the mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30, 40, 45 or 50 year amortization schedule and a single payment of the remaining balance of the balloon loan due approximately 15 or 30 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the mortgage loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

     Approximately 17.69% of the aggregate principal balance of the mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

     The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every Distribution Date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five or ten years of the term of a mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, then that mortgage loan may be subject to an increased risk of delinquency and loss.

THE MORTGAGE POOL MAY CONTAIN DELINQUENT MORTGAGE LOANS, WHICH MAY DECREASE THE AMOUNT OF PRINCIPAL DISTRIBUTED TO YOU

     The trust fund may include mortgage loans that are delinquent as of the cut-off date. As of the cut-off date approximately 1.39% of the mortgage loans (by the cut-off date principal balance) will be between 31 and 60 days delinquent. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered certificateholders may be less than the certificate principal balance of a class on the day that class was issued. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

THE CERTIFICATES LACK SMMEA ELIGIBILITY AND MAY LACK LIQUIDITY, WHICH MAY LIMIT YOUR ABILITY TO RESELL THE CERTIFICATES

     The underwriter intends to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the offered certificates, thereby limiting the market for the offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

PAYMENTS DUE UNDER THE TERMS OF THE CORRIDOR CONTRACTS MAY BE DELAYED, REDUCED OR ELIMINATED IF THE CAP CONTRACT COUNTERPARTY, BEAR STEARNS FINANCIAL PRODUCTS INC., BECOMES INSOLVENT

     The trust fund will include three one-month LIBOR corridor contracts, each corridor contract to be for the benefit of certain classes of the offered certificates, under which the cap contract counterparty, Bear Stearns Financial Products Inc., is obligated on any distribution date prior to the termination of the applicable corridor contract to make certain payments to the issuing entity in the event that one-month LIBOR (as determined pursuant to the related corridor contract) exceeds the related lower collar shown in the tables beginning on page S-94 with respect to that distribution date. Each of the corridor contracts will terminate immediately following the distribution date in September 2007. However, in the event of the insolvency or bankruptcy of the cap contract counterparty, payments due under the corridor contracts may be delayed, reduced or eliminated. Moreover, any of the corridor contracts may be subject to early termination if either party thereto fails to perform or the corridor contract becomes illegal or subject to certain kinds of taxation. In the event of early termination of a corridor contract, there will not be a replacement corridor contract.

PAYMENTS DUE UNDER THE TERMS OF THE INTEREST RATE CAP CONTRACT MAY BE DELAYED, REDUCED OR ELIMINATED IF THE CAP CONTRACT COUNTERPARTY, BEAR STEARNS FINANCIAL PRODUCTS INC., BECOMES INSOLVENT

     The supplemental interest trust, for the benefit of the issuing entity, will include an interest rate cap contract, to be for the benefit of the offered certificates, under which the cap contract counterparty, Bear Stearns Financial Products Inc., is obligated on any distribution date prior to the termination of the cap contract to make certain payments to the supplemental interest trust in the event that one-month LIBOR (as determined under the interest rate cap contract) exceeds 5.322% with respect to that distribution date on or after the distribution date in October 2007 and on or prior to the distribution date in March 2012. However, in the event of the insolvency or bankruptcy of the cap contract counterparty, payments due under the cap contract may be delayed, reduced or eliminated. Moreover, the cap contract may be subject to early termination if either party thereto fails to perform or the cap contract becomes illegal or subject to certain kinds of taxation. In the event of early termination of the cap contract, there may not be a replacement cap contract.

PAYMENTS DUE UNDER THE TERMS OF THE INTEREST RATE SWAP AGREEMENT MAY BE DELAYED, REDUCED OR ELIMINATED IF THE INTEREST RATE SWAP COUNTERPARTY, BEAR STEARNS FINANCIAL PRODUCTS INC., BECOMES INSOLVENT

     The supplemental interest trust, for the benefit of the trust fund, will include an interest rate swap agreement for the benefit of the certificates under which the interest rate swap counterparty, Bear Stearns Financial Products Inc., is obligated in respect of any distribution date on or after the distribution date in October 2007 and on or prior to the distribution date in March 2012 to make certain net payments to the supplemental interest trust in the event that one-month LIBOR (as determined under the interest rate swap agreement) exceeds a per annum rate with respect to that distribution date as set forth in the table on page

S-98. Payments on the interest rate swap agreement will begin in connection with the distribution date in October 2007 and terminate immediately following the distribution date in March 2012. However, in the event of the insolvency or bankruptcy of Bear Stearns Financial Products Inc., payments due under the interest rate swap agreement may be delayed, reduced or eliminated. Moreover, the interest rate swap agreement may be subject to early termination if either party thereto fails to perform or the interest rate swap agreement becomes illegal or subject to certain kinds of taxation. In the event of early termination of the interest rate swap agreement, there may not be a replacement interest rate swap agreement and the supplemental interest trust may be obligated to make a one-time termination payment to the interest rate swap counterparty. In certain circumstances, where the early termination is not the result of an event of default by the interest rate swap counterparty or other certain termination events, payments to certificateholders will be subordinate to the one-time termination payment to the interest rate swap counterparty.

FAILURE OF THE SWAP COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A SWAP COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A SWAP TERMINATION EVENT

     The swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the swap agreement, the swap counterparty is required to replace itself with a swap provider, or obtain a guarantor, that can provide the necessary information. If the swap counterparty cannot secure a replacement provider or guarantor, the failure to comply with the swap agreement will result in an "additional termination event" under the swap agreement in respect of which the swap provider will be the sole affected party. In the event that interest rates are such that the amount of the net swap payments owed by the supplemental interest trust exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event or event of default provided for under the swap agreement. Such swap termination payments will reduce the amounts available to make payments on the certificates.

NO ASSURANCE THAT AMOUNTS DUE UNDER THE INTEREST RATE CAP CONTRACT WILL BE SUFFICIENT TO COVER INTEREST SHORTFALLS OR LOSSES ON THE MORTGAGE LOANS

     Any amounts received pursuant to the terms of the interest rate cap contract will be applied as described in this prospectus supplement to pay current interest and interest carry forward, basis risk shortfalls and unpaid basis risk shortfalls, to maintain overcollateralization and to pay back realized losses. However, no amounts will be payable to the supplemental interest trust by the cap counterparty unless the amount of one-month LIBOR (as determined under the interest rate cap contract) for any period exceeds 5.322%. We cannot assure you that any amounts will be received under the interest rate cap contract, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization. See "Description of the Certificates--Distributions."

FAILURE OF THE CAP CONTRACT COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A CAP CONTRACT COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A CAP TERMINATION EVENT

     The interest rate cap contract imposes a contractual obligation on the cap contract counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the cap contract counterparty cannot provide the required information in accordance with the interest rate cap contract, the cap contract counterparty is required to replace itself with a cap provider that can provide the necessary information. If the cap contract counterparty cannot secure a replacement provider, the failure to comply with the interest rate cap contract will result in an "additional termination event" under the interest rate cap contract in which the cap provider is the sole affected party.

     RAPID PREPAYMENTS OF THE MORTGAGE LOANS COULD INCREASE RELATIVE AMOUNTS DUE UNDER THE INTEREST RATE SWAP AGREEMENT AND AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

     Any net payment payable to the interest rate swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders and may reduce the pass-through rates on the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the interest rate swap counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

     In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the interest rate swap counterparty on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

     Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay current interest and interest carry forward, basis risk shortfalls and unpaid basis risk shortfalls, to maintain overcollateralization and to pay back realized losses. However, no amounts will be payable to the supplemental interest trust by the interest rate swap counterparty unless the floating payment owed by the interest rate swap counterparty for a distribution date exceeds the fixed payment owed to the interest rate swap counterparty for that distribution date. This will not occur except in a period where one-month LIBOR (as determined under the interest rate swap agreement) exceeds a per annum rate as set forth in the table on page S-98. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization. See "Description of the Certificates--Distributions," in this prospectus supplement.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

          - limit the ability of the servicers to collect principal, interest and servicing advances on the mortgage loans,

          -    provide the borrowers with a right to rescind the mortgage loans,

          - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

          - subject the issuing entity to actual or alleged liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

OPTION ONE MORTGAGE CORPORATION AND MERRILL LYNCH MORTGAGE LENDING, INC. MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

     With respect to the mortgage loans originated by Ownit Mortgage Solutions, Inc., Merrill Lynch Mortgage Lending, Inc. has made various representations and warranties to Merrill Lynch Mortgage Investors, Inc.

     With respect to the mortgage loans originated by Option One Mortgage Corporation, Option One Mortgage Corporation has made various representations and warranties to Merrill Lynch Mortgage Lending, Inc. Merrill Lynch Mortgage Lending, Inc. will restate certain of those representations and warranties to Merrill Lynch Mortgage Investors, Inc. and will also make certain additional representations and warranties with respect to the mortgage loans originated by Option One Mortgage Corporation.

     The representations and warranties of Merrill Lynch Mortgage Lending, Inc. and Option One Mortgage Corporation are summarized in "Descriptions of the Agreements--Representations and Warranties; Repurchases" in the prospectus.

     If Option One Mortgage Corporation or Merrill Lynch Mortgage Lending, Inc. fails to cure in a timely manner a material breach of its representations and warranties with respect to any mortgage loan, on which it is required to make such representations and warranties, then Option One Mortgage Corporation or Merrill Lynch Mortgage Lending, Inc., as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that Option One Mortgage Corporation or Merrill Lynch Mortgage Lending, Inc. may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of Option One Mortgage Corporation or Merrill Lynch Mortgage Lending, Inc. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

TERRORIST ATTACKS AND MILITARY ACTION

     The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicers to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of Mortgage Loans - Servicemembers Civil Relief Act" in the prospectus.

HIGH COST LOANS

     None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. None of the mortgage loans are "high cost loans" under any state or local laws.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

     Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicer may subordinate the lien of the Mortgage to these covenants which may adversely affect the value of the Mortgage.

LIMITED OBLIGATIONS

     The assets of the issuing entity are the sole source of payments on the certificates. The certificates are not the obligations of any other entity. None of the sponsor, the depositor, the underwriter, the trustee, the servicers, the master servicer, the securities administrator, the custodians or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

RIGHTS OF THE NIMS INSURER, IF ANY, MAY NEGATIVELY IMPACT THE OFFERED
CERTIFICATES

     Net interest margin securities may be issued by a separate trust and secured by all or a portion of the class C and class P certificates issued by the issuing entity on the closing date. The NIMs Insurer, if any, of such net interest margin securities will be a third party beneficiary of the pooling and servicing agreement.

     Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the net interest margin securities (such event, a "NIMs Insurer Default"), the NIMs Insurer will be entitled to exercise extensive rights under the pooling and servicing agreement. Unless there exists a NIMs Insurer Default, wherever in the pooling and servicing agreement there shall be a requirement that any person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other person (whether as a condition to the eligibility of such person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such person or matter be approved in writing by the NIMs Insurer. For example, unless a NIMs Insurer Default exists, the NIMs Insurer's consent will be required prior to any amendment to the pooling and servicing agreement. Without limiting the foregoing, the NIMs Insurer also has the right to provide notices of a servicer default, the right to direct the master servicer to terminate the rights and obligations of the servicer in the event of a default by the servicer, the right to remove the trustee or any co-trustee and the right to consent to the removal or replacement of the servicer or the trustee.

     Investors in the offered certificates should note that:

          - the insurance policy issued by the NIMs Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

          -    the rights granted to the NIMs Insurer, if any, are extensive;

          - the interests of the NIMs Insurer, if any, may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIMs Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or non-exercise of such NIMs Insurer's rights; and

          - such NIMs Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates, and the existence of such NIMs Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

     Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these mortgage loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

                           FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

          -    economic conditions and industry competition;

          -    political, social and economic conditions;

          -    the law and government regulatory initiatives; and

          -    interest rate fluctuations.

     We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    GLOSSARY

     A glossary of defined terms used in this prospectus supplement begins on page S-152.

                                THE MORTGAGE POOL

GENERAL

     The mortgage pool with respect to the certificates consisted as of the Cut-off Date of approximately 5,987 conventional Mortgage Loans evidenced by promissory notes having an aggregate principal balance of approximately $1,213,248,399. The mortgage pool consists of both fixed rate and adjustable rate Mortgage Loans. The mortgage pool will be divided into two groups, referred to as Group One and Group Two.

     Group One, representing approximately 46.91% of the mortgage pool, will consist of first and second lien, fixed rate and adjustable rate Mortgage Loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska) and second lien fixed rate Mortgage Loans that had a principal balance at origination of no more than $208,500 (or $312,750 if the property is located in Hawaii or Alaska). Group Two, representing approximately 53.09% of the mortgage pool, will consist of first and second lien, fixed rate and adjustable rate Mortgage Loans that had a principal balance at origination that may or may not conform to the criteria specified above for Mortgage Loans included in Group One.

     The Class A-1 and Class R Certificates will generally represent interests in the Group One Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group One Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-1 and Class R Certificates. The Class A-2 Certificates will generally represent interests in the Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group Two Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-2 Certificates. The Class M and Class B Certificates will generally represent interests in both the Group One and Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to both the Group One and Group Two Mortgage Loans will be applied to pay principal and interest with respect to the Class M and Class B Certificates.

     References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool as of the Cut-off Date, based on the outstanding principal balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence).

     The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first or second liens on real properties including single-family residences, two- to four-family dwelling units and condominiums. The assets of the Issuing Entity include, in addition to the mortgage pool, the following:

          - certain amounts held from time to time in Accounts maintained by the Securities Administrator in the name of the Trustee under the Pooling and Servicing Agreement;

          - any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

          - all insurance policies described below, along with the proceeds of those policies;

          - rights to require repurchase of the Mortgage Loans by Option One or the Sponsor, as applicable, for breach of representation or warranty;

          -    the Corridor Contracts, which will be held in the issuing entity;
               and

          - the Swap Agreement and the Cap Contract, each of which will be held in the Supplemental Interest Trust.

     The Mortgage Loans to be included in the Trust Fund have been purchased by the Sponsor and have been originated substantially in accordance with the various underwriting criteria for sub-prime mortgage loans described herein under "Underwriting Guidelines." Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards and/or conventional debt-to-income ratios.

     All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently purchased by the Sponsor in a bulk acquisition. Approximately 72.02% and 27.98% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of Ownit and Option One, respectively. All of the Mortgage Loans were originated on or after May 24, 2005. All of the Mortgage Loans are currently serviced by Litton, Wilshire or Option One.

     Scheduled Payments either earlier or later than the scheduled Due Dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 76.03% of the Mortgage Loans provided at origination for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment charge term. The weighted average prepayment charge term at origination is approximately 26 months with respect to the Mortgage Loans that have prepayment charges. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment charge term, the borrower prepays the mortgage loan in full or in part. The enforceability of prepayment charges is unclear under the laws of many states. Prepayment charges will not be available for distribution to holders of the Offered Certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

     Approximately 14.01% of the Mortgage Loans as of the Cut-off Date are Fixed Rate Mortgage Loans.

     Approximately 0.01% of the Mortgage Loans as of the Cut-off Date are 2/13 LIBOR Loans. The 2/13 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 2/13 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 2/13 LIBOR Loans mature in 15 years. As of the Cut-off Date, all of the 2/13 LIBOR Loans amortize over 15 years.

     Approximately 68.80% of the Mortgage Loans as of the Cut-off Date are 2/28 LIBOR Loans. The 2/28 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 2/28 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 5.995%. All of the 2/28 LIBOR Loans mature in 30 years. As of the Cut-off Date, approximately 14.56% of the 2/28 LIBOR Loans amortize over 40 years, approximately 23.22% of the 2/28 LIBOR Loans amortize over 45 years and approximately 19.45% of the 2/28 LIBOR Loans amortize over 50 years.

     Approximately 12.40% of the Mortgage Loans as of the Cut-off Date are 3/27 LIBOR Loans. The 3/27 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 3/27 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 3/27 LIBOR Loans mature in 30 years. As of the Cut-off Date, approximately 3.13% of the 3/27 LIBOR Loans amortize over 40 years, 56.43% of the 3/27 LIBOR Loans amortize over 45 years and 20.68% of the 3/27 LIBOR Loans amortize over 50 years.

     Approximately 0.01% of the Mortgage Loans as of the Cut-off Date are 4/26 LIBOR Loans. The 4/26 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 4/26 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 4/26 LIBOR Loans mature in and amortize over 30 years.

     Approximately 4.58% of the Mortgage Loans as of the Cut-off Date are 5/25 LIBOR Loans. The 5/25 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 5/25 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 5/25 LIBOR Loans mature in 30 years. As of the Cut-off Date, approximately 12.87% of the 5/25 LIBOR Loans amortize over 40 years, approximately 8.93% of the 5/25 LIBOR Loans amortize over 45 years and approximately 10.20% of the 5/25 LIBOR Loans amortize over 50 years.

     Approximately 0.06% of the Mortgage Loans as of the Cut-off Date are 7/23 LIBOR Loans. The 7/23 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 7/23 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 7/23 LIBOR Loans mature in 30 years. As of the Cut-off Date, approximately 77.42% of the 7/23 LIBOR Loans amortize over 45 years.

     Approximately 0.13% of the Mortgage Loans as of the Cut-off Date are 10/20 LIBOR Loans. The 10/20 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 10/20 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. All of the 10/20 LIBOR Loans mature in 30 years.

     As of the Cut-off Date, the aggregate original principal balance of the Mortgage Loans was approximately $1,214,760,453. As of the Cut-off Date, the aggregate outstanding principal balance of the Mortgage Loans was approximately $1,213,248,399, the minimum outstanding principal balance was approximately $12,441, the maximum outstanding principal balance was approximately $1,575,000, the lowest current Mortgage Rate and the highest current Mortgage Rate were 5.250% and 13.500% per annum, respectively, and the weighted average Mortgage Rate was approximately 8.210% per annum.

     Approximately 17.69% of the Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 8.20% of the Group One Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans. Approximately 26.07% of the Group Two Mortgage Loans as of the Cut-off Date are Interest-Only Mortgage Loans.

     Approximately 57.95% of the Mortgage Loans as of the Cut-off Date are Balloon Loans. Approximately 58.11% of the Group One Mortgage Loans as of the Cut-off Date are Balloon Loans. Approximately 57.80% of the Group Two Mortgage Loans as of the Cut-off Date are Balloon Loans.

     The weighted average Original Loan-to-Value Ratio as of the Cut-off Date was approximately 86.78%. With respect to the Mortgage Loans in a second lien position, such Original Loan-to-Value Ratio was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 2.33% of the Mortgage Loans are in a second lien position and the weighted average second lien ratio for such Mortgage Loans is approximately 21.50%. Approximately 1.26% of the Group One Mortgage Loans are in a second lien position and the weighted average second lien ratio for such Group One Mortgage Loans is approximately 21.03%. Approximately 3.27% of the Group Two Mortgage Loans are in a second lien position and the weighted average second lien ratio for such Group Two Mortgage Loans is approximately 21.66%.

     The weighted average Credit Score of the Mortgage Loans as of the Cut-off Date was approximately 643. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, the Servicers, the Trustee or the Custodians makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

     As used herein, the Credit Score of a Mortgage Loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Sponsor from the Originators, the credit report and the related Credit Score are generated during the underwriting of the Mortgage Loan by the originator and generally within 45 days of the origination date.

     As of the Cut-Off Date, approximately 76 of the Mortgage Loans, representing approximately 1.39% of the Mortgage Pool (by the Cut-Off Date principal balance) will be between 31 and 60 days delinquent.

MORTGAGE LOANS

     The tables set forth in Annex II describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date.

                             UNDERWRITING GUIDELINES

     All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently purchased by the Sponsor. The Mortgage Loans were originated generally in accordance with the underwriting criteria, standards and guidelines of each Originator. Approximately 72.02% and 27.98% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of Ownit and Option One, respectively. The following is a general summary of the underwriting guidelines applicable to all of the Mortgage Loans and general summaries of the underwriting guidelines of Ownit and Option One. These summaries do not purport to be a complete description of any such underwriting guidelines. In addition, from time to time, exceptions and/or variances to the underwriting guidelines may be made. See "Risk Factors--Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies."

GENERAL

     All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the Mortgage Loans typically differ from, and, with respect to a substantial number of Mortgage Loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac, primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may have been made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Sponsor nor the Depositor has re-underwritten any mortgage loan.

     Generally, each mortgagor was required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of vacation or second homes, income derived from the property generally was not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income was not required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verifications (if required), a determination was made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The Originators may also have considered the amount of liquid assets available to the mortgagor at the time of origination.

     Certain Mortgage Loans were originated under "alternative," "reduced documentation," "no-ratio," "stated income/stated assets" or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "no-ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan-to-value ratio at origination as well as on the Credit Score.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to an Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by an Originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to an Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement costs analysis based on the current cost of constructing or purchasing a similar property.

     Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

OWNIT MORTGAGE SOLUTIONS INC.

GENERAL

     Ownit Mortgage Solutions, Inc. is a California corporation whose address is 27349 Agoura Road, Suite 100, Agoura Hills, California 91301. The following is a general summary of the Ownit underwriting guidelines as in effect at the time of origination of the Mortgage Loans. This summary does not purport to be a complete description of the underwriting standards of Ownit. Neither the Sponsor nor the Depositor can provide any assurance that Ownit followed its stated guidelines with respect to the origination of any of the Mortgage Loans.

     Ownit (headquartered in Agoura Hills, California) was a wholesale consumer finance company that originated non-conforming mortgage loans. Ownit was engaged in the business of originating non-conforming mortgage loans between 1994 and 2006. Ownit is the originator of the "RightLoan", a proprietary loan product that focuses on purchase, owner occupied, full documentation loans. Ownit provided loans to borrowers not only for the purpose of purchasing homes, but also for debt consolidation and refinancing existing mortgages in accordance with the RightLoan Underwriting Guidelines. Ownit risk-base priced each loan by combining the credit score and loan-to-value price to price the loan.

     Ownit originated $1,030,171,017 in mortgages for the twelve months ending December 31, 2003; $3,670,102,202 in mortgages for the twelve months ending December 31, 2004; $8,348,292,536 in mortgages for the twelve months ending December 31, 2005; and $8,249,850,135 in mortgages for the first nine months of 2006.

     The Underwriting Guidelines and Credit Matrices of the RightLoan are designed to be used as a guide in determining the credit worthiness of the borrower and his/her ability to repay. The guidelines, a reasonable loan amount and the RightLoan itself offer a solution that also facilitates making logical exceptions to those guides. Exceptions to the guidelines were made if the loan met the primary criteria of the RightLoan and offers supported compensating factors when a deviation occurred. In all cases, the exception(s) and compensating factor(s) were clearly documented in the file and required branch manager approval and a second signature from the corporate underwriter.

     Using the three components, capacity, credit and collateral, the underwriter analyzed the loan profile. Capacity, which is the borrower's ability to repay, was determined by cash flow. It was required to be clearly shown that the borrower had a proven, historical cash flow, which will support the requested loan amount. This approach anticipated that the loan is going to be repaid from the borrower's recurring cash inflows, not from the sale of the collateral. Job stability and length of time in current residence were also strong factors in determining a borrower's capacity. Continuity of employment was a strong factor in establishing the income used as a basis for repayment. Credit was the borrower's willingness to repay his or her debts according to the contractual agreements. The most valuable resource in determining the borrower's ability to repay was the credit report. Ownit underwriters used the credit report and credit explanation letter when supplied in determining willingness. Ownit used the credit score as a primary factor in determining the borrower's willingness to repay his or her debts. Collateral was defined as the asset pledged by the borrower to the lender. Collateral was a secondary source of repayment; cash flow was the primary source of repayment. Ownit evaluated the property by reviewing uniform residential real estate appraisal reports, along with other data sources, to determine whether the collateral was sufficient to secure the mortgage.

     The underwriter's objective was to analyze an application individually with the understanding that no single characteristic will approve or deny a loan. The underwriter was required to utilize the credit report, loan application, asset verifications, appraisal and all other supporting documents in determining credit worthiness and risk. Credit risk was defined as, but was not restricted to, limited liquid assets or reserves, and derogatory credit history. The overall situation and profile of a borrower, including compensating factors, which may offset negative characteristics, was required to be taken into consideration in determining if the borrower is creditworthy. Credit worthiness was determined by the borrower's ability and willingness to repay his or her contractual debt and the value of the property securing the loan. A sufficient property value gives Ownit the ability to recover its investment if the loan defaults.

     The equal treatment of all credit applicants, without regard to race, sex, sexual orientation, color, national origin, religion, age, marital status, disability, or any other prohibited basis, was an integral part of the fundamental mission of providing quality financial services to existing and prospective customers. Ownit was committed to the principle that every applicant for credit receives fair and equal treatment throughout the credit application and approval process. This principle is embodied in the Equal Credit Opportunity Act and Fair Housing Act, and applies to every lending subsidiary of Ownit.

CAPACITY

     Several aspects are considered in determining the borrower's capacity or ability to repay the loan. The key factors used by Ownit were employment documentation, history and amount of income used to derive the debt to income ratios. Ownit offered three income documentation options: Full documentation includes traditional employment verification such as pay stubs, W2s or/and tax returns. A copy of the borrower's personal or business bank statements for the most recent 12 month period also constitutes full income documentation. Limited Income Verification (LIV) represented an average of 6 months bank statement averages. No Income Verification (NIV) used the income stated by the borrower on the 1003 loan application to qualify. Satisfactory employment history was established with 2 years at the same job or similar, related field. Verbal employment verification was performed prior to funding for all documentation types and good probability of continuance was required. The actual method of calculating and documenting employment history and income depends on the borrower's credit score and LTV.

Higher LTVs and lower credit scores required a longer period in which income must be verified. Base debt to income ratios were set at 45% or 50% depending on credit score, LTV, documentation type and if the borrower was a first time home buyer. In some cases the maximum debt ratio may increase to 55% based on meeting a minimum disposable income requirement.

CREDIT

     A satisfactory credit history is the most reliable criterion in determining a borrower's credit worthiness. Ownit relied on the scoring models developed by the national credit bureaus: Experian, Transunion and Equifax for much of that decision process. Using a credit score methodology that required a two repository merged in file score, the Brokers' credit report and score was used for qualification purposes. Ownit ran a back up report to audit the Brokers' report for material variances such as social security number, fingerprint or depth. The score used for qualification purposes was the middle of three or lower of two scores provided by the national bureaus for the primary wage earner. The primary wage earner was defined as the borrower earning 51% of the total income. A minimum trade history was required for all loan documentation types with certain accounts not considered valid trade lines. The minimum credit score for all programs is 540.

     Certain events may restrict LTV and loan amount options available to a borrower. Bankruptcy and Foreclosure history was considered, as well as charge off, collections, judgments and liens. Liens that affect title must be paid off or subordinated. Other delinquent accounts were required to be paid off depending on the aggregate balance or seasoning; credit events that occurred over 24 months or have a balance less than $4,000 were not required to be paid. The mortgage history was viewed with respect to the payoff/demand statement. A prior mortgage history may not be greater than 59 days delinquent at closing or contractually 30 days late at closing.

COLLATERAL

     The collateral value and amount of equity in the subject property were important factors in assessing the risk of a particular loan. All properties must conform to the neighborhood and be in average or better condition. Acceptable property type includes: 1-2 family, 3-4 family, condominiums, planned unit developments (PUDs), modular homes and leasehold properties. Emphasis was placed on property type, location and occupancy to determine risk associated with specific LTV and credit score. Maximum financing was not available for rural properties, neighborhoods with declining values, oversupply of housing and/or marketing time over 6 months, or properties at the low or high end of value range with no comparable sales in the immediate area. Maximum financing was also not available on transactions involving a gift of equity. All appraisals should conform to the Uniform Standards of Professional Appraisal Practices. Ownit required the underwriter to review all appraisals for content and accuracy, pulling additional data if available or warranted. Certain types of transactions required an enhanced desk or field review. Loan amounts in excess of $650,000 required a second full appraisal. The minimum square footage was 700 and deferred maintenance was required to be cosmetic in nature, not resulting in a health or safety hazard and should not exceed $3,500 cost to cure.

RECENT DEVELOPMENT

     On December 28, 2006, Ownit filed for Chapter 11 bankruptcy protection with the U.S. Bankruptcy Court of San Fernando Valley, California, and is no longer originating mortgage loans.

OPTION ONE MORTGAGE CORPORATION

     The information set forth in the following paragraphs has been provided by Option One Mortgage Corporation.

GENERAL

     Option One, a California corporation headquartered in Irvine, California, is the originator of certain of the Mortgage Loans.

     Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-prime mortgage loans. Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block"). Borrowers who qualify under the Option One's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Option One originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.

     The following table details the Option One's consolidated originations for the fiscal years ended April 30, 2004, 2005 and 2006 and the nine months ended January 31, 2007:

                 YEARS ENDED APRIL 30,            FOR THE NINE MONTHS
        ---------------------------------------    ENDED JANUARY 31,
            2004          2005          2006              2007
        -----------   -----------   -----------   -------------------
                           (DOLLARS IN THOUSANDS)
Total   $23,256,013   $31,001,724   $40,779,763       $21,230,982
        ===========   ===========   ===========       ===========

     Information regarding the Option One's non-prime originations is as follows:

                                    YEARS ENDED APRIL 30,   FOR THE NINE MONTHS
                                    ---------------------     ENDED JANUARY 31,
                                     2004    2005    2006           2007
                                    -----   -----   -----   --------------------
                                               (DOLLARS IN THOUSANDS)
Mortgage Loan type:
   2-year ARM                        63.4%   61.6%   43.8%          37.7%
   3-year ARM                         5.2%    4.0%    1.9%           2.7%
   Fixed 1st                         28.7%   17.7%   12.7%          10.8%
   Fixed 2nd                          1.6%    3.8%    4.9%           1.2%
   Interest only                      0.7%   12.6%   21.1%          13.2%
   40-Year                            N/A     N/A    13.4%          31.9%
   50-Year                            N/A     N/A     N/A            0.1%

                                    YEARS ENDED APRIL 30,   FOR THE NINE MONTHS
                                    ---------------------     ENDED JANUARY 31,
                                     2004    2005    2006           2007
                                    -----   -----   -----   --------------------
   Other                              0.4%    0.3%    2.2%          2.3%
Loan purpose:
   Cash-out refinance                67.1%   63.5%   58.8%         59.6%
   Purchase                          26.0%   30.8%   35.0%         33.0%
   Rate or term refinance             6.9%    5.7%    6.3%          7.4%
Loan characteristics:
   Average loan size                $ 151   $ 160   $ 217         $ 210
   Weighted-average loan-to-value    78.1%   78.9%   80.6%         82.4%
   Weighted-average FICO score        608     614     622           612

UNDERWRITING STANDARDS

     The Option One Mortgage Loans will have been originated generally in accordance with Option One's Non-Prime Guidelines (the "Option One Underwriting Guidelines"). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant's ability to repay the mortgage loan. The Option One Mortgage Loans were also generally underwritten with a view toward resale in the secondary market. The Option One Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

     On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

     Each mortgage loan applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories--Equifax, TransUnion and Experian.

     Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.

All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

     The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal supports the loan balance. The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $2,000,000. Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio ("LTV") and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%. References to LTV's in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

     The Option One Underwriting Guidelines require a reasonable determination of an applicant's ability to repay the loan. Such determination is based on a review of the applicant's source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant's credit history and the type and intended use of the property being financed.

     Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required for closing. The income verification required under Option One's various mortgage loan programs is as follows:

     Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months. A wage-earner may document income by a current pay stub reflecting year to date income and applicant's most recent W-2 or IRS Form 1040. A self-employed applicant may document income with either the most recent federal tax returns or bank statements.

     Lite Documentation is for applicants who otherwise cannot meet the requirements of the Full Documentation program and requires applicants to submit 3 to 6 months' bank statements or a pay stub as verification of income.

     Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

     No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower's credit score and credit trade lines.

     For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

     Latitude Advantage Program. The majority of Option One's loan originations are underwritten using its "Latitude Advantage" program guidelines. Under the Latitude Advantage program, the maximum LTV is based on an applicant's credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program. The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines generally require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing. Collections and judgments which are 12 or more months old are disregarded. Under the Latitude Advantage program, Option One has established six risk grades, "AA+" to "CC", based on the applicant's previous mortgage payment history. Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months. Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history. Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months. Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months. Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months. CC risk mortgage delinquencies are considered on a case-by-case basis. Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant's credit score for qualifying purposes; provided, however, to the extent the co-applicant's credit score exceeds the primary applicant's credit score by more than 100 points, then the qualifying credit score will be the primary applicant's credit score plus 100 points. Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%. Score Advantage requires the co-applicant's contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

     Platinum Program. Option One offers the Platinum Program to applicants in a AA+ risk category where the applicant must have no 30-day late mortgage payments within the last 12 months. Under the Platinum program, the maximum LTV is based on an applicant's credit score, risk grade, income documentation and use and type of property. Maximum loan amount for Full Documentation loans are generally higher than the maximum loan amounts for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 620 is required, although a credit score of 680 is often required to qualify for the maximum LTV (100%) under the program. The debt-to-income ratio is generally less than 55%. Platinum guidelines generally require bankruptcies be discharged prior to funding. Loans originated where a bankruptcy dismissal occurred within six months prior to origination are limited to 80% LTV. No foreclosures may have occurred during the preceding three years. Collections and judgments are not required to be paid down or paid off at or prior to closing.

     Legacy Program. In addition to its credit score based origination program, Latitude Advantage, Option One offers first lien mortgage loans under the "Legacy" program. Under the Legacy program, LTV limitations are determined based on the applicant's risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties. The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades. If a credit score is available, the minimum credit score required is 500.

     Option One has established five credit grades under the Legacy program, "AA" to "CC", and considers an applicant's prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan's risk grade. The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements. In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade and B grade with a LTV greater than 80%,18 months for B grade with a LTV less than or equal to 80%, or one year for C grade applicants. CC risk mortgage delinquencies are considered on a case-by-case basis. Chapter 13, 11 and Chapter 7 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade. CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing. If an applicant's Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

     Exceptions. As described above, the foregoing risk categories and criteria are Underwriting Guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category. An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; a fixed source of income that is greater than 50% of all income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance. Upgrade points may also be earned if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

                               TRANSACTION PARTIES

THE SPONSOR

     The Sponsor is MLML, a Delaware corporation. MLML is an affiliate, through common parent ownership, of the Underwriter. MLML is also an affiliate of the Depositor and Wilshire and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, 10th Floor, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first and second lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

     Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

     The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

     MLML has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MLML since 2003.

       APPROXIMATE INITIAL PRINCIPAL
YEAR       BALANCE OF SECURITIES
----   -----------------------------
2003          $ 1,323,615,400
2004          $ 3,290,054,298
2005          $11,786,190,300
2006          $28,723,979,900

     As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Merrill Lynch, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

THE DEPOSITOR

     The Depositor is a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357. The Depositor is an affiliate of the Sponsor, Wilshire and the Underwriter.

     The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity's assets in this prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the Mortgage Loans from the Sponsor and may also assign to the Securities Administrator certain rights of the Sponsor with respect to the Mortgage

Loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor securities administrator if the Securities Administrator resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

THE ISSUING ENTITY

     Merrill Lynch Mortgage Investors Trust, Series 2007-HE2, the Issuing Entity, will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

THE SERVICERS

     There are three servicers who will service the Mortgage Loans: Litton will act as servicer of approximately 70.59% of the initial Stated Principal Balance of the Mortgage Loans, Wilshire will act as servicer of approximately 1.43% of the initial Stated Principal Balance of the Mortgage Loans and Option One will act as servicer of approximately 27.98% of the initial Stated Principal Balance of the Mortgage Loans.

LITTON LOAN SERVICING LP

General

     Litton provided the information set forth in the following paragraphs.

     Litton, a Delaware limited partnership and an indirect wholly owned subsidiary of Credit-Based Asset Servicing and Securitization LLC, also known as ("C-BASS"), will act as the servicer of the mortgage loans pursuant to the pooling and servicing agreement. Each of Mortgage Guaranty Insurance Corporation and Radian Group Inc. own an approximate 46% interest in C-BASS. Litton was formed in December 1996 and has been servicing mortgage loans since such time. As of December 31, 2006, Litton employed approximately 1,192 individuals. The main office of Litton is located at 4828 Loop Central Drive, Houston, Texas 77081. Litton is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $56.28 billion as of December 31, 2006. Most of the mortgage loans in Litton's portfolio are either subprime mortgage loans or subperforming mortgage loans. Litton is servicing in excess of 200 securitizations for the Seller and various third parties.

     Fitch assigned Litton its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on Litton's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch, which reflects Litton's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

     In January 2001, Fitch assigned Litton its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on Litton's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on Litton's focus on early collection and loss mitigation.

     In March 2001, Moody's Investors Service, Inc. assigned Litton its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2006. The rating is based on Litton's ability as a servicer and the stability of its servicing operations.

     In April 2001, S&P raised Litton's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on Litton's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

     As of the date of this prospectus supplement, each of the ratings described above remains in effect with respect to Litton.

     From time to time Litton may acquire servicing portfolios from third parties, which acquisitions may be significant in relation to Litton's current portfolio. Litton does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the pooling and servicing agreement.

     Once Litton starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. Litton's collections strategy enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. Litton's servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of Litton as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

     Litton utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, Litton first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long-term issue exists, the mortgage loan is referred to Litton's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the pooling and servicing agreement, Litton may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in Litton's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, Litton will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing Litton's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. Litton has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of Litton's management personnel.

     For its mortgage loans with escrows, Litton provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. Litton conducts the initial and annual escrow analysis functions internally; Litton monitors escrow activities on an ongoing basis.

     Litton does not, in general, have custodial responsibility with respect to the mortgage loans.

     There have been no material changes to Litton's servicing policies and procedures during the past three years. During such time, Litton also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger and has not failed to make any required advance with respect to any issuance of residential mortgage backed securities. In Litton's 2006 servicing compliance assertion, Litton identified two areas of non-compliance relating to 90 day items outstanding on bank account reconciliations and adjustment of payments in connection with adjustable rate mortgage loans. In addition, in Litton's review of compliance with each servicing agreement, Litton noted non-compliance with certain provisions relating to loan modifications on two servicing agreements. Litton believes that the reported instances of non-compliance did not materially adversely affect any certificateholders.

     Litton will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans consistent with the pooling and servicing agreement and current market standards. Upon receipt of collections on the mortgage loans and prior to the deposit of such collections into the segregated collection account established for the related transaction, Litton deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. Litton transfers collections to the appropriate segregated collection account within two business days after determining the proper cash application after receipt of such funds.

     The size and changes in Litton's portfolio of assets for the periods indicated below are as follows:

                            As of December 31, 2006             As of December 31, 2005             As of December 31, 2004
                      ----------------------------------  ----------------------------------  ----------------------------------
                                                  % by                                % by                                % by
                       No. of     Principal    Principal   No. of     Principal    Principal   No. of     Principal    Principal
                       Loans     Balance($)     Balance    Loans     Balance($)     Balance    Loans     Balance($)     Balance
                      -------  --------------  ---------  -------  --------------  ---------  -------  --------------  ---------
Type of Servicing
Primary Servicing...  292,180  40,621,622,246      72%    243,346  32,911,023,641      76%    228,153  25,581,625,067      76%
Subservicing........
C-BASS..............   21,824   2,208,320,961       4%     15,067   2,368,518,628       6%     13,531   1,705,076,141       5%
Others..............   22,557   3,241,146,722       6%     28,466   3,768,687,264       9%     38,936   5,071,507,869      15%
Special Servicing...    9,521   1,243,412,033       2%      5,373     683,162,380       2%      4,646     606,342,132       2%
Interim Servicing...   49,628   8,972,034,425      16%     21,686   3,326,533,188       8%      5,198     715,697,251       2%
                      -------  --------------     ---     -------  --------------     ---     -------  --------------     ---
Total Servicing.....  395,710  56,286,536,386     100%    313,938  43,057,925,101     100%    290,464  33,680,248,459     100%
                      =======  ==============     ===     =======  ==============     ===     =======  ==============     ===

WILSHIRE CREDIT CORPORATION

     Wilshire Credit Corporation will act as Servicer of certain of the Mortgage Loans and its obligations with respect to such Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service such Mortgage Loans in accordance with the Pooling and Servicing Agreement.

     The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

     Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

     Wilshire is primarily engaged in the non-prime loan servicing business. As of December 31, 2006, Wilshire was servicing approximately $31.9 billion aggregate principal amount of loans and charge off assets. As of December 31, 2006, Wilshire had approximately 756 employees.

     Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

     The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                                APPROXIMATE
                                                                OUTSTANDING
TYPE OF ASSET       AS OF DECEMBER 31,   NUMBER OF LOANS   PRINCIPAL BALANCE ($)
-------------       ------------------   ---------------   ---------------------
Subordinate Liens          2002               75,505            2,296,472,104
Sub-Prime                  2002                8,820              365,199,943

Subordinate Liens          2003               67,505            2,638,073,436
Sub-Prime                  2003               18,520            2,137,893,258

Subordinate Liens          2004              120,517            4,998,592,582
Sub-Prime                  2004               23,070            3,779,048,540

Subordinate Liens          2005              143,679            6,253,293,420
Sub-Prime                  2005               80,585           14,302,067,780

Subordinate Liens          2006              108,889            5,048,123,442
Sub-Prime                  2006              135,778           25,061,144,599

     The servicing of subordinate mortgages and sub-prime mortgages requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure individual solutions for delinquent obligors. Servicing these loans also requires strong adherence to company policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. Wilshire has established the following processes and procedures to address these factors.

     Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

          - Extended daily hours of operation to accommodate a diverse geographic portfolio.

          -    A bilingual 24-hour VRU.

          - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

          - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

          - Customer service desk reference and other web-based materials for easy reference.

          - A dedicated support group to handle research tasks to maximize call center efficiency.

          - An Executive Response Team to respond to regulatory inquiries and attorney letters.

          - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

     Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

     Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

     Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

     Second lien servicing requires the monitoring of the first lien to ensure that the integrity of the second lien position is maintained. Wilshire has revised its monitoring processes as described below to enhance such monitoring.

     Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

     Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five (45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

          - Periodic contact attempts every five (5) days with a 30-day "door knock"

          -    Updated broker price opinion (BPO) every six (6) months.

          - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

          - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

          -    No charges for forbearance agreements.

     A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

     Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

          - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

          - Assets are assigned based on investor and geographic considerations.

          - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

          - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

          - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

          - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

          -    Repairs are considered on a cost-benefit basis.

          - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

          -    Marketing is facilitated by property listing on internet site.

     Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

          - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

          - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

          - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

          - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

          - During the past three years, Wilshire has created a centralized senior lien-monitoring group and a centralized foreclosure-monitoring group for second lien mortgages. The senior lien-monitoring group attempts to determine the status of the senior lien once the mortgage becomes sixty (60) days delinquent and every thirty (30) days thereafter. The foreclosure-monitoring group assumes responsibility for the mortgage once Wilshire has determined that the senior lien holder has started a foreclosure action. This group then monitors the foreclosure process to protect the second lien position from being extinguished by the senior lien holder.

     The Pooling and Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

     Wilshire is required to make Advances to the extent described herein. See "Mortgage Loan Servicing--Advances." Wilshire has not failed to make a required Advance in connection with any mortgage-backed securitization.

     Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

     Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

Wilshire's Delinquency and Foreclosure Statistics

     Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                                        WILSHIRE LOAN DELINQUENCY EXPERIENCE
                          ------------------------------------------------------------------------------------------------
                                      AS OF DECEMBER 31, 2004                          AS OF DECEMBER 31, 2005
                          -----------------------------------------------  -----------------------------------------------
                                                      PERCENT  PERCENT BY                              PERCENT  PERCENT BY
                           NUMBER      PRINCIPAL      BY NO.    PRINCIPAL   NUMBER      PRINCIPAL      BY NO.    PRINCIPAL
                          OF LOANS      BALANCE      OF LOANS    BALANCE   OF LOANS      BALANCE      OF LOANS    BALANCE
                          --------  ---------------  --------  ----------  --------  ---------------  --------  ----------
Period of
Delinquency*
   30-59 Days ..........     3,369  $   243,643,389     2.06%      2.39%      6,490  $   615,760,035     2.73%      2.82%
   60-89 Days ..........     1,606  $   113,054,726     0.98%      1.11%      3,003  $   270,191,716     1.26%      1.24%
   90 Days or more .....    12,207  $   533,986,181     7.45%      5.25%     10,269  $   678,125,561     4.32%      3.11%
                           -------  ---------------   ------     ------     -------  ---------------   ------     ------
Total Delinquent
   Loans ...............    17,182  $   890,684,297    10.49%      8.75%     19,762  $ 1,564,077,311     8.31%      7.17%
                           =======  ===============   ======     ======     =======  ===============   ======     ======
Current ................   144,170  $ 9,017,124,348    88.01%     88.61%    215,248  $19,881,372,967    90.50%     91.18%
Loans in Foreclosure ...     2,466  $   268,528,404     1.51%      2.64%      2,839  $   358,655,069     1.19%      1.64%
                           -------  ---------------   ------     ------     -------  ---------------   ------     ------
Total ..................   163,818  $10,176,337,049   100.00%    100.00%    237,849  $21,804,105,346   100.00%    100.00%
                           =======  ===============   ======     ======     =======  ===============   ======     ======

                                      AS OF DECEMBER 31, 2006
                          -----------------------------------------------
                                                      PERCENT  PERCENT BY
                           NUMBER      PRINCIPAL      BY NO.    PRINCIPAL
                          OF LOANS      BALANCE      OF LOANS    BALANCE
                          --------  ---------------  --------  ----------
Period of
Delinquency*
   30-59 Days ..........    10,411  $ 1,407,695,674     3.97%      4.41%
   60-89 Days ..........     5,074  $   685,759,683     1.94%      2.15%
   90 Days or more .....    15,782  $ 1,490,462,545     6.02%      4.67%
                           -------  ---------------   ------     ------
Total Delinquent
   Loans ...............    31,267  $ 3,583,917,902    11.93%     11.24%
                           =======  ===============   ======     ======
Current ................   224,058  $27,130,101,124    85.50%     85.05%
Loans in Foreclosure ...     6,744  $ 1,183,985,767     2.57%      3.71%
                           -------  ---------------   ------     ------
Total ..................   262,069  $31,898,004,793   100.00%    100.00%
                           =======  ===============   ======     ======

----------
* All of the delinquency experience above has been calculated using the ABS method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

     It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

OPTION ONE MORTGAGE CORPORATION

Servicing Background and Portfolio

     Option One began servicing mortgage loans in February 1993, originally operating as a wholly owned subsidiary of Plaza Home Mortgage Corp. The company was acquired by Fleet Financial Group and began full servicing operations in May 1995. Block Financial subsequently purchased Option One in June 1997.

     Option One services primarily sub-prime first lien residential mortgage loans. Over 70% of the mortgage loans serviced by Option One were originated by Option One and over 65% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

     Option One has experienced substantial growth in its servicing portfolio in the past few years, both as a result of its growth in origination and third-party servicing. The following table summarizes Option One's servicing portfolio by origin at April 30, 2004, 2005 and 2006 and at January 31, 2007:

                           AT APRIL 30, 2004   AT APRIL 30, 2005   AT APRIL 30, 2006   AT JANUARY 31, 2007
                           -----------------   -----------------   -----------------   -------------------
                                               PORTFOLIO BALANCE (DOLLARS IN THOUSANDS)
Option One Serviced ....      $36,485,328         $47,554,510         $62,910,568          $63,942,819
Sub-Serviced ...........      $ 8,782,775         $20,439,954         $10,471,509          $ 3,589,355
                              -----------         -----------         -----------          -----------
   Total Portfolio .....      $45,268,103         $67,994,464         $73,382,077          $67,532,174
                              ===========         ===========         ===========          ===========

                                                              LOAN COUNT
Option One Serviced ....          274,045             332,652             388,976              375,562
Sub-Serviced ...........           50,319             102,638              53,005               19,828
                                  -------             -------             -------              -------
   Total Portfolio .....          324,364             435,290             441,981              395,390
                                  =======             =======             =======              =======

Option One Loan Servicing Portfolio--Advances

     Option One has complied with and fulfilled its obligation to advance principal and interest for mortgage loans serviced by Option One in connection with securitizations serviced by Option One for the past three fiscal years where its advancing obligations are substantially identical to those obligations for this transaction.

Business Strategy and Organizational Structure

     Option One's business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

     Option One has a scalable technology platform and expansion capacity to support its business strategy. Option One's loan administration functions are performed in U.S. servicing sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider's sites. Option One is one of a number of servicers who outsource certain loan administration functions to Equinox (based in Gurgaon, Noida and Bangalore, India), iGATE (based in Delhi and Bangalore, India), and Hispanic Teleservices Corp. (based in Guadalajara, Mexico). In addition Option One outsources certain loan administrative functions to its wholly owned subsidiary, Option One Mortgage Corporation India Private Limited (based in Pune, India). The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio. The use of an offshore outsource provider has increased Option One's ability to perform customer service, welcome calls, new loan audits, early stage collections, and other loan administration functions. By allocating staff to multiple sites, Option One has the ability to extend its service hours and improve customer satisfaction.

     Option One's organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure. Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation. Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems. Option One has also developed its own data warehouse and REO and loss mitigation management system.

     In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors. Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions. Three material components of Option One's outsourcing model include redundancy, oversight and audit. In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities. Option One's outsource vendor agreements provide that each vendor strictly comply with Option One's guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates. Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law. Option One also retains the right to perform audits of outsource vendor's operations at Option One's sole discretion.

     Option One's mortgage loan document custodial responsibilities are performed by an independent custodian, or if applicable, a trustee in accordance with the related servicing agreement.

Default Management

     Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements. The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management. Option One pursues a dual track loss mitigation and foreclosure policy. Initial contact is based on the borrower's previous payment patterns in tandem with the application of Freddie Mac's EarlyIndicator (EI) scoring model, which seeks to identify those accounts posing a greater risk of default. Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process. Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses. Option One's borrower assistance department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure. A loan will remain in the borrower assistance area until a resolution has been reached or until a foreclosure has been completed. Option One's proprietary system, DARES, is a real estate and loss mitigation web-based database that provides the borrower assistance team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues. Through DARES, loss mitigation specialists complete an on-line rules-based net present value analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives. DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs. When properties become REO, Option One, through its wholly owned subsidiary First

Option Asset Management Services, LLC, obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time. Option One's REO assets are marketed and listed with local real estate agents and published on local multiple listing services. Option One uses the internet for additional listing exposure.

     The following tables set forth, at or for the years ended December 31, 2003, 2004, 2005 and 2006, certain information relating to the delinquency experience (including foreclosures) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis (based on the OTS method). No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                           AT DECEMBER 31, 2003                             AT DECEMBER 31, 2004
                              ----------------------------------------------   ------------------------------------------------
                                                        PERCENT   PERCENT BY                            PERCENT BY   PERCENT BY
                               BY NO.     BY DOLLAR      BY NO.     DOLLAR      BY NO.     BY DOLLAR      NO. OF       DOLLAR
                              OF LOANS      AMOUNT     OF LOANS     AMOUNT     OF LOANS      AMOUNT       LOANS        AMOUNT
                              --------   -----------   --------   ----------   --------   -----------   ----------   ----------
Total Portfolio ...........   301,778    $41,364,855      N/A         N/A       386,770   $59,156,057      N/A          N/A
Period of Delinquency
30-59 days ................     5,207    $   604,945     1.73%       1.46%        6,495   $   819,245      1.68%        1.38%
60-89 days ................     2,564    $   293,412     0.85%       0.71%        2,989   $   359,917      0.77%        0.61%
90 days or more ...........    15,387    $ 1,597,177     5.10%       3.86%       15,940   $ 1,722,996      4.12%        2.91%
                              -------    -----------     ----        ----      --------   -----------      ----         ----
Total Delinquent Loans ....    23,158    $ 2,495,534     7.68%       6.03%       25,424   $ 2,902,158      6.57%        4.91%
Loans in Foreclosure(1) ...    10,764    $ 1,161,361     3.57%       2.81%        9,361   $ 1,044,624      2.42%        1.77%

                                           AT DECEMBER 31, 2005                             AT DECEMBER 31, 2006
                              ----------------------------------------------   ------------------------------------------------
                                                        PERCENT   PERCENT BY                            PERCENT BY   PERCENT BY
                               BY NO.     BY DOLLAR      BY NO.     DOLLAR      BY NO.     BY DOLLAR      NO. OF       DOLLAR
                              OF LOANS      AMOUNT     OF LOANS     AMOUNT     OF LOANS      AMOUNT        LOANS       AMOUNT
                              --------   -----------   --------   ----------   --------   -----------   ----------   ----------
Total Portfolio ...........    479,216   $79,494,367      N/A         N/A       404,462   $69,039,281       N/A          N/A
Period of Delinquency
30-59 days ................     10,875   $ 1,537,798     2.27%       1.93%       14,852   $ 2,342,391      3.67%        3.39%
60-89 days ................      5,103   $   679,858     1.06%       0.86%        7,468   $ 1,176,810      1.85%        1.70%
90 days or more ...........     22,544   $ 1,838,816     4.70%       2.31%       36,182   $ 5,007,457      8.95%        7.25%
                               -------   -----------    -----        ----       -------   -----------     -----        -----
Total Delinquent Loans ....     38,522   $ 4,056,472     8.04%       5.10%       58,502   $ 8,526,658     14.46%       12.35%
Loans in Foreclosure(1) ...      9,916   $ 1,157,550     2.07%       1.46%       19,306   $ 3,031,291      4.77%        4.39%

----------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                               AT DECEMBER 31, 2003      AT DECEMBER 31, 2004      AT DECEMBER 31, 2005     AT DECEMBER 31, 2006
                              ----------------------   ------------------------   ----------------------   ---------------------
                               BY NO.     BY DOLLAR    BY NO. OF     BY DOLLAR     BY NO.     BY DOLLAR     BY NO.    BY DOLLAR
                              OF LOANS     AMOUNT       LOANS         AMOUNT      OF LOANS     AMOUNT      OF LOANS    AMOUNT
                              --------   -----------   ---------   ------------   --------   -----------   -------   -----------
Total Portfolio ...........   301,778    $41,364,855    386,770    $59,156,057     479,216   $79,494,367   404,462   $69,039,281
Foreclosed Loans(1) .......     3,361    $   293,629      2,536    $   225,362       3,382   $   316,665     5,823   $   751,573
Foreclosure Ratio(2) ......      1.11%          0.71%      0.66%          0.38%       0.71%         0.40%     1.44%         1.09%

----------
(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

   LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                              FOR THE YEAR ENDED DECEMBER 31,
                              -------------------------------
                                 2003       2004       2005       2006
                              ---------   --------   --------   --------
Net Losses(1)(2) ..........    $238,611   $238,981   $171,946   $342,398

----------
(1) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(2) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects loan liquidations through December 2006 and claims, refunds or the collection of MI proceeds related to such liquidations through February 2007.

     It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

Training, Internal Controls and Compliance

     Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals). Training curriculums are tailored for both new and seasoned associates. Seasoned employees receive job-specific training annually. The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills, all conducted by dedicated business unit trainers. The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations. Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring. Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

     Option One has controls in place which are intended to protect the company and its investors against risk of loss. An internal audit program is utilized to evaluate the company's internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices. In addition to oversight from the audit function, Option One also has dedicated compliance and legal teams for servicing-related issues, regulations, and laws. A quality assurance team performs call monitoring and helps to ensure Federal Debt Collections Practice Act (FDCPA) and Real Estate Settlement Procedures Act (RESPA) compliance. A quality control team benchmarks and measures adherence to best practices, identifies risk areas in servicing operations, centralizes communication for regulatory, investor, and industry updates, and ensures that associates are being properly trained on topics related to best practices and servicing risk. Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis. Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process. Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements.

     Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. In Option One's 2006 servicing compliance assertion, Option One Identified one area of non-compliance relating to a fidelity bond insurance policy that was lower than the Freddie Mac requirements during the first half of the year. Option One believes that this reported instance of non-compliance did not materially adversely affect any certificateholders.

     For a description of the limitations on the liability of the Master Servicer, see "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the prospectus.

Litigation concerning Option One Mortgage Corporation

     In July 2004, Option One Mortgage Corporation was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Specifically, the plaintiffs allege that Option One Mortgage Corporation improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One Mortgage Corporation of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Plaintiffs have agreed to settle their individual claims; plaintiffs' counsel has a motion pending to continue prosecution of the class action. Plaintiff's counsel filed a motion to substitute Larry and Pamela Smith as plaintiffs, which was granted. Option One Mortgage Corporation filed a motion to compel arbitration. In a similar action before the same judge in the Third Judicial Circuit Court in Madison County, Illinois, the Court ruled in favor of the defendants on the underlying per diem interest claim.

     On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One Mortgage Corporation on a complaint brought by Erin and Earl Austria, in which the Austria's allege that Option One impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full. The Court has granted Option One's motion for an interlocutory appeal of the order of class certification.

Recent Developments concerning Option One Mortgage Corporation

     In its quarterly report on Form 10-Q filed on March 14, 2007, H&R Block, Inc. disclosed that as of January 31, 2007, Option One Mortgage Corporation did not meet the "minimum net income" financial covenant contained in eight of its warehouse facilities. This covenant requires Option One Mortgage Corporation to maintain a cumulative minimum net income of at least $1 for the four consecutive fiscal quarters ended January 31, 2007. On January 24, 2007, Option One Mortgage Corporation obtained waivers of the minimum net income financial covenants through April 27, 2007 from each of the applicable warehouse facility providers. H&R Block, Inc. anticipates that Option One Mortgage Corporation will not meet this financial covenant at April 30, 2007. If Option One Mortgage Corporation cannot obtain the waivers, warehouse facility providers would have the right to terminate their future funding obligations under the applicable warehouse facilities and terminate Option One Mortgage Corporation's right to service the loans remaining in the applicable warehouse, among other remedies. No assurance can be given that Option One Mortgage Corporation will be able to satisfy such financial covenants or obtain waivers therefrom.

     On November 6, 2006, H&R Block, Inc. announced that it had engaged Goldman, Sachs & Co. to explore strategic alternatives for Option One Mortgage Corporation, including its sale. Recently, H&R Block, Inc. announced that it expects the resolution of such strategic alternatives by the end of March 2007. There can be no assurance that such strategic alternatives will be resolved by the end of March 2007 or of what the results of any such expected strategic alternative will be. Further, no assurance can be given as to the potential adverse impact of such events (or the failure of Option One Mortgage Corporation to satisfy such financial covenants or obtain waivers therefrom) on Option One Mortgage Corporation or its ability to perform its obligations under the transaction documents.

THE TRUSTEE

     The Trustee is Citibank, N.A., a national banking association. The Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Custodians, the Swap Counterparty, the Cap Contract Counterparty and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and its affiliates.

     The principal compensation to be paid to the Trustee relating to its obligations under the Pooling and Servicing Agreement will be paid by the Securities Administrator.

     Under the Pooling and Servicing Agreement, the Issuing Entity, from cashflows in the priorities described herein and in the related prospectus supplement, shall reimburse the Trustee for all reasonable out-of-pocket expenses and shall indemnify the Trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the Trustee in connection with the administration of the trust estate and the performance of the Trustee's duties thereunder. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

     LaSalle Bank National Association ("LaSalle") will be the Master Servicer and the Securities Administrator. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

     The Depositor, the Sponsor, the Swap Counterparty, the Trustee and the Servicers may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle's corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - MLMI 2007-HE2 or at such other address as LaSalle may designate from time to time.

SECURITIES ADMINISTRATOR

     LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of December 31, 2006, LaSalle serves as trustee, securities administrator or paying agent on over 425 residential mortgage-backed security transactions.

     Using information set forth in the related prospectus supplement, the Securities Administrator will develop the cashflow model for the Issuing Entity. Based on the monthly loan information provided by the Servicers and the Master Servicer, the Securities Administrator will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Servicers and Master Servicer, the Securities Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Securities Administrator will be able to conclusively rely on the information provided by the Servicers and Master Servicer, and the Securities Administrator will not be required to recompute, recalculate or verify the information provided to it by the Servicers or Master Servicer, and the Master Servicer, in turn will be able to conclusively rely on the information provided to it by the Servicers and will not be required to recomputed, recalculate or verify such information.

     The Securities Administrator may resign or be removed at any time, including upon the resignation or removal of the Master Servicer. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor securities administrator. The Securities Administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the aggregate note principal balances of the securities. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor securities administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

     The Securities Administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of securities with the same rights as it would have if it were not the Securities Administrator.

     The Securities Administrator will make the reports of payments to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the Securities Administrator's website. Information about and assistance in using the website can be obtained by calling the Securities Administrator's transaction administrator at (312) 992-1816. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by providing written notice to the Securities Administrator at its corporate trust office. The Securities Administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The Securities Administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

     The Securities Administrator shall be entitled to the investment earnings on amounts on deposit in the Certificate Account maintained by the Securities Administrator.

MASTER SERVICER

     LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 33 residential mortgage-backed securitization transactions with an original outstanding principal balance of approximately $18.4 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle's master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry.

     As further described in the Pooling and Servicing Agreement, LaSalle, as Master Servicer, will (i) supervise, oversee and monitor the performance by the Servicers of their obligations under the Pooling and Servicing Agreement, (ii) review certain reports, information and data provided to it by the Servicers,
(iii) enforce the obligations, covenants and conditions of the Servicers as set forth in the Pooling and Servicing Agreement, (iv) monitor the Servicers' servicing activities with respect to the Mortgage Loans, (v) reconcile the results of such monitoring with the information and data provided to the Master Servicer by the Servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the Servicers' and Master Servicer's records, (vii) based on such reconciled and corrected information, provide such information to the Securities Administrator as shall be necessary in order for it to perform calculations in respect of the securities and prepare the monthly statement to certificateholders, (viii) enforce any remedies available to the Issuing Entity against a Servicer for the Servicer's failure to perform its obligations under the Pooling and Servicing Agreement, including terminating such Servicer and appointing a successor servicer (which could be the Master Servicer), and (ix) establish and maintain the Master Servicer Collection Account.

     The Master Servicer shall be entitled to the investment earnings on amounts on deposit in the Master Servicer Collection Account maintained by the Master Servicer.

THE CUSTODIANS

     On the Closing Date, the Mortgage Loans will be held by any of LaSalle, Wells Fargo and Treasury Bank, as applicable, as Custodians. The Sponsor may transfer the Mortgage Loans held by Treasury Bank to one or both of the other Custodians subsequent to the Closing Date.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle will act as a Custodian of certain of the Mortgage Loans under a custodial agreement. In its capacity as Custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. LaSalle, as Custodian, will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the custodial agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and MLML are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain residential mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for certain of the mortgage loans to be sold by MLML to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

WELLS FARGO BANK, N.A.

     Wells Fargo Bank, N.A. is acting as a Custodian of the mortgage loan files for the Option One Mortgage Loans pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE CAP CONTRACT COUNTERPARTY AND THE SWAP COUNTERPARTY

     There will be three Corridor Contracts and one Cap Contract provided by BSFP, in its capacity as Cap Contract Counterparty, and one Swap Agreement provided by BSFP, in its capacity as Swap Counterparty.

     BSFP will be the Swap Counterparty. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the dates of this Prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

     The information contained in the preceding paragraph has been provided by BSFP for use in this prospectus supplement. BSFP has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus

     As of the Cut-off Date, the aggregate significance percentage with respect to BSFP, as calculated in accordance with Item 1115 of Regulation AB, is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of the Corridor Contracts, the Cap Contract and the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                       AFFILIATES AND RELATED TRANSACTIONS

     The Depositor, the Sponsor, Wilshire and the Underwriter are all affiliates of each other and have the following ownership structure:

     The Depositor, Merrill Lynch Mortgage Investors, Inc., is an affiliate, through common parent ownership, of each of the Sponsor, Wilshire and the Underwriter.

     The Sponsor is an affiliate, through common parent ownership, of the Underwriter. The Sponsor is also an affiliate of each of the Depositor and Wilshire and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

     Wilshire is an affiliate, through common parent ownership, of the Underwriter. Wilshire is also an affiliate of each of the Depositor and the Sponsor and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                             STATIC POOL INFORMATION

     Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable and fixed rate subprime mortgage loans secured by first and second lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans to be included in the trust related to this offering.

     In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Mark Jury, securities administrator, telephone number
(212) 449-1441.

     The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Servicers                        Performing the servicing functions with respect
                                 to the Mortgage Loans and the mortgaged
                                 properties in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including,
                                 but not limited to:

                                      -    collecting monthly remittances of
                                           principal and interest on the
                                           Mortgage Loans from the related
                                           borrowers, depositing such amounts in
                                           the related Collection Accounts, and
                                           delivering certain amounts on deposit
                                           in the related Collection Accounts to
                                           the extent required by the Pooling
                                           and Servicing Agreement to the Master
                                           Servicer for deposit in the Master
                                           Servicer Collection Account on the
                                           Servicer Remittance Date;

                                      -    making Advances with respect to
                                           delinquent payments of principal and
                                           interest on the Mortgage Loans (other
                                           than REO Properties, second lien
                                           Mortgage Loans and balloon payments)
                                           to the extent required by the Pooling
                                           and Servicing Agreement and to the
                                           extent each Servicer believes such
                                           Advances will be recovered;

                                      -    making servicing advances in respect
                                           of customary costs and expenses
                                           incurred in the performance by the
                                           Servicers of their servicing
                                           obligations, to the extent each
                                           Servicer believes such advances will
                                           be recovered, including, but not
                                           limited to, the cost of (a) the
                                           preservation, restoration and
                                           protection of a first lien mortgaged
                                           property, (b) taxes, assessments and
                                           other charges which are or may become
                                           a lien upon a first lien mortgaged
                                           property, provided, however, that
                                           Litton will make Advances of taxes
                                           only to prevent foreclosure of the
                                           Mortgaged Property or (c) fire and
                                           hazard insurance coverage on a first
                                           lien mortgaged property;

                                      -    enforcement of foreclosure
                                           proceedings; and

                                      -    providing monthly loan-level reports
                                           to the Master Servicer.

Master Servicer                  Performing the master servicer functions in
                                 accordance with the provisions of the Pooling
                                 and Servicing Agreement, including, but not
                                 limited to:

                                      -    monitoring each Servicer's
                                           performance and enforcing each
                                           Servicer's obligations under the
                                           Pooling and Servicing Agreement;

                                      -    upon the termination of a Servicer,
                                           acting as successor

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                           servicer or appointing a successor
                                           servicer;

                                      -    upon the failure of a Servicer to
                                           make required Advances with respect
                                           to a Mortgage Loan and the resulting
                                           termination of such Servicer, making
                                           those Advances to the extent provided
                                           in the Pooling and Servicing
                                           Agreement;

                                      -    receiving monthly remittances from
                                           the Servicers for deposit into the
                                           Master Servicer Collection Account
                                           and remitting such amounts to the
                                           Securities Administrator for deposit
                                           into the Certificate Account as
                                           provided in the Pooling and Servicing
                                           Agreement; and

                                      -    gathering the monthly loan-level
                                           reports delivered by each Servicer
                                           and, based upon such information,
                                           providing a comprehensive loan-level
                                           report to the Securities
                                           Administrator with respect to the
                                           Mortgage Loans.

Securities Administrator         Performing the securities administrator
                                 functions in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including,
                                 but not limited to:

                                      -    receiving monthly remittances from
                                           the Master Servicer for deposit in
                                           the Distribution Account and paying
                                           amounts on deposit therein to
                                           securityholders;

                                      -    preparing and making available
                                           investor reports, including the
                                           monthly Distribution Date statement
                                           to securityholders based on
                                           information received from the Master
                                           Servicer, Servicers, Cap Contract
                                           Counterparty and Swap Counterparty
                                           and reports necessary to enable
                                           securityholders to prepare their tax
                                           returns;

                                      -    depositing any Corridor Contract
                                           payments received from the Cap
                                           Contract Counterparty into the
                                           Corridor Contract Account;

                                      -    as Supplemental Interest Trust
                                           Trustee, depositing any Cap Payments
                                           received from the Cap Contract
                                           Counterparty into the Supplemental
                                           Interest Trust;

                                      -    as Supplemental Interest Trust
                                           Trustee, depositing any Net Swap
                                           Payments or Swap Termination Payments
                                           received from the Swap Counterparty
                                           into the Supplemental Interest Trust;

                                      -    as Supplemental Interest Trust
                                           Trustee, distributing amounts on
                                           deposit in the Supplemental Interest
                                           Trust to the holders of the related
                                           certificates and the Swap

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                           Counterparty, based solely on the
                                           information contained in the investor
                                           reports, in accordance with the
                                           priorities described in the Pooling
                                           and Servicing Agreement on each
                                           Distribution Date or prior to such
                                           Distribution Date, as applicable;

                                      -    preparing and distributing annual
                                           investor reports necessary to enable
                                           certificateholders to prepare their
                                           tax returns;

                                      -    preparing and making available
                                           investor reports, including the
                                           monthly Distribution Date statement
                                           to certificateholders based solely on
                                           information received from the Master
                                           Servicer, Servicers, the Cap Contract
                                           Counterparty and the Swap
                                           Counterparty and without any
                                           independent verification of such
                                           information;

                                      -    preparing and filing annual federal
                                           and (if required) state tax returns
                                           on behalf of the Issuing Entity; and

                                      -    preparing and filing periodic reports
                                           with the Securities and Exchange
                                           Commission on behalf of the Issuing
                                           Entity with respect to the
                                           certificates in accordance with the
                                           Pooling and Servicing Agreement.

Trustee Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                                 -    exercising remedies upon an Event of
                                      Default where a responsible officer of the Trustee has actual knowledge of such default and is instructed by the requisite percentage of securityholders to enforce such remedies; and

                                 -    until a successor master servicer is
                                      appointed, acting as successor master
                                      servicer in the event the Master Servicer resigns or is removed by the Trustee.

Custodians                       Performing the custodian functions in
                                 accordance with the provisions of a separate
                                 custodial agreement and the Pooling and
                                 Servicing Agreement, including, but not limited
                                 to:

                                 - holding and maintaining the mortgage loan documents related to the portion of the Mortgage Loans to be held by it pursuant to the related custodial agreement in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Issuing Entity.

TRUST ACCOUNTS

     All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the certificateholders, be invested in the Trust Accounts, which are accounts established, by the Master Servicer, the Securities Administrator, the Servicers or the Supplemental Interest Trust Trustee, as the case may be, in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under "Description of the Agreements--Collection Account and Related Accounts" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income or other benefit earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:               RESPONSIBLE PARTY:       APPLICATION OF ANY INVESTMENT EARNINGS:
--------------          ---------------------------   ---------------------------------------
Collection Account      Servicer                      Any investment earnings or other
                                                      benefits will be paid as compensation
                                                      or reserved by, the Servicer and will
                                                      not be available for distributions to
                                                      certificateholders.

Master Servicer         Master Servicer               Any investment earnings or other
Collection Account                                    benefits will be paid as compensation
                                                      or reserved by, the Master Servicer and
                                                      will not be available for distributions
                                                      to certificateholders.

Certificate Account     Securities Administrator      Any investment earnings or other
                                                      benefits will be paid as compensation
                                                      to the Securities Administrator and
                                                      will not be available for distributions
                                                      to certificateholders.

Corridor Contract       Securities Administrator      Funds will remain uninvested.
Account

Supplemental Interest   Supplemental Interest Trust   Funds will remain uninvested.
Trust including the     Trustee
Swap Account and the
Cap Account held
therein

FLOW OF PAYMENTS

The diagram below illustrates the flow of collections and other payments on the Mortgage Loans through the trust accounts.

                                  (FLOW CHART)

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Servicers will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement may be amended only with the consent of the NIMs Insurer, if any, and the NIMs Insurer will be a third party beneficiary of the Pooling and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, neither the Trustee, nor the Securities Administrator, nor the Master Servicer will be responsible for the performance of the servicing activities by the Servicers. If any Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement causing the Servicer to be in default thereunder, the Master Servicer, in its discretion, or at the direction of the NIMs Insurer or the Trustee on behalf of the certificateholders, shall terminate such Servicer and the Master Servicer is obligated to appoint a successor servicer as provided in the Pooling and Servicing Agreement, subject to the pledge and assignment to a servicing rights pledgee as described herein.

     In accordance with the Pooling and Servicing Agreement, each Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of such Servicer. Notwithstanding any subservicing arrangement, the Servicers will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if such Servicer alone were servicing the Mortgage Loans.

     The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the rights of the Servicing Rights Pledgee and the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae, that the Master Servicer and NIMs Insurer, if any, approve of such successor servicer and that each rating agency that assigns ratings to the certificates confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the certificates.

     The Servicers may, in the case of a delinquent mortgage loan or because of an indication that the mortgagor is interested in refinancing or prepaying a mortgage loan, solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Wilshire may solicit or refer to any mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans serviced by Wilshire to occur at a faster rate than might otherwise be the case.

     Litton may charge off any second lien Ownit Mortgage Loan that is 180 days or more delinquent based upon a determination as to the amount and likelihood of recovery.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The related Servicer also is entitled to receive, as additional servicing compensation, Prepayment Interest Excesses, excess proceeds from REO Property sales and all servicer related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on, or benefits derived from, amounts on deposit in the related Collection Account and amounts on deposit in the escrow accounts not required to be paid to the mortgagors. The related Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Certificates - Fees and Expenses of the Trust Fund."

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a mortgagor prepays all of a Mortgage Loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment. Prepayments received during the prior Prepayment Period are included in the distribution to certificateholders on the related Distribution Date thereby causing a shortfall in interest for prepayments in full occurring between the 16th day of the calendar month with respect to Litton and Option One and the 15th day of the calendar month with respect to Wilshire through and including the last day of the month. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any Distribution Date, each Servicer is required to deposit Compensating Interest in the related Collection Account for distribution to the certificateholders on such Distribution Date; provided, however, that the amount so deposited with respect to any Distribution Date shall be limited to the product of (i) one-twelfth of 0.25% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans with respect to such Distribution Date. Compensating Interest shall only be paid with respect to prepayments in part (with respect to Mortgage Loans serviced by Option One only) and prepayments in full received during the period from and including the 16th day of the calendar month with respect to Litton and Option One and the 15th day of the calendar month with respect to Wilshire through and including the last day of the month. Any such deposit by the related Servicer will be reflected in the distributions to the certificateholders made on the Distribution Date to which such Prepayment Period relates. Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

ADVANCES

     Subject to the limitations described below, on each Servicer Remittance Date, each Servicer will be required to make Advances from its funds or funds in the related Collection Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.

     Each Servicer is obligated to make Advances with respect to delinquent payments of principal of and interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that the Servicers will not make Advances with respect to the principal portion of any Balloon Amount but the Servicers will be required to advance monthly interest on a Balloon Loan until the principal balance thereof is reduced to zero subject to the Servicer's determination of nonrecoverability; and, provided further, that the Servicers need not make Advances with respect to any Mortgage Loan that is 150 days or more delinquent. In addition, the Servicers have no obligation to advance scheduled payments of principal with respect to REO Properties and second lien Mortgage Loans, and with respect to Interest-Only Mortgage Loans, the Servicers will only advance payments of scheduled interest. Each Servicer shall have the right to reimburse itself for any such advances from amounts held from time to time in the related Collection Account to the extent such amounts are not then required to be so distributed to certificateholders; provided, however, that any funds so applied and transferred shall be replaced by the related Servicer by deposit in the related Collection Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed. In addition, a Servicer may withdraw from the Collection Account funds that were not included in available funds for the preceding Distribution Date to reimburse itself for Advances previously made. The Servicers will not cover shortfalls due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act or similar state legislation or regulations. The Servicers will advance tax payments with respect to first lien Mortgage Loans only to the extent necessary to avoid foreclosure or, in the case of Wilshire, at the discretion of Wilshire to avoid interest and penalties. The Servicers shall have no obligation to advance tax payments on second lien Mortgage Loans. In the event the Servicers previously made Advances which later are determined to be nonrecoverable, the Servicers will be entitled to reimbursement of such Advances prior to distributions to certificateholders. If each Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. In addition, the Servicers may withdraw from their related Collection Account funds that were not included in the available funds for the preceding Distribution Date to reimburse itself for Advances previously made.

     The Pooling and Servicing Agreement will provide that the Servicers may enter into a facility with any person that provides that such person may fund such Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicers' obligation to fund such Advances and/or Servicing Advances.

     Any failure by a Servicer to make an Advance as required by the Pooling and Servicing Agreement and failure to cure will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such required Advance (if it deems the Advance to be recoverable) in accordance with the terms of the Pooling and Servicing Agreement. Each Servicer may reimburse itself from any amounts in the related Collection Account for any prior Advances or servicing advances that have not been reimbursed at the time the Mortgage Loan is modified.

LOSS MITIGATION PROCEDURES

     The Servicers are authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicers will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, (vi) agree to a modification in accordance with the Pooling and Servicing Agreement, or (vii) solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. As to any Mortgage Loan that becomes 120 days delinquent, the related Servicer may obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related Servicer determines that no such recovery is possible, it may charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, the related Servicer will not be entitled to Servicing Fees, and the loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the related Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes 180 days delinquent, the related Servicer may continue making Advances, the related Servicer shall continue to service the Mortgage Loan and will receive the Servicing Fee therefor, and the related Servicer will be required to notify the Master Servicer of such decision.

     Any Mortgage Loan that is charged off may continue to be serviced by the related Servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate). The related Servicer will not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as liquidation proceeds and included in the amount available to make distributions on the Certificates. On the date that is six months after the date on which the related Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the related Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates (as identified with contact information in writing to the related Servicer by the Depositor) will be entitled to any amounts subsequently received in respect of any such released loans, subject to a servicing fee, (ii) the servicing thereof and the servicing fee shall be pursuant to a servicing agreement between the Depositor and the related Servicer if the related Servicer continues to service such loan and (iii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and (iv) the majority holder of the Class C Certificates may sell any such released loan to a third party.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement will require the Servicers and any party required by Item 1123 of Regulation AB for each year in which a Report on Form 10-K is required to be filed, to deliver annually to the Depositor, Securities Administrator and the Master Servicer an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, for each year in which a Report on Form 10-K is required to be filed, the Servicers and each party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB for more than 5% of the Mortgage Loans will be required to deliver annually to the Master Servicer and Securities Administrator, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB that contains the following:

          - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

          - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

          - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

          - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

     Each party that is required to deliver an Assessment of Compliance will also be required to deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight

Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

     For each year in which a Report on Form 10-K is required to be filed, each Servicer, with respect to itself and any parties described above that have been engaged by it (if any), will cause all such items to be provided for filing on a Form 10-K.

CUSTODY OF THE MORTGAGE FILES

     The Servicers generally will not have responsibility for custody of the Mortgage Loan documents described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" below. These documents are generally required to be delivered to the related Custodian. The related Custodian will hold the related Mortgage Loan documents on behalf of the Issuing Entity. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the related Custodian. The related Custodian will maintain the Mortgage Loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files.

PLEDGE OF SERVICING RIGHTS

     Each Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the related Servicer, including, with respect to Litton, JPMorgan Chase Bank, N.A., as the representative of certain lenders. The Master Servicer and the Depositor agree that upon delivery to the Master Servicer by the servicing rights pledgee of a letter signed by the related Servicer whereunder the related Servicer shall resign as Servicer under the Pooling and Servicing Agreement, the Master Servicer shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will the Master Servicer be required to act as a backup servicer.

     The Pooling and Servicing Agreement will provide that (i) each Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the related Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders to provide for such a facility.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan that is 90 days or more delinquent or for which Litton has accepted a deed in lieu of foreclosure, Litton or any affiliate of Litton may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such Mortgage Loan from the Issuing Entity at the purchase price for such Mortgage Loan.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will represent the entire beneficial ownership interest in the Trust Fund to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The certificates will consist of:

     (1) the Class A Certificates, the Class M Certificates and the Class B Certificates (all of which are being offered hereby); and

     (2) the Class C Certificates and Class P Certificates (neither of which are being offered hereby).

     The Class A-1 and Class R Certificates will generally represent interests in the Group One Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group One Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-1 and Class R Certificates. The Class A-2 Certificates will generally represent interests in the Group Two Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group Two Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A-2 Certificates. The Class M and Class B Certificates will generally represent interests in both the Group One and Group Two Mortgage Loans. On each Distribution Date, available principal and interest received with respect to both the Group One and Group Two Mortgage Loans will be applied to pay principal and interest with respect to the Class M and Class B Certificates.

     The Offered Certificates (other than the Class R Certificate) will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Securities Administrator. The Offered Certificates (other than the Class R Certificate) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000. With respect to initial European investors only, the Offered Certificates will only be sold in minimum total investment amounts of $100,000. A single Class R Certificate will be issued in definitive form in a $100 denomination.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates (other than the Class R Certificate) will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the Offered Certificates (other than the Class R Certificate) and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum Certificate Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. With respect to European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.


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

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences - Grantor Trust Funds - Non-U.S. Persons," "Material Federal Income Tax Consequences - REMICs - Taxation of Owners of REMIC Regular Certificates - Non-U.S. Persons" and "Material Federal Income Tax Consequences - Tax Treatment of Certificates as Debt for Tax Purposes - Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures - Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

     Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences - Grantor Trust Funds - Non-U.S. Persons," "Material Federal Income Tax Consequences - REMICs - Taxation of Owners of REMIC Regular Certificates - Non-U.S. Persons" and "Material Federal Income Tax Consequences - Tax Treatment of Certificates as Debt for Tax Purposes
- Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry

Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

     (1) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

     (2) the Depositor notifies the Securities Administrator and DTC of its intent to terminate the book entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Certificates agree to initiate such termination; or

     (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Issuing Entity will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Pooling and Servicing Agreement.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS; SUPPLEMENTAL INTEREST TRUST

     The Pooling and Servicing Agreement will provide that the Servicers for the benefit of the certificateholders shall each establish and maintain one or more accounts, known collectively as the Collection Accounts, into which each Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, the payments and collections described in "Description of the Agreements - Collection Account and Related Accounts" in the prospectus, except that each Servicer may deduct its Servicing Fee, and any Advances, servicing advances and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement will permit the Servicers to direct any depository institution maintaining the related Collection Account to invest the funds in the related Collection Account and escrow account in one or more investments acceptable to Moody's and S&P as provided in


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the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicers will be entitled to all income and gain realized, and any other benefits derived from the related Collection Account and escrow account (other than income required to be paid to the mortgagors), and the income and gain will be subject to withdrawal by the Servicers from time to time. The Servicers will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of their own funds as the losses are realized.

     The Master Servicer will be obligated to establish the Master Servicer Collection Account, into which the Servicers will deposit or cause to be deposited on their respective Servicer Remittance Dates from amounts on deposit in the Collection Account, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Master Servicer is permitted to direct that the funds in the Master Servicer Collection Account be invested so long as the investments mature no later than one Business Day prior to the Distribution Date. All income and gain realized from any Master Servicer Collection Account investment will belong to the Master Servicer. The Master Servicer or its designee will be required to deposit in the Master Servicer Collection Account out of its own funds the amount of any losses incurred in respect of any Master Servicer Collection Account investment, as the losses are realized.

     The Securities Administrator will be obligated to establish the Certificate Account, into which the Master Servicer will deposit or cause to be deposited from amounts on deposit in the Master Servicer Collection Account, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Securities Administrator is permitted to direct that the funds in the Certificate Account be invested so long as the investments mature no later than one Business Day prior to the Distribution Date. All income and gain realized from any Certificate Account investment will belong to the Securities Administrator. The Securities Administrator or its designee will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized.

     The Securities Administrator will be obligated to establish the Corridor Contract Account, for the benefit of the certificateholders, into which the Securities Administrator shall promptly deposit upon receipt any amounts received by it and paid pursuant to the Corridor Contracts. The funds in the Corridor Contract Account shall not be invested.

     The Supplemental Interest Trust Trustee will be directed to establish the Supplemental Interest Trust, as a separate trust, the corpus of which will be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the certificateholders. On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, and any Cap Payments received from the Cap Contract Counterparty will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. On each Distribution Date, the Supplemental Interest Trust Trustee will distribute funds in the Supplemental Interest Trust in the manner described in "Description of the Certificates--Distributions from the Supplemental Interest Trust." Funds on deposit in the Supplemental Interest Trust shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator or the Supplemental Interest Trust Trustee held pursuant to the Pooling and Servicing Agreement.


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

DISTRIBUTIONS

     General. Distributions on the certificates will be made by the Securities Administrator on each Distribution Date, commencing in April 2007, to the persons in whose names the certificates are registered at the close of business on the Record Date.

     Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of either any certificateholder that (i) has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement or (ii) has not provided wiring instructions to the Securities Administrator, by check mailed to the address of the person entitled to distributions as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Distribution Date, a holder of a certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

     Distributions of Interest. For each Distribution Date, the interest distributable with respect to the Certificates is the interest that has accrued thereon at the then applicable related Pass-Through Rate during the related Accrual Period less Prepayment Interest Shortfalls, if any.

     All calculations of interest on the Offered Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

     On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, two business days (as defined in the Swap Agreement) prior to such Distribution Date), the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

     (1) to the Class P Certificates, an amount equal to any prepayment charges received with respect to the Mortgage Loans or paid by the Servicers or the Sponsor in respect of prepayment charges during the related Prepayment Period;

     (2) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

     (3) to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Counterparty (other than Defaulted Swap Termination Payments);

     (4) concurrently, to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each class of the Class A Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each such class to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the aggregate;

     (5) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;


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

     (6) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (7) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (8) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (9) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (10) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (11) to the Class B-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (12) to the Class B-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (13) to the Class B-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

     (14) any remainder to be distributed as described under "-
          Overcollateralization Provisions" below.

     On each Distribution Date (or prior to such Distribution Date, with respect to payments to the Supplemental Interest Trust), subject to the proviso in (4) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates, and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class of certificates for such Distribution Date has been paid in full, and thereafter, Interest Funds not required for such distributions will be available to be applied, if necessary, to the class or classes of certificates that are not related to such group of Mortgage Loans.

     Any payments received under the terms of the related Corridor Contract will be available to pay the holders of the related classes of the Offered Certificates amounts in respect of any Floating Rate Certificate Carryover (other than any Floating Rate Certificate Carryover attributable to the fact that Realized Losses are not allocated to the Class A Certificates). Any amounts received under the terms of the Corridor Contracts on a Distribution Date that are not used to pay such Floating Rate Certificate Carryover will be distributed to the holder of the Class C Certificates. Payments from the proceeds of the related Corridor Contract in respect of such Floating Rate Certificate Carryover shall be paid to the related classes of Offered Certificates, pro rata, based upon such Floating Rate Certificate Carryover for each related class of Offered Certificates.

     Distributions of Principal. On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, two business days (as determined under the Swap Agreement) prior to such Distribution Date), the Principal Distribution Amount for such Distribution Date is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:


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     (1)  to the Supplemental Interest Trust, any Net Swap Payments owed to the
          Swap Counterparty to the extent not paid pursuant to paragraph (2) under "--Distributions of Interest" above.

     (2) to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Counterparty (other than Defaulted Swap Termination Payments) to the extent not paid pursuant to item (3) under "--Distributions of Interest" above;

     (3) to the Class A Certificates, the Class A Principal Distribution Amount will be distributed as follows:

          (a) the Group One Principal Distribution Amount will be distributed sequentially to the Class R and Class A-1 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

          (b) the Group Two Principal Distribution Amount will be distributed as follows: (i) sequentially, to the Class A-2A Certificates until the Certificate Principal Balance of such class has been reduced to zero, then to the Class A-2B Certificates until the Certificate Principal Balance of such class has been reduced to zero, then to the Class A-2C Certificates until the Certificate Principal Balance of such class has been reduced to zero, then to the Class A-2D Certificates until the Certificate Principal Balance of such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be allocated pro rata, among such classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

     (4) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero, an amount equal to the Class M-1/M-2/M-3 Principal Distribution Amount;

     (5) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

     (6) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

     (7) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

     (8) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

     (9) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

     (10) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

     (11) any remainder to be distributed as described under "-
          Overcollateralization Provisions" below.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of distributions on the Certificates for the Distribution Date in April 2007:

March 2 through April 1....   Due Period:                 Payments due on the first day of the month of the related
                                                          Distribution Date from borrowers will be deposited in the Collection
                                                          Account as received and will include scheduled principal payments plus interest on March 1 principal balances of the Mortgage Loans.

March 15 through April 14                                 Principal Prepayments in full (and partial with respect to Option
(with respect to Wilshire),                               One) received by the Servicers during the related Prepayment Period
March 16 through April 15                                 will be deposited into the Collection Accounts as received for
(with respect to Litton and                               remittance to the Master Servicer on the respective Servicer
Option One)................   Prepayment Period:          Remittance Date.

March 30...................   Record Date                 With respect to all Classes of Offered Certificates and the
                                                          Distribution Date, distributions will be made to certificateholders of record as of the last Business Day of the prior month.

April 18...................   Servicer Remittance Date:   The Servicers will remit to the Master Servicer collections and recoveries in respect of the Mortgage Loans including any Advances required to be made by the Servicer for that Distribution Date on the later of (x) two Business Days following the 15th day of the month and (y) the 18th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related
                                                          Distribution Date occurs.

April 24...................   Deposit Date                On the Business Day immediately preceding the Distribution Date (or such other time as may be agreed upon between the Master Servicer and the Securities Administrator), the Master Servicer will remit to the
                                                          Securities Administrator the amount of principal and interest to be paid to the securityholders on April 25, including any Advances required to be made by the Servicers or the Master Servicer for that
                                                          Distribution Date.

April 25...................   Distribution Date:          On the 25th day of each month (or if the 25th day is not a Business
                                                          Day, the next succeeding Business Day), the Securities Administrator will make distributions to certificateholders.

Succeeding months will follow the same pattern.

FEES AND EXPENSES OF THE TRUST FUND

     In consideration of their duties on behalf of the Issuing Entity, the Servicers, the Master Servicer and the Securities Administrator will receive from the assets of the Issuing Entity certain fees and other compensation as set forth in the following table:

                            FREQUENCY                                                                   HOW AND WHEN FEE AND/OR
FEE PAYABLE TO:            OF PAYMENT:              AMOUNT OF FEE AND/OR COMPENSATION:                   COMPENSATION IS PAID:
------------------------   -----------   -------------------------------------------------------   ---------------------------------
Servicers                  Monthly       For each Mortgage Loan, a monthly fee paid to the         The monthly fee will be deducted
                                         related Servicer out of interest collections received     by each Servicer from the related
                                         from the related Mortgage Loan calculated on the          Collection Account in respect of
                                         outstanding principal balance of each Mortgage Loan at    each Mortgage Loan serviced by
                                         0.50% per annum for each Mortgage Loan serviced by        the Servicer, before payment of
                                         Litton and Wilshire and as follows for Option One:        any amounts to the Master
                                                                                                   Servicer.

                                         0 - 10 months following the Closing Date: 0.30% per
                                         annum for each Mortgage Loan serviced by Option One.

                                         11 - 30 months following the Closing Date: 0.40% per
                                         annum for each Mortgage Loan serviced by Option One.

                                         31 months following the Closing Date and thereafter:
                                         0.65% per annum for each Mortgage Loan serviced by
                                         Option One.

                                         Additionally, any investment earnings on or benefits
                                         derived from the Collection Account and the escrow
                                         accounts (to the extent such earnings or benefits are
                                         not required to be distributed to borrowers) will be
                                         paid as compensation to the related Servicer, and will
                                         not be available for distributions to
                                         certificateholders. As additional servicing
                                         compensation, the Servicers are entitled to receive
                                         Prepayment Interest Excesses, excess proceeds from REO
                                         Property sales,

                            FREQUENCY                                                                   HOW AND WHEN FEE AND/OR
FEE PAYABLE TO:            OF PAYMENT:              AMOUNT OF FEE AND/OR COMPENSATION:                   COMPENSATION IS PAID:
------------------------   -----------   -------------------------------------------------------   ---------------------------------
                                         all assumption fees and other similar
                                         charges (other than prepayment charges), and any other
                                         benefit from holding the Collection Account and escrow
                                         accounts.

Master Servicer            Monthly       The Master Servicer will be entitled to all investment    Investment earnings will be
                                         earnings on amounts on deposit in the Master Servicer     deducted by the Master Servicer
                                         Collection Account will be paid as compensation to the    from the Master Servicer
                                         Master Servicer and will not be available for payment     Collection Account, before
                                         to securityholders.                                       remittance of any amounts to the
                                                                                                   Securities Administrator.

Securities Administrator   Monthly       Any investment earnings on the Certificate Account will   Investment earnings will be
                                         be paid as compensation to the Securities Administrator   deducted by the Securities
                                         and will not be available for distributions to            Administrator from the
                                         certificateholders.                                       Certificate Account, before
                                                                                                   payment of any amounts to
                                                                                                   certificateholders.

Custodians                 Monthly       Paid directly by the Securities Administrator

     The fees and/or other compensation of the Servicers, the Master Servicer, the Securities Administrator and the Custodians as set forth in the table above may not be increased without amendment of the Pooling and Servicing Agreement as described under "Description of the Agreement--Amendment" in the prospectus.

     Expenses, fees and indemnity amounts of and other amounts due to the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodians will be reimbursed before payments are made on the Certificates.

OVERCOLLATERALIZATION PROVISIONS

     If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Certificate Principal Balance of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to such excess until the Certificate Principal Balance of each such class is reduced to zero.

     If the Certificate Principal Balance of a class of Subordinate Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to its Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

     On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, two business days (as determined under the Swap Agreement) prior to such Distribution Date), Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates as described above under "--Distributions" will be required to be distributed in respect of the following amounts, without duplication, until fully distributed:

     (1) to the Class A Certificates, any amounts due as described and in the same order of priority as set forth in paragraph (4) of "--Distributions of Interest," to the extent unpaid from Interest Funds;

     (2) to the Subordinate Certificates, any amounts due as described and in the same order of priority as set forth in paragraphs (5) through (13) of "--Distributions of Interest," to the extent unpaid from Interest Funds;

     (3)  the Extra Principal Distribution Amount;

     (4) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

     (5) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

     (6) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

     (7) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

     (8) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

     (9) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

     (10) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

     (11) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

     (12) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

     (13) to the Offered Certificates, on a pro rata basis, the Floating Rate Certificate Carryover in proportion to such amounts;

     (14) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment to the extent not already paid; and

     (15) to the Class C Certificates or the Class R Certificate, the remaining amount.

DISTRIBUTIONS FROM THE SUPPLEMENTAL INTEREST TRUST

     On or prior to each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, two business days (as defined in the Swap Agreement) prior to such Distribution Date), funds in the Supplemental Interest Trust will be distributed in the following order of priority (provided, however, Cap Payments will not apply to distributions in paragraphs (1), (2) and
(9) below):

     (1) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

     (2) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

     (3) to each class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds in proportion to such unpaid amounts;

     (4) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Current Interest for such class to the extent unpaid from Interest Funds and Principal Funds;

     (5) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

     (6) to the Offered Certificates, to pay principal as described and in the same manner and order of priority as set forth in paragraphs (3) through (10) of "--Distributions of Principal" in order to maintain amounts in respect of the targeted overcollateralization amount, and after giving effect to distributions of the Principal Distribution Amount for each such Class;

     (7) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from Interest Funds and Principal Funds;

     (8) to the Offered Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Floating Rate Certificate Carryover;

     (9) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty; and

     (10) to the holders of the Class C Certificates, any remaining amounts.

     Notwithstanding the foregoing, however, the sum of all cumulative amounts distributed pursuant to clauses (6) and (7) above will not exceed the cumulative amount of all Realized Losses incurred.

     Any Floating Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings on the Offered Certificates do not address the likelihood of the payment of any Floating Rate Certificate Carryover.

     In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Counterparty cannot be obtained with such Swap Termination Payment, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date (until the termination date of the original Swap Agreement), will withdraw the amount of any Net Swap Payment deemed due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement, for the benefit of the Issuing Entity. Any such reserve account shall not be an asset of any REMIC. Any amounts remaining in such reserve account shall be distributed to the holders of the Class C Certificates on the Distribution Date immediately following the earlier of (i) the optional termination of the Trust Fund as described in "The Pooling and Servicing Agreement --Optional Termination" herein and (ii) the Distribution Date in March 2012.

SUBORDINATION OF THE DISTRIBUTIONS OF THE SUBORDINATE CERTIFICATES

     The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class M-1 Certificates) to receive such distributions will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower payment priorities, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Class A Certificates and the further subordination among the Subordinate Certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

CORRIDOR CONTRACTS

     On the Closing Date, the Securities Administrator, on behalf of the Issuing Entity, will be directed to enter into three interest rate cap transactions with the Cap Contract Counterparty as evidenced by the Corridor Contracts. The Corridor Contracts will be entered into pursuant to an ISDA Master Agreement (together with the schedule thereto) by the Securities Administrator, on behalf of the Issuing Entity, and the Cap Contract Counterparty on the date that each Corridor Contract was executed. The Corridor Contracts are subject to certain ISDA definitions. On or prior to the related Corridor Contract Termination Date, amounts, if any, received by the Securities Administrator for the benefit of the Issuing Entity in respect of the applicable Corridor Contract will be used to pay Floating Rate Certificate Carryover (other than any Floating Rate Certificate Carryover attributable to the fact that Realized Losses are not allocated to the Class A Certificates) on the related classes of the Offered Certificates on a pro rata basis. Any amounts that are received on the Corridor Contracts that are not used to pay such Floating Rate Certificate Carryover on the related Offered Certificates will be distributed to the holder of the Class C Certificates.

     On the Closing Date, the Cap Contract Counterparty and the Securities Administrator, on behalf of the Issuing Entity, will enter into a credit support annex in relation to each of the Corridor Contracts to protect the Issuing Entity from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Corridor Contracts. The Securities Administrator will establish a segregated collateral account to hold any collateral amounts required to be posted by the Cap Contract Counterparty under the credit support annex. Where a termination event occurs with respect to the Cap Contract Counterparty under the Corridor Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Issuing Entity such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Securities Administrator may be required to make payments from the segregated collateral account to the Cap Contract Counterparty if amounts are due to such party under the terms of the credit support annex. The Securities Administrator will deposit into the segregated collateral account any amounts posted by the Cap Contract Counterparty and will remit interest earned on such amounts to the Cap Contract Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to any investors.

     With respect to any Distribution Date on or prior to the related Corridor Contract Termination Date, in exchange for a fixed payment made to the Cap Contract Counterparty on the Closing Date, the

Cap Contract Counterparty is obligated to pay to the Issuing Entity for deposit into the Corridor Contract Account under the related Corridor Contract an amount equal to the product of (i) the excess of (x) the lesser of (A) the related Upper Collar as shown under the heading "1 ML Strike Upper Collar" in the related Derivative LIBOR Corridor Table appearing below and (B) Derivative LIBOR for such Distribution Date over (y) the rate with respect to such Distribution Date as shown under the heading "1 ML Strike Lower Collar" in the related Derivative LIBOR Corridor Table appearing below, (ii) an amount equal to the lesser of (x) the related Corridor Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance for such Distribution Date of (A) in the case of the Class A-1 Corridor Contract, the Class A-1 and Class R Certificates, (B) in the case of the Class A-2 Corridor Contract, the Class A-2 Certificates or (C) in the case of the Subordinate Certificate Corridor Contract, the Subordinate Certificates and (iii) the actual number of days in such Accrual Period, divided by 360.

     The Class A-1 Corridor Contract Notional Balances, Class A-1 Lower Collars and Class A-1 Upper Collar are as described in the following table:

                    CLASS A-1 DERIVATIVE LIBOR CORRIDOR TABLE

                                                NOTIONAL         1ML STRIKE          1ML STRIKE
PERIOD   BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)(1)   UPPER COLLAR (%)
------   -----------------   --------------   -----------   -------------------   ----------------
  1           03/30/07          04/25/07      431,956,000          8.919               10.750
  2           04/25/07          05/25/07      425,355,821          7.696               10.750
  3           05/25/07          06/25/07      417,520,979          7.438               10.750
  4           06/25/07          07/25/07      408,469,872          7.694               10.750
  5           07/25/07          08/25/07      398,235,063          7.437               10.750
  6           08/25/07          09/25/07      386,874,765          7.436               10.750

(1) With respect to any Distribution Date, if Derivative LIBOR (subject to the Class A-1 Upper Collar equal to 10.750% per annum) exceeds the Class A-1 Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-1 Corridor Contract.

     The Class A-2 Corridor Contract Notional Balances, Class A-2 Lower Collars and Class A-2 Upper Collar are as described in the following table:

                    CLASS A-2 DERIVATIVE LIBOR CORRIDOR TABLE

                                                NOTIONAL         1ML STRIKE          1ML STRIKE
PERIOD   BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)(1)   UPPER COLLAR (%)
------   -----------------   --------------   -----------   -------------------   ----------------
   1          03/30/07          04/25/07      488,899,000          8.538               10.260
   2          04/25/07          05/25/07      481,245,266          7.367               10.260
   3          05/25/07          06/25/07      472,161,062          7.121               10.260
   4          06/25/07          07/25/07      461,664,601          7.366               10.260
   5          07/25/07          08/25/07      449,787,623          7.120               10.260
   6          08/25/07          09/25/07      436,620,280          7.121               10.260

(1) With respect to any Distribution Date, if Derivative LIBOR (subject to the Class A-2 Upper Collar equal to 10.260% per annum) exceeds the Class A-2 Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-2 Corridor Contract.

     The Subordinate Certificate Corridor Contract Notional Balances, Subordinate Certificate Lower Collars and Subordinate Certificate Upper Collar are as described in the following table:

             SUBORDINATE CERTIFICATE DERIVATIVE LIBOR CORRIDOR TABLE

                                                1ML      1ML
                                              STRIKE   STRIKE
                                               LOWER    UPPER
         BEGINNING    ENDING      NOTIONAL    COLLAR   COLLAR
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   (%)(1)     (%)
------   ---------   --------   -----------   ------   ------
1         03/30/07   04/25/07   240,826,000    7.701    9.240
2         04/25/07   05/25/07   240,826,000    6.506    9.240
3         05/25/07   06/25/07   240,826,000    6.255    9.240
4         06/25/07   07/25/07   240,826,000    6.504    9.240
5         07/25/07   08/25/07   240,826,000    6.253    9.240
6         08/25/07   09/25/07   240,826,000    6.253    9.240

(1) With respect to any Distribution Date, if Derivative LIBOR (subject to a Subordinate Certificate Upper Collar equal to 9.240% per annum) exceeds the Subordinate Certificate Lower Collar, the Issuing Entity will receive payments pursuant to the Subordinate Certificate Corridor Contract.

     Each Corridor Contract is scheduled to remain in effect until the applicable Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Issuing Entity, the failure by the Cap Contract Counterparty (after a grace period as set forth in the related Corridor Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Corridor Contract, the failure by the Cap Contract Counterparty or the Issuing Entity (after a cure period as set forth in the related Corridor Contract) to perform any other agreement made by it under the related Corridor Contract, the termination of the Trust Fund, the reduction in creditworthiness of a party following a merger event and the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

     The Offered Certificates do not represent an obligation of the Cap Contract Counterparty. Holders of the Offered Certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Corridor Contract.

CAP CONTRACT

     On the Closing Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will be directed to enter into a Cap Contract with the Cap Contract Counterparty.

     The Cap Contract will be entered into pursuant to an ISDA Master Agreement (together with the schedule thereto) the Supplemental Interest Trust Trustee and the Cap Contract Counterparty on the date that the Cap Contract was executed. The Cap Contract is subject to certain ISDA definitions.

     On the Closing Date, the Cap Contract Counterparty and the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will enter into a credit support annex in relation to the Cap Contract to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Cap Contract. The Supplemental Interest Trust Trustee will establish a segregated collateral account to hold any collateral amounts required to be posted by the Cap Contract Counterparty under the credit support annex. Where a termination event occurs with respect to the Cap Contract Counterparty under the Cap Contract, or where the Cap Contract Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee may be required to make payments from the segregated collateral account to the Cap Contract Counterparty if amounts are due to such party under the terms of the credit support annex. The Supplemental Interest Trust Trustee will deposit into the segregated collateral account any amounts posted by the Cap Contract Counterparty and will remit interest earned on such amounts to the Cap Contract Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to any investors.

     Under the Cap Contract, with respect to each Distribution Date during the period beginning on the Distribution Date in October 2007 and terminating immediately following the Distribution Date in March 2012, the Cap Counterparty will be obligated to make Cap Payments to the Supplemental Interest Trust. The Cap Payment is equal to the product of (A) the lesser of (x) the Cap Contract Notional Balance for the Distribution Date and (y) the excess if any, of (I) the beginning aggregate Certificate Principal Balance for such Distribution Date over (II) the Swap Agreement Notional Balance for such Distribution Date, (B) the excess, if any, of Derivative LIBOR over 5.322% and (C) the actual number of days in the related Accrual Period, divided by 360.

     The Offered Certificates will not represent an obligation of the Cap Contract Counterparty. Holders of the Offered Certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under the Cap Contract.

     The Cap Contract Notional Balances will be as shown in the following table:

                       CAP CONTRACT NOTIONAL BALANCE TABLE

                                              FIXED
         BEGINNING    ENDING     NOTIONAL     STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE($)   RATE(%)
------   ---------   --------   ----------   -------
 1        03/30/07   04/25/07            0    5.322
 2        04/25/07   05/25/07            0    5.322
 3        05/25/07   06/25/07            0    5.322
 4        06/25/07   07/25/07            0    5.322
 5        07/25/07   08/25/07            0    5.322
 6        08/25/07   09/25/07            0    5.322
 7        09/25/07   10/25/07   18,412,215    5.322
 8        10/25/07   11/25/07   21,984,527    5.322
 9        11/25/07   12/25/07   25,683,223    5.322
10        12/25/07   01/25/08   29,283,614    5.322
11        01/25/08   02/25/08   32,381,820    5.322
12        02/25/08   03/25/08   34,977,926    5.322
13        03/25/08   04/25/08   37,210,911    5.322
14        04/25/08   05/25/08   39,152,564    5.322
15        05/25/08   06/25/08   40,858,294    5.322
16        06/25/08   07/25/08   42,401,307    5.322
17        07/25/08   08/25/08   43,754,763    5.322
18        08/25/08   09/25/08   45,111,087    5.322
19        09/25/08   10/25/08   48,863,206    5.322
20        10/25/08   11/25/08   54,022,513    5.322
21        11/25/08   12/25/08   58,633,643    5.322
22        12/25/08   01/25/09   65,004,076    5.322
23        01/25/09   02/25/09   67,192,955    5.322
24        02/25/09   03/25/09   67,211,310    5.322
25        03/25/09   04/25/09   66,475,474    5.322
26        04/25/09   05/25/09   65,395,814    5.322
27        05/25/09   06/25/09   64,155,900    5.322
28        06/25/09   07/25/09   62,811,610    5.322
29        07/25/09   08/25/09   61,444,309    5.322
30        08/25/09   09/25/09   60,194,888    5.322

                                              FIXED
         BEGINNING    ENDING     NOTIONAL     STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE($)   RATE(%)
------   ---------   --------   ----------   -------
31        09/25/09   10/25/09   43,119,038    5.322
32        10/25/09   11/25/09   31,050,948    5.322
33        11/25/09   12/25/09   28,931,039    5.322
34        12/25/09   01/25/10   37,178,951    5.322
35        01/25/10   02/25/10   50,897,835    5.322
36        02/25/10   03/25/10   51,094,049    5.322
37        03/25/10   04/25/10   49,776,846    5.322
38        04/25/10   05/25/10   48,432,774    5.322
39        05/25/10   06/25/10   47,120,894    5.322
40        06/25/10   07/25/10   45,820,064    5.322
41        07/25/10   08/25/10   44,553,282    5.322
42        08/25/10   09/25/10   43,312,825    5.322
43        09/25/10   10/25/10   42,099,307    5.322
44        10/25/10   11/25/10   40,906,334    5.322
45        11/25/10   12/25/10   39,730,811    5.322
46        12/25/10   01/25/11   38,579,972    5.322
47        01/25/11   02/25/11   37,416,031    5.322
48        02/25/11   03/25/11   36,198,458    5.322
49        03/25/11   04/25/11   35,108,546    5.322
50        04/25/11   05/25/11   33,879,911    5.322
51        05/25/11   06/25/11   32,655,003    5.322
52        06/25/11   07/25/11   31,550,302    5.322
53        07/25/11   08/25/11   30,333,419    5.322
54        08/25/11   09/25/11   29,359,344    5.322
55        09/25/11   10/25/11   28,395,051    5.322
56        10/25/11   11/25/11   27,444,847    5.322
57        11/25/11   12/25/11   26,511,542    5.322
58        12/25/11   01/25/12   25,603,569    5.322
59        01/25/12   02/25/12   24,715,678    5.322
60        02/25/12   03/25/12   23,850,638    5.322

SWAP AGREEMENT

     On the Closing Date, the Supplemental Interest Trust Trustee will enter into the Swap Agreement with the Swap Counterparty, Bear Stearns Financial Products Inc., for the benefit of the Supplemental Interest Trust.

     The Swap Agreement will be entered into pursuant to an ISDA Master Agreement (together with the schedule thereto) the Supplemental Interest Trust Trustee and the Swap Counterparty on the date that the Swap Agreement was executed. The Swap Agreement is subject to certain ISDA definitions.

     The Swap Counterparty and the Supplemental Interest Trust Trustee will enter into a credit support annex in relation to the Swap Agreement to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement. The Supplemental Interest Trust Trustee will establish a segregated collateral account to hold any collateral amounts required to be posted by the Swap Counterparty under the credit support annex. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee may be required to make payments from the segregated collateral account to the Swap Counterparty if amounts are due to such party under the terms of the credit support annex. The Supplemental Interest Trust Trustee will deposit into the segregated collateral account any amounts posted by the Swap Counterparty and will remit interest earned on such amounts to the Swap Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to any investors.

     Under the Swap Agreement, with respect to each Distribution Date during the period beginning on the Distribution Date in October 2007 and terminating immediately following the Distribution Date in March 2012, the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty a fixed payment at a per annum rate as set forth in the table below, determined on the basis of a 360-day year with twelve 30-day months, and the Swap Counterparty will be obligated to pay to the Supplemental Interest Trust a floating payment at a rate of Derivative LIBOR, determined based on a 360-day year and the actual number of days in the related Accrual Period, in each case calculated based on the scheduled notional balance set forth in the schedule below. To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty, two business days (as determined under the Swap Agreement) prior to the related Distribution Date the Supplemental Interest Trust will make a Net Swap Payment to the Swap Counterparty out of amounts on deposit in the Certificate Account otherwise available to certificate holders as described in "Distributions--Distributions of Interest" and "--Distributions of Principal." To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, two business days (as determined under the Swap Agreement) prior to the related Distribution Date, the Swap Counterparty shall make a Net Swap Payment to the Supplemental Interest Trust, which shall be deposited in the Supplemental Interest Trust for the benefit of the Issuing Entity.

     The Swap Agreement Notional Balances will be as shown in the following table:

                      SWAP AGREEMENT NOTIONAL BALANCE TABLE

                                               FIXED
         BEGINNING    ENDING      NOTIONAL     STRIKE
PERIOD    ACCRUAL     ACCRUAL    BALANCE($)   RATE(%)
------   ---------   --------   -----------   -------
 1        03/30/07   04/25/07             0    5.000
 2        04/25/07   05/25/07             0    5.000
 3        05/25/07   06/25/07             0    5.000
 4        06/25/07   07/25/07             0    5.000
 5        07/25/07   08/25/07             0    5.000
 6        08/25/07   09/25/07             0    5.000
 7        09/25/07   10/25/07   982,124,953    5.000
 8        10/25/07   11/25/07   945,040,671    5.000
 9        11/25/07   12/25/07   905,456,353    5.000
10        12/25/07   01/25/08   865,908,458    5.000
11        01/25/08   02/25/08   829,044,963    5.000
12        02/25/08   03/25/08   795,267,758    5.000
13        03/25/08   04/25/08   763,891,362    5.000
14        04/25/08   05/25/08   734,505,106    5.000
15        05/25/08   06/25/08   706,763,099    5.000
16        06/25/08   07/25/08   680,227,568    5.000
17        07/25/08   08/25/08   655,064,562    5.000
18        08/25/08   09/25/08   629,251,968    5.000
19        09/25/08   10/25/08   588,700,410    5.000
20        10/25/08   11/25/08   541,434,024    5.000
21        11/25/08   12/25/08   490,206,267    5.000
22        12/25/08   01/25/09   433,030,006    5.000
23        01/25/09   02/25/09   391,449,068    5.000
24        02/25/09   03/25/09   359,657,159    5.000
25        03/25/09   04/25/09   336,636,048    5.000
26        04/25/09   05/25/09   317,287,598    5.000
27        05/25/09   06/25/09   300,213,628    5.000
28        06/25/09   07/25/09   284,350,020    5.000
29        07/25/09   08/25/09   269,192,029    5.000
30        08/25/09   09/25/09   253,581,611    5.000

                                               FIXED
         BEGINNING    ENDING      NOTIONAL     STRIKE
PERIOD    ACCRUAL     ACCRUAL    BALANCE($)   RATE(%)
------   ---------   --------   -----------   -------
31        09/25/09   10/25/09   252,780,926    5.000
32        10/25/09   11/25/09   247,318,494    5.000
33        11/25/09   12/25/09   231,734,926    5.000
34        12/25/09   01/25/10   215,601,974    5.000
35        01/25/10   02/25/10   201,883,091    5.000
36        02/25/10   03/25/10   190,116,113    5.000
37        03/25/10   04/25/10   179,697,390    5.000
38        04/25/10   05/25/10   170,230,934    5.000
39        05/25/10   06/25/10   161,564,862    5.000
40        06/25/10   07/25/10   153,488,113    5.000
41        07/25/10   08/25/10   146,028,825    5.000
42        08/25/10   09/25/10   139,055,452    5.000
43        09/25/10   10/25/10   132,482,167    5.000
44        10/25/10   11/25/10   126,247,889    5.000
45        11/25/10   12/25/10   120,306,086    5.000
46        12/25/10   01/25/11   114,684,251    5.000
47        01/25/11   02/25/11   109,416,030    5.000
48        02/25/11   03/25/11   104,548,563    5.000
49        03/25/11   04/25/11    99,898,701    5.000
50        04/25/11   05/25/11    95,670,292    5.000
51        05/25/11   06/25/11    91,705,202    5.000
52        06/25/11   07/25/11    87,873,752    5.000
53        07/25/11   08/25/11    84,393,499    5.000
54        08/25/11   09/25/11    80,890,192    5.000
55        09/25/11   10/25/11    77,586,233    5.000
56        10/25/11   11/25/11    74,455,159    5.000
57        11/25/11   12/25/11    71,503,466    5.000
58        12/25/11   01/25/12    68,693,728    5.000
59        01/25/12   02/25/12    66,033,927    5.000
60        02/25/12   03/25/12    63,521,786    5.000

     Upon early termination of the Swap Agreement, the Swap Counterparty may owe the Supplemental Interest Trust a Swap Termination Payment for the benefit of the Issuing Entity, or the Supplemental Interest Trust may owe the Swap Counterparty a Swap Termination Payment. Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a senior basis with respect to each applicable Distribution Date. Defaulted Swap Termination Payments owed to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a subordinated basis. See "Description of the Certificates--Distributions from the Supplemental Interest Trust."

     The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default applicable to either party under the Swap Agreement include, among other things, the following:

          -    failure to pay;

          -    certain bankruptcy and insolvency events; and

          - a merger without an assumption of obligations under the Swap Agreement.

     Early termination events under the Swap Agreement include, among other things:

          - illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

          - a tax event (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

          - a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger);

          - an early termination event or default event under the Cap Contract (this is reciprocal upon the occurrence of any other early termination event or default event of the Swap Agreement) ;

          - the occurrence of an optional termination as described under "The Pooling and Servicing Agreement--Optional Termination";

          - the aggregate Certificate Principal Balance of all certificates outstanding has been reduced to zero;

          - amendment of the Pooling and Servicing Agreement that adversely affects the Swap Counterparty without its prior consent; and

          - failure by the Swap Counterparty to comply with certain provisions in the Swap Agreement related to Regulation AB.

     If the Supplemental Interest Trust Trustee is unable to or, if applicable, chooses not to obtain a substitute swap agreement in the event that the Swap Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the Mortgage Loans without the benefit of a Swap Agreement or a substitute swap agreement; provided, however, the Securities Administrator shall thereafter administer the Swap Termination Payment received, if any, as described under "Description of the Certificates--Distributions from the Supplemental Interest Trust", for the benefit of the Issuing Entity.

     On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust Trustee may, with the consent of the Swap Counterparty, assign or transfer all or a portion of the Swap Agreement and (ii) the Swap Counterparty may assign its obligations under the Swap Agreement to any institution.

     The Swap Agreement is scheduled to terminate by its terms immediately following the Distribution Date in March 2012, and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the Supplemental Interest Trust Trustee and no further regularly scheduled amounts will be paid to the Supplemental Interest Trust Trustee by the Swap Counterparty.

CALCULATION OF ONE-MONTH LIBOR

     On each Interest Determination Date, the Securities Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

     If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Securities Administrator as follows:

     (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Offered Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

     (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Offered Certificates, for the related Accrual Period for the Offered Certificates shall (in the absence of manifest error) be final and binding.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Securities Administrator will prepare and make available on its website located at www.etrustee.net to each certificateholder, the Servicers, the Depositor, the Master Servicer, the NIMs Insurer, the Swap Counterparty and any other interested party a statement, based on information required to be delivered by the Master Servicer, the Servicers, the Cap Contract Counterparty and the Swap Counterparty and certain calculations by the Securities Administrator, generally setting forth among other information:

     (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

     (2) the amount of such distribution to holders of each class of certificates allocable to interest;

     (3)  the Interest Carry Forward Amount for each class of certificates;

     (4) the Certificate Principal Balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

     (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

     (6) the amount of the Servicing Fee paid to or retained by the Servicers and any amounts constituting reimbursement or indemnification of the Servicers, the Master Servicer, the Trustee, the Custodians or the Securities Administrator;

     (7) the Pass-Through Rate for each class of certificates for such Distribution Date;

     (8) the amount of Advances included in the distribution on such Distribution Date;

     (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

     (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

     (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and
          (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans in accordance with the OTS methodology for measuring delinquencies;

     (12) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the preceding calendar month;

     (13) whether a Stepdown Trigger Event has occurred and is in effect;

     (14) the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding calendar month, in the aggregate;

     (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Offered Certificates on such Distribution Date;

     (16) the number and amount of prepayment charges applicable to the related Prepayment Period in the aggregate;

     (17) as of each Distribution Date, the amount, if any, received by the Issuing Entity pursuant to each Corridor Contract and the amount thereof, if any, to be paid to each class of certificates;

     (18) as to each Distribution Date, any Cap Payments paid or received by the Supplemental Interest Trust pursuant to the Cap Contract;

     (19) as of each Distribution Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Supplemental Interest Trust;

     (20) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or similar state legislation, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

     (21) the amounts distributed as interest in respect of the portion of each class of certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC;

     (22) the aggregate amount of all Advances recovered during the preceding calendar month;

     (23) the allocation to each class of certificates of any Realized Losses during the preceding calendar month;

     (24) with respect to each class of certificates, the amount of any Compensating Interest shortfalls on such Distribution Date; and

     (25) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

     The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's transaction administrator at (312) 992-1816. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each certificateholder of record during the previous calendar year and the NIMs Insurer, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

     Additional information regarding the performance of the Mortgage Loans will be made available on the Sponsor's internet website which can be accessed by registration with the Sponsor at www.absreports.ml.com.

ADDITIONAL RIGHTS OF THE HOLDER OF THE CLASS R CERTIFICATE

     The Class R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Class R Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "--Distributions," the holder of the Class R Certificate will be entitled to receive (i) the amounts, if any, remaining in each REMIC on any Distribution Date after distributions of principal and interest on the regular interests and Class R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in each REMIC after distributions in respect of any accrued and unpaid interest on such regular interests and Class R Certificate, and after distributions in respect of principal have reduced the principal amounts of the regular interests and Class R Certificate to zero. After the Certificate Principal Balance of the Class R Certificate is reduced to zero, it is not anticipated that any material distributions will be made with respect to the Class R Certificate at any time. See "Material Federal Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates" in the prospectus.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATE

     The Class R Certificate will be subject to the following restrictions on transfer, and the Class R Certificate will contain a legend describing such restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the prospectus) and (ii) certain pass-through entities (as defined in the prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership" as defined in the Code) with respect to the Class R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cashflows generated thereby,
(iii) intends to pay taxes associated with holding the Class R Certificate as such taxes become due, (iv) will not transfer the Class R Certificate to any person or entity that does not provide a similar affidavit or letter and (v) will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

     In addition, the Class R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective IRS Form W-8ECI (or any successor thereto).

     The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     The Class R Certificate may not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement among the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee. The NIMs Insurer, if any, the Cap Contract Counterparty and the Swap Counterparty will each be a third party beneficiary of the Pooling and Servicing Agreement. In addition, the NIMs Insurer, if any, will have various rights under the Pooling and Servicing Agreement. The Offered Certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent. The Securities Administrator will provide to a prospective or actual certificateholder, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: MLMI 2007-HE2.

THE ISSUING ENTITY

     Merrill Lynch Mortgage Investors Trust, Series 2007-HE2, the Issuing Entity, will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

     The Trustee and the Master Servicer will act on behalf of the Issuing Entity in accordance with the Pooling and Servicing Agreement, and may only perform those actions on behalf of the Issuing Entity that are specified or permitted in the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by certificateholders and the other parties thereto as described under "Description of the Agreements--Amendment" in the prospectus.

     If the assets of the Issuing Entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a New York common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or the Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than scheduled payments due on or before that date. The Securities Administrator, as authenticating agent, will, concurrently with such assignment, authenticate and deliver the Offered Certificates in accordance with the instructions of the Depositor. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the scheduled payment and the maturity date of such Mortgage Loan.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Custodian on behalf of the Trustee in accordance with the Pooling and Servicing Agreement: (1) the related original Mortgage Note, with any riders thereto, endorsed without recourse to the Trustee or in blank, (2) the original Mortgage, with any riders thereto, with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a Co-op Loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a Co-op Loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a Co-op Loan) and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. The Pooling and Servicing Agreement does not require the Depositor or any other party to record the assignments and the Depositor does not expect to cause the assignments to be recorded.

OWNIT MORTGAGE LOANS

     With respect to the Ownit Mortgage Loans, the Sponsor will make various representations and warranties to the Depositor pursuant to the mortgage loan purchase agreement between the Sponsor and the Depositor on the Closing Date.

     Within the period of time specified in the mortgage loan purchase agreement between the Sponsor and the Depositor following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a related Mortgage Loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another Mortgage Loan).

OPTION ONE MORTGAGE LOANS

     Pursuant to the terms of the mortgage loan purchase and sale agreement between Option One and the Sponsor, Option One has made to the Sponsor, as of the date of (or provided in) such agreement various representations and warranties concerning the Option One Mortgage Loans, which representations and warranties will be brought forward to the Closing Date by Option One. On the Closing Date, the Sponsor's rights under the sale agreement will be assigned by the Sponsor to the Depositor pursuant to the mortgage loan sale and assignment agreement.

     Within the period of time specified in the mortgage loan purchase and sale agreement between Option One and the Sponsor following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a related Mortgage Loan, or receipt of notice of such breach, Option One will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another Mortgage Loan).

     Pursuant to the terms of the mortgage loan sale and assignment agreement whereby the Option One Mortgage Loans will be sold by the Sponsor to the Depositor, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the certificates) certain additional limited representations and warranties as of the Closing Date. In the event of a breach of any such representation or warranty that does not also constitute a breach of any representation or warranty made by Option One as described above, the Sponsor will be obligated to cure such breach or purchase the affected Option One Mortgage Loans.

     With respect to the Mortgage Loans, the representations and warranties of the Sponsor and Option One are summarized in "Descriptions of the Agreements--Representations and Warranties; Repurchases" in the prospectus. To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by Option One or the Sponsor, as applicable, and a Realized Loss occurs with respect to that Mortgage Loan, holders of the certificates may incur a loss. See "Risk Factors--Option One Mortgage Corporation and Merrill Lynch Mortgage Lending, Inc. may not be able to repurchase defective mortgage loans."

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMs Insurer, if any, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus and as set forth under "Servicing of the Mortgage Loans--Pledge of Servicing Rights" herein; provided, however, that the Swap Counterparty shall be notified of and must consent to any amendment that will materially affect the Swap Counterparty's rights or interests under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee acting at the direction of the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby, with the consent of the NIMs Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

     (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%;

     (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class; or

     (4) materially affect the Swap Counterparty's rights or interests unless the Swap Counterparty has received notice of and consented to such amendment.

     In addition, the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee, without the consent of any of the certificateholders, to comply with the provisions of Regulation AB.

OPTIONAL TERMINATION

     Promptly after the Initial Optional Termination Date, the Securities Administrator will be directed, pursuant to the Pooling and Servicing Agreement, to attempt to terminate the Trust Fund through a one-time auction process, using procedures that are mutually acceptable to the Securities Administrator and the Depositor, and thereby effect the retirement of all of the certificates. Pursuant to such procedures, the Securities Administrator will attempt to auction the remaining Trust Fund assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the Optional Termination Price. Net proceeds (after reimbursement of amounts due to the Servicers, Master Servicer, Securities Administrator, Custodians and the Trustee) from the purchase will be distributed to the certificateholders in the order of priority described herein. Any such optional termination of the Trust Fund will result in an early retirement of the certificates.

     If a sufficient purchase price is not achieved at such auction, thereafter the NIMs Insurer, if any, may purchase all of the Mortgage Loans at the Optional Termination Price, which would result in an early retirement of the certificates and the termination of the Trust Fund. If the auction fails to achieve a sufficient purchase price and the NIMs Insurer fails to exercise its option to purchase all of the Mortgage Loans, first., the Master Servicer and then Wilshire may purchase all of the Mortgage Loans at the Optional Termination Price, which similarly would result in an early retirement of the certificates and the termination of the Trust Fund.

EVENTS OF DEFAULT

     Events of default with respect to a Servicer will consist of:

     (1) any failure by such Servicer to deposit in the relevant Collection Account or the Master Servicer Collection Account the required amounts or remit to the Master Servicer any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) that continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after written notice of the failure shall have been given to the relevant Servicer, the Master Servicer, the Trustee and the Depositor by the Master Servicer, the Trustee or the Depositor, or to the relevant Servicer, the Master Servicer, the Trustee and the Depositor by the NIMs Insurer or the holders of certificates evidencing greater than 50% of the voting rights evidenced by the certificates;

     (2) any failure by such Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the relevant Servicer in the Pooling and Servicing Agreement, which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after the giving of written notice of the failure to the relevant Servicer, Master Servicer, the Trustee and the Depositor by the Master Servicer, the Trustee or the Depositor, or to the relevant Servicer, Master Servicer, the Trustee and the Depositor by the NIMs Insurer or the holders of certificates evidencing greater than 50% of the voting rights evidenced by the certificates; and

     (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations.

As of any date of determination, (1) holders of the Offered Certificates will be allocated 98% of all voting rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and
(2) holders of the Class C and Class P Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Master Servicer may (with the consent of the NIMs Insurer, if any), or upon the receipt of instructions from the NIMs Insurer or the holders of certificates having greater than 50% of the voting rights evidenced by the certificates (with the consent of the NIMs Insurer, if any) shall, terminate all of the rights and obligations of the defaulting Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Master Servicer will, within the time period specified in the Pooling and Servicing Agreement, succeed to all of the responsibilities and duties of the relevant Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances, subject to the pledge and assignment to a servicing rights pledgee as described in the Pooling and Servicing Agreement, or will appoint a successor servicer thereunder. No assurance can be given that termination of the rights and obligations of the relevant Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the relevant Servicer, including the delinquency experience of such Mortgage Loans.

     No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Master Servicer written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the Master Servicer to institute such proceeding in its own name as trustee thereunder and have offered to the Master Servicer, reasonable indemnity and the Master Servicer for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The Trustee will be the trustee under the Pooling and Servicing Agreement. The Trustee will be entitled to reimbursement for certain expenses and indemnification amounts prior to distributions of any amounts to certificateholders. The office of the Trustee is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: MLMI 2007-HE2 or at such other addresses as the Trustee may designate from time to time.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Pooling and Servicing Agreement will provide that the Servicers, the Master Servicer, the Securities Administrator, the Custodians and the Trustee and any officer, employee or agent thereof will be indemnified from the assets of the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. The Servicers, the Master Servicer, the Securities Administrator, the Custodians and the Trustee will also be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and Advances incurred or made by the Servicers, the Master Servicer, the Securities Administrator, the Custodians and the Trustee in accordance with the Pooling and Servicing Agreement (including the fees and expenses of its counsel), except any such expenses, disbursements and Advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

SPECIAL SERVICING AGREEMENTS

     The Pooling and Servicing Agreement may permit each Servicer to enter into a special servicing advisory agreement with a holder of the Class R Certificate and/or one or more other class of subordinate certificates issued by the Issuing Entity or of a net interest margin trust holding certificates issued by the Issuing Entity or an advisor thereto. Pursuant to such agreement, each Servicer may provide such person, in its capacity as special servicer, with loan-level information with respect to the Mortgage Loans, and such person may advise the relevant Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The weighted average life of and the yield to maturity on each class of the Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of Principal Prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of Principal Prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment charges. The Servicers may, in the case of a delinquent Mortgage Loan or because of an indication that the Mortgagor is interested in refinancing or prepaying a Mortgage Loan, solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. In addition, Wilshire may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such refinancings will affect the rate of Principal Prepayments on the mortgage pool.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of Principal Prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

     The weighted average life of and yield to maturity on each class of the Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors:

     (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Offered Certificates);

     (2)  the delinquency and default experience of the related Mortgage Loans;

     (3)  the level of One-Month LIBOR;

     (4)  the Mortgage Index for the Adjustable Rate Mortgage Loans; and

     (5) the provisions of the Pooling and Servicing Agreement that permit Net Excess Cashflow to be distributed to the Class C Certificates or the Class R Certificate when required overcollateralization levels have been met.

To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Certificates--Overcollateralization Provisions."

     Any Net Swap Payments owed to the Swap Counterparty will reduce amounts available for distribution to certificateholders and may reduce the Pass-Through Rates on the Offered Certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the amount on which payments due under the Swap Agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

PREPAYMENTS AND YIELDS FOR THE CERTIFICATES

     Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 76.03% of the Mortgage Loans contain prepayment charges, the rate of Principal Prepayments during the term of such prepayment charges may be less than the rate of Principal Prepayments for Mortgage Loans which do not contain prepayment charges; however, Principal Prepayments on the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.

     Approximately 14.01% of the Mortgage Loans in the mortgage pool are Fixed Rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on fixed rate mortgage loans.

     Approximately 85.99% of the Mortgage Loans in the mortgage pool are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of Principal Prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

     Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the Offered Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Certificates. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the related Available Funds Cap. Moreover, the Fixed Rate Mortgage Loans have Mortgage Rates that will not adjust and the presence of the Fixed Rate Mortgage Loans in the mortgage pool will make the related Available Funds Cap less likely to adjust either upward or downward. See "The Mortgage Pool."

     The calculation of the Pass-Through Rate on each class of the Offered Certificates is based upon the value of an index (One-Month LIBOR) that is different from the value of the Mortgage Index applicable to all of the Adjustable Rate Mortgage Loans (Six-Month LIBOR) as described under "The Mortgage Pool--General." In addition, the Fixed Rate Mortgage Loans have Mortgage Rates that are not dependent upon any index.

     The Class A-1 and Class R Certificates are subject to the Class A-1 Available Funds Cap, which limits the Pass-Through Rate on the Class A-1 and Class R Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group One Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payment or Swap Termination Payment (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date; and (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     The Class A-2 Certificates are subject to the Class A-2 Available Funds Cap, which limits the Pass-Through Rate on the Class A-2 Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group Two Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payment or Swap Termination Payment (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and

(iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     The Class M and Class B Certificates are subject to the Weighted Average Available Funds Cap, which limits the Pass-Through Rate on the Class M and Class B Certificates to a per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two).

     Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause an Available Funds Cap to limit the amount of interest that would otherwise accrue on a related class of Offered Certificates. In particular, the Pass-Through Rate on each class of Offered Certificates adjusts monthly, while the interest rates on the Adjustable Rate Mortgage Loans adjust less frequently and the interest rates on the Fixed Rate Mortgage Loans remain constant, with the result that the operation of an Available Funds Cap may limit increases in the Pass-Through Rates for extended periods in a rising interest rate environment. In addition, the Adjustable Rate Mortgage Loans are subject to periodic (i.e., semi-annual) adjustment caps, minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an Available Funds Cap limiting increases in the Pass-Through Rate for the related classes of Offered Certificates. Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee and any Net Swap Payments owed to the Swap Counterparty or Swap Termination Payments owed to the Swap Counterparty for the related Distribution Date (other than Defaulted Swap Termination Payments)) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of Offered Certificates. Furthermore, if an Available Funds Cap determines the Pass-Through Rate for a class of Offered Certificates for a Distribution Date, the market value of such class of Offered Certificates may be temporarily or permanently reduced. Although the Pooling and Servicing Agreement provides a mechanism to pay, on a subordinated basis, any Floating Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of any such amount.

     In addition, the Pass-Through Rate on the Class A-1 and Class R Certificates is subject to the Class A-1 Maximum Rate Cap, the Pass-Through Rate on any class of the Class A-2 Certificates is subject to the Class A-2 Maximum Rate Cap and the Pass-Through Rate on any class of the Class M and Class B Certificates is subject to the Weighted Average Maximum Rate Cap. The Maximum Rate Caps may limit increases in the Pass-Through Rate on the related class of Offered Certificates and any shortfall of interest will not be recovered, except under limited circumstances described herein.

     The extent to which the yield to maturity on the Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of the Offered Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The Last Scheduled Distribution Date for each class of Offered Certificates is set forth in the chart appearing on page S-4. The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

     (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Certificate Principal Balances thereof;

     (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein; and

     (3) the Securities Administrator will be directed in the Pooling and Servicing Agreement to conduct a one-time auction for the purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and if such auction fails to achieve the sufficient purchase price, the Master Servicer or Wilshire may, on any subsequent Distribution Date, purchase all of the Mortgage Loans.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Fixed Rate Mortgage Loans or Adjustable Rate Mortgage Loans, as applicable. For the Fixed Rate Mortgage Loans, the prepayment model used in this prospectus supplement is HEP. For the Adjustable Rate Mortgage Loans, the prepayment model used in this prospectus supplement is PPC.

     As used in the following tables "0% of the prepayment model" assumes no prepayments on the Mortgage Loans; "80% of the prepayment model" assumes the Mortgage Loans will prepay at rates equal to 80% of the related prepayment model; "100% of the prepayment model" assumes the Mortgage Loans will prepay at rates equal to 100% of the related prepayment model; "150% of the prepayment model" assumes the Mortgage Loans will prepay at rates equal to 150% of the related prepayment model; and "200% of the prepayment model" assumes the Mortgage Loans will prepay at rates equal to 200% of the related prepayment model.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. Wilshire may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

     The weighted average lives of each class of Offered Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution with respect to such class by the number of years from the date of issuance of the certificates to the related Distribution Date,

(2) summing the results and (3) dividing the sum by the total principal distribution on such class of Offered Certificates.

     The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that the Mortgage Loans have the approximate characteristics described below:

                              OWNIT MORTGAGE LOANS

                       GROUP ONE FIXED RATE MORTGAGE LOANS

                                                                                            ORIGINAL   REMAINING    ORIGINAL
                                                               ORIGINAL       REMAINING    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION      ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM       TERM (1)       TERM (1)        TERM        TERM       PENALTY
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   ------------   ------------   ---------   ---------   ----------
    74,050.75    10.625     10.125       360        355           480            475            0           0          36
   100,362.38     9.250      8.750       360        357           540            537            0           0          12
 8,098,636.63     8.541      8.041       360        354           540            534            0           0          36
 2,602,830.04     8.155      7.655       360        357           600            597            0           0          36
    83,321.15     8.999      8.499       240        237           240            237            0           0          36
    54,462.28     7.625      7.125       360        347           360            347            0           0          12
13,550,598.81     8.539      8.039       360        355           360            355            0           0          36
   485,652.04     8.505      8.005       360        356           480            476            0           0          36
 1,755,072.68     8.246      7.746       360        356           540            536            0           0          36
   229,715.86    10.375      9.875       360        357           360            357            0           0          12
 3,112,737.92     8.494      7.994       360        356           360            356            0           0          36
   118,732.27     8.875      8.375       360        356           540            536            0           0          24
   195,480.69     7.276      6.776       360        355           540            535            0           0          36
   391,347.97     7.923      7.423       360        356           360            356            0           0          36
   214,409.10     8.875      8.375       360        354           480            474            0           0          36
   122,255.48     7.375      6.875       360        355           540            535            0           0          36
   335,793.92     8.479      7.979       360        353           360            353            0           0          36
   399,832.55     7.750      7.250       360        357           600            597            0           0          24
   135,931.33     7.250      6.750       360        357           600            597            0           0          36
   124,698.33     7.125      6.625       360        357           360            357            0           0          36
   222,605.54     7.625      7.125       360        357           540            537            0           0          24
   224,710.25     7.875      7.375       360        357           600            597            0           0          24
    94,802.57     7.875      7.375       360        357           360            357            0           0          36
   628,129.74     7.699      7.199       360        357           540            537            0           0          36
    99,958.12     7.750      7.250       360        357           600            597            0           0          36
 1,422,834.58     8.339      7.839       360        356           360            356            0           0          36
 1,229,096.77     8.361      7.861       360        355           540            535            0           0          36
 1,172,963.88     8.571      8.071       360        354           360            354            0           0          36
   189,830.72     8.718      8.218       360        357           360            357            0           0          36
   105,965.02     8.375      7.875       360        357           600            597            0           0          36
   272,339.45     7.124      6.624       360        357           360            357            0           0          36
   267,991.89     8.375      7.875       360        357           480            477            0           0          12
   431,919.55     7.605      7.105       360        356           480            476            0           0          24
 1,549,394.83     7.958      7.458       360        356           480            476            0           0          36
 1,311,147.51     8.506      8.006       360        354           540            534            0           0          12
 1,236,757.21     8.248      7.748       360        355           540            535            0           0          24
15,352,573.76     7.945      7.445       360        355           540            535            0           0          36
   180,722.30     7.723      7.223       360        357           600            597            0           0          12
 2,312,485.37     7.732      7.232       360        357           600            597            0           0          36
   417,748.65     7.843      7.343       180        175           180            175            0           0          36
   188,676.59     7.875      7.375       240        236           240            236            0           0          36
 1,240,361.82     8.453      7.953       360        355           360            355            0           0          12
   652,242.28     8.005      7.505       360        353           360            353            0           0          24
20,660,468.48     8.052      7.552       360        355           360            355            0           0          36
 1,045,608.66     7.249      6.749       360        356           240            240          120         116          36
   830,706.89     8.658      8.158       360        353           480            473            0           0           0
 3,069,007.58     8.549      8.049       360        355           540            535            0           0           0
 2,411,233.87     8.055      7.555       360        357           600            597            0           0           0
   382,128.54     8.710      8.210       180        175           180            175            0           0           0
   219,648.29     7.888      7.388       240        237           240            237            0           0           0
10,603,339.82     8.441      7.941       360        356           360            356            0           0           0
    19,888.72    11.750     11.250       180        163           360            343            0           0          24
    49,840.75    11.825     11.325       180        170           360            350            0           0          36
    47,639.39    10.883     10.383       360        351           480            471            0           0          24

----------
(1)  Does not include interest-only term.

                                                                                            ORIGINAL   REMAINING    ORIGINAL
                                                               ORIGINAL       REMAINING    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION      ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM       TERM (1)       TERM (1)        TERM        TERM       PENALTY
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   ------------   ------------   ---------   ---------   ----------
   407,848.33    10.967     10.467       360        354           480            474            0           0          36
    41,479.15    11.870     11.370       360        351           360            351            0           0          24
   148,257.74    10.592     10.092       360        355           360            355            0           0          36
   196,481.50    11.413     10.913       360        354           480            474            0           0          36
    45,650.22     9.120      8.620       360        354           360            354            0           0          24
   175,079.77     9.782      9.282       360        355           360            355            0           0          36
    37,399.46    12.000     11.500       360        351           360            351            0           0          24
    19,970.27    13.500     13.000       360        353           360            353            0           0          24
   190,795.44    11.109     10.609       180        171           360            351            0           0          24
 1,118,891.02    11.137     10.637       360        354           480            474            0           0          24
   860,452.29    11.101     10.601       360        353           480            473            0           0          36
   505,161.34    10.653     10.153       360        353           360            353            0           0          24
   198,837.59    10.524     10.024       360        354           360            354            0           0          36
   136,653.84    12.011     11.511       180        174           360            354            0           0           0
 1,858,243.79    11.713     11.213       360        354           480            474            0           0           0
    21,233.54    12.125     11.625       180        175           180            175            0           0           0
 1,079,728.77    11.568     11.068       360        354           360            354            0           0           0

----------
(1)  Does not include interest-only term.

                       GROUP TWO FIXED RATE MORTGAGE LOANS

                                                                                            ORIGINAL   REMAINING    ORIGINAL
                                                               ORIGINAL       REMAINING    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION      ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM       TERM (1)       TERM (1)        TERM        TERM       PENALTY
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   ------------   ------------   ---------   ---------   ----------
 2,134,100.74     8.484      7.984       360        354           540            534            0           0          36
   170,325.21     7.625      7.125       360        357           600            597            0           0          12
   267,400.01     8.064      7.564       360        357           600            597            0           0          36
   262,675.89     9.143      8.643       180        174           180            174            0           0          36
    80,355.20     8.625      8.125       240        228           240            228            0           0          36
 3,051,816.69     8.655      8.155       360        354           360            354            0           0          36
   368,190.00     7.500      7.000       360        356           240            240          120         116          36
   175,811.41     7.250      6.750       360        357           480            477            0           0          36
   362,027.86     8.244      7.744       360        354           540            534            0           0          36
    81,317.73     7.750      7.250       240        237           240            237            0           0          36
   109,309.19     7.500      7.000       360        350           360            350            0           0          12
 1,132,133.48     8.185      7.685       360        356           360            356            0           0          36
   189,694.36     8.750      8.250       360        357           360            357            0           0          36
   247,938.82     9.125      8.625       360        357           600            597            0           0          24
   485,134.21     7.731      7.231       360        356           540            536            0           0          36
   281,591.16     7.378      6.878       360        357           360            357            0           0          36
   110,297.28     8.750      8.250       360        356           480            476            0           0          12
    54,812.98     7.999      7.499       360        355           360            355            0           0          36
 1,252,182.21     7.796      7.296       360        356           480            476            0           0          36
    76,017.57     9.750      9.250       360        356           540            536            0           0          12
   498,385.24     7.813      7.313       360        356           540            536            0           0          24
 8,578,654.47     7.732      7.232       360        355           540            535            0           0          36
 2,743,820.70     7.285      6.785       360        357           600            597            0           0          36
    49,403.36     7.750      7.250       180        176           180            176            0           0          36
 1,283,735.30     7.455      6.955       360        356           360            356            0           0          12
 8,110,519.83     7.805      7.305       360        356           360            356            0           0          36
 1,476,000.00     6.662      6.162       360        356           240            240          120         116          36
   926,500.10     8.320      7.820       360        357           540            537            0           0           0
 1,902,388.37     6.568      6.068       360        357           600            597            0           0           0
    89,179.46     7.500      7.000       180        177           180            177            0           0           0
 2,680,728.99     8.067      7.567       360        356           360            356            0           0           0
   311,700.00     6.500      6.000       360        357           300            300           60          57           0
    51,762.41     9.500      9.000       180        171           360            351            0           0          36
    75,933.60    10.316      9.816       360        354           480            474            0           0          36
    71,018.87    12.150     11.650       360        351           360            351            0           0          24
   157,475.27    11.325     10.825       360        354           360            354            0           0          36
   130,942.17    11.944     11.444       360        355           480            475            0           0          24
    67,231.64    11.750     11.250       360        350           360            350            0           0          24
    29,084.25    11.000     10.500       180        161           360            341            0           0          24
    29,894.01     9.500      9.000       360        354           360            354            0           0          36
   715,042.04    10.220      9.720       180        173           360            353            0           0          24
   937,155.14    10.257      9.757       180        174           360            354            0           0          36
 1,194,595.86    11.832     11.332       360        354           480            474            0           0          12
 6,451,992.56    11.072     10.572       360        354           480            474            0           0          24
 3,104,693.60    10.998     10.498       360        354           480            474            0           0          36
   303,648.35    10.283      9.783       360        354           360            354            0           0          12
 2,862,376.48    10.131      9.631       360        354           360            354            0           0          24
   637,227.66    10.234      9.734       360        355           360            355            0           0          36
    81,824.18    12.216     11.716       180        172           360            352            0           0           0
 2,917,140.93    11.858     11.358       360        354           480            474            0           0           0
 1,246,813.22    10.547     10.047       360        354           360            354            0           0           0

----------
(1)  Does not include interest-only term.

                    GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS


                                                                                    ORIGINAL  REMAINING
                                                          ORIGINAL      REMAINING   INTEREST   INTEREST
                            NET    ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION    ONLY       ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM      TERM (1)      TERM (1)      TERM       TERM       GROSS
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN (%)
-------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ----------
   129,878.53    9.500     9.000      360       355          480         475             0         0        7.750
   473,790.18    8.250     7.750      360       353          480         473             0         0        7.250
   995,702.71    8.589     8.089      360       354          540         534             0         0        7.369
 2,735,003.84    8.051     7.551      360       355          540         535             0         0        6.891
    85,890.87   10.250     9.750      360       357          360         357             0         0        6.875
 2,739,634.65    8.565     8.065      360       356          360         356             0         0        6.780
 4,991,931.82    8.414     7.914      360       354          360         354             0         0        7.022
   432,705.27    8.356     7.856      360       357          480         477             0         0        6.485
   363,570.55    8.457     7.957      360       357          480         477             0         0        6.458
    52,475.66    8.625     8.125      360       357          540         537             0         0        6.000
   963,801.61    8.719     8.219      360       357          600         597             0         0        6.470
 1,639,310.80    7.629     7.129      360       357          600         597             0         0        6.272
   151,923.80    9.250     8.750      360       356          540         536             0         0        7.750
 1,919,430.63    7.941     7.441      360       355          540         535             0         0        6.655
   137,505.36    7.200     6.700      360       356          600         596             0         0        6.125
 1,763,911.94    8.379     7.879      360       355          360         355             0         0        6.910
   656,506.23    7.195     6.695      360       357          540         537             0         0        6.226
 1,569,823.37    7.843     7.343      360       357          600         597             0         0        6.315
    94,771.71    8.375     7.875      360       357          360         357             0         0        6.375
   109,498.11    7.750     7.250      360       357          480         477             0         0        6.125
   239,150.00    7.601     7.101      360       354          300         300            60        54        6.944
   198,516.89    8.250     7.750      360       357          360         357             0         0        6.375
   124,598.07    8.325     7.825      360       357          600         597             0         0        6.125
   112,000.00    6.625     6.125      360       357          240         240           120       117        2.250
   231,563.12    8.788     8.288      360       353          480         473             0         0        6.962
 1,396,410.12    8.310     7.810      360       356          540         536             0         0        7.018
   274,996.59    8.569     8.069      360       357          360         357             0         0        6.310
 3,346,026.23    8.439     7.939      360       356          360         356             0         0        6.648
   137,087.99    7.500     7.000      360       356          360         356             0         0        6.250
   517,446.75    8.903     8.403      360       357          480         477             0         0        6.488
 1,657,947.74    7.899     7.399      360       357          600         597             0         0        6.409
    60,962.67    7.875     7.375      360       349          540         529             0         0        6.875
   280,348.43    8.096     7.596      360       355          540         535             0         0        6.817
   200,047.92    7.750     7.250      360       356          600         596             0         0        6.375
    79,703.42    8.375     7.875      360       355          360         355             0         0        7.375
   234,991.31    8.375     7.875      360       357          540         537             0         0        6.125

                                                   NUMBER OF
                                                    MONTHS               ORIGINAL
INITIAL                                   RATE    UNTIL NEXT             MONTHS TO
  RATE                                   CHANGE      RATE               PREPAYMENT
 CHANGE  PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
CAP (%)   CAP (%)  RATE (%)  RATE (%)   (MONTHS)     DATE       INDEX   EXPIRATION
-------  --------  --------  --------  ---------  ----------  --------  ----------
 3.000     1.000    15.500     9.500       12         19      6M LIBOR      24
 3.000     1.000    14.250     8.250       12         17      6M LIBOR      36
 3.000     1.000    14.589     8.589       12         18      6M LIBOR      24
 3.000     1.000    14.051     8.051       12         19      6M LIBOR      36
 3.000     1.000    16.250    10.250        6         21      6M LIBOR      12
 3.000     1.000    14.535     8.535        6         20      6M LIBOR      24
 3.000     1.000    14.390     8.390        6         18      6M LIBOR      36
 3.000     1.000    14.355     8.355        6         21      6M LIBOR      24
 3.000     1.000    14.457     8.457        6         21      6M LIBOR      36
 3.000     1.000    14.625     8.625        6         21      6M LIBOR      36
 3.000     1.000    14.749     8.749        6         21      6M LIBOR      24
 3.000     1.000    13.628     7.628        6         21      6M LIBOR      36
 3.000     1.000    15.250     9.250       12         32      6M LIBOR      24
 3.000     1.000    13.941     7.941       12         31      6M LIBOR      36
 3.000     1.000    13.200     7.200       12         32      6M LIBOR      36
 3.000     1.000    14.343     8.343        6         31      6M LIBOR      36
 3.000     1.000    13.052     7.052        6         33      6M LIBOR      36
 3.000     1.000    13.821     7.821        6         33      6M LIBOR      36
 3.000     1.000    14.375     8.375        6         45      6M LIBOR      12
 3.000     1.000    13.750     7.750        6         57      6M LIBOR      36
 3.000     1.000    13.557     7.557        6         18      6M LIBOR      36
 3.000     1.000    14.250     8.250        6         21      6M LIBOR      24
 3.000     1.000    14.325     8.325        6         21      6M LIBOR      36
 3.000     1.000    12.625     6.625       12         57      6M LIBOR      36
 3.000     1.000    14.788     8.788       12         17      6M LIBOR      24
 3.000     1.000    14.310     8.310       12         20      6M LIBOR      24
 3.000     1.000    14.569     8.569        6         21      6M LIBOR      12
 3.000     1.000    14.439     8.439        6         20      6M LIBOR      24
 3.000     1.000    13.500     7.500        6         20      6M LIBOR      36
 3.000     1.000    14.903     8.903        6         21      6M LIBOR      24
 3.000     1.000    13.899     7.899        6         21      6M LIBOR      24
 3.000     1.000    13.875     7.875       12         25      6M LIBOR      24
 3.000     1.000    14.096     8.096       12         31      6M LIBOR      36
 3.000     1.000    13.750     7.750       12         32      6M LIBOR      36
 3.000     1.000    14.375     8.375        6         31      6M LIBOR      36
 3.000     1.000    14.375     8.375        6         33      6M LIBOR      36

----------
(1)  Does not include interest-only term.

                    GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                    ORIGINAL  REMAINING
                                                          ORIGINAL      REMAINING   INTEREST   INTEREST
                            NET    ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION    ONLY       ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM      TERM (1)      TERM (1)      TERM       TERM       GROSS
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN (%)
-------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ----------
   199,923.56    7.990     7.490      360       357          600         597             0         0        6.125
   157,932.44    8.000     7.500      360       350          480         470             0         0        7.000
    75,665.98    9.750     9.250      360       354          360         354             0         0        8.750
   175,925.01    8.875     8.375      360       357          540         537             0         0        6.625
   281,339.35    8.282     7.782      360       357          300         300            60        57        5.894
   507,426.17    8.492     7.992      360       356          540         536             0         0        6.908
   882,824.79    8.146     7.646      360       355          540         535             0         0        6.560
   529,894.01    7.771     7.271      360       357          600         597             0         0        6.370
   277,552.80    7.191     6.691      360       354          540         534             0         0        6.191
   214,240.00    7.250     6.750      360       354          300         300            60        54        6.250
   110,728.15    7.625     7.125      360       357          360         357             0         0        6.125
   319,800.89    7.750     7.250      360       357          540         537             0         0        6.125
   464,583.29    7.955     7.455      360       357          360         357             0         0        6.211
   287,118.31    8.861     8.361      360       357          600         597             0         0        6.125
   174,073.48    6.375     5.875      360       356          540         536             0         0        6.125
   139,942.82    8.999     8.499      360       357          540         537             0         0        6.000
   491,682.43    9.005     8.505      360       357          480         477             0         0        6.619
 1,279,636.22    8.259     7.759      360       357          540         537             0         0        6.354
 1,260,731.20    8.524     8.024      360       357          360         357             0         0        6.151
   645,305.31    7.345     6.845      360       357          540         537             0         0        5.922
 2,970,846.56    8.070     7.570      360       357          600         597             0         0        6.183
   636,342.69    7.607     7.107      360       357          540         537             0         0        6.125
    85,739.50    8.500     8.000      360       356          360         356             0         0        6.375
   228,453.86    7.748     7.248      360       357          540         537             0         0        6.437
   474,769.38    7.387     6.887      360       357          600         597             0         0        6.125
   207,883.98    8.475     7.975      360       357          600         597             0         0        6.125
   130,400.00    7.625     7.125      360       357          240         240           120       117        2.250
   140,679.33    9.750     9.250      360       352          540         532             0         0        8.250
   315,667.12    8.719     8.219      360       355          540         535             0         0        7.912
   243,951.70    8.362     7.862      360       356          540         536             0         0        6.390
   337,590.43    8.989     8.489      360       354          360         354             0         0        7.415
    69,757.15    9.375     8.875      360       356          360         356             0         0        6.875
   388,069.44    9.090     8.590      360       357          360         357             0         0        6.318
    75,956.10    9.375     8.875      360       357          480         477             0         0        6.625
    71,227.56    9.750     9.250      360       357          540         537             0         0        6.625

                                                   NUMBER OF
                                                    MONTHS               ORIGINAL
INITIAL                                   RATE    UNTIL NEXT             MONTHS TO
  RATE                                   CHANGE      RATE               PREPAYMENT
 CHANGE  PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
CAP (%)   CAP (%)  RATE (%)  RATE (%)   (MONTHS)     DATE       INDEX   EXPIRATION
-------  --------  --------  --------  ---------  ----------  --------  ----------
 3.000     1.000    13.990     7.990        6         33      6M LIBOR      12
 3.000     1.000    14.000     8.000       12         50      6M LIBOR      36
 3.000     1.000    15.750     9.750        6         54      6M LIBOR      36
 3.000     1.000    14.875     8.875        6         57      6M LIBOR      36
 3.000     1.000    14.473     8.473        6         21      6M LIBOR      24
 3.000     1.000    14.492     8.492       12         20      6M LIBOR      24
 3.000     1.000    14.146     8.146       12         19      6M LIBOR      36
 3.000     1.000    13.771     7.771        6         21      6M LIBOR      24
 3.000     1.000    13.191     7.191       12         30      6M LIBOR      36
 3.000     1.000    13.250     7.250        6         18      6M LIBOR      36
 3.000     1.000    12.500     6.500        6         33      6M LIBOR      36
 3.000     1.000    13.750     7.750       12         21      6M LIBOR      12
 3.000     1.000    13.955     7.955        6         21      6M LIBOR      12
 3.000     1.000    14.861     8.861        6         21      6M LIBOR      12
 3.000     1.000    12.375     6.375       12         32      6M LIBOR      36
 3.000     1.000    14.999     8.999        6         33      6M LIBOR      36
 3.000     1.000    15.003     9.003       12         21      6M LIBOR      24
 3.000     1.000    14.258     8.258       12         21      6M LIBOR      24
 3.000     1.000    14.495     8.495        6         21      6M LIBOR      24
 3.000     1.000    13.345     7.345        6         21      6M LIBOR      24
 3.000     1.000    14.069     8.069        6         21      6M LIBOR      24
 3.000     1.000    13.607     7.607       12         33      6M LIBOR      36
 3.000     1.000    14.500     8.500        6         32      6M LIBOR      36
 3.000     1.000    13.748     7.748        6         33      6M LIBOR      36
 3.000     1.000    13.383     7.383        6         33      6M LIBOR      36
 3.000     1.000    14.475     8.475        6         57      6M LIBOR      36
 3.000     1.000    13.625     7.625       12         57      6M LIBOR      36
 3.000     1.000    15.750     9.750       12         16      6M LIBOR      12
 3.000     1.000    14.719     8.719       12         19      6M LIBOR      24
 3.000     1.000    14.362     8.362       12         20      6M LIBOR      36
 3.000     1.000    14.989     8.989        6         18      6M LIBOR      24
 3.000     1.000    15.375     9.375        6         20      6M LIBOR      36
 3.000     1.000    15.090     9.090        6         21      6M LIBOR       6
 3.000     1.000    15.375     9.375        6         21      6M LIBOR       6
 3.000     1.000    15.750     9.750        6         21      6M LIBOR       6

----------
(1)  Does not include interest-only term.

                    GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                    ORIGINAL  REMAINING
                                                          ORIGINAL      REMAINING   INTEREST   INTEREST
                            NET    ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION    ONLY       ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM      TERM (1)      TERM (1)      TERM       TERM       GROSS
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN (%)
-------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ----------
    80,775.33    9.325     8.825      360       356          600         596             0         0        6.375
   111,543.16    8.000     7.500      360       356          600         596             0         0        6.375
   447,492.58    7.926     7.426      360       357          360         357             0         0        6.210
   223,782.01    6.250     5.750      360       356          600         596             0         0        6.125
   183,881.34    8.750     8.250      360       356          540         536             0         0        6.875
    77,874.18    8.000     7.500      360       355          300         300            60        55        6.125
   112,128.74    7.130     6.630      360       357          360         357             0         0        6.125
   295,620.99    8.199     7.699      360       357          360         357             0         0        6.350
   140,340.17    8.875     8.375      360       357          540         537             0         0        6.375
   391,243.20    8.191     7.691      360       357          600         597             0         0        6.060
   752,609.01    8.023     7.523      360       357          600         597             0         0        6.288
   216,890.44    7.250     6.750      360       357          600         597             0         0        5.750
   313,841.48    8.375     7.875      360       357          540         537             0         0        6.250
   357,055.35    8.513     8.013      360       357          600         597             0         0        6.073
   184,741.30    7.630     7.130      360       357          300         300            60        57        6.125
 1,996,289.52    8.454     7.954      360       355          480         475             0         0        6.809
   194,774.03    8.000     7.500      360       356          480         476             0         0        6.875
 7,326,316.89    8.064     7.564      360       355          540         535             0         0        6.590
44,025,551.51    7.853     7.353      360       355          540         535             0         0        6.506
   846,145.48    7.851     7.351      360       356          540         536             0         0        6.361
   273,989.70    7.331     6.831      360       355          540         535             0         0        6.047
 2,752,156.76    8.250     7.750      360       355          360         355             0         0        6.616
10,450,914.79    8.023     7.523      360       356          360         356             0         0        6.513
    87,749.64    8.875     8.375      360       355          360         355             0         0        7.875
   518,072.42    8.467     7.967      360       355          360         355             0         0        7.103
 1,420,090.26    8.250     7.750      360       357          480         477             0         0        6.355
   841,053.10    7.636     7.136      360       357          540         537             0         0        6.125
 4,225,164.85    7.686     7.186      360       357          540         537             0         0        6.235
   157,484.40    7.250     6.750      360       357          540         537             0         0        6.125
 4,873,475.46    7.916     7.416      360       357          600         597             0         0        6.167
37,367,176.69    7.774     7.274      360       357          600         597             0         0        6.188
   649,843.02    8.195     7.695      360       356          600         596             0         0        6.348
   135,867.66    6.250     5.750      360       356          600         596             0         0        6.125
   163,715.50    7.375     6.875      360       355          480         475             0         0        6.375

                                                   NUMBER OF
                                                    MONTHS               ORIGINAL
INITIAL                                   RATE    UNTIL NEXT             MONTHS TO
  RATE                                   CHANGE      RATE               PREPAYMENT
 CHANGE  PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
CAP (%)   CAP (%)  RATE (%)  RATE (%)   (MONTHS)     DATE       INDEX   EXPIRATION
-------  --------  --------  --------  ---------  ----------  --------  ----------
 3.000     1.000    15.325     9.325        6         20      6M LIBOR      24
 3.000     1.000    14.000     8.000       12         32      6M LIBOR       6
 3.000     1.000    13.926     7.926        6         33      6M LIBOR       6
 3.000     1.000    12.250     6.250        6         32      6M LIBOR       6
 3.000     1.000    14.750     8.750       12         56      6M LIBOR      36
 3.000     1.000    14.000     8.000        6         19      6M LIBOR      24
 3.000     1.000    13.125     7.125        6         33      6M LIBOR      36
 3.000     1.000    14.199     8.199        6         21      6M LIBOR      24
 3.000     1.000    14.875     8.875        6         21      6M LIBOR      24
 3.000     1.000    14.191     8.191        6         21      6M LIBOR      12
 3.000     1.000    14.021     8.021        6         21      6M LIBOR      24
 3.000     1.000    13.250     7.250        6         57      6M LIBOR      36
 3.000     1.000    14.375     8.375        6         21      6M LIBOR      12
 3.000     1.000    14.513     8.513        6         21      6M LIBOR      24
 3.000     1.000    13.625     7.625        6         21      6M LIBOR      24
 3.000     1.000    14.454     8.454       12         19      6M LIBOR      24
 3.000     1.000    14.000     8.000       12         20      6M LIBOR      36
 3.000     1.000    14.064     8.064       12         19      6M LIBOR      12
 3.000     1.000    13.853     7.853       12         19      6M LIBOR      24
 3.000     1.000    13.851     7.851       12         20      6M LIBOR      36
 3.000     1.000    13.331     7.331       12         19      6M LIBOR       6
 3.000     1.000    14.249     8.249        6         19      6M LIBOR      12
 3.000     1.000    14.029     8.029        6         20      6M LIBOR      24
 3.000     1.000    14.875     8.875        6         19      6M LIBOR      36
 3.000     1.000    14.467     8.467        6         19      6M LIBOR       6
 3.000     1.000    14.244     8.244        6         21      6M LIBOR      24
 3.000     1.000    13.635     7.635        6         21      6M LIBOR      12
 3.000     1.000    13.686     7.686        6         21      6M LIBOR      24
 3.000     1.000    13.250     7.250        6         21      6M LIBOR      36
 3.000     1.000    13.916     7.916        6         21      6M LIBOR      12
 3.000     1.000    13.775     7.775        6         21      6M LIBOR      24
 3.000     1.000    14.195     8.195        6         20      6M LIBOR      36
 3.000     1.000    12.250     6.250        6         20      6M LIBOR       6
 3.000     1.000    13.375     7.375       12         31      6M LIBOR      36

----------
(1)  Does not include interest-only term.

                    GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                           ORIGINAL   REMAINING
                                                               ORIGINAL       REMAINING    INTEREST    INTEREST
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION     ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM       TERM (1)       TERM (1)       TERM        TERM        GROSS
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   MARGIN (%)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
   591,151.52     8.723      8.223       360        350           540            530           0           0         7.812
   111,055.38     7.375      6.875       360        349           540            529           0           0         6.375
14,572,683.06     7.770      7.270       360        354           540            534           0           0         6.613
   297,207.12     8.431      7.931       360        353           540            533           0           0         7.431
    71,126.95     7.250      6.750       360        356           600            596           0           0         6.000
   266,323.53     7.411      6.911       360        356           360            356           0           0         6.125
 1,572,530.70     7.644      7.144       360        354           360            354           0           0         6.448
   502,513.17     8.611      8.111       360        353           360            353           0           0         7.611
   310,965.93     7.185      6.685       360        357           540            537           0           0         6.125
 3,209,281.54     7.405      6.905       360        357           600            597           0           0         6.173
   529,942.05     9.158      8.658       360        355           480            475           0           0         7.309
   843,934.47     7.574      7.074       360        355           540            535           0           0         6.287
   157,436.85     8.625      8.125       360        356           600            596           0           0         5.750
 1,629,895.94     7.442      6.942       360        355           360            355           0           0         6.247
   202,331.01     8.125      7.625       360        357           480            477           0           0         6.375
   129,944.63     8.875      8.375       360        357           540            537           0           0         6.250
   489,804.37     7.880      7.380       360        357           600            597           0           0         6.250
   732,561.33     7.575      7.075       360        357           600            597           0           0         6.236
   107,895.28     8.750      8.250       360        356           540            536           0           0         6.125
 3,763,790.67     7.693      7.193       360        356           300            300          60          56         6.356
 8,879,650.25     7.272      6.772       360        356           300            300          60          56         6.247
   627,199.99     7.067      6.567       360        356           300            300          60          56         6.125
   470,664.60     7.154      6.654       360        356           300            300          60          56         6.062
   131,200.00     5.875      5.375       360        342           300            300          60          42         4.875
   629,200.00     7.086      6.586       360        356           300            300          60          56         6.288
   307,899.93     9.234      8.734       360        355           480            475           0           0         6.461
 2,553,223.78     8.700      8.200       360        355           540            535           0           0         6.267
 8,193,538.26     8.243      7.743       360        356           360            356           0           0         6.442
 1,383,693.99     8.281      7.781       360        357           480            477           0           0         6.231
 6,420,519.00     7.608      7.108       360        357           540            537           0           0         6.234
20,808,308.83     7.736      7.236       360        357           600            597           0           0         6.173
   354,600.91     8.091      7.591       360        356           480            476           0           0         6.134
17,347,677.87     8.246      7.746       360        355           540            535           0           0         6.849
 2,102,164.02     8.153      7.653       360        357           600            597           0           0         6.466

                                                       NUMBER OF
                                                         MONTHS                 ORIGINAL
INITIAL                                       RATE     UNTIL NEXT               MONTHS TO
  RATE                                       CHANGE       RATE                 PREPAYMENT
 CHANGE   PERIODIC    MAXIMUM    MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
CAP (%)    CAP (%)   RATE (%)   RATE (%)    (MONTHS)      DATE        INDEX    EXPIRATION
-------   --------   --------   --------   ---------   ----------   --------   ----------
 3.000      1.000     14.723      8.723        12          26       6M LIBOR       12
 3.000      1.000     13.375      7.375        12          25       6M LIBOR       24
 3.000      1.000     13.770      7.770        12          30       6M LIBOR       36
 3.000      1.000     14.431      8.431        12          29       6M LIBOR        6
 3.000      1.000     13.250      7.250        12          32       6M LIBOR       36
 3.000      1.000     13.411      7.411         6          32       6M LIBOR       24
 3.000      1.000     13.643      7.643         6          30       6M LIBOR       36
 3.000      1.000     14.611      8.611         6          29       6M LIBOR        6
 3.000      1.000     13.185      7.185         6          33       6M LIBOR       36
 3.000      1.000     13.405      7.405         6          33       6M LIBOR       36
 3.000      1.000     15.158      9.158        12          55       6M LIBOR       36
 3.000      1.000     13.574      7.574        12          55       6M LIBOR       36
 3.000      1.000     14.625      8.625        12          56       6M LIBOR       12
 3.000      1.000     13.442      7.442         6          55       6M LIBOR       36
 3.000      1.000     14.125      8.125         6          57       6M LIBOR       36
 3.000      1.000     14.875      8.875         6          57       6M LIBOR       36
 3.000      1.000     13.875      7.875         6          57       6M LIBOR       24
 3.000      1.000     13.575      7.575         6          57       6M LIBOR       36
 3.000      1.000     14.750      8.750        12          80       6M LIBOR       36
 3.000      1.000     13.692      7.692         6          20       6M LIBOR       12
 3.000      1.000     13.271      7.271         6          20       6M LIBOR       24
 3.000      1.000     13.067      7.067         6          20       6M LIBOR       36
 3.000      1.000     13.154      7.154         6          32       6M LIBOR       36
 3.000      1.000     11.875      5.875         6          18       6M LIBOR        6
 3.000      1.000     13.085      7.085         6          56       6M LIBOR       36
 3.000      1.000     15.234      9.234        12          19       6M LIBOR        0
 3.000      1.000     14.700      8.700        12          19       6M LIBOR        0
 3.000      1.000     14.243      8.243         6          20       6M LIBOR        0
 3.000      1.000     14.281      8.281         6          21       6M LIBOR        0
 3.000      1.000     13.608      7.608         6          21       6M LIBOR        0
 3.000      1.000     13.742      7.742         6          21       6M LIBOR        0
 3.000      1.000     14.091      8.091        12          32       6M LIBOR        0
 3.000      1.000     14.246      8.246        12          31       6M LIBOR        0
 3.000      1.000     14.153      8.153        12          33       6M LIBOR        0

----------
(1)  Does not include interest-only term.

                    GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                           ORIGINAL   REMAINING
                                                               ORIGINAL       REMAINING    INTEREST    INTEREST
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION     ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM       TERM (1)       TERM (1)       TERM        TERM        GROSS
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   MARGIN (%)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
12,506,226.71     8.248      7.748       360        356           360            356           0           0         6.648
   412,549.75     7.907      7.407       360        357           480            477           0           0         5.983
 4,451,300.33     7.902      7.402       360        356           540            536           0           0         6.355
 9,346,708.64     7.901      7.401       360        357           600            597           0           0         6.136
   565,397.13     7.860      7.360       360        355           540            535           0           0         6.421
   963,420.94     7.972      7.472       360        356           360            356           0           0         5.530
   464,945.94     7.555      7.055       360        357           540            537           0           0         5.964
 1,828,494.76     7.112      6.612       360        357           600            597           0           0         6.185
 3,153,433.89     7.598      7.098       360        357           300            300          60          57         6.397
   550,560.00     6.318      5.818       360        357           300            300          60          57         6.178
   521,150.00     7.017      6.517       360        357           300            300          60          57         6.161
   170,773.23     8.000      7.500       360        357           300            300          60          57         6.125

                                                       NUMBER OF
                                                         MONTHS                 ORIGINAL
INITIAL                                       RATE     UNTIL NEXT               MONTHS TO
  RATE                                       CHANGE       RATE                 PREPAYMENT
 CHANGE   PERIODIC    MAXIMUM    MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
CAP (%)    CAP (%)   RATE (%)   RATE (%)    (MONTHS)      DATE        INDEX    EXPIRATION
-------   --------   --------   --------   ---------   ----------   --------   ----------
 3.000      1.000     14.247      8.247         6          32       6M LIBOR        0
 3.000      1.000     13.907      7.907         6          33       6M LIBOR        0
 3.000      1.000     13.902      7.902         6          32       6M LIBOR        0
 3.000      1.000     13.893      7.893         6          33       6M LIBOR        0
 3.000      1.000     13.860      7.860        12          55       6M LIBOR        0
 3.000      1.000     13.972      7.972         6          56       6M LIBOR        0
 3.000      1.000     13.555      7.555         6          57       6M LIBOR        0
 3.000      1.000     13.164      7.164         6          57       6M LIBOR        0
 3.000      1.000     13.595      7.595         6          21       6M LIBOR        0
 3.000      1.000     12.318      6.318         6          33       6M LIBOR        0
 3.000      1.000     13.016      7.016         6          57       6M LIBOR        0
 3.000      1.000     14.000      8.000         6          81       6M LIBOR        0

----------
(1)  Does not include interest-only term.

                    GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                           ORIGINAL   REMAINING
                                                               ORIGINAL       REMAINING    INTEREST    INTEREST
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION     ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM       TERM (1)       TERM (1)       TERM        TERM        GROSS
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   MARGIN (%)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
   287,556.78     9.064      8.564       360        355           540            535            0          0         7.777
 1,470,200.27     8.000      7.500       360        355           540            535            0          0         6.783
    58,255.28     6.990      6.490       360        357           360            357            0          0         5.750
   767,331.25     8.587      8.087       360        356           360            356            0          0         6.987
 1,000,526.09     7.861      7.361       360        355           360            355            0          0         6.495
   254,486.69     6.875      6.375       360        357           480            477            0          0         6.125
   503,565.19     7.575      7.075       360        357           600            597            0          0         6.183
   549,492.30     9.166      8.666       360        352           540            532            0          0         8.166
   753,697.87     8.877      8.377       360        356           360            356            0          0         6.737
   797,822.22     8.225      7.725       360        357           540            537            0          0         6.467
   932,407.84     7.751      7.251       360        357           600            597            0          0         6.040
   190,400.00     7.990      7.490       360        357           300            300           60         57         6.125
   665,569.99     6.990      6.490       360        356           300            300           60         56         6.375
   187,090.00     6.990      6.490       360        357           300            300           60         57         6.125
   211,807.28     5.625      5.125       360        357           600            597            0          0         6.125
   351,695.00     8.886      8.386       360        355           540            535            0          0         7.886
 1,044,896.88     7.450      6.950       360        355           540            535            0          0         6.257
 1,439,995.60     7.808      7.308       360        355           360            355            0          0         6.612
   108,739.69     8.125      7.625       360        357           480            477            0          0         6.250
    75,937.06     6.875      6.375       360        357           540            537            0          0         6.125
   238,206.46     6.750      6.250       360        356           600            596            0          0         6.125
   536,298.45     8.461      7.961       360        357           600            597            0          0         6.364
   160,878.99     8.776      8.276       360        357           540            537            0          0         6.325
   219,416.09     8.750      8.250       360        355           540            535            0          0         7.750
   186,017.24     7.250      6.750       360        341           360            341            0          0         6.250
   149,456.25     8.000      7.500       360        355           540            535            0          0         7.000
    88,844.23    10.250      9.750       360        353           540            533            0          0         7.750
    88,141.91     9.500      9.000       360        352           360            352            0          0         7.750
   251,849.58     7.875      7.375       360        357           540            537            0          0         6.125
   169,270.57     7.125      6.625       360        357           540            537            0          0         6.000
   517,997.96     7.331      6.831       360        357           600            597            0          0         6.125
   331,847.31     8.250      7.750       360        356           600            596            0          0         6.125
   800,000.00     8.875      8.375       360        356           240            240          120        116         2.250
 2,463,457.05     7.673      7.173       360        357           540            537            0          0         6.142
 1,178,878.99     8.153      7.653       360        357           360            357            0          0         6.720

                                                       NUMBER OF
                                                         MONTHS                 ORIGINAL
INITIAL                                       RATE     UNTIL NEXT               MONTHS TO
  RATE                                       CHANGE       RATE                 PREPAYMENT
 CHANGE   PERIODIC    MAXIMUM    MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
CAP (%)    CAP (%)   RATE (%)   RATE (%)    (MONTHS)      DATE        INDEX    EXPIRATION
-------   --------   --------   --------   ---------   ----------   --------   ----------
 3.000      1.000     15.064      9.064        12          19       6M LIBOR       24
 3.000      1.000     14.000      8.000        12          19       6M LIBOR       36
 3.000      1.000     12.990      6.990         6          21       6M LIBOR       12
 3.000      1.000     14.400      8.400         6          20       6M LIBOR       24
 3.000      1.000     13.872      7.872         6          19       6M LIBOR       36
 3.000      1.000     12.875      6.875         6          21       6M LIBOR       24
 3.000      1.000     13.574      7.574         6          21       6M LIBOR       36
 3.000      1.000     15.166      9.166        12          28       6M LIBOR       36
 3.000      1.000     14.750      8.750         6          32       6M LIBOR       36
 3.000      1.000     14.224      8.224         6          33       6M LIBOR       36
 3.000      1.000     13.581      7.581         6          33       6M LIBOR       36
 3.000      1.000     13.990      7.990         6          21       6M LIBOR       24
 3.000      1.000     12.990      6.990         6          20       6M LIBOR       36
 3.000      1.000     12.990      6.990         6          33       6M LIBOR       36
 3.000      1.000     12.125      6.125         6          21       6M LIBOR       36
 3.000      1.000     14.886      8.886        12          19       6M LIBOR       12
 3.000      1.000     13.450      7.450        12          19       6M LIBOR       24
 3.000      1.000     13.815      7.815         6          19       6M LIBOR       24
 3.000      1.000     13.990      7.990         6          21       6M LIBOR       24
 3.000      1.000     12.875      6.875         6          21       6M LIBOR       24
 3.000      1.000     12.750      6.750         6          20       6M LIBOR       12
 3.000      1.000     14.461      8.461         6          21       6M LIBOR       24
 3.000      1.000     14.776      8.776         6          33       6M LIBOR       36
 3.000      1.000     14.750      8.750        12          19       6M LIBOR       24
 3.000      1.000     13.250      7.250         6           5       6M LIBOR       36
 3.000      1.000     14.000      8.000        12          31       6M LIBOR       36
 3.000      1.000     16.250     10.250        12          17       6M LIBOR       24
 3.000      1.000     15.500      9.500         6          16       6M LIBOR       24
 3.000      1.000     13.875      7.875        12          21       6M LIBOR       24
 3.000      1.000     13.125      7.125         6          21       6M LIBOR       12
 3.000      1.000     13.331      7.331         6          21       6M LIBOR       12
 3.000      1.000     14.250      8.250         6          32       6M LIBOR       36
 3.000      1.000     14.875      8.875        12          56       6M LIBOR       12
 3.000      1.000     13.637      7.637        12          21       6M LIBOR       24
 3.000      1.000     14.153      8.153         6          21       6M LIBOR       24

----------
(1)  Does not include interest-only term.

                    GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                           ORIGINAL   REMAINING
                                                               ORIGINAL      REMAINING     INTEREST    INTEREST
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION     ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM        TERM (1)       TERM (1)       TERM        TERM       GROSS
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)   (MONTHS)      (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   MARGIN (%)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
 3,004,692.21     7.688      7.188       360        357           600            597           0          0          6.222
   277,796.07     7.250      6.750       360        357           540            537           0          0          6.125
   250,630.29     7.400      6.900       360        357           600            597           0          0          6.250
 1,140,773.62     8.190      7.690       360        357           540            537           0          0          6.243
   218,306.95     8.875      8.375       360        357           540            537           0          0          6.125
   132,932.85     7.250      6.750       360        357           600            597           0          0          5.750
   179,873.25     7.375      6.875       360        357           540            537           0          0          6.125
    71,217.22     9.500      9.000       360        356           540            536           0          0          7.875
   316,520.00     7.999      7.499       360        355           360            355           0          0          6.999
   198,299.85     7.250      6.750       360        357           600            597           0          0          6.125
   157,423.33     9.990      9.490       360        355           540            535           0          0          7.990
   239,246.19     8.924      8.424       360        357           360            357           0          0          6.532
   111,132.48     6.750      6.250       360        357           600            597           0          0          6.125
   676,113.56     7.725      7.225       360        357           600            597           0          0          6.125
   470,788.93     7.250      6.750       360        357           360            357           0          0          6.125
   447,684.54     7.375      6.875       360        357           540            537           0          0          6.125
 1,716,510.14     7.984      7.484       360        353           480            473           0          0          6.865
 2,441,862.67     7.842      7.342       360        353           480            473           0          0          6.550
15,113,073.70     7.733      7.233       360        355           540            535           0          0          6.340
74,354,374.51     7.511      7.011       360        355           540            535           0          0          6.411
 4,805,694.54     7.861      7.361       360        355           540            535           0          0          6.581
 2,072,162.01     7.831      7.331       360        356           360            356           0          0          6.377
 6,809,943.43     7.804      7.304       360        355           360            355           0          0          6.272
   458,943.45     7.375      6.875       360        357           360            357           0          0          6.625
   266,989.19     8.292      7.792       360        351           360            351           0          0          7.038
 2,059,285.98     7.639      7.139       360        357           480            477           0          0          6.106
 1,867,135.26     7.236      6.736       360        357           540            537           0          0          6.125
 2,812,925.91     7.671      7.171       360        357           540            537           0          0          6.118
13,318,520.78     7.647      7.147       360        357           600            597           0          0          6.175
49,178,517.55     7.627      7.127       360        357           600            597           0          0          6.179
 2,358,387.70     7.512      7.012       360        357           600            597           0          0          6.258
   831,091.58     8.356      7.856       360        354           540            534           0          0          7.412
 1,677,663.87     8.732      8.232       360        353           540            533           0          0          7.745
21,400,660.09     7.502      7.002       360        355           540            535           0          0          6.418

                                                       NUMBER OF
                                                        MONTHS                  ORIGINAL
INITIAL                                       RATE     UNTIL NEXT               MONTHS TO
 RATE                                        CHANGE       RATE                 PREPAYMENT
CHANGE    PERIODIC    MAXIMUM    MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
CAP (%)    CAP (%)   RATE (%)   RATE (%)    (MONTHS)      DATE        INDEX    EXPIRATION
-------   --------   --------   --------   ---------   ----------   --------   ----------
 3.000      1.000     13.624      7.624         6          21       6M LIBOR       24
 3.000      1.000     13.250      7.250        12          21       6M LIBOR       36
 3.000      1.000     13.400      7.400         6          21       6M LIBOR       36
 3.000      1.000     14.190      8.190        12          33       6M LIBOR       36
 3.000      1.000     14.875      8.875         6          33       6M LIBOR       36
 3.000      1.000     13.250      7.250         6          57       6M LIBOR       36
 3.000      1.000     13.375      7.375         6          21       6M LIBOR       36
 3.000      1.000     15.500      9.500        12          20       6M LIBOR        6
 3.000      1.000     13.999      7.999         6          19       6M LIBOR       24
 3.000      1.000     13.250      7.250         6          21       6M LIBOR        6
 3.000      1.000     15.990      9.990        12          31       6M LIBOR        6
 3.000      1.000     14.924      8.924         6          33       6M LIBOR        6
 3.000      1.000     12.750      6.750         6          33       6M LIBOR       36
 3.000      1.000     13.725      7.725         6          21       6M LIBOR       24
 3.000      1.000     13.250      7.250         6          21       6M LIBOR       24
 3.000      1.000     13.375      7.375         6          21       6M LIBOR       24
 3.000      1.000     13.984      7.984        12          17       6M LIBOR       12
 3.000      1.000     13.842      7.842        12          17       6M LIBOR       24
 3.000      1.000     13.733      7.733        12          19       6M LIBOR       12
 3.000      1.000     13.511      7.511        12          19       6M LIBOR       24
 3.000      1.000     13.861      7.861        12          19       6M LIBOR       36
 3.000      1.000     13.780      7.780         6          20       6M LIBOR       12
 3.000      1.000     13.804      7.804         6          19       6M LIBOR       24
 3.000      1.000     13.375      7.375         6          21       6M LIBOR       36
 3.000      1.000     14.292      8.292         6          15       6M LIBOR        6
 3.000      1.000     13.639      7.639         6          21       6M LIBOR       24
 3.000      1.000     13.235      7.235         6          21       6M LIBOR       12
 3.000      1.000     13.670      7.670         6          21       6M LIBOR       24
 3.000      1.000     13.647      7.647         6          21       6M LIBOR       12
 3.000      1.000     13.627      7.627         6          21       6M LIBOR       24
 3.000      1.000     13.631      7.631         6          21       6M LIBOR       36
 3.000      1.000     14.356      8.356        12          30       6M LIBOR       12
 3.000      1.000     14.730      8.730        12          29       6M LIBOR       24
 3.000      1.000     13.502      7.502        12          31       6M LIBOR       36

----------
(1)  Does not include interest-only term.

                    GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                           ORIGINAL   REMAINING
                                                               ORIGINAL      REMAINING     INTEREST    INTEREST
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION     ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM        TERM (1)       TERM (1)       TERM        TERM       GROSS
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)   (MONTHS)      (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   MARGIN (%)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
   551,734.01     7.375      6.875       360        357           600            597            0          0         6.125
   175,000.08     7.700      7.200       360        356           600            596            0          0         5.625
   491,588.33     6.635      6.135       360        357           600            597            0          0         6.125
    96,998.00     7.875      7.375       360        357           360            357            0          0         6.125
   526,070.76     7.722      7.222       360        356           360            356            0          0         6.355
   251,585.54     8.612      8.112       360        355           360            355            0          0         7.240
   164,610.01     6.990      6.490       360        357           480            477            0          0         6.125
 1,342,771.38     7.338      6.838       360        357           540            537            0          0         6.203
   379,785.62     6.950      6.450       360        357           600            597            0          0         6.125
 4,787,589.88     7.639      7.139       360        357           600            597            0          0         6.246
   393,984.69     7.125      6.625       360        355           540            535            0          0         6.125
 1,526,111.57     7.302      6.802       360        356           540            536            0          0         6.192
 1,091,293.04     7.394      6.894       360        356           600            596            0          0         6.125
   370,558.25     7.228      6.728       360        349           360            349            0          0         6.141
   493,811.18     7.990      7.490       360        357           600            597            0          0         6.875
   477,575.37     5.750      5.250       360        356           540            536            0          0         6.205
 2,080,000.00     7.731      7.231       360        356           240            240          120        116         2.250
   299,920.00     7.375      6.875       360        357           240            240          120        117         2.250
 2,166,348.47     7.637      7.137       360        357           240            240          120        117         2.250
10,296,087.03     7.547      7.047       360        356           300            300           60         56         6.331
47,904,960.57     7.265      6.765       360        355           300            300           60         55         6.208
 7,657,717.64     7.068      6.568       360        356           300            300           60         56         6.114
   738,192.99     6.807      6.307       360        356           300            300           60         56         5.923
   337,500.00     6.750      6.250       360        357           300            300           60         57         6.000
 2,649,592.00     7.034      6.534       360        355           300            300           60         55         6.151
   266,924.42     8.568      8.068       360        356           480            476            0          0         6.446
 6,278,876.49     8.210      7.710       360        356           540            536            0          0         6.637
 3,047,235.97     7.705      7.205       360        356           360            356            0          0         6.389
   319,041.41     9.875      9.375       360        357           480            477            0          0         6.625
 4,451,406.86     7.939      7.439       360        357           540            537            0          0         6.156

                                                       NUMBER OF
                                                        MONTHS                  ORIGINAL
INITIAL                                       RATE     UNTIL NEXT               MONTHS TO
 RATE                                        CHANGE       RATE                 PREPAYMENT
CHANGE    PERIODIC    MAXIMUM    MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
CAP (%)    CAP (%)   RATE (%)   RATE (%)    (MONTHS)      DATE        INDEX    EXPIRATION
-------   --------   --------   --------   ---------   ----------   --------   ----------
 3.000      1.000     13.375      7.375        12           33      6M LIBOR       12
 3.000      1.000     13.700      7.700        12           32      6M LIBOR       24
 3.000      1.000     12.635      6.635        12           33      6M LIBOR       36
 3.000      1.000     13.875      7.875         6           33      6M LIBOR       24
 3.000      1.000     13.722      7.722         6           32      6M LIBOR       36
 3.000      1.000     14.612      8.612         6           31      6M LIBOR        6
 3.000      1.000     12.990      6.990         6           33      6M LIBOR       24
 3.000      1.000     13.338      7.338         6           33      6M LIBOR       36
 3.000      1.000     12.950      6.950         6           33      6M LIBOR       24
 3.000      1.000     13.613      7.613         6           33      6M LIBOR       36
 3.000      1.000     13.125      7.125        12           55      6M LIBOR       24
 3.000      1.000     13.302      7.302        12           56      6M LIBOR       36
 3.000      1.000     13.394      7.394        12           56      6M LIBOR       12
 3.000      1.000     13.228      7.228         6           49      6M LIBOR       36
 3.000      1.000     13.990      7.990         6           57      6M LIBOR       36
 3.000      1.000     11.750      5.750        12           80      6M LIBOR       36
 3.000      1.000     13.731      7.731        12           56      6M LIBOR       12
 3.000      1.000     12.875      6.875        12           57      6M LIBOR       24
 3.000      1.000     13.637      7.637        12           57      6M LIBOR       36
 3.000      1.000     13.549      7.549         6           20      6M LIBOR       12
 3.000      1.000     13.264      7.264         6           19      6M LIBOR       24
 3.000      1.000     13.067      7.067         6           20      6M LIBOR       36
 3.000      1.000     12.807      6.807         6           32      6M LIBOR       36
 3.000      1.000     12.750      6.750         6           57      6M LIBOR       24
 3.000      1.000     13.032      7.032         6           55      6M LIBOR       36
 3.000      1.000     14.568      8.568        12           20      6M LIBOR        0
 3.000      1.000     14.210      8.210        12           20      6M LIBOR        0
 3.000      1.000     13.704      7.704         6           20      6M LIBOR        0
 3.000      1.000     15.875      9.875         6           21      6M LIBOR        0
 3.000      1.000     13.939      7.939         6           21      6M LIBOR        0

----------
(1)  Does not include interest-only term.

                    GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                           ORIGINAL   REMAINING
                                                               ORIGINAL      REMAINING     INTEREST    INTEREST
                              NET     ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION     ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM        TERM (1)       TERM (1)       TERM        TERM       GROSS
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)   (MONTHS)      (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   MARGIN (%)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
17,726,279.05     7.486      6.986       360        357           600            597            0          0         6.184
   633,315.46     6.993      6.493       360        351           480            471            0          0         6.032
11,653,931.89     8.210      7.710       360        354           540            534            0          0         6.842
   125,067.46     7.125      6.625       360        356           600            596            0          0         6.000
 4,086,083.36     8.081      7.581       360        356           360            356            0          0         6.695
   413,208.98     7.692      7.192       360        357           480            477            0          0         6.125
 2,395,619.15     7.493      6.993       360        357           540            537            0          0         6.367
 5,588,375.37     7.584      7.084       360        357           600            597            0          0         6.276
 5,918,003.34     7.374      6.874       360        357           360            357            0          0         2.894
   673,794.20     6.651      6.151       360        357           540            537            0          0         6.125
   315,997.45     6.805      6.305       360        357           600            597            0          0         6.359
 1,575,000.00     7.000      6.500       360        354           240            240          120        114         6.000
 2,013,708.89     7.606      7.106       360        357           240            240          120        117         2.250
 1,391,263.85     7.266      6.766       360        357           240            240          120        117         2.250
11,606,859.95     6.994      6.494       360        355           300            300           60         55         6.126
   815,511.70     7.656      7.156       360        355           300            300           60         55         6.499
 1,363,120.00     7.258      6.758       360        357           300            300           60         57         4.785

                                                       NUMBER OF
                                                        MONTHS                  ORIGINAL
INITIAL                                       RATE     UNTIL NEXT               MONTHS TO
 RATE                                        CHANGE       RATE                 PREPAYMENT
CHANGE    PERIODIC    MAXIMUM    MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
CAP (%)    CAP (%)   RATE (%)   RATE (%)    (MONTHS)      DATE        INDEX    EXPIRATION
-------   --------   --------   --------   ---------   ----------   --------   ----------
 3.000      1.000     13.486      7.486         6          21       6M LIBOR        0
 3.000      1.000     12.993      6.993        12          27       6M LIBOR        0
 3.000      1.000     14.210      8.210        12          30       6M LIBOR        0
 3.000      1.000     13.125      7.125        12          32       6M LIBOR        0
 3.000      1.000     14.080      8.080         6          32       6M LIBOR        0
 3.000      1.000     13.808      7.808         6          33       6M LIBOR        0
 3.000      1.000     13.493      7.493         6          33       6M LIBOR        0
 3.000      1.000     13.584      7.584         6          33       6M LIBOR        0
 3.000      1.000     13.374      7.374         6          57       6M LIBOR        0
 3.000      1.000     12.651      6.651         6          57       6M LIBOR        0
 3.000      1.000     12.805      6.805         6          57       6M LIBOR        0
 3.000      1.000     13.000      7.000        12         114       6M LIBOR        0
 3.000      1.000     13.606      7.606        12          57       6M LIBOR        0
 3.000      1.000     13.266      7.266         6          57       6M LIBOR        0
 3.000      1.000     12.993      6.993         6          19       6M LIBOR        0
 3.000      1.000     13.656      7.656         6          31       6M LIBOR        0
 3.000      1.000     13.257      7.257         6          57       6M LIBOR        0

----------
(1)  Does not include interest-only term.

                            OPTION ONE MORTGAGE LOANS

                    GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                    ORIGINAL  REMAINING
                                                          ORIGINAL      REMAINING   INTEREST  INTEREST
                            NET    ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION    ONLY      ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM       TERM (1)       TERM (1)     TERM      TERM       GROSS
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)  (MONTHS)   MARGIN (%)
 -----------   --------  --------  --------  ---------  ------------  ------------  --------  --------   ----------
   377,010.21    9.474    9.174       360       355         360            355          0         0         5.850
11,147,934.89   10.065    9.765       360       355         360            355          0         0         5.887
   125,739.99   10.405   10.105       360       355         360            355          0         0         5.850
 5,535,152.02    9.680    9.380       360       355         480            475          0         0         5.843
   238,401.90   10.605   10.305       360       356         360            356          0         0         5.702
   344,502.71    8.852    8.552       360       356         480            476          0         0         5.959
 1,138,505.83    9.570    9.270       360       355         300            300         60        55         5.835
   130,000.00    9.700    9.400       360       356         300            300         60        56         5.800
   860,777.04    9.416    9.116       360       355         360            355          0         0         5.961
 2,318,817.37   10.170    9.870       360       355         360            355          0         0         5.997
   594,442.27    8.788    8.488       360       356         480            476          0         0         5.850
 1,320,257.11    9.783    9.483       360       355         480            475          0         0         5.838
   101,533.91    9.950    9.650       360       356         480            476          0         0         5.600
   111,928.06   11.800   11.500       360       355         360            355          0         0         5.850
   237,882.31   11.580   11.280       360       355         480            475          0         0         6.100
   232,000.00    8.370    8.070       360       355         300            300         60        55         5.850
   750,498.92    8.752    8.452       360       354         300            300         60        54         5.946
 1,406,959.60   10.108    9.808       360       355         360            355          0         0         5.944
   117,898.93    9.790    9.490       360       355         480            475          0         0         6.500
   170,956.78   10.477   10.177       360       355         360            355          0         0         5.850
 1,500,930.67    9.358    9.058       360       355         360            355          0         0         5.821
 1,502,530.67    8.797    8.497       360       356         480            476          0         0         5.772
   158,228.47    9.205    8.905       360       355         360            355          0         0         5.800
   399,353.63    7.625    7.325       360       355         480            475          0         0         5.850
   164,091.00    8.610    8.310       360       355         300            300         60        55         5.850
   379,390.32    7.650    7.350       360       355         480            475          0         0         5.850
   639,353.90    8.565    8.265       360       355         360            355          0         0         5.690
   895,645.44    9.117    8.817       360       355         480            475          0         0         5.989
   384,555.49    8.550    8.250       360       355         360            355          0         0         5.850
12,864,827.80    9.697    9.397       358       354         358            354          0         0         5.890
13,989,039.68    8.598    8.298       360       356         480            476          0         0         5.750
 3,999,844.13    8.159    7.859       360       356         300            300         60        56         5.746
   209,528.75   10.672   10.372       360       355         360            355          0         0         5.715
   419,969.90    9.048    8.748       360       355         480            475          0         0         5.600

                                                  NUMBER OF
                                                    MONTHS               ORIGINAL
INITIAL                                  RATE     UNTIL NEXT             MONTHS TO
 RATE                                   CHANGE       RATE                PREPAYMENT
CHANGE   PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
CAP (%)   CAP (%)  RATE (%)  RATE (%)  (MONTHS)      DATE       INDEX   EXPIRATION
-------  --------  --------  --------  ---------  ----------  --------  -----------
3.000      1.000    15.474     9.474      6           19      6M LIBOR       12
3.000      1.000    16.033    10.065      6           19      6M LIBOR       24
3.000      1.000    16.405    10.405      6           19      6M LIBOR       36
3.000      1.000    15.680     9.680      6           19      6M LIBOR       24
3.000      1.000    16.605    10.605      6           32      6M LIBOR       36
3.000      1.000    14.852     8.852      6           32      6M LIBOR       36
3.000      1.000    15.570     9.570      6           19      6M LIBOR       24
3.000      1.000    15.700     9.700      6           56      6M LIBOR       36
3.000      1.000    15.416     9.416      6           19      6M LIBOR       12
3.000      1.000    16.170    10.170      6           19      6M LIBOR       24
3.000      1.000    14.788     8.788      6           20      6M LIBOR       12
3.000      1.000    15.783     9.783      6           19      6M LIBOR       24
3.000      1.000    15.950     9.950      6           32      6M LIBOR       36
3.000      1.000    17.800    11.800      6           55      6M LIBOR       36
3.000      1.000    17.580    11.580      6           55      6M LIBOR       36
3.000      1.000    14.370     8.370      6           19      6M LIBOR       12
3.000      1.000    14.752     8.752      6           18      6M LIBOR       24
3.000      1.000    16.108    10.108      6           19      6M LIBOR       24
3.000      1.000    15.790     9.790      6           19      6M LIBOR       24
3.000      1.000    16.477    10.477      6           55      6M LIBOR       24
3.000      1.000    15.358     9.358      6           19      6M LIBOR       24
3.000      1.000    14.797     8.797      6           20      6M LIBOR       24
3.000      1.000    15.205     9.205      6           55      6M LIBOR       36
3.000      1.000    13.625     7.625      6           55      6M LIBOR       24
3.000      1.000    14.610     8.610      6           19      6M LIBOR       24
3.000      1.000    13.650     7.650      6           19      6M LIBOR       24
3.000      1.000    14.565     8.565      6           19      6M LIBOR       12
3.000      1.000    15.117     9.117      6           19      6M LIBOR       12
3.000      1.000    14.550     8.550      6           55      6M LIBOR       12
3.000      1.000    15.657     9.697      6           20      6M LIBOR       24
3.000      1.000    14.543     8.598      6           20      6M LIBOR       24
3.000      1.000    14.159     8.159      6           20      6M LIBOR       24
3.000      1.000    16.672    10.672      6           31      6M LIBOR       36
3.000      1.000    15.048     9.048      6           31      6M LIBOR       36

----------
(1)  Does not include interest-only term.

                    GROUP ONE ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)

                                                                                    ORIGINAL  REMAINING
                                                          ORIGINAL      REMAINING   INTEREST  INTEREST
                           NET     ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION    ONLY      ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM       TERM (1)       TERM (1)     TERM      TERM       GROSS
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)  (MONTHS)   MARGIN (%)
 ----------    --------  --------  --------  ---------  ------------  ------------  --------  ---------  ----------
   737,898.31    8.471     8.171      360       356         360           356           0         0         5.739
 1,792,701.15    7.596     7.296      360       356         480           476           0         0         5.751
 1,109,600.00    7.160     6.860      360       356         300           300          60        56         5.718
 1,319,442.03    9.592     9.292      360       355         360           355           0         0         5.927
14,561,679.86    9.981     9.681      360       355         360           355           0         0         5.969
    59,916.77   12.230    11.930      360       355         360           355           0         0         5.850
 1,162,794.69    8.530     8.230      360       355         480           475           0         0         5.850
 8,269,136.83    9.095     8.795      360       355         480           475           0         0         5.892
   554,607.66   10.085     9.785      360       355         360           355           0         0         5.901
   325,280.24   10.714    10.414      360       355         360           355           0         0         5.956
    99,691.39   11.025    10.725      360       355         480           475           0         0         5.850
   149,957.61    9.450     9.150      360       355         480           475           0         0         5.850
 1,164,694.89    8.001     7.701      360       355         300           300          60        55         5.932
11,397,705.15    7.850     7.550      360       355         300           300          60        55         5.941
   767,488.27    8.479     8.179      360       355         300           300          60        55         5.883
   879,000.00    8.225     7.925      360       355         300           300          60        55         5.850
25,776,806.15    9.776     9.476      360       355         360           355           0         0         5.819
14,768,229.39    9.096     8.796      360       355         480           475           0         0         5.853
   416,669.19    8.866     8.566      360       356         360           356           0         0         5.649
   284,588.01   10.356    10.056      360       355         480           475           0         0         5.618
 1,009,594.68   10.186     9.886      360       356         360           356           0         0         5.780
 1,243,614.37    9.283     8.983      360       355         480           475           0         0         5.888
 3,615,043.31    8.552     8.252      360       355         300           300          60        55         5.753
   120,000.00    9.230     8.930      360       354         300           300          60        54         6.300

                                                   NUMBER OF
                                                    MONTHS               ORIGINAL
INITIAL                                  RATE     UNTIL NEXT             MONTHS TO
 RATE                                   CHANGE       RATE                PREPAYMENT
CHANGE   PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
CAP (%)   CAP (%)  RATE (%)  RATE (%)  (MONTHS)      DATE       INDEX   EXPIRATION
-------  --------  --------  --------  ---------  ----------  --------  -----------
 3.000     1.000    14.471     8.471       6          56      6M LIBOR       36
 3.000     1.000    13.596     7.596       6          56      6M LIBOR       36
 3.000     1.000    13.160     7.160       6          56      6M LIBOR       36
 3.000     1.000    15.592     9.592       6          19      6M LIBOR       12
 3.000     1.000    15.944     9.981       6          19      6M LIBOR       24
 3.000     1.000    18.230    12.230       6          19      6M LIBOR       36
 3.000     1.000    14.530     8.530       6          19      6M LIBOR       12
 3.000     1.000    15.095     9.095       6          19      6M LIBOR       24
 3.000     1.000    16.085    10.085       6          31      6M LIBOR       36
 3.000     1.000    16.714    10.714       6          55      6M LIBOR       36
 3.000     1.000    17.025    11.025       6          55      6M LIBOR       12
 3.000     1.000    15.450     9.450       6          55      6M LIBOR       36
 3.000     1.000    14.001     8.001       6          19      6M LIBOR       12
 3.000     1.000    13.850     7.850       6          19      6M LIBOR       24
 3.000     1.000    14.479     8.479       6          31      6M LIBOR       36
 3.000     1.000    14.225     8.225       6          55      6M LIBOR       36
 3.000     1.000    15.762     9.776       6          19      6M LIBOR        0
 3.000     1.000    15.096     9.096       6          19      6M LIBOR        0
 3.000     1.000    14.866     8.866       6          32      6M LIBOR        0
 3.000     1.000    16.356    10.356       6          31      6M LIBOR        0
 3.000     1.000    16.186    10.186       6          56      6M LIBOR        0
 3.000     1.000    15.283     9.283       6          55      6M LIBOR        0
 3.000     1.000    14.552     8.552       6          19      6M LIBOR        0
 3.000     1.000    15.230     9.230       6          54      6M LIBOR        0

----------
(1)  Does not include interest-only term.

                    GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS

                                                                                    ORIGINAL  REMAINING
                                                          ORIGINAL      REMAINING   INTEREST  INTEREST
                           NET     ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION    ONLY      ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM       TERM (1)       TERM (1)     TERM      TERM       GROSS
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)  (MONTHS)   MARGIN (%)
 ------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ----------
   164,575.87   10.250     9.950      360       354         360            354          0         0         5.850
 5,761,132.61    9.902     9.602      360       355         360            355          0         0         5.877
   155,974.74   10.525    10.225      360       356         360            356          0         0         6.100
   607,184.72    9.966     9.666      360       354         480            474          0         0         5.850
 4,004,087.78    9.807     9.507      360       355         480            475          0         0         5.906
   167,875.08    9.530     9.230      360       356         480            476          0         0         5.850
    79,765.10   10.280     9.980      360       356         360            356          0         0         6.100
   254,243.44   10.875    10.575      360       355         480            475          0         0         5.850
   261,708.78    9.990     9.690      360       355         480            475          0         0         5.850
   122,819.48    9.925     9.625      360       356         480            476          0         0         5.060
   384,675.00    9.939     9.639      360       355         300            300         60        55         6.126
   450,316.01    9.525     9.225      360       355         360            355          0         0         5.850
 2,489,449.30    9.724     9.424      360       356         360            356          0         0         5.829
   846,374.60    9.082     8.782      360       355         480            475          0         0         5.850
   377,214.39   10.200     9.900      360       355         480            475          0         0         5.850
   275,000.00    9.580     9.280      360       355         300            300         60        55         5.850
 1,744,164.00    9.094     8.794      360       355         300            300         60        55         5.865
 2,034,866.49   10.062     9.762      360       355         360            355          0         0         5.897
   178,381.35   10.625    10.325      360       355         480            475          0         0         5.850
   548,937.80   10.500    10.200      360       355         360            355          0         0         6.250
   680,287.98    8.780     8.480      360       355         360            355          0         0         5.850
   284,455.92    9.700     9.400      360       356         360            356          0         0         5.850
 2,185,598.50    8.720     8.420      360       355         480            475          0         0         5.842
   548,933.32    9.625     9.325      360       356         360            356          0         0         5.600
   541,101.93    8.250     7.950      360       356         360            356          0         0         5.850
   521,600.03    7.400     7.100      360       355         480            475          0         0         5.850
 3,002,330.00    8.427     8.127      360       356         300            300         60        56         5.784
   779,450.00    7.620     7.320      360       356         300            300         60        56         5.850
 9,654,436.64    9.730     9.430      360       356         360            356          0         0         5.870
19,673,743.06    8.599     8.299      360       356         480            476          0         0         5.752
14,352,631.41    8.003     7.703      360       355         300            300         60        55         5.668
   500,000.00    8.700     8.400      360       356         300            300         60        56         5.600
    55,028.54   11.500    11.200      360       356         360            356          0         0         5.600
   107,770.04   10.275     9.975      360       355         360            355          0         0         5.850

                                                   NUMBER OF
                                                    MONTHS               ORIGINAL
INITIAL                                  RATE     UNTIL NEXT            MONTHS TO
 RATE                                    CHANGE      RATE               PREPAYMENT
CHANGE   PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT             PENALTY
CAP (%)   CAP (%)  RATE (%)  RATE (%)  (MONTHS)      DATE       INDEX   EXPIRATION
-------  --------  --------  --------  ---------  ----------  --------  ----------
 3.000     1.000    16.250    10.250       6          18      6M LIBOR      12
 3.000     1.000    15.870     9.902       6          19      6M LIBOR      24
 3.000     1.000    16.525    10.525       6          20      6M LIBOR      36
 3.000     1.000    15.966     9.966       6          18      6M LIBOR      12
 3.000     1.000    15.807     9.807       6          19      6M LIBOR      24
 3.000     1.000    15.530     9.530       6          20      6M LIBOR      36
 3.000     1.000    16.280    10.280       6          32      6M LIBOR      36
 3.000     1.000    16.875    10.875       6          31      6M LIBOR      12
 3.000     1.000    15.990     9.990       6          31      6M LIBOR      30
 3.000     1.000    15.925     9.925       6          32      6M LIBOR      36
 3.000     1.000    15.939     9.939       6          19      6M LIBOR      24
 3.000     1.000    15.525     9.525       6          19      6M LIBOR      12
 3.000     1.000    15.724     9.724       6          20      6M LIBOR      24
 3.000     1.000    15.082     9.082       6          19      6M LIBOR      12
 3.000     1.000    16.200    10.200       6          19      6M LIBOR      24
 3.000     1.000    15.580     9.580       6          19      6M LIBOR      12
 3.000     1.000    15.094     9.094       6          19      6M LIBOR      24
 3.000     1.000    16.062    10.062       6          19      6M LIBOR      24
 3.000     1.000    16.625    10.625       6          19      6M LIBOR      24
 3.000     1.000    16.500    10.500       6          19      6M LIBOR      12
 3.000     1.000    14.780     8.780       6          19      6M LIBOR      24
 3.000     1.000    15.700     9.700       6          20      6M LIBOR      12
 3.000     1.000    14.720     8.720       6          19      6M LIBOR      12
 3.000     1.000    15.625     9.625       6          32      6M LIBOR      12
 3.000     1.000    14.250     8.250       6          56      6M LIBOR      12
 3.000     1.000    13.400     7.400       6          55      6M LIBOR      12
 3.000     1.000    14.427     8.427       6          20      6M LIBOR      12
 3.000     1.000    13.620     7.620       6          56      6M LIBOR      12
 3.000     1.000    15.730     9.730       6          20      6M LIBOR      24
 3.000     1.000    14.574     8.599       6          20      6M LIBOR      24
 3.000     1.000    14.003     8.003       6          19      6M LIBOR      24
 3.000     1.000    14.700     8.700       6          56      6M LIBOR      24
 3.000     1.000    17.500    11.500       6          20      6M LIBOR      36
 3.000     1.000    16.275    10.275       6          31      6M LIBOR      36

----------
(1)  Does not include interest-only term.

                    GROUP TWO ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)


                                                                                    ORIGINAL  REMAINING
                                                          ORIGINAL      REMAINING   INTEREST  INTEREST
                           NET     ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION    ONLY      ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM       TERM (1)       TERM (1)     TERM      TERM       GROSS
 BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)  (MONTHS)   MARGIN (%)
 -----------   --------  --------  --------  ---------  ------------  ------------  --------  ---------  ----------
   472,319.03    7.550     7.250      360       355          480           475          0         0         5.850
   776,917.47    7.401     7.101      360       355          360           355          0         0         5.850
   610,517.33    7.719     7.419      360       356          480           476          0         0         5.850
 1,746,992.00    7.297     6.997      360       355          300           300         60        55         5.793
   715,231.14    8.964     8.664      360       354          360           354          0         0         5.850
11,936,235.30   10.180     9.880      360       355          360           355          0         0         5.936
 6,387,903.26    8.826     8.526      360       355          480           475          0         0         5.893
12,354,008.44    8.861     8.561      360       355          480           475          0         0         5.867
    50,276.49   12.000    11.700      360       355          360           355          0         0         4.000
   510,731.58    7.237     6.937      360       355          480           475          0         0         5.974
 4,029,631.00    8.502     8.202      360       355          300           300         60        55         5.850
29,691,023.09    8.080     7.780      360       355          300           300         60        55         5.876
   695,400.00    8.300     8.000      360       355          300           300         60        55         5.850
 3,587,902.00    7.200     6.900      360       355          300           300         60        55         5.850
13,331,165.73    9.702     9.402      360       355          360           355          0         0         5.932
11,037,029.21    8.522     8.222      360       356          480           476          0         0         5.862
   125,588.86    9.950     9.650      360       355          360           355          0         0         5.850
   304,688.32    9.200     8.900      360       355          480           475          0         0         5.850
   154,685.38   12.400    12.100      360       356          360           356          0         0         5.800
   582,136.61    7.930     7.630      360       355          480           475          0         0         5.850
 9,508,392.51    8.793     8.493      360       355          300           300         60        55         5.815
   350,000.00    8.690     8.390      360       354          300           300         60        54         5.850
   391,750.00    9.090     8.790      360       356          300           300         60        56         5.850

                                                   NUMBER OF
                                                    MONTHS               ORIGINAL
INITIAL                                  RATE     UNTIL NEXT            MONTHS TO
 RATE                                    CHANGE      RATE               PREPAYMENT
CHANGE   PERIODIC   MAXIMUM   MINIMUM  FREQUENCY  ADJUSTMENT             PENALTY
CAP (%)   CAP (%)  RATE (%)  RATE (%)  (MONTHS)      DATE       INDEX   EXPIRATION
-------  --------  --------  --------  ---------  ----------  --------  ----------
 3.000     1.000    13.550     7.550       6          31      6M LIBOR       36
 3.000     1.000    13.401     7.401       6          55      6M LIBOR       36
 3.000     1.000    13.719     7.719       6          56      6M LIBOR       36
 3.000     1.000    13.297     7.297       6          55      6M LIBOR       36
 3.000     1.000    14.964     8.964       6          18      6M LIBOR       12
 3.000     1.000    16.180    10.180       6          19      6M LIBOR       24
 3.000     1.000    14.826     8.826       6          19      6M LIBOR       12
 3.000     1.000    14.861     8.861       6          19      6M LIBOR       24
 3.000     1.000    18.000    12.000       6          31      6M LIBOR       36
 3.000     1.000    13.237     7.237       6          55      6M LIBOR       36
 3.000     1.000    14.502     8.502       6          19      6M LIBOR       12
 3.000     1.000    14.080     8.080       6          19      6M LIBOR       24
 3.000     1.000    14.300     8.300       6          55      6M LIBOR       24
 3.000     1.000    13.200     7.200       6          55      6M LIBOR       36
 3.000     1.000    15.642     9.702       6          19      6M LIBOR        0
 3.000     1.000    14.522     8.522       6          20      6M LIBOR        0
 3.000     1.000    15.950     9.950       6          31      6M LIBOR        0
 3.000     1.000    15.200     9.200       6          31      6M LIBOR        0
 3.000     1.000    18.400    12.400       6          56      6M LIBOR        0
 3.000     1.000    13.930     7.930       6          55      6M LIBOR        0
 3.000     1.000    14.793     8.793       6          19      6M LIBOR        0
 3.000     1.000    14.690     8.690       6          30      6M LIBOR        0
 3.000     1.000    15.090     9.090       6          56      6M LIBOR        0

----------
(1)  Does not include interest-only term.

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                                        CLASS A-1                     CLASS A-2A
                             -----------------------------  -----------------------------
DISTRIBUTION DATE              0%    80%  100%  150%  200%    0%    80%  100%  150%  200%
-----------------            -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial....................    100   100   100   100   100    100   100   100   100   100
March 25, 2008.............     99    75    69    53    37     99    59    48    22     0
March 25, 2009.............     99    44    33     7     0     99     7     0     0     0
March 25, 2010.............     99    25    12     0     0     98     0     0     0     0
March 25, 2011.............     98    23    12     0     0     98     0     0     0     0
March 25, 2012.............     98    17    12     0     0     97     0     0     0     0
March 25, 2013.............     97    13     9     0     0     97     0     0     0     0
March 25, 2014.............     96    10     6     0     0     96     0     0     0     0
March 25, 2015.............     96     8     5     0     0     94     0     0     0     0
March 25, 2016.............     95     6     4     0     0     93     0     0     0     0
March 25, 2017.............     94     5     3     0     0     92     0     0     0     0
March 25, 2018.............     93     4     2     0     0     90     0     0     0     0
March 25, 2019.............     92     3     2     0     0     88     0     0     0     0
March 25, 2020.............     90     3     1     0     0     86     0     0     0     0
March 25, 2021.............     89     2     1     0     0     84     0     0     0     0
March 25, 2022.............     87     2     *     0     0     81     0     0     0     0
March 25, 2023.............     86     2     0     0     0     78     0     0     0     0
March 25, 2024.............     84     1     0     0     0     75     0     0     0     0
March 25, 2025.............     81     1     0     0     0     72     0     0     0     0
March 25, 2026.............     79     *     0     0     0     68     0     0     0     0
March 25, 2027.............     76     0     0     0     0     64     0     0     0     0
March 25, 2028.............     74     0     0     0     0     59     0     0     0     0
March 25, 2029.............     70     0     0     0     0     54     0     0     0     0
March 25, 2030.............     67     0     0     0     0     48     0     0     0     0
March 25, 2031.............     63     0     0     0     0     41     0     0     0     0
March 25, 2032.............     58     0     0     0     0     34     0     0     0     0
March 25, 2033.............     53     0     0     0     0     25     0     0     0     0
March 25, 2034.............     48     0     0     0     0     16     0     0     0     0
March 25, 2035.............     41     0     0     0     0      6     0     0     0     0
March 25, 2036.............     34     0     0     0     0      0     0     0     0     0
March 25, 2037.............      0     0     0     0     0      0     0     0     0     0
Weighted Average Life
   in Years (to maturity)..  23.91  2.97  2.25  1.12  0.86  20.85  1.19  1.00  0.71  0.54

----------
*    Less than 0.5% but greater than 0.0%.

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                                       CLASS A-2B                     CLASS A-2C
                             -----------------------------  -----------------------------
DISTRIBUTION DATE              0%    80%  100%  150%  200%    0%    80%  100%  150%  200%
-----------------            -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial....................    100   100   100   100   100    100   100   100   100   100
March 25, 2008.............    100   100   100   100    79    100   100   100   100   100
March 25, 2009.............    100   100    41     0     0    100   100   100     0     0
March 25, 2010.............    100     0     0     0     0    100    87    19     0     0
March 25, 2011.............    100     0     0     0     0    100    75    19     0     0
March 25, 2012.............    100     0     0     0     0    100    46    16     0     0
March 25, 2013.............    100     0     0     0     0    100    25     0     0     0
March 25, 2014.............    100     0     0     0     0    100    10     0     0     0
March 25, 2015.............    100     0     0     0     0    100     0     0     0     0
March 25, 2016.............    100     0     0     0     0    100     0     0     0     0
March 25, 2017.............    100     0     0     0     0    100     0     0     0     0
March 25, 2018.............    100     0     0     0     0    100     0     0     0     0
March 25, 2019.............    100     0     0     0     0    100     0     0     0     0
March 25, 2020.............    100     0     0     0     0    100     0     0     0     0
March 25, 2021.............    100     0     0     0     0    100     0     0     0     0
March 25, 2022.............    100     0     0     0     0    100     0     0     0     0
March 25, 2023.............    100     0     0     0     0    100     0     0     0     0
March 25, 2024.............    100     0     0     0     0    100     0     0     0     0
March 25, 2025.............    100     0     0     0     0    100     0     0     0     0
March 25, 2026.............    100     0     0     0     0    100     0     0     0     0
March 25, 2027.............    100     0     0     0     0    100     0     0     0     0
March 25, 2028.............    100     0     0     0     0    100     0     0     0     0
March 25, 2029.............    100     0     0     0     0    100     0     0     0     0
March 25, 2030.............    100     0     0     0     0    100     0     0     0     0
March 25, 2031.............    100     0     0     0     0    100     0     0     0     0
March 25, 2032.............    100     0     0     0     0    100     0     0     0     0
March 25, 2033.............    100     0     0     0     0    100     0     0     0     0
March 25, 2034.............    100     0     0     0     0    100     0     0     0     0
March 25, 2035.............    100     0     0     0     0    100     0     0     0     0
March 25, 2036.............     74     0     0     0     0    100     0     0     0     0
March 25, 2037.............      0     0     0     0     0      0     0     0     0     0
Weighted Average Life in
   Years (to maturity).....  29.29  2.55  2.00  1.48  1.09  29.64  5.02  3.16  1.74  1.41

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                                        CLASS A-2D                     CLASS M-1
                             ------------------------------  -----------------------------
DISTRIBUTION DATE              0%    80%   100%  150%  200%    0%    80%  100%  150%  200%
-----------------            -----  -----  ----  ----  ----  -----  ----  ----  ----  ----
Initial....................    100    100   100   100   100    100   100   100   100   100
March 25, 2008.............    100    100   100   100   100    100   100   100   100   100
March 25, 2009.............    100    100   100    58     0    100   100   100   100    67
March 25, 2010.............    100    100   100     0     0    100   100   100   100     0
March 25, 2011.............    100    100   100     0     0    100     8    39     0     0
March 25, 2012.............    100    100   100     0     0    100     0     0     0     0
March 25, 2013.............    100    100   100     0     0    100     0     0     0     0
March 25, 2014.............    100    100    65     0     0    100     0     0     0     0
March 25, 2015.............    100     95    41     0     0    100     0     0     0     0
March 25, 2016.............    100     69    25     0     0    100     0     0     0     0
March 25, 2017.............    100     49    14     0     0    100     0     0     0     0
March 25, 2018.............    100     34     6     0     0    100     0     0     0     0
March 25, 2019.............    100     24     1     0     0    100     0     0     0     0
March 25, 2020.............    100     16     0     0     0    100     0     0     0     0
March 25, 2021.............    100     10     0     0     0    100     0     0     0     0
March 25, 2022.............    100      5     0     0     0    100     0     0     0     0
March 25, 2023.............    100      2     0     0     0    100     0     0     0     0
March 25, 2024.............    100      0     0     0     0    100     0     0     0     0
March 25, 2025.............    100      0     0     0     0    100     0     0     0     0
March 25, 2026.............    100      0     0     0     0    100     0     0     0     0
March 25, 2027.............    100      0     0     0     0    100     0     0     0     0
March 25, 2028.............    100      0     0     0     0    100     0     0     0     0
March 25, 2029.............    100      0     0     0     0    100     0     0     0     0
March 25, 2030.............    100      0     0     0     0    100     0     0     0     0
March 25, 2031.............    100      0     0     0     0    100     0     0     0     0
March 25, 2032.............    100      0     0     0     0    100     0     0     0     0
March 25, 2033.............    100      0     0     0     0    100     0     0     0     0
March 25, 2034.............    100      0     0     0     0    100     0     0     0     0
March 25, 2035.............    100      0     0     0     0    100     0     0     0     0
March 25, 2036.............    100      0     0     0     0    100     0     0     0     0
March 25, 2037.............      0      0     0     0     0      0     0     0     0     0
Weighted Average Life in
   Years (to maturity).....  29.74  10.55  8.01  2.05  1.59  29.51  3.59  3.96  3.50  2.14

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                                        CLASS M-2                     CLASS M-3
                             -----------------------------  ------------------------------
DISTRIBUTION DATE              0%    80%  100%  150%  200%    0%    80%   100%  150%  200%
-----------------            -----  ----  ----  ----  ----  -----  -----  ----  ----  ----
Initial....................    100   100   100   100   100    100    100   100   100   100
March 25, 2008.............    100   100   100   100   100    100    100   100   100   100
March 25, 2009.............    100   100   100   100   100    100    100   100   100   100
March 25, 2010.............    100   100   100   100    39    100    100   100   100   100
March 25, 2011.............    100   100   100    96     0    100    100   100   100    78
March 25, 2012.............    100    65    21    27     0    100    100   100   100    35
March 25, 2013.............    100    33     0     0     0    100    100    92    84    10
March 25, 2014.............    100     9     0     0     0    100    100    64    49     0
March 25, 2015.............    100     0     0     0     0    100     86    45    23     0
March 25, 2016.............    100     0     0     0     0    100     65    32     7     0
March 25, 2017.............    100     0     0     0     0    100     49    23     0     0
March 25, 2018.............    100     0     0     0     0    100     38    17     0     0
March 25, 2019.............    100     0     0     0     0    100     29     7     0     0
March 25, 2020.............    100     0     0     0     0    100     22     0     0     0
March 25, 2021.............    100     0     0     0     0    100     17     0     0     0
March 25, 2022.............    100     0     0     0     0    100      9     0     0     0
March 25, 2023.............    100     0     0     0     0    100      2     0     0     0
March 25, 2024.............    100     0     0     0     0    100      0     0     0     0
March 25, 2025.............    100     0     0     0     0    100      0     0     0     0
March 25, 2026.............    100     0     0     0     0    100      0     0     0     0
March 25, 2027.............    100     0     0     0     0    100      0     0     0     0
March 25, 2028.............    100     0     0     0     0    100      0     0     0     0
March 25, 2029.............    100     0     0     0     0    100      0     0     0     0
March 25, 2030.............    100     0     0     0     0    100      0     0     0     0
March 25, 2031.............    100     0     0     0     0    100      0     0     0     0
March 25, 2032.............    100     0     0     0     0    100      0     0     0     0
March 25, 2033.............    100     0     0     0     0    100      0     0     0     0
March 25, 2034.............    100     0     0     0     0    100      0     0     0     0
March 25, 2035.............    100     0     0     0     0    100      0     0     0     0
March 25, 2036.............    100     0     0     0     0    100      0     0     0     0
March 25, 2037.............      0     0     0     0     0      0      0     0     0     0
Weighted Average Life in
   Years (to maturity).....  29.66  5.58  4.77  4.69  2.96  29.74  10.71  8.34  7.18  4.78

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                                        CLASS M-4                     CLASS M-5
                             -----------------------------  -----------------------------
DISTRIBUTION DATE              0%    80%  100%  150%  200%    0%    80%  100%  150%  200%
-----------------            -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial....................    100   100   100   100   100    100   100   100   100   100
March 25, 2008.............    100   100   100   100   100    100   100   100   100   100
March 25, 2009.............    100   100   100   100    24    100   100   100   100    24
March 25, 2010.............    100   100   100    57    10    100   100   100    30    10
March 25, 2011.............    100    62    44    16     5    100    62    44    16     5
March 25, 2012.............    100    46    30     9     0    100    46    30     9     0
March 25, 2013.............    100    35    21     5     0    100    35    21     5     0
March 25, 2014.............    100    26    15     0     0    100    26    15     0     0
March 25, 2015.............    100    19    10     0     0    100    19    10     0     0
March 25, 2016.............    100    15     7     0     0    100    15     7     0     0
March 25, 2017.............    100    11     5     0     0    100    11     5     0     0
March 25, 2018.............    100     9     2     0     0    100     9     0     0     0
March 25, 2019.............    100     7     0     0     0    100     7     0     0     0
March 25, 2020.............    100     5     0     0     0    100     5     0     0     0
March 25, 2021.............    100     2     0     0     0    100     0     0     0     0
March 25, 2022.............    100     0     0     0     0    100     0     0     0     0
March 25, 2023.............    100     0     0     0     0    100     0     0     0     0
March 25, 2024.............    100     0     0     0     0    100     0     0     0     0
March 25, 2025.............    100     0     0     0     0    100     0     0     0     0
March 25, 2026.............    100     0     0     0     0    100     0     0     0     0
March 25, 2027.............    100     0     0     0     0    100     0     0     0     0
March 25, 2028.............    100     0     0     0     0    100     0     0     0     0
March 25, 2029.............    100     0     0     0     0    100     0     0     0     0
March 25, 2030.............    100     0     0     0     0    100     0     0     0     0
March 25, 2031.............    100     0     0     0     0    100     0     0     0     0
March 25, 2032.............    100     0     0     0     0    100     0     0     0     0
March 25, 2033.............    100     0     0     0     0    100     0     0     0     0
March 25, 2034.............    100     0     0     0     0    100     0     0     0     0
March 25, 2035.............    100     0     0     0     0    100     0     0     0     0
March 25, 2036.............    100     0     0     0     0    100     0     0     0     0
March 25, 2037.............      0     0     0     0     0      0     0     0     0     0
Weighted Average Life in
   Years (to maturity).....  29.62  5.83  4.91  3.46  2.17  29.62  5.81  4.84  3.34  2.12

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                                        CLASS M-6                     CLASS B-1
                             -----------------------------  -----------------------------
DISTRIBUTION DATE              0%    80%  100%  150%  200%    0%    80%  100%  150%  200%
-----------------            -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial....................    100   100   100   100   100    100   100   100   100   100
March 25, 2008.............    100   100   100   100   100    100   100   100   100   100
March 25, 2009.............    100   100   100   100    24    100   100   100   100    24
March 25, 2010.............    100   100   100    30    10    100   100   100    30    10
March 25, 2011.............    100    62    44    16     1    100    62    44    16     0
March 25, 2012.............    100    46    30     9     0    100    46    30     9     0
March 25, 2013.............    100    35    21     3     0    100    35    21     0     0
March 25, 2014.............    100    26    15     0     0    100    26    15     0     0
March 25, 2015.............    100    19    10     0     0    100    19    10     0     0
March 25, 2016.............    100    15     7     0     0    100    15     7     0     0
March 25, 2017.............    100    11     2     0     0    100    11     0     0     0
March 25, 2018.............    100     9     0     0     0    100     9     0     0     0
March 25, 2019.............    100     7     0     0     0    100     4     0     0     0
March 25, 2020.............    100     1     0     0     0    100     0     0     0     0
March 25, 2021.............    100     0     0     0     0    100     0     0     0     0
March 25, 2022.............    100     0     0     0     0    100     0     0     0     0
March 25, 2023.............    100     0     0     0     0    100     0     0     0     0
March 25, 2024.............    100     0     0     0     0    100     0     0     0     0
March 25, 2025.............    100     0     0     0     0    100     0     0     0     0
March 25, 2026.............    100     0     0     0     0    100     0     0     0     0
March 25, 2027.............    100     0     0     0     0    100     0     0     0     0
March 25, 2028.............    100     0     0     0     0    100     0     0     0     0
March 25, 2029.............    100     0     0     0     0    100     0     0     0     0
March 25, 2030.............    100     0     0     0     0    100     0     0     0     0
March 25, 2031.............    100     0     0     0     0    100     0     0     0     0
March 25, 2032.............    100     0     0     0     0    100     0     0     0     0
March 25, 2033.............    100     0     0     0     0    100     0     0     0     0
March 25, 2034.............    100     0     0     0     0    100     0     0     0     0
March 25, 2035.............    100     0     0     0     0    100     0     0     0     0
March 25, 2036.............    100     0     0     0     0    100     0     0     0     0
March 25, 2037.............      0     0     0     0     0      0     0     0     0     0
Weighted Average Life in
   Years (to maturity).....  29.62  5.76  4.77  3.23  2.09  29.62  5.72  4.71  3.14  2.04

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW

                                        CLASS B-2                     CLASS B-3
                             -----------------------------  -----------------------------
DISTRIBUTION DATE              0%    80%  100%  150%  200%    0%    80%  100%  150%  200%
-----------------            -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial....................    100   100   100   100   100    100   100   100   100   100
March 25, 2008.............    100   100   100   100   100    100   100   100   100   100
March 25, 2009.............    100   100   100   100    24    100   100   100   100    24
March 25, 2010.............    100   100   100    30    10    100   100   100    30     6
March 25, 2011.............    100    62    44    16     0    100    62    44    16     0
March 25, 2012.............    100    46    30     9     0    100    46    30     1     0
March 25, 2013.............    100    35    21     0     0    100    35    21     0     0
March 25, 2014.............    100    26    15     0     0    100    26    15     0     0
March 25, 2015.............    100    19    10     0     0    100    19     5     0     0
March 25, 2016.............    100    15     1     0     0    100    15     0     0     0
March 25, 2017.............    100    11     0     0     0    100     9     0     0     0
March 25, 2018.............    100     7     0     0     0    100     0     0     0     0
March 25, 2019.............    100     0     0     0     0    100     0     0     0     0
March 25, 2020.............    100     0     0     0     0    100     0     0     0     0
March 25, 2021.............    100     0     0     0     0    100     0     0     0     0
March 25, 2022.............    100     0     0     0     0    100     0     0     0     0
March 25, 2023.............    100     0     0     0     0    100     0     0     0     0
March 25, 2024.............    100     0     0     0     0    100     0     0     0     0
March 25, 2025.............    100     0     0     0     0    100     0     0     0     0
March 25, 2026.............    100     0     0     0     0    100     0     0     0     0
March 25, 2027.............    100     0     0     0     0    100     0     0     0     0
March 25, 2028.............    100     0     0     0     0    100     0     0     0     0
March 25, 2029.............    100     0     0     0     0    100     0     0     0     0
March 25, 2030.............    100     0     0     0     0    100     0     0     0     0
March 25, 2031.............    100     0     0     0     0    100     0     0     0     0
March 25, 2032.............    100     0     0     0     0    100     0     0     0     0
March 25, 2033.............    100     0     0     0     0    100     0     0     0     0
March 25, 2034.............    100     0     0     0     0    100     0     0     0     0
March 25, 2035.............    100     0     0     0     0    100     0     0     0     0
March 25, 2036.............    100     0     0     0     0    100     0     0     0     0
March 25, 2037.............      0     0     0     0     0      0     0     0     0     0
Weighted Average Life in
   Years (to maturity).....  29.62  5.66  4.63  3.06  2.02  29.62  5.56  4.54  2.98  1.99

HYPOTHETICAL AVAILABLE FUNDS CAP TABLE

     Based upon the Modeling Assumptions and assuming further that the Fixed Rate Mortgage Loans prepay at a constant rate of 20% HEP and the Adjustable Rate Mortgage Loans prepay at a constant rate of 100% PPC, the following table indicates the related Available Funds Cap under such an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Fixed Rate Mortgage Loans will occur at a constant rate of 20% HEP or prepayments on the Adjustable Rate Mortgage Loans will occur at a constant rate of 100% PPC or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual weighted average Net Mortgage Rate of the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

                                          WEIGHTED                         WEIGHTED
                   CLASS A-1  CLASS A-2   AVERAGE   CLASS A-1  CLASS A-2   AVERAGE
                   AVAILABLE  AVAILABLE  AVAILABLE  AVAILABLE  AVAILABLE  AVAILABLE
                   FUNDS CAP  FUNDS CAP  FUNDS CAP  FUNDS CAP  FUNDS CAP  FUNDS CAP
                      (%)        (%)        (%)        (%)        (%)        (%)
DISTRIBUTION DATE   (1) (3)    (1) (4)    (1) (5)    (2) (3)    (2) (4)    (2) (5)
-----------------  ---------  ---------  ---------  ---------  ---------  ---------
 4/25/2007            9.169      8.778      8.961      9.169      8.778      8.961
 5/25/2007            7.946      7.607      7.766     11.000     10.500     10.500
 6/25/2007            7.688      7.361      7.515     11.000     10.500     10.500
 7/25/2007            7.944      7.606      7.764     11.000     10.500     10.500
 8/25/2007            7.687      7.360      7.513     11.000     10.500     10.500
 9/25/2007            7.686      7.361      7.513     11.000     10.500     10.500
10/25/2007            7.941      7.606      7.763     21.715     21.380     21.537
11/25/2007            7.684      7.361      7.513     21.498     21.175     21.326
12/25/2007            7.940      7.607      7.763     21.471     21.138     21.295
 1/25/2008            7.684      7.362      7.513     21.205     20.884     21.034
 2/25/2008            7.658      7.336      7.487     21.041     20.719     20.870
 3/25/2008            8.186      7.843      8.004     21.174     20.831     20.992
 4/25/2008            7.658      7.337      7.488     20.827     20.506     20.657
 5/25/2008            7.913      7.583      7.738     20.862     20.532     20.687
 6/25/2008            7.658      7.339      7.489     20.661     20.343     20.492
 7/25/2008            7.913      7.586      7.739     20.712     20.385     20.538
 8/25/2008            7.658      7.342      7.490     20.521     20.205     20.353
 9/25/2008            7.662      7.360      7.502     20.442     20.141     20.282
10/25/2008            7.949      7.610      7.769     20.411     20.074     20.232
11/25/2008            8.298      8.471      8.390     20.807     20.895     20.854
12/25/2008            8.903      9.058      8.985     20.980     21.055     21.020
 1/25/2009            9.111      9.262      9.191     20.746     20.820     20.785
 2/25/2009            9.097      9.256      9.181     20.363     20.446     20.407
 3/25/2009           10.041     10.224     10.138     20.710     20.810     20.763
 4/25/2009            9.089      9.252      9.175     19.811     19.899     19.857
 5/25/2009            9.399      9.662      9.539     20.004     20.197     20.107
 6/25/2009            9.139      9.383      9.268     19.717     19.897     19.813
 7/25/2009            9.550      9.835      9.701     19.944     20.137     20.046
 8/25/2009            9.235      9.517      9.384     19.536     19.730     19.639
 9/25/2009            9.232      9.526      9.388     19.339     19.546     19.449
10/25/2009            9.548      9.828      9.696     19.361     19.545     19.459
11/25/2009            9.417      9.767      9.603     19.225     19.546     19.395
12/25/2009            9.824     10.133      9.988     19.383     19.655     19.528
 1/25/2010            9.598      9.896      9.756     19.366     19.629     19.506
 2/25/2010            9.588      9.892      9.749     19.626     19.897     19.770
 3/25/2010           10.590     10.930     10.770     20.365     20.671     20.527
 4/25/2010            9.573      9.883      9.737     19.319     19.594     19.465
 5/25/2010            9.884     10.209     10.057     19.617     20.007     19.824
 6/25/2010            9.577      9.883      9.739     19.324     19.686     19.516
 7/25/2010            9.906     10.232     10.079     19.660     20.043     19.863
 8/25/2010            9.576      9.898      9.747     19.240     19.620     19.442
 9/25/2010            9.567      9.896      9.742     19.125     19.519     19.334
10/25/2010            9.897     10.237     10.078     19.334     19.743     19.551
11/25/2010            9.595      9.955      9.786     19.043     19.493     19.282

                                          WEIGHTED                         WEIGHTED
                   CLASS A-1  CLASS A-2   AVERAGE   CLASS A-1  CLASS A-2   AVERAGE
                   AVAILABLE  AVAILABLE  AVAILABLE  AVAILABLE  AVAILABLE  AVAILABLE
                   FUNDS CAP  FUNDS CAP  FUNDS CAP  FUNDS CAP  FUNDS CAP  FUNDS CAP
                      (%)        (%)        (%)        (%)        (%)        (%)
DISTRIBUTION DATE   (1) (3)    (1) (4)    (1) (5)    (2) (3)    (2) (4)    (2) (5)
-----------------  ---------  ---------  ---------  ---------  ---------  ---------
12/25/2010            9.906     10.282     10.105     19.270     19.728     19.513
 1/25/2011            9.581      9.949      9.776     18.890     19.342     19.130
 2/25/2011            9.570      9.943      9.768     18.785     19.244     19.029
 3/25/2011           10.571     10.989     10.793     19.670     20.188     19.945
 4/25/2011            9.549      9.932      9.753     18.591     19.065     18.843
 5/25/2011            9.856     10.259     10.070     18.812     19.310     19.077
 6/25/2011            9.529      9.922      9.738     18.443     18.916     18.695
 7/25/2011            9.835     10.247     10.055     18.691     19.189     18.956
 8/25/2011            9.507      9.911      9.723     18.299     18.790     18.560
 9/25/2011            9.496      9.906      9.715     18.218     18.724     18.488
10/25/2011            9.806     10.231     10.033     18.470     18.997     18.751
11/25/2011            9.503      9.947      9.740     18.219     18.802     18.531
12/25/2011            9.832     10.293     10.079     18.491     19.114     18.825
 1/25/2012            9.524      9.976      9.766     18.131     18.782     18.480
 2/25/2012            9.513      9.969      9.758     18.059     18.719     18.413
 3/25/2012           10.156     10.650     10.421     18.642     19.357     19.026
 4/25/2012            9.489      9.956      9.740     11.049     11.726     11.413
 5/25/2012            9.796     10.293     10.064     11.402     12.118     11.788
 6/25/2012            9.471      9.956      9.732     11.022     11.718     11.397
 7/25/2012            9.780     10.283     10.051     11.373     12.110     11.770
 8/25/2012            9.453      9.944      9.718     10.984     11.706     11.374
 9/25/2012            9.441      9.937      9.709     10.962     11.694     11.358
10/25/2012            9.743     10.261     10.023     11.323     12.086     11.736
11/25/2012            9.419      9.925      9.693     10.969     11.723     11.378
12/25/2012            9.721     10.252     10.009     11.321     12.111     11.750
 1/25/2013            9.396      9.915      9.678     10.943     11.728     11.369
 2/25/2013            9.384      9.908      9.669     10.920     11.713     11.352
 3/25/2013           10.376     10.961     10.695     12.064     12.952     12.548
 4/25/2013            9.359      9.893      9.651     10.874     11.683     11.316
 5/25/2013            9.658     10.215      9.963     11.219     12.071     11.685

(1) Assumes no losses, the occurrence of an optional termination on the Initial Optional Termination Date, 20% HEP for the Fixed Rate Mortgage Loans and 100% PPC for the Adjustable Rate Mortgage Loans, and One-Month LIBOR and Six-Month LIBOR each remain constant at 5.3220% and 5.3240%, respectively.

(2) Assumes no losses, the occurrence of an optional termination on the Initial Optional Termination Date, 20% HEP for the Fixed Rate Mortgage Loans and 100% PPC for the Adjustable Rate Mortgage Loans, and One-Month LIBOR and Six-Month LIBOR are 5.3220% and 5.3240%, respectively, for the first Distribution Date and both increase to and remain constant at 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty, any Cap Payments received from the Cap Contract Counterparty and proceeds from the related Corridor Contract, although such proceeds are excluded from the calculation of the related Available Funds Cap.

(3) The Class A-1 Available Funds Cap for purposes of the table above applies only to the Class A-1 and Class R Certificates and means a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans at their Net Mortgage Rates in effect on the related Due Date, less the pro rata portion allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty, and (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the applicable Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

(4) The Class A-2 Available Funds Cap for purposes of the table above applies only to the Class A-2 Certificates and means a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans at their Net Mortgage Rates in effect on the related Due Date, less the pro rata portion allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty, and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the applicable Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

(5) The Weighted Average Available Funds Cap for purposes of the table above applies only to the Class M and Class B Certificates and means a per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two).

ADDITIONAL INFORMATION

     The Depositor has filed additional yield tables and other computational materials (including a free writing prospectus supplement) with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriter for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                         FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Issuing Entity will also include (x) a grantor trust that will hold the Class C Certificates, the Corridor Contract Account and the rights to payments under the Corridor Contracts, the Supplemental Interest Trust and the rights and obligations under the Swap Agreement and Cap Contract and certain obligations with respect to excess interest payments described below and (y) a grantor trust that will hold the rights to prepayment charges. The assets of the lowest-tier REMIC will consist of the Mortgage Loans and all other property in the Issuing Entity except for
(i) interests issued by any of the REMICs, (ii) prepayment charges received with respect to the Mortgage Loans, (iii) the Corridor Contracts, the Swap Agreement, the Cap Contract, the Corridor Contract Account and the Supplemental Interest Trust and (iv) the interests in the grantor trusts described above. Each class of the Offered Certificates (other than the Class R Certificate) will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC. The Class R Certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

     For federal income tax purposes, each of the interests in the highest-tier REMIC that corresponds to an Offered Certificate will be subject to a cap equal to the related Available Funds Cap with the following modifications: (i) the notional balance of the Swap Agreement for each Distribution Date will be treated as limited to, and in certain cases less than, the Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date; (ii) amounts owed to the Swap Counterparty will be allocated among the Mortgage Groups pro rata based on their relative sizes as of the Cut-off Date (rather than on an ongoing basis); and (iii) any Swap Termination Payment will be treated as being payable solely from Net Excess Cashflow. Such interests in the highest-tier REMIC shall not be entitled to reimbursement for shortfalls caused by such interest rate cap. In addition to representing the beneficial ownership of the corresponding interest of the highest-tier REMIC, each of the Offered Certificates will also represent the beneficial ownership of any excess of the interest distributable on such class over the interest that would have accrued on the corresponding class of interest had each of the Offered Certificates been subject to the interest rate cap described in the preceding sentence (such excess, "excess interest payments"). Further, in addition to ownership of the corresponding interest in the highest-tier REMIC and the right to receive excess interest payments, each of the Offered Certificates will also represent the obligation under a notional principal contract to pay any excess of the interest distributable on such interest in the highest-tier REMIC over the interest distributable on such Offered Certificate (such excess also, "excess interest payments"). The rights and obligations with respect to excess interest payments associated with the Offered Certificates will not, for federal income tax purposes, be treated as interests in a REMIC.

     Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, and the accuracy of certain representations made in the Pooling and Servicing Agreement or the transfer agreements with respect to the Mortgage Loans and certain representations made by the Sponsor, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Code.

     Holders of Subordinate Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

     The current backup withholding rate is 28%. The rate is subject to adjustment after 2010.

TAXATION OF THE BASIS RISK ARRANGEMENTS

     General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Offered Certificate, one or more notional principal contracts whereby it has the right to receive and the obligation to make payments with respect to excess interest payments (a "basis risk arrangement").

     In general, the holders of the Offered Certificates must allocate the price they pay for their certificates between their interest in the highest-tier REMIC and their basis risk arrangement based on their relative fair market values. To the extent a basis risk arrangement is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such basis risk arrangement, and such portion will be treated as a non-periodic payment on a notional principal contract paid by the holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the non-periodic payment under one of the methods set forth in the Swap Regulations. Prospective purchasers of the Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any non-periodic payment.

     Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive excess interest payments must be netted against periodic payments made in connection with the obligation to make excess interest payments and payments, if any, deemed made as a result of the non-periodic payments described above over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

     Termination Payments. Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the selling beneficial owner's rights to receive excess interest payments in connection with the sale or exchange of an Offered Certificate would be considered under the Swap Regulations a "termination payment". Any reduction in the amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be attributable to the selling beneficial owner's obligation to make excess interest payments would be considered under the Swap Regulations a "termination payment". A holder of an Offered Certificate will have gain or loss from such a termination of the basis risk arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) any termination payment it has paid or is deemed to have paid and the unamortized portion of any non-periodic payment paid (or deemed paid) by the beneficial owner upon entering into or acquiring its basis risk arrangement.

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     Gain or loss realized upon the termination of a right to receive excess interest payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss, or a portion thereof, as ordinary.

     Application of the Straddle Rules. The Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to receive excess interest payments, may constitute positions in a straddle, in which case, the straddle rules of Section 1092 of the Code would apply. If the straddle rules apply, a selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive excess interest payments would be short-term. If the holder of an Offered Certificate incurred or continued indebtedness to acquire or hold such Offered Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive excess interest payments.

     Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of the right to receive, and the obligations with respect to, excess interest payments.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

     The REMIC regular interests represented by the Offered Certificates (other than the Class R Certificate) may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the applicable prepayment model, as described above. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

     The REMIC regular interests represented by the Offered Certificates (other than the Class R Certificate) may be treated as being issued at a premium. If this occurs, the holders of such Offered Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may be revoked only with the consent of the IRS, and should only be made after consulting with a tax advisor.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further Principal Prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

     For purposes of this discussion, the "REMIC assets" of the Issuing Entity includes all assets of the Issuing Entity other than (i) rights under the Corridor Contracts and the Corridor Contract Account, (ii) rights under the Swap Agreement and the Supplemental Interest Trust, (iii) rights under the Cap

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Contract and the Supplemental Interest Trust and (iv) rights to receive prepayment charges with respect to the Mortgage Loans.

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the REMIC assets of the Issuing Entity would be so treated; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the Offered Certificates will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

     The REMIC interests represented by the Offered Certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the REMIC assets of the Issuing Entity would be so treated; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the Offered Certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income from the REMIC assets of the Issuing Entity is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the Offered Certificates, will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The portion of any Offered Certificate representing a basis risk arrangement will not be treated as a "real estate asset" under Section 856(c)(5)(B) of the Code or as a qualifying asset under Section 860G(a)(3) or
Section 7701(a)(19)(C) of the Code and income with respect to such portion will not be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate

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investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

     Where the above-referenced prohibited transactions tax, tax on contributions to an issuing entity, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of a Servicer's, the Master Servicer's or the Securities Administrator's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the relevant Servicer, the Master Servicer or the Securities Administrator in either case out of its own funds. In the event that either a Servicer, the Master Servicer or the Securities Administrator, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

CLASS R CERTIFICATE

     The holder of the Class R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class R Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class R certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the Class R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Class R Certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the Class R Certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a Class R Certificate the transferee may incur tax liabilities in excess of the cashflow from the Class R Certificate and its intention to pay the taxes associated with holding the Class R Certificate as they become due and (iii) the proposed transferee agree that it will not transfer the Class R Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Description of the Certificates--Restrictions on Transfer of the Class R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the Class R Certificate (whether such Class R Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class R Certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class R Certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Class R Certificate may be significantly lower than would be the case if the Class R Certificate were taxed as a debt instrument, or may be negative.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences" in the prospectus.

                       TAX RETURN DISCLOSURE REQUIREMENTS

     Taxpayers are required to report certain information on IRS Form 8886 if they participate in a "reportable transaction." Holders should consult with their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject thereto from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA

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authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Offered Certificates. The Class R Certificate may not be purchased by a Plan; therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class R Certificate. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA Considerations described herein and in the prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted the Exemption from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     Among the general conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Issuing Entity, other than in the case of Designated Transactions;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Fitch, Moody's or S & P;

     (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Sponsor for the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or the Servicers represents not more than reasonable compensation for the Master Servicers or the Servicer's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Issuing Entity must also meet the following requirements:

     (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

     (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

     (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts. These conditions are discussed in "ERISA Considerations" in the prospectus.

     Except as described below, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

     Until termination of the Swap Agreement and the Cap Contract, for ERISA purposes, an interest in a class of Offered Certificates will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable class of Offered Certificates without taking into account payments made or received with respect to the Swap Agreement and Cap Contract and (ii) the right in the Supplemental Interest Trust to receive payments under the Swap Agreement and Cap Contract. Under this approach, the Exemption does not cover the acquisition or holding of the interest described in (ii). Consequently, a Plan's acquisition and holding of an Offered Certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

     Accordingly, until the termination of the Swap Agreement and the Cap Contract, neither a Plan nor any person acting for, on behalf of or with any assets of a Plan may acquire or hold any interest in an Offered Certificate unless such acquisition and holding is eligible for relief under and is covered by an Investor-Based Exemption. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, however, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the Swap Agreement and the Cap Contract, each beneficial owner of an Offered Certificate (other than the Class R Certificate) or any interest therein shall be deemed to have represented that either (i) it is not a Plan or a person acting for, on behalf of or with any assets of a Plan or (ii) the acquisition and holding of the Offered Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. Subsequent to the termination of the Swap Agreement and the Cap Contract, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class R Certificate).

     Because the characteristics of the Class R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class R Certificate. Consequently, transfers of the Class R Certificate will not be registered unless the Securities Administrator receives a representation from the transferee of the Class R Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that the transferee is not a Plan and is not directly or indirectly acquiring the Class R Certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of the Class R Certificate or any interest therein in violation of such representation shall be void and of no effect, and the next preceding permitted beneficial owner will be treated as the beneficial owner of the Class R Certificate. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of the Class R Certificate that was in fact a Plan and that held such Certificate in violation of such representation all payments made on such Class R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to such last preceding beneficial owner.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTCE 83-1 (described in the prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of the underwriting agreement dated February 28, 2003, and the terms agreement dated March 28, 2007, each between the Depositor and the Underwriter, the Offered Certificates are being purchased from the Depositor by the Underwriter. Distributions on the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but that the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity of investment. The Offered Certificates will not be listed on any national exchange.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter has agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates. Expenses incurred by the Depositor in connection with this offering are expected to be approximately $700,000.

     Merrill Lynch is an affiliate of the Depositor, the Sponsor and Wilshire.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by each of Moody's and S&P.

CLASS OF CERTIFICATES   MOODY'S    S&P
---------------------   -------   ----
A-1 .................     Aaa     AAA
A-2A ................     Aaa     AAA
A-2B ................     Aaa     AAA
A-2C ................     Aaa     AAA
A-2D ................     Aaa     AAA
M-1 .................     Aa1     AA+
M-2 .................     Aa2      AA
M-3 .................     Aa3     AA-
M-4 .................      A1      A+
M-5 .................      A2      A
M-6 .................      A3      A-
B-1 .................     Baa1    BBB+
B-2 .................     Baa2    BBB
B-3 .................     Baa3    BBB-
R ...................      NR     AAA

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Floating Rate Certificate Carryover or the anticipated yields in light of prepayments.

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's ratings opinions address the structural and legal issues associated with the Offered Certificates, including the nature of the underlying Mortgage Loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that Principal Prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of Principal Prepayments, certificateholders may receive a lower than anticipated yield.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans or address the likelihood of receipt of Floating Rate Certificate Carryover. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield. S&P's ratings do not address the likelihood that any payments will be made to the Offered Certificates under the Corridor Contracts.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            GLOSSARY OF DEFINED TERMS

2/28 LIBOR LOANS                     means Mortgage Loans with a maturity of generally 30 years that bear interest at a fixed rate for a period of
                                     approximately two years after origination and thereafter
                                     have semi-annual interest rate and payment adjustments in
                                     substantially the same manner as Six-Month LIBOR Loans.

3/27 LIBOR LOANS                     means Mortgage Loans with a maturity of generally 30 years that bear interest at a fixed rate for a period of
                                     approximately three years after origination and thereafter have semi-annual interest rate and payment adjustments in
                                     substantially the same manner as Six-Month LIBOR Loans.

4/26 LIBOR LOANS                     means Mortgage Loans with a maturity of generally 30 years that bear interest at a fixed rate for a period of
                                     approximately four years after origination and thereafter
                                     have semi-annual interest rate and payment adjustments in
                                     substantially the same manner as Six-Month LIBOR Loans.

5/25 LIBOR LOANS                     means Mortgage Loans with a maturity of generally 30 years that bear interest at a fixed rate for a period of
                                     approximately five years after origination and thereafter
                                     have semi-annual interest rate and payment adjustments in
                                     substantially the same manner as Six-Month LIBOR Loans.

ACCOUNTS                             means one or more accounts maintained by the Master
                                     Servicer, the Securities Administrator, the Supplemental
                                     Interest Trust Trustee or the Servicers pursuant to the
                                     Pooling and Servicing Agreement.

ACCRUAL PERIOD                       means, with respect to the Offered Certificates and a
                                     Distribution Date, the period from and including the
                                     preceding Distribution Date (or from the Closing Date in
                                     the case of the first Distribution Date) to and including
                                     the day prior to such Distribution Date.

ADJUSTABLE RATE MORTGAGE LOAN        means a Mortgage Loan in the Trust Fund with an adjustable interest rate.

ADJUSTMENT DATE                      means, with respect to an Adjustable Rate Mortgage Loan,
                                     generally the first day of the month or months specified in the related mortgage note.

ADVANCE                              means, with respect to a Servicer Remittance Date, an
                                     advance of the Servicer's own funds, or funds in the
                                     related Collection Account that are not required to be
                                     distributed on the related Distribution Date  that are
                                     required to be deposited pursuant to the Pooling and
                                     Servicing Agreement, in an amount generally equal to the
                                     aggregate amount of all payments of principal and interest
                                     (or, with respect to the Interest-Only Mortgage Loans and
                                     REO Property, payments of scheduled interest) on the
                                     Mortgage Loans (adjusted to the applicable Net Mortgage
                                     Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date (other

                                     than the principal portion of any Balloon Amount, principal payments with respect to REO Properties, principal payments with respect to second lien Mortgage Loans, advances deemed non-recoverable by the related Servicer, advances on each
                                     Mortgage Loan that is 150 days delinquent or more, and
                                     shortfalls in principal and interest due to bankruptcy
                                     proceedings or the application of the Servicemembers Civil
                                     Relief Act or similar state legislation or regulations)
                                     together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan
                                     which is an REO Property (subject to the exceptions
                                     described above for advances on Mortgage Loans) such latter amount to be calculated after taking into account rental
                                     income.

APPLIED REALIZED LOSS AMOUNT         means, with respect to any class of Subordinate
                                     Certificates and as to any Distribution Date, the sum of
                                     the Realized Losses with respect to Mortgage Loans which
                                     have been applied in reduction of the Certificate Principal
                                     Balance of such class.

AVAILABLE FUNDS CAP                  means any of the Class A-1 Available Funds Cap, the Class
                                     A-2 Available Funds Cap or the Weighted Average Available
                                     Funds Cap.

BALLOON AMOUNT                       means the balloon payment of the remaining outstanding
                                     principal balance of a Mortgage Loan.

BALLOON LOAN                         means a Mortgage Loan having an original term to stated
                                     maturity of approximately 15 or 30 years and providing for level monthly payments generally based on a 30, 40, 45 or
                                     50 year amortization schedule with a payment of a Balloon
                                     Amount due on such Mortgage Loan at its stated maturity.

BOOK-ENTRY CERTIFICATES              means the Offered Certificates, other than any Definitive
                                     Certificates.

BSFP                                 means Bear Stearns Financial Products Inc.

BUSINESS DAY                         means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of Illinois,
                                     State of Oregon or the City of New York, New York are
                                     authorized or obligated by law or executive order to be
                                     closed.

CAP CONTRACT                         means the confirmation and the master agreement
                                     incorporated therein, as well as the schedule thereto and
                                     the related credit support annex, between the Cap Contract
                                     Counterparty and the Supplemental Interest Trust Trustee
                                     for the benefit of the Supplemental Interest Trust.

CAP CONTRACT COUNTERPARTY            means BSFP, with whom the Securities Administrator, on
                                     behalf of the Issuing Entity, and the Supplemental Interest
                                     Trust Trustee, on behalf of the Supplemental Interest
                                     Trust, entered into each of the Corridor Contracts and the
                                     Cap Contract, respectively.

CAP CONTRACT NOTIONAL BALANCE        means the notional balance of the Cap Contract as set forth in the Cap Contract Notional Balance Table on page S-96.

CAP PAYMENTS                         means, for each Distribution Date, the cap payment that the
                                     Cap Counterparty is obligated to pay to the Supplemental
                                     Interest Trust determined in accordance with the Cap
                                     Contract, if Derivative LIBOR is greater than 5.322%.

CERTIFICATE ACCOUNT                  means the one or more accounts established by the
                                     Securities Administrator, for the benefit of the
                                     certificateholders, into which the Securities Administrator is required to deposit or cause to be deposited certain
                                     payments received from the Master Servicer as described
                                     herein.

CERTIFICATE OWNERS                   means persons acquiring beneficial ownership interests in
                                     the Offered Certificates.

CERTIFICATE PRINCIPAL BALANCE        means, with respect to (A) any class of Offered
                                     Certificates and as of any Distribution Date, the
                                     outstanding principal balance of such class on the date of the initial issuance of the certificates as reduced, but
                                     not below zero, by (i) all amounts distributed on previous
                                     Distribution Dates on such class on account of principal;
                                     and (ii) such class's share of any Applied Realized Loss
                                     Amounts for previous Distribution Dates.  Notwithstanding
                                     the foregoing, on any Distribution Date relating to a Due
                                     Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any
                                     class of Subordinate Certificates then outstanding for
                                     which any Applied Realized Loss Amount has been allocated
                                     will be increased, in order of seniority, by an amount
                                     equal to the lesser of (I) the Unpaid Realized Loss Amount for such class of certificates and (II) the total of any
                                     Subsequent Recovery distributed on such date to the
                                     certificateholders (reduced by the amount of the increase
                                     in the Certificate Principal Balance of any more senior
                                     class of certificates pursuant to this sentence on such
                                     Distribution Date); and (B) the Class C Certificates and as
                                     of any Distribution Date, the overcollateralization amount as of such Distribution Date.

CITIBANK                             means Citibank, N.A.

CLASS A CERTIFICATES                 means the Class A-1, Class A-2 and Class R Certificates.

CLASS A PRINCIPAL DISTRIBUTION       means (1) with respect to any Distribution Date prior to
AMOUNT                               the related Stepdown Date or as to which a Stepdown Trigger
                                     Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) with respect to any
                                     Distribution Date on or after the Stepdown Date and as to
                                     which a Stepdown Trigger Event does not exist, the excess
                                     of (A) the Certificate Principal Balance of the Class A
                                     Certificates immediately prior to such Distribution Date
                                     over (B) the lesser of (1) approximately 51.80% of the
                                     aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) the excess of the
                                     aggregate Stated Principal Balance of

                                     the Mortgage Loans as of such Distribution Date over the
                                     Minimum Required Overcollateralization Amount; provided,
                                     however, that in no event will the Class A Principal
                                     Distribution Amount with respect to any Distribution Date
                                     exceed the aggregate Certificate Principal Balance of the
                                     Class A Certificates.

CLASS A-1 AVAILABLE FUNDS CAP        means, with respect to a Distribution Date, the per annum
                                     rate equal to the product of (i) 12, (ii) the quotient of
                                     (x) the total scheduled interest on the Group One Mortgage
                                     Loans based on the Net Mortgage Rates in effect on the
                                     related Due Date, less the pro rata portion (calculated
                                     based on the ratio of the Group One Mortgage Loans to the
                                     total pool of Mortgage Loans) allocable to the Group One
                                     Mortgage Loans of any Net Swap Payments or Swap Termination
                                     Payments (other than Defaulted Swap Termination Payments)
                                     owed to the Swap Counterparty for such Distribution Date,
                                     and (y) the aggregate Stated Principal Balance of the Group
                                     One Mortgage Loans as of the first day of the related
                                     Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.  The Class A-1
                                     Available Funds Cap shall be related to the Class A-1 and
                                     Class R Certificates.

CLASS A-1 CORRIDOR CONTRACT          means a confirmation and agreement, including the schedule thereto and the related credit support annex, between the
                                     Securities Administrator and the Cap Contract Counterparty
                                     for the benefit of the Class A-1 and Class R Certificates.

CLASS A-1 CORRIDOR CONTRACT          means, as of any Distribution Date, the notional balance of
NOTIONAL BALANCE                     the Class A-1 Corridor Contract set forth in the table on
                                     page S-94.

CLASS A-1 CERTIFICATE                means any certificate designated as a "Class A-1
                                     Certificate" on the face thereof and representing the right to distributions as set forth herein and in the Pooling and
                                     Servicing Agreement.

CLASS A-1 LOWER COLLAR               means, with respect to each Distribution Date, the
                                     applicable per annum rate set forth under the heading "1 ML
                                     Strike Lower Collar" in the Class A-1 Derivative LIBOR
                                     Corridor Table on page S-94.

CLASS A-1 MAXIMUM RATE CAP           means, with respect to a Distribution Date, the per annum
                                     rate equal to the product of (i) 12, (ii) the quotient of
                                     (x) the total scheduled interest that would have been due
                                     on the Group One Mortgage Loans had the Adjustable Rate
                                     Mortgage Loans provided for interest at their maximum
                                     lifetime Net Mortgage Rates and the Fixed Rate Mortgage
                                     Loans provided for interest at their Net Mortgage Rates
                                     less the pro rata portion (calculated based on the ratio of the Group One Mortgage Loans to the total pool of Mortgage
                                     Loans) allocable to the Group One Mortgage Loans of any Net
                                     Swap Payments or Swap Termination Payments  owed to the
                                     Swap Counterparty for such Distribution Date (other than
                                     Defaulted Swap Termination Payments), and (y) the aggregate
                                     Stated Principal Balance of the Group One Mortgage Loans as
                                     of the first day of the related Accrual Period and (iii) a fraction, the

                                     numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The
                                     Class A-1 Maximum Rate Cap shall be related to the Class A-1 and the Class R Certificates.

CLASS A-1 UPPER COLLAR               means, with respect to each Distribution Date, the
                                     applicable per annum rate set forth under the heading "1ML
                                     Strike Upper Collar" in the Class A-1 Derivative LIBOR
                                     Corridor Table on page S-94.

CLASS A-2 AVAILABLE FUNDS CAP        means, with respect to a Distribution Date, the per annum
                                     rate equal to the product of (i) 12, (ii) the quotient of
                                     (x) the total scheduled interest on the Group Two Mortgage
                                     Loans based on the Net Mortgage Rates in effect on the
                                     related Due Date, less the pro rata portion (calculated
                                     based on the ratio of the Group Two Mortgage Loans to the
                                     total pool of Mortgage Loans) allocable to the Group Two
                                     Mortgage Loans of any Net Swap Payments or Swap Termination
                                     Payments (other than Defaulted Swap Termination Payments)
                                     owed to the Swap Counterparty for such Distribution Date,
                                     and (y) the aggregate Stated Principal Balance of the Group
                                     Two Mortgage Loans as of the first day of the related
                                     Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.  The Class A-2
                                     Available Funds Cap shall be related to the Class A-2A,
                                     Class A-2B, Class A-2C and Class A-2D Certificates.

CLASS A-2 CERTIFICATES               means the Class A-2A, Class A-2B, Class A-2C and Class A-2D
                                     Certificates.

CLASS A-2 CORRIDOR CONTRACT          means a confirmation and agreement, including the schedule thereto and the related credit support annex, between the
                                     Securities Administrator and the Cap Contract Counterparty
                                     for the benefit of the Class A-2 Certificates.

CLASS A-2 CORRIDOR CONTRACT          means, as of any Distribution Date, the notional balance of
NOTIONAL BALANCE                     the Class A-2 Corridor Contract set forth in the table on
                                     page S-94.

CLASS A-2 LOWER COLLAR               means, with respect to each Distribution Date, the
                                     applicable per annum rate set forth under the heading "1ML
                                     Strike Lower Collar" in the Class A-2 Derivative LIBOR
                                     Corridor Table on page S-94.

CLASS A-2 MAXIMUM RATE CAP           means, with respect to a Distribution Date, the per annum
                                     rate equal to the product of (i) 12, (ii) the quotient of
                                     (x) the total scheduled interest that would have been due
                                     on the Group Two Mortgage Loans had the Adjustable Rate
                                     Mortgage Loans provided for interest at their maximum
                                     lifetime Net Mortgage Rates and the Fixed Rate Mortgage
                                     Loans provided for interest at their Net Mortgage Rates
                                     less the pro rata portion (calculated based on the ratio of the Group Two Mortgage Loans to the total pool of Mortgage
                                     Loans) allocable to the Group Two Mortgage Loans of any Net
                                     Swap Payments or Swap Termination Payments owed to the Swap
                                     Counterparty for such Distribution Date (other than

                                     Defaulted Swap Termination Payments), and (y) the aggregate
                                     Stated Principal Balance of the Group Two Mortgage Loans as
                                     of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related
                                     Accrual Period.  The Class A-2 Maximum Rate Cap shall be
                                     related to the Class A-2A, Class A-2B, Class A-2C and Class
                                     A-2D Certificates.

CLASS A-2 UPPER COLLAR               means, with respect to each Distribution Date, the
                                     applicable per annum rate set forth under the heading "1ML
                                     Strike Upper Collar" in the Class A-2 Derivative LIBOR
                                     Corridor Table on page S-94.

CLASS A-2A CERTIFICATE               means any certificate designated as a "Class A-2A
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS A-2B CERTIFICATE               means any certificate designated as a "Class A-2B
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS A-2C CERTIFICATE               means any certificate designated as a "Class A-2C
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS A-2D CERTIFICATE               means any certificate designated as a "Class A-2D
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS B CERTIFICATES                 means the Class B-1, Class B-2 and Class B-3 Certificates.

CLASS B-1 CERTIFICATE                means any certificate designated as a "Class B-1
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS B-1 PRINCIPAL DISTRIBUTION     means, with respect to any Distribution Date on or after
AMOUNT                               the Stepdown Date, 100% of the Principal Distribution
                                     Amount if the aggregate Certificate Principal Balance of
                                     the Class A and Class M Certificates has been reduced to
                                     zero and a Stepdown Trigger Event exists, or, as long as a
                                     Stepdown Trigger Event does not exist, the excess of (1)
                                     the sum of (A) the Certificate Principal Balance of the
                                     Class A Certificates (after taking into account
                                     distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date),
                                     (B) the Certificate Principal Balance of the Class M-1
                                     Certificates, Class M-2 Certificates and Class M-3
                                     Certificates (after taking into account distributions of
                                     the Class M-1/M-2/M-3 Principal Distribution Amount to the
                                     Class M-1 Certificates, Class M-2 Certificates and Class
                                     M-3 Certificates for

                                     such Distribution Date), (C) the Certificate Principal
                                     Balance of the Class M-4 Certificates (after taking into
                                     account distributions of the Class M-4 Principal
                                     Distribution Amount to the Class M-4 Certificates for such
                                     Distribution Date), (D) the Certificate Principal Balance of
                                     the Class M-5 Certificates (after taking into account
                                     distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date),
                                     (E) the Certificate Principal Balance of the Class M-6
                                     Certificates (after taking into account distributions of the
                                     Class M-6 Principal Distribution Amount to the Class M-6
                                     Certificates for such Distribution Date) and (F) the
                                     Certificate Principal Balance of the Class B-1 Certificates
                                     immediately prior to such Distribution Date over (2) the
                                     lesser of (A) approximately 85.90% of the aggregate Stated
                                     Principal Balance of the Mortgage Loans as of such
                                     Distribution Date and (B) the excess of the aggregate Stated
                                     Principal Balance of the Mortgage Loans as of such
                                     Distribution Date over the Minimum Required
                                     Overcollateralization Amount. Notwithstanding the above, (1)
                                     on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A and Class M Certificates has been reduced to zero, the Class
                                     B-1 Principal Distribution Amount will equal the lesser of
                                     (A) the outstanding Certificate Principal Balance of the
                                     Class B-1 Certificates and (B) 100% of the Principal
                                     Distribution Amount remaining after any distributions on the
                                     Class A and Class M Certificates and (2) in no event will
                                     the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal
                                     Balance of the Class B-1 Certificates.

CLASS B-2 CERTIFICATE                means any certificate designated as a "Class B-2
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS B-2 PRINCIPAL DISTRIBUTION     means, with respect to any Distribution Date on or after
AMOUNT                               the Stepdown Date, 100% of the Principal Distribution
                                     Amount if the aggregate Certificate Principal Balance of
                                     the Class A, Class M and Class B-1 Certificates has been
                                     reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of
                                     the Class A Certificates (after taking into account
                                     distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date),
                                     (B) the Certificate Principal Balance of the Class M-1
                                     Certificates, Class M-2 Certificates and Class M-3
                                     Certificates (after taking into account distributions of
                                     the Class M-1/M-2/M-3 Principal Distribution Amount to the
                                     Class M-1 Certificates, Class M-2 Certificates and Class
                                     M-3 Certificates for such Distribution Date), (C) the
                                     Certificate Principal Balance of the Class M-4 Certificates
                                     (after taking into account distributions of the Class M-4
                                     Principal Distribution Amount to the Class M-4 Certificates
                                     for such Distribution Date), (D) the Certificate Principal
                                     Balance of the Class M-5 Certificates (after taking into
                                     account distributions of the Class

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
                                     M-5 Principal Distribution Amount to the Class M-5
                                     Certificates for such Distribution Date), (E) the
                                     Certificate Principal Balance of the Class M-6 Certificates
                                     (after taking into account distributions of the Class M-6
                                     Principal Distribution Amount to the Class M-6 Certificates
                                     for such Distribution Date), (F) the Certificate Principal
                                     Balance of the Class B-1 Certificates (after taking into
                                     account distributions of the Class B-1 Principal
                                     Distribution Amount to the Class B-1 Certificates for such
                                     Distribution Date) and (G) the Certificate Principal Balance
                                     of the Class B-2 Certificates immediately prior to such
                                     Distribution Date over (2) the lesser of (A) approximately
                                     88.90% of the aggregate Stated Principal Balance of the
                                     Mortgage Loans as of such Distribution Date and (B) the
                                     excess of the aggregate Stated Principal Balance of the
                                     Mortgage Loans as of such Distribution Date over the Minimum
                                     Required Overcollateralization Amount. Notwithstanding the
                                     above, (1) on any Distribution Date prior to the Stepdown
                                     Date on which the aggregate Certificate Principal Balance of the Class A, Class M and Class B-1 Certificates has been
                                     reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate
                                     Principal Balance of the Class B-2 Certificates and (B) 100%
                                     of the Principal Distribution Amount remaining after any
                                     distributions on the Class A, Class M and Class B-1
                                     Certificates and (2) in no event will the Class B-2
                                     Principal Distribution Amount with respect to any
                                     Distribution Date exceed the Certificate Principal Balance of the Class B-2 Certificates.

CLASS B-3 CERTIFICATE                means any certificate designated as a "Class B-3
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS B-3 PRINCIPAL DISTRIBUTION     means, with respect to any Distribution Date on or after
AMOUNT                               the Stepdown Date, 100% of the Principal Distribution
                                     Amount if the aggregate Certificate Principal Balance of
                                     the Class A, Class M, Class B-1 and Class B-2 Certificates
                                     has been reduced to zero and a Stepdown Trigger Event
                                     exists, or, as long as a Stepdown Trigger Event does not
                                     exist, the excess of (1) the sum of (A) the Certificate
                                     Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal
                                     Distribution Amount to the Class A Certificates for such
                                     Distribution Date), (B) the Certificate Principal Balance
                                     of the Class M-1 Certificates, Class M-2 Certificates and
                                     Class M-3 Certificates (after taking into account
                                     distributions of the Class M-1/M-2/M-3 Principal
                                     Distribution Amount to the Class M-1 Certificates, Class
                                     M-2 Certificates and Class M-3 Certificates for such
                                     Distribution Date), (C) the Certificate Principal Balance
                                     of the Class M-4 Certificates (after taking into account
                                     distributions of the Class M-4 Principal Distribution
                                     Amount to the Class M-4 Certificates for such Distribution
                                     Date), (D) the Certificate Principal Balance of the Class
                                     M-5 Certificates (after taking into account distributions
                                     of the Class M-5 Principal Distribution Amount to the Class
                                     M-5 Certificates for such Distribution Date), (E) the
                                     Certificate Principal Balance of the

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
                                     Class M-6 Certificates (after taking into account
                                     distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date),
                                     (F) the Certificate Principal Balance of the Class B-1
                                     Certificates (after taking into account distributions of the
                                     Class B-1 Principal Distribution Amount to the Class B-1
                                     Certificates for such Distribution Date), (G) the
                                     Certificate Principal Balance of the Class B-2 Certificates
                                     (after taking into account distributions of the Class B-2
                                     Principal Distribution Amount to the Class B-2 Certificates
                                     for such Distribution Date) and (H) the Certificate
                                     Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A)
                                     approximately 91.50% of the aggregate Stated Principal
                                     Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the
                                     Minimum Required Overcollateralization Amount.
                                     Notwithstanding the above, (1) on any Distribution Date
                                     prior to the Stepdown Date on which the aggregate
                                     Certificate Principal Balance of the Class A, Class M, Class
                                     B-1 and Class B-2 Certificates has been reduced to zero, the
                                     Class B-3 Principal Distribution Amount will equal the
                                     lesser of (A) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (B) 100% of the Principal
                                     Distribution Amount remaining after any distributions on the
                                     Class A, Class M, Class B-1 and Class B-2 Certificates and
                                     (2) in no event will the Class B-3 Principal Distribution
                                     Amount with respect to any Distribution Date exceed the
                                     Certificate Principal Balance of the Class B-3 Certificates.

CLASS C CERTIFICATE                  means any certificate, which is not being offered in this
                                     prospectus supplement, designated as a "Class C
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS M CERTIFICATES                 means the Class M-1, Class M-2, Class M-3, Class M-4, Class
                                     M-5 and Class M-6 Certificates.

CLASS M-1 CERTIFICATE                means any certificate designated as a "Class M-1
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS M-1/M-2/M-3 PRINCIPAL          means, with respect to any Distribution Date on or after
DISTRIBUTION AMOUNT                  the Stepdown Date, 100% of the Principal Distribution
                                     Amount if the aggregate Certificate Principal Balance of
                                     the Class A Certificates has been reduced to zero and a
                                     Stepdown Trigger Event exists, or, as long as a Stepdown
                                     Trigger Event does not exist, the excess of (1) the sum of
                                     (A) the aggregate Certificate Principal Balance of the
                                     Class A Certificates (after taking into account
                                     distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date) and
                                     (B) the Certificate Principal Balance of the Class M-1
                                     Certificates, Class M-2 Certificates and Class M-3
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                                     Certificates immediately prior to such Distribution Date
                                     over (2) the lesser of (A) approximately 72.10% of the
                                     aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the
                                     aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required
                                     Overcollateralization Amount.  Notwithstanding the above,
                                     (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the
                                     Class A Certificates has been reduced to zero, the Class
                                     M-1/M-2/M-3 Principal Distribution Amount will equal the
                                     lesser of (A) the outstanding Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and
                                     Class M-3 Certificates and (B) 100% of the Principal
                                     Distribution Amount remaining after any distributions on
                                     the Class A Certificates and (2) in no event will the Class
                                     M-1/M-2/M-3 Principal Distribution Amount with respect to
                                     any Distribution Date exceed the Certificate Principal
                                     Balance of the Class M-1, Class M-2 and Class M-3
                                     Certificates.

CLASS M-2 CERTIFICATE                means any certificate designated as a "Class M-2
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS M-3 CERTIFICATE                means any certificate designated as a "Class M-3
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS M-4 CERTIFICATE                means any certificate designated as a "Class M-4
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS M-4 PRINCIPAL DISTRIBUTION     means, with respect to any Distribution Date on or after
AMOUNT                               the Stepdown Date, 100% of the Principal Distribution
                                     Amount if the Certificate Principal Balance of each class
                                     of Class A, Class M-1, Class M-2 and Class M-3 Certificates
                                     has been reduced to zero and a Stepdown Trigger Event
                                     exists, or, as long as a Stepdown Trigger Event does not
                                     exist, the excess of (1) the sum of (A) the aggregate
                                     Certificate Principal Balance of the Class A Certificates
                                     (after taking into account distributions of the Class A
                                     Principal Distribution Amount to the Class A Certificates
                                     for such Distribution Date), (B) the Certificate Principal
                                     Balance of the Class M-1 Certificates, Class M-2
                                     Certificates and Class M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3 Principal
                                     Distribution Amount to the Class M-1 Certificates, Class
                                     M-2 Certificates and Class M-3 Certificates for such
                                     Distribution Date) and (C) the Certificate Principal
                                     Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (2) the lesser of (A)
                                     approximately 75.80% of the aggregate Stated Principal
                                     Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal
                                     Balance of
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                                     the Mortgage Loans as of such Distribution Date over the
                                     Minimum Required Overcollateralization Amount.
                                     Notwithstanding the above, (1) on any Distribution Date
                                     prior to the Stepdown Date on which the aggregate
                                     Certificate Principal Balance of the Class A, Class M-1,
                                     Class M-2 and Class M-3 Certificates has been reduced to
                                     zero, the Class M-4 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal
                                     Balance of the Class M-4 Certificates and (B) 100% of the
                                     Principal Distribution Amount remaining after any
                                     distributions on the Class A, Class M-1, Class M-2 and Class
                                     M-3 Certificates and (2) in no event will the Class M-4
                                     Principal Distribution Amount with respect to any
                                     Distribution Date exceed the Certificate Principal Balance of the Class M-4 Certificates.

CLASS M-5 CERTIFICATE                means any certificate designated as a "Class M-5
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS M-5 PRINCIPAL DISTRIBUTION     means, with respect to any Distribution Date on or after
AMOUNT                               the Stepdown Date, 100% of the Principal Distribution
                                     Amount if the Certificate Principal Balance of each class
                                     of Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                                     Certificates has been reduced to zero and a Stepdown
                                     Trigger Event exists, or, as long as a Stepdown Trigger
                                     Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A
                                     Certificates (after taking into account distributions of
                                     the Class A Principal Distribution Amount to the Class A
                                     Certificates for such Distribution Date), (B) the
                                     Certificate Principal Balance of the Class M-1
                                     Certificates, Class M-2 Certificates and Class M-3
                                     Certificates (after taking into account distributions of
                                     the Class M-1/M-2/M-3 Principal Distribution Amount to the
                                     Class M-1 Certificates, Class M-2 Certificates and Class
                                     M-3 Certificates for such Distribution Date), (C) the
                                     Certificate Principal Balance of the Class M-4 Certificates
                                     (after taking into account distributions of the Class M-4
                                     Principal Distribution Amount to the Class M-4 Certificates
                                     for such Distribution Date) and (D) the Certificate
                                     Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (2) the lesser of (A)
                                     approximately 79.30% of the aggregate Stated Principal
                                     Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal
                                     Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount.
                                     Notwithstanding the above, (1) on any Distribution Date
                                     prior to the Stepdown Date on which the aggregate
                                     Certificate Principal Balance of the Class A, Class M-1,
                                     Class M-2, Class M-3 and Class M-4 Certificates has been
                                     reduced to zero, the Class M-5 Principal Distribution
                                     Amount will equal the lesser of (A) the outstanding
                                     Certificate Principal Balance of the Class M-5 Certificates
                                     and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class
                                     M-2, Class M-3 and Class M-4 Certificates and (2) in no
                                     event will the Class M-5
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                                     Principal Distribution Amount with respect to any
                                     Distribution Date exceed the Certificate Principal Balance of the Class M-5 Certificates.

CLASS M-6 CERTIFICATE                means any certificate designated as a "Class M-6
                                     Certificate" on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and
                                     representing the right to distributions as set forth herein and in the Pooling and Servicing Agreement.

CLASS M-6 PRINCIPAL DISTRIBUTION     means, with respect to any Distribution Date on or after
AMOUNT                               the Stepdown Date, 100% of the Principal Distribution
                                     Amount if the Certificate Principal Balance of each class
                                     of Class A, Class M-1, Class M-2, Class M-3, Class M-4 and
                                     Class M-5 Certificates has been reduced to zero and a
                                     Stepdown Trigger Event exists, or, as long as a Stepdown
                                     Trigger Event does not exist, the excess of (1) the sum of
                                     (A) the aggregate Certificate Principal Balance of the
                                     Class A Certificates (after taking into account
                                     distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date),
                                     (B) the Certificate Principal Balance of the Class M-1
                                     Certificates, Class M-2 Certificates and Class M-3
                                     Certificates (after taking into account distributions of
                                     the Class M-1/M-2/M-3 Principal Distribution Amount to the
                                     Class M-1 Certificates, Class M-2 Certificates and Class
                                     M-3 Certificates for such Distribution Date), (C) the
                                     Certificate Principal Balance of the Class M-4 Certificates
                                     (after taking into account distributions of the Class M-4
                                     Principal Distribution Amount to the Class M-4 Certificates
                                     for such Distribution Date), (D) the Certificate Principal
                                     Balance of the Class M-5 Certificates (after taking into
                                     account distributions of the Class M-5 Principal
                                     Distribution Amount to the Class M-5 Certificates for such
                                     Distribution Date) and (E) the Certificate Principal
                                     Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of (A)
                                     approximately 82.70% of the aggregate Stated Principal
                                     Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal
                                     Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount.
                                     Notwithstanding the above, (1) on any Distribution Date
                                     prior to the Stepdown Date on which the aggregate
                                     Certificate Principal Balance of the Class A, Class M-1,
                                     Class M-2, Class M-3, Class M-4 and Class M-5 Certificates
                                     has been reduced to zero, the Class M-6 Principal
                                     Distribution Amount will equal the lesser of (A) the
                                     outstanding Certificate Principal Balance of the Class M-6
                                     Certificates and (B) 100% of the Principal Distribution
                                     Amount remaining after any distributions on the Class A,
                                     Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                                     Certificates and (2) in no event will the Class M-6
                                     Principal Distribution Amount with respect to any
                                     Distribution Date exceed the Certificate Principal Balance of the Class M-6 Certificates.

CLASS P CERTIFICATE                  means any certificate, which is not being offered in this
                                     prospectus supplement, designated as a "Class P
                                     Certificate" on the face
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                                     thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the right to
                                     distributions as set forth herein and in the Pooling and
                                     Servicing Agreement.

CLASS R CERTIFICATE                  means any certificate designated as a "Class R Certificate"
                                     on the face thereof, substantially in the form exhibited in the Pooling and Servicing Agreement, and representing the
                                     right to distributions as set forth herein and in the
                                     Pooling and Servicing Agreement.

CLEARSTREAM LUXEMBOURG               means Clearstream Banking, societe anonyme.

CLOSING DATE                         means on or about March 30, 2007.

CODE                                 means the Internal Revenue Code of 1986, as amended.

COLLATERAL VALUE                     means, with respect to a Mortgage Loan the proceeds of
                                     which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged
                                     property based on an appraisal made for the originator by
                                     an independent fee appraiser at the time of the origination of the related Mortgage Loan and (y) the sales price of
                                     such mortgaged property at such time of origination and
                                     means, with respect to a Mortgage Loan the proceeds of
                                     which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the
                                     appraisal obtained at the time of refinancing.

COLLECTION ACCOUNT                   means the one or more accounts established by each
                                     Servicer, for the benefit of the certificateholders, into
                                     which each Servicer is required to deposit or cause to be
                                     deposited certain payments described in the Pooling and
                                     Servicing Agreement.

COMBINED LOAN-TO-VALUE RATIO OR      means, for any Mortgage Loan in a second lien position, (1)
CLTV                                 the sum of (A) the original principal balance of such
                                     Mortgage Loan and (B) any outstanding principal balance of the mortgage loan the lien on which is senior to the lien
                                     on the Mortgage Loan (such sum calculated at the date of
                                     origination of such Mortgage Loan in a second lien
                                     position) divided by (2) the Collateral Value of the
                                     related mortgaged property.

COMPENSATING INTEREST                means, for any Distribution Date (a) with respect to
                                     Wilshire, (i) all Principal Prepayments in full in respect of a Mortgage Loan that are received from the first day of the applicable Prepayment Period through the last day of
                                     the month preceding such Distribution Date, a payment made by Wilshire (provided that the amount of such payment shall not exceed one half of the Servicing Fee for the related
                                     Distribution Date) equal to the amount of interest at the
                                     Net Mortgage Rate for such Mortgage Loans from the date of prepayment through the last day of such preceding month,
                                     and (ii) all Principal Prepayments in part in respect of a
                                     Mortgage Loan that are received during the calendar month
                                     preceding such Distribution Date, a payment made by
                                     Wilshire equal to the amount of interest at the Net
                                     Mortgage Rate for such Mortgage Loans from the date of
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                                     prepayment through the last day of such preceding month;
                                     (b) with respect to Litton, all Principal Prepayments in
                                     full in respect of a Mortgage Loan that are received from
                                     the first day of the related Prepayment Period through the last day of the month preceding such Distribution Date, a
                                     payment made by the Litton equal to the lesser of (i)
                                     one-half of the total amount of Servicing Fees received on the Mortgage Loans serviced by the Litton for the
                                     applicable Distribution Date and (ii) the amount of
                                     interest at the Net Mortgage Rate for such Mortgage Loans
                                     from the date of prepayment through the last day of such
                                     preceding month, and (c) with respect to Option One, all
                                     Principal Prepayments in part or in full in respect of a
                                     Mortgage Loan that are received from the first day of the
                                     related Prepayment Period through the last day of the month preceding such Distribution Date, a payment made by the
                                     related Servicer (provided that the amount of such payment shall be limited to a portion of the total amount of
                                     Servicing Fees received on the Mortgage Loans serviced by
                                     the related Servicer for the applicable Distribution Date)
                                     equal to the amount of interest at the Net Mortgage Rate
                                     for such Mortgage Loans from the date of prepayment through the last day of such preceding month.

CONSTANT PREPAYMENT RATE OR CPR      means a prepayment assumption which represents a constant
                                     assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans
                                     for the life of such mortgage loans. For example, 28% CPR
                                     assumes a constant prepayment rate of 28% per annum.

CO-OP LOAN                           means a Mortgage Loan secured by the stock allocated to a
                                     cooperative unit in a residential cooperative housing
                                     corporation.

CORRIDOR CONTRACT                    means any of the Class A-1 Corridor Contract, the Class A-2
                                     Corridor Contract or the Subordinate Certificate Corridor
                                     Contract.

CORRIDOR CONTRACT ACCOUNT            means the separate account into which payments received on the Corridor Contracts will be deposited.

CORRIDOR CONTRACT NOTIONAL BALANCE   means any of the Class A-1 Corridor Contract Notional
                                     Balance, the Class A-2 Corridor Contract Notional Balance
                                     or the Subordinate Certificate Corridor Contract Notional
                                     Balance.

CORRIDOR CONTRACT TERMINATION DATE   means the Distribution Date in September 2007.

CREDIT SCORES                        means statistical credit scores obtained by many mortgage
                                     lenders in connection with a loan application. The credit
                                     score used for purposes of this prospectus supplement is
                                     the FICO Score.

CURRENT INTEREST                     means, with respect to each class of the Offered
                                     Certificates and each Distribution Date, the interest
                                     accrued at the applicable Pass-Through Rate for the
                                     applicable Accrual Period on the Certificate Principal
                                     Balance of such class as of such Distribution Date plus any amount previously distributed with respect to Current
                                     Interest or
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                                     Interest Carry Forward Amounts for such class that is
                                     recovered as a voidable preference by a trustee in
                                     bankruptcy less any Prepayment Interest Shortfalls allocated to such class on such Distribution Date.

CUSTODIANS                           means LaSalle, Wells Fargo and Treasury Bank.

CUT-OFF DATE                         means March 1, 2007.

DEFAULTED SWAP TERMINATION PAYMENT   means any payment required to be made by the Supplemental
                                     Interest Trust to the Swap Counterparty pursuant to the
                                     Swap Agreement as a result of an event of default under the
                                     Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that
                                     agreement (other than illegality or a tax event) with
                                     respect to which the Swap Counterparty is the sole Affected
                                     Party (as determined under the Swap Agreement).

DEFINITIVE CERTIFICATE               means a physical certificate representing an Offered
                                     Certificate. On the Closing Date, the Class R Certificate
                                     will be a Definitive Certificate.

DEPOSITOR                            means Merrill Lynch Mortgage Investors, Inc.

DERIVATIVE LIBOR                     means the London interbank offered rate for one-month
                                     United States dollar deposits as determined in accordance
                                     with the Corridor Contracts, Cap Contract and Swap
                                     Agreement, as applicable.

DESIGNATED TRANSACTION               means a transaction in which the assets underlying the
                                     certificates consist of single-family residential,
                                     multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential,
                                     commercial real property or leasehold interests therein.

DETERMINATION DATE                   means, with respect to a Distribution Date, the 15th day of the month of such Distribution Date (or, if not a Business
                                     Day, the immediately preceding Business Day).

DISTRIBUTION DATE                    means the 25th day of each month beginning in April 2007,
                                     or if such day is not a Business Day, the first Business
                                     Day thereafter.

DTC                                  means The Depository Trust Company.

DUE DATE                             means a scheduled monthly Distribution Date for any
                                     Mortgage Loan.

DUE PERIOD                           means, with respect to any Distribution Date, the period
                                     beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs
                                     and ending on the first day in the month in which such
                                     Distribution Date occurs.

ERISA                                means the Employee Retirement Income Security Act of 1974, as
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                                     amended.

EUROCLEAR                            means the Euroclear System.

EUROCLEAR OPERATOR                   means Euroclear Bank S.A./N.V., a bank incorporated under
                                     the laws of the Kingdom of Belgium.

EUROPEAN DEPOSITARIES                means Citibank, N.A., as depositary for Clearstream
                                     Luxembourg, and JPMorgan Bank, as depositary for Euroclear, collectively.

EXEMPTION                            means PTE 90-29 (Exemption Application No. D-8012, 55 Fed.
                                     Reg. 21459 (1990)), as amended, granted by the U.S.
                                     Department of Labor to Merrill Lynch and its affiliates, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an underwriter as
                                     amended.

EXTRA PRINCIPAL DISTRIBUTION         means, with respect to any Distribution Date, (1) prior to
AMOUNT                               the Stepdown Date, the excess of (A) the sum of (x) the
                                     aggregate Certificate Principal Balance of the Offered
                                     Certificates reduced by the Principal Funds with respect to such Distribution Date and (y) approximately $51,563,056.95 over (B) the aggregate Stated Principal Balance of the
                                     Mortgage Loans and (2) on and after the Stepdown Date, (A)
                                     the sum of (x) the aggregate Certificate Principal Balance of the Offered Certificates reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 8.50% of the aggregate Stated Principal Balance of
                                     the Mortgage Loans as of such Distribution Date and (b) the
                                     Minimum Required Overcollateralization Amount less (B) the aggregate Stated Principal Balance of the Mortgage Loans;
                                     provided, however, that if on any Distribution Date a
                                     Stepdown Trigger Event is in effect, the Extra Principal
                                     Distribution Amount will not be reduced to the applicable
                                     percentage of then current Stated Principal Balance of the
                                     Mortgage Loans (and will remain fixed at the applicable
                                     percentage of the Stated Principal Balance of the Mortgage
                                     Loans as of the Due Date immediately prior to the Stepdown
                                     Trigger Event) until the next Distribution Date on which
                                     the Stepdown Trigger Event is not in effect.

FANNIE MAE                           means Fannie Mae or any successor.

FICO SCORE                           means a statistical ranking of likely future credit
                                     performance developed by Fair, Isaac & Company and the
                                     three national credit repositories: Equifax, TransUnion and
                                     First American (f/k/a Experian, which was f/k/a TRW).

FINANCIAL INTERMEDIARY               means a bank, brokerage firm, thrift institution or other
                                     financial intermediary.

FITCH                                means Fitch, Inc. or any successor.

FIXED RATE MORTGAGE LOAN             means a Mortgage Loan in the Trust Fund with a fixed
                                     interest rate.
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FIXED SWAP PAYMENT                   means, for each Distribution Date, the product of (i) a per annum rate for such Distribution Date as set forth under
                                     the heading "Fixed Strike Rate" in the Swap Agreement
                                     Notional Balance Table on page S-98, determined on the
                                     basis of a 360-day year consisting of twelve 30-day months and (ii) the notional balance as set forth under the
                                     heading "Notional Balance" for the related Distribution
                                     Date in the Swap Agreement Notional Balance Table set forth in the table on page S-98.

FLOATING RATE CERTIFICATE            means, with respect to a Distribution Date, in the event
CARRYOVER                            that the Pass-Through Rate for a class of Offered
                                     Certificates is based upon the related Available Funds Cap or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such class would have
                                     been entitled to receive on such Distribution Date had the
                                     Pass-Through Rate for that class not been calculated based on the related Available Funds Cap or the related Maximum
                                     Rate Cap, up to but not exceeding the greater of (a) the
                                     related Maximum Rate Cap or (b) the sum of (i) the related
                                     Available Funds Cap and (ii) the product of (AA) a
                                     fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related
                                     Accrual Period and (BB) the sum of (x) the quotient of (I)
                                     an amount equal to the proceeds, if any, payable under the related Corridor Contract with respect to such Distribution
                                     Date and (II) the aggregate Certificate Principal Balance
                                     of each of the Classes of Certificates to which such
                                     Corridor Contract relates for such Distribution Date and
                                     (y) the quotient obtained by dividing (I) an amount equal
                                     to sum of (xx) any Net Swap Payments owed by the Swap
                                     Counterparty for such Distribution Date and (yy) any Cap
                                     Payment owed by the Cap Contract Counterparty for such
                                     Distribution Date and (II) the aggregate Stated Principal
                                     Balance of the Mortgage Loans as of the immediately
                                     preceding Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution
                                     Date based on the related Available Funds Cap; together
                                     with (B) the unpaid portion of any such excess from prior
                                     Distribution Dates (and interest accrued thereon at the
                                     then applicable Pass-Through Rate for such class, without
                                     giving effect to the related Available Funds Cap or the
                                     related Maximum Rate Cap) and (C) any amount previously
                                     distributed with respect to Floating Rate Certificate
                                     Carryover for such class that is recovered as a voidable
                                     preference by a trustee in bankruptcy.

FLOATING SWAP PAYMENT                means, for each Distribution Date, the product of (i)
                                     Derivative LIBOR for such Distribution Date determined
                                     based on a 360-day year and the actual number of days in
                                     the Accrual Period and (ii) the notional balance as set
                                     forth under the heading "Notional Balance" for the related
                                     Distribution Date in the Swap Agreement Notional Balance
                                     Table on page S-98.

FREDDIE MAC                          means the Federal Home Loan Mortgage Corporation or any
                                     successor.

GROUP ONE                            means the portion of the mortgage pool identified as "Group
                                     One"
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                                     in this prospectus supplement.

GROUP ONE PRINCIPAL                  means, as of any Distribution Date, the amount equal to the
DISTRIBUTION AMOUNT                  lesser of (i) the aggregate Certificate Principal Balance
                                     of the Class A-1 and Class R Certificates and (ii) the
                                     product of (x) the Group One Principal Distribution
                                     Percentage and (y) the Class A Principal Distribution
                                     Amount; provided, however, that (A) with respect to any
                                     Distribution Date on which the Class A-1 and Class R
                                     Certificates are outstanding and the Certificate Principal
                                     Balances of the Class A-2 Certificates is reduced to zero, the Group Two Principal Distribution Amount in excess of
                                     the amount necessary to reduce the Certificate Principal
                                     Balance of the Class A-2 Certificates to zero will be
                                     applied to increase the Group One Principal Distribution
                                     Amount and (B) with respect to any Distribution Date
                                     thereafter, the Group One Principal Distribution Amount
                                     will equal the Class A Principal Distribution Amount.

GROUP ONE PRINCIPAL DISTRIBUTION     means, with respect to any Distribution Date, a fraction
PERCENTAGE                           expressed as a percentage, the numerator of which is the
                                     amount of Principal Funds received with respect to Mortgage
                                     Loans in Group One and the denominator of which is the
                                     amount of Principal Funds received from all of the Mortgage
                                     Loans in the mortgage pool.

GROUP TWO                            means the portion of the mortgage pool identified as "Group
                                     Two" in this prospectus supplement.

GROUP TWO PRINCIPAL                  means, as of any Distribution Date, the amount equal to the
DISTRIBUTION AMOUNT                  lesser of (i) the aggregate Certificate Principal Balance
                                     of the Class A-2 Certificates and (ii) the product of (x)
                                     the Group Two Principal Distribution Percentage and (y) the
                                     Class A Principal Distribution Amount; provided, however,
                                     that (A) with respect to any Distribution Date on which the
                                     Class A-2 Certificates are outstanding and the Certificate
                                     Principal Balances of the Class A-1 and Class R
                                     Certificates is reduced to zero, the Group One Principal
                                     Distribution Amount in excess of the amount necessary to
                                     reduce the Certificate Principal Balance of the Class A-1
                                     Certificates and Class R Certificates to zero will be
                                     applied to increase the Group Two Principal Distribution
                                     Amount and (B) with respect to any Distribution Date
                                     thereafter, the Group Two Principal Distribution Amount
                                     will equal the Class A Principal Distribution Amount.

GROUP TWO PRINCIPAL DISTRIBUTION     means, with respect to any Distribution Date, a fraction
PERCENTAGE                           expressed as a percentage, the numerator of which is the
                                     amount of Principal Funds received with respect to Mortgage
                                     Loans in Group Two and the denominator of which is the
                                     amount of Principal Funds received from all of the Mortgage
                                     Loans in the mortgage pool.

HEP OR HOME EQUITY PREPAYMENT        means a prepayment model which uses a prepayment assumption which represents an assumed rate of prepayment each month
                                     relative to the then outstanding principal balance of a
                                     pool of mortgage loans for the life of such mortgage
                                     loans.  20% HEP, which represents 100% of the prepayment
                                     model for the Fixed Rate
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                                     Mortgage Loans, assumes prepayment rates of 2.0% per annum of the then outstanding principal balance of the related
                                     Mortgage Loans in the first month of the life of such
                                     Mortgage Loans and an additional 2.0% per annum in each
                                     month thereafter up to and including the tenth month.
                                     Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, 20% HEP assumes a
                                     Constant Prepayment Rate of 20% per annum.

INDIRECT PARTICIPANTS                means Participants and organizations which have indirect
                                     access to the DTC system, such as banks, brokers, dealers
                                     and trust companies that clear through or maintain a
                                     custodial relationship with a Participant, either directly or indirectly.

INITIAL OPTIONAL TERMINATION DATE    means the first Distribution Date on which the aggregate
                                     Stated Principal Balance of the Mortgage Loans (or if such
                                     Mortgage Loan is an REO Property, the fair market value of such REO Property) is less than or equal to 10% of the
                                     aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

INTEREST CARRY FORWARD AMOUNT        means, with respect to each class of the Offered
                                     Certificates and each Distribution Date, the sum of (1) the excess of (A) Current Interest for such class with respect to prior Distribution Dates (excluding any Floating Rate
                                     Certificate Carryover for such class, if applicable) over
                                     (B) the amount actually distributed to such class with
                                     respect to Current Interest and Interest Carry Forward
                                     Amount on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate for the related Accrual
                                     Period.

INTEREST DETERMINATION DATE          means each date that is the second LIBOR Business Day
                                     preceding the commencement of each Accrual Period for the
                                     Offered Certificates.

INTEREST FUNDS                       means, with respect to any Distribution Date, the sum,
                                     without duplication, of (1) all scheduled interest due
                                     during the related Due Period that is received before the
                                     related Servicer Remittance Date less the Servicing Fee,
                                     (2) all Advances relating to interest, (3) all Compensating
                                     Interest, (4) liquidation proceeds collected during the
                                     related Prepayment Period (and with respect to Wilshire, if made in connection with prepayments in full and during the preceding calendar month if made in connection with partial prepayments) (to the extent such liquidation proceeds
                                     relate to interest), (5) proceeds of any Mortgage Loan
                                     purchased by the Depositor or any transferor under the
                                     Pooling and Servicing Agreement during the related
                                     Prepayment Period for document defects, breach of a
                                     representation or warranty, realization upon default or
                                     optional termination (to the extent such proceeds relate to interest) and (6) prepayment charges received with respect to the related Mortgage Loans (and with respect to
                                     Wilshire, if made in connection with prepayments in full
                                     and during the preceding calendar month if made in
                                     connection with partial prepayments), less all
                                     non-recoverable Advances relating to interest and certain
                                     fees, indemnity amounts and expenses
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                                     reimbursed to the Trustee, the Securities Administrator, the
                                     Master Servicer, the Servicers and the Custodians.

INTEREST-ONLY MORTGAGE LOAN          means a Mortgage Loan that provides for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first five or ten years after its origination.

INVESTOR-BASED EXEMPTION             means any of (but not limited to) Section 408(b)(17) of
                                     ERISA and Section 4975(d)(20) of the Code, (for
                                     transactions with persons who provide services to Plans),
                                     PTE 84-14 (for transactions by independent "qualified
                                     professional asset managers"), PTE 90-1 (for transactions
                                     by insurance company pooled separate accounts), PTE 91-38
                                     (for transactions by bank collective investment funds), PTE
                                     95-60 (for transactions by insurance company general
                                     accounts) or PTE 96-23 (for transactions effected by
                                     "in-house asset managers"), each as it may be amended from time to time.

IRS                                  means the Internal Revenue Service.

ISSUING ENTITY                       means Merrill Lynch Mortgage Investors Trust, Series
                                     2007-HE2.

LASALLE                              means LaSalle Bank National Association.

LAST SCHEDULED DISTRIBUTION DATE     means, for each class of Offered Certificates, the latest
                                     maturity date for any Mortgage Loan plus one month.

LIBOR BUSINESS DAY                   means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LITTON                               means Litton Loan Servicing LP.

LOAN-TO-VALUE RATIO OR LTV           means, for any Mortgage Loan, (1) the original principal
                                     balance of such Mortgage Loan divided by (2) the Collateral
                                     Value of the related mortgaged property.

LOWER COLLAR                         means, with respect to each Distribution Date and each of
                                     the Corridor Contracts, the applicable per annum rate set
                                     forth under the heading "1ML Strike Lower Collar" in the
                                     Class A-1 Derivative LIBOR Corridor Table, the Class A-2
                                     Derivative LIBOR Corridor Table or the Subordinate
                                     Certificate Derivative LIBOR Corridor Table.

MASTER SERVICER COLLECTION ACCOUNT   means the one or more accounts established by the Master
                                     Servicer, for the benefit of the certificateholders, into
                                     which the Master Servicer is required to deposit or cause
                                     to be deposited certain payments described in the Pooling
                                     and Servicing Agreement.

MAXIMUM MORTGAGE RATE                means the per annum rate which the Mortgage Rate on the
                                     related Adjustable Rate Mortgage Loan will never exceed.

MAXIMUM RATE CAP                     means any of the Class A-1 Maximum Rate Cap, the Class A-2
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                                     Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

MERRILL LYNCH                        means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MLML                                 means Merrill Lynch Mortgage Lending, Inc.

MINIMUM REQUIRED                     means $6,066,242.
OVERCOLLATERALIZATION AMOUNT

MODELING ASSUMPTIONS                 means the following assumptions:

                                     -    the assumed Adjustable Rate Mortgage Loans and the
                                          assumed Fixed Rate Mortgage Loans prepay at the
                                          indicated percentage of the related prepayment model;

                                     -    distributions on the Certificates are received, in
                                          cash, on the 25th day of each month, commencing in
                                          April 2007, in accordance with the payment priorities
                                          defined in this prospectus supplement;

                                     -    no defaults or delinquencies in, or modifications,
                                          waivers or amendments respecting, the payment by the
                                          mortgagors of principal and interest on the assumed
                                          Mortgage Loans occur;

                                     -    Scheduled Payments are assumed to be received on the
                                          first day of each month commencing on April 1, 2007,
                                          and prepayments represent payment in full of individual
                                          assumed Mortgage Loans and are assumed to be received
                                          on the last day of each month, commencing in March
                                          2007, and include 30 days' interest thereon;

                                     -    the level of Six-Month LIBOR remains constant at
                                          5.3240% and the level of One-Month LIBOR remains
                                          constant at 5.3220%;

                                     -    the sum of the Servicing Fee Rate with respect to
                                          Litton and Wilshire is 0.50% per annum and with respect
                                          to Option One is as follows: 0 - 10 months following
                                          the Closing Date, 0.30% per annum for each Mortgage
                                          Loan; 11 - 30 months following the Closing Date, 0.40%
                                          per annum for each Mortgage Loan; 31 months following
                                          the Closing Date and thereafter, 0.65% per annum for
                                          each Mortgage Loan;

                                     -    the Certificate Principal Balance of the Class R
                                          Certificate is zero;

                                     -    the maximum prepayment speed is capped at 95% CPR;

                                     -    the Closing Date for the certificates is March 30,
                                          2007;
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                                     -    the Mortgage Rate for each assumed Adjustable Rate
                                          Mortgage Loan is adjusted on its next Mortgage Rate
                                          Adjustment Date (and on any subsequent Mortgage Rate
                                          Adjustment Dates, if necessary) to equal the sum of (a)
                                          the assumed level of the related Mortgage Index and (b)
                                          the respective Gross Margin (such sum being subject to
                                          the applicable periodic and life adjustment caps and
                                          floors);

                                     -    the Swap Termination Payment is assumed to be zero as
                                          of the Initial Optional Termination Date;

                                     -    the Auction does not result in a termination of the
                                          Trust Fund and neither the NIMs Insurer, if any, nor
                                          the Servicer purchases the Mortgage Loans and
                                          terminates the Trust Fund as described in this
                                          prospectus supplement under "The Pooling and Servicing
                                          Agreement--Optional Termination"; and

                                     -    the initial overcollateralization amount is
                                          approximately $51,567,399, the targeted
                                          overcollateralization amount is approximately
                                          $51,563,057 and the Minimum Required
                                          Overcollateralization Amount as of the Cut-Off Date is
                                          approximately $6,066,242.

MOODY'S                              means Moody's Investors Service, Inc. or any successor.

MORTGAGE GROUP                       means either of Group One or Group Two.

MORTGAGE INDEX                       means, with respect to any Adjustment Date, the average of the London interbank offered rates for six-month U.S.
                                     dollar deposits in the London market, as set forth in The
                                     Wall Street Journal, or, if such rate ceases to be
                                     published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the
                                     Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently
                                     announced as of a date 45 days prior to such Adjustment
                                     Date.

MORTGAGE LOANS                       means mortgage loans that are included in the Trust Fund as of the Closing Date.

MORTGAGE LOAN SCHEDULE               means the schedule of Mortgage Loans appearing as an
                                     exhibit to the Pooling and Servicing Agreement from time to time.

MORTGAGE RATE                        means the per annum interest rate borne by a Mortgage Loan.

NET EXCESS CASHFLOW                  means Interest Funds and Principal Funds not otherwise
                                     required to be distributed with respect to principal of and interest on the Offered Certificates and not otherwise
                                     required to be distributed to the Class P Certificates.

NET MORTGAGE RATE                    means, with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less the Servicing Fee
                                     Rate.
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NET SWAP PAYMENT                     means, in respect of each Distribution Date, the net amount of the Fixed Swap Payment that the Supplemental Interest
                                     Trust is obligated to pay to the Swap Counterparty and the
                                     Floating Swap Payment that the Swap Counterparty is
                                     obligated to pay to the Supplemental Interest Trust, each
                                     determined in accordance with the Swap Agreement.

NIMS INSURER                         means any one or more insurance companies that may issue a financial guaranty insurance policy covering net interest
                                     margin securities issued by a separate trust and secured by all or a portion of the Class C and Class P Certificates
                                     issued by the Issuing Entity.

OFFERED CERTIFICATES                 means the Class A, Class M and Class B Certificates.

ONE-MONTH LIBOR                      means the London interbank offered rate for one-month
                                     United States dollar deposits.

OPTION ONE                           means Option One Mortgage Corporation.

OPTION ONE MORTGAGE LOANS            means Mortgage Loans originated by Option One.

OPTIONAL TERMINATION PRICE           means, on any day after the Initial Optional Termination
                                     Date, the sum of (i) the then aggregate outstanding Stated
                                     Principal Balance of the Mortgage Loans (or if such
                                     Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon at the
                                     applicable Mortgage Rate through the Due Date in the month in which the proceeds of the auction will be distributed on the Certificates, (ii) any unreimbursed fees, indemnity
                                     amounts and out-of-pocket costs and expenses owed to the
                                     Master Servicer, the Securities Administrator, the Trustee
                                     or the Servicers and all unreimbursed Advances and
                                     servicing advances, in each case incurred by such party in the performance of its obligations, (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing
                                     Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (iv) any unpaid Net Swap Payments and any Swap
                                     Termination Payment owed to the Swap Counterparty; such
                                     Swap Termination Payment shall include any payment to the
                                     Swap Counterparty resulting from the optional termination
                                     of the Trust determined in accordance with the Swap
                                     Agreement.

ORIGINAL LOAN-TO-VALUE RATIO         means, (i) in the case of any Mortgage Loan in a first lien position, the Loan-to-Value Ratio or LTV and (ii) in the
                                     case of any Mortgage Loan in a second lien position, the
                                     Combined Loan-to-Value Ratio or CLTV.

ORIGINATORS                          means Ownit and Option One.

OWNIT                                means Ownit Mortgage Solutions, Inc.

OWNIT MORTGAGE LOANS                 means Mortgage Loans originated by Ownit.
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PARTICIPANTS                         means participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

PASS-THROUGH MARGIN                  means for each class of the Offered Certificates for any
                                     Distribution Date:

                                             ON OR BEFORE THE   AFTER THE INITIAL
                                             INITIAL OPTIONAL        OPTIONAL
                                     CLASS   TERMINATION DATE    TERMINATION DATE
                                     -----   ----------------   -----------------
                                     A-1          0.2500%             0.5000%
                                     A-2A         0.1200%             0.2400%
                                     A-2B         0.2100%             0.4200%
                                     A-2C         0.2600%             0.5200%
                                     A-2D         0.4200%             0.8400%
                                     M-1          0.4600%             0.6900%
                                     M-2          0.6500%             0.9750%
                                     M-3          0.8500%             1.2750%
                                     M-4          1.7500%             2.6250%
                                     M-5          1.9500%             2.9250%
                                     M-6          2.1500%             3.2250%
                                     B-1          2.1500%             3.2250%
                                     B-2          2.1500%             3.2250%
                                     B-3          2.1500%             3.2250%
                                     R            0.2500%             0.5000%

PASS-THROUGH RATE                    means, with respect to any class of the Offered
                                     Certificates on any Distribution Date, the least of (1)
                                     One-Month LIBOR plus the Pass-Through Margin for such class of Offered Certificates, (2) the related Available Funds
                                     Cap and (3) the related Maximum Rate Cap.

PERCENTAGE INTEREST                  means, with respect to any certificate, the percentage
                                     derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the
                                     applicable class.

PERIODIC RATE CAP                    means the maximum amount by which the Mortgage Rate on any
                                     Adjustable Rate Mortgage Loan may increase or decrease on
                                     an Adjustment Date.

PLAN                                 means an employee benefit plan or arrangement subject to
                                     Title I of ERISA, a plan subject to Section 4975 of the
                                     Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that
                                     are substantively similar to the foregoing provisions of
                                     ERISA or the Code.

POOLING AND SERVICING AGREEMENT      means the Pooling and Servicing Agreement, dated as of
                                     March 1, 2007, among the Depositor, the Master Servicer,
                                     the Securities Administrator, the Servicers and the Trustee.

PPC OR PREPAYMENT CONSTANT           means a prepayment model which uses a prepayment assumption which represents an assumed rate of prepayment each month
                                     relative to the then outstanding principal balance of a
                                     pool of
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                                     mortgage loans for the life of such mortgage loans. 100%
                                     PPC, which represents 100% of the prepayment model for the
                                     Adjustable Rate Mortgage Loans, assumes prepayment rates at a constant prepayment rate of 2% per annum in month 1,
                                     increasing linearly (rounded to the nearest hundredth of a percentage) to a constant prepayment rate of 30% per annum in month 12 and remaining constant at a constant prepayment rate of 30% per annum from month 13 up to and including
                                     month 22, then remaining constant at a constant prepayment rate of 50% per annum from month 23 up to and including
                                     month 27 and then remaining constant at a constant
                                     prepayment rate of 35% per annum from month 28 and
                                     thereafter.

PREPAYMENT INTEREST EXCESSES         means, with respect to any Servicer Remittance Date, for
                                     each Mortgage Loan that was the subject of a Principal
                                     Prepayment in full during the portion of the related
                                     Prepayment Period occurring between the first day of the
                                     calendar month in which such Servicer Remittance Date
                                     occurs and the last day of the related Prepayment Period,
                                     an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such
                                     Principal Prepayment for the number of days commencing on
                                     the first day of the calendar month in which such Servicer
                                     Remittance Date occurs and ending on the date on which such
                                     Principal Prepayment is so applied.

PREPAYMENT INTEREST SHORTFALL        means a shortfall in interest distributions as a result of
                                     Principal Prepayments to certificateholders in excess of
                                     Compensating Interest.

PREPAYMENT PERIOD                    means, with respect to any Distribution Date, (a) with
                                     respect to Litton and Option One, the period beginning with the 16th day of the calendar month preceding the month in
                                     which such Distribution Date occurs and ending on the close of business on the 15th day of such month in which the
                                     Distribution Date occurs, and (b), with respect to Wilshire
                                     (x) for Principal Prepayments in part, the calendar month
                                     preceding the month in which such Distribution Date occurs
                                     (or, in the case of the first Distribution Date, beginning on the Cut-off Date), or (y) for Principal Prepayments in
                                     full, the period from and including the 15th day of the
                                     calendar month preceding the month in which such
                                     Distribution Date occurs (or, in the case of the first
                                     Distribution Date, beginning on the Cut-off Date) and
                                     including the 14th day of the calendar month in which such
                                     Distribution Date occurs.

PRINCIPAL DISTRIBUTION AMOUNT        means, with respect to each Distribution Date, the sum of
                                     (1) the Principal Funds for such Distribution Date and (2)
                                     any Extra Principal Distribution Amount for such
                                     Distribution Date.

PRINCIPAL FUNDS                      means, with respect to any Distribution Date, the sum,
                                     without duplication, of (1) the scheduled principal due
                                     during the related Due Period and received before the
                                     related Servicer Remittance Date or required to be advanced by the related Servicer on or before the related Servicer
                                     Remittance Date, (2) Principal Prepayments in
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                                     full collected in the related Prepayment Period, (3) the
                                     Stated Principal Balance of each Mortgage Loan that was
                                     purchased by the Depositor or the Servicers during the
                                     related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any
                                     replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the
                                     Sponsor in connection with a substitution of a Mortgage
                                     Loan, (5) all liquidation proceeds collected during the
                                     related Prepayment Period (to the extent such liquidation
                                     proceeds relate to principal and represent payment in full),
                                     (6) all Subsequent Recoveries received during the prior
                                     calendar month and (7) all other collections and recoveries in respect of principal, including partial prepayments of
                                     principal, during the prior calendar month, less all
                                     non-recoverable Advances relating to principal and all
                                     non-recoverable servicing advances reimbursed during the
                                     prior calendar month and certain fees, indemnity amounts and expenses reimbursable to the Trustee, the Master Servicer, the Securities Administrator, the Servicers and the
                                     Custodians.

PRINCIPAL PREPAYMENT                 means any mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as
                                     having been received or recovered in advance of its Due
                                     Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the
                                     mortgage note.

PTE                                  means a Prohibited Transaction Exemption granted by the
                                     U.S. Department of Labor.

RATING AGENCY                        means either of Moody's or S&P.

RATING AGENCY CONDITION              has the meaning specified in the Swap Agreement.

REALIZED LOSS                        means the excess of the Stated Principal Balance of a
                                     defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

RECORD DATE                          means, for a Distribution Date, the last Business Day of
                                     the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Closing
                                     Date).

REFERENCE BANKS                      means leading banks selected by the Securities
                                     Administrator with the consent of the NIMs Insurer and
                                     engaged in transactions in Eurodollar deposits in the
                                     international Eurocurrency market (1) with an established
                                     place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination
                                     Date in question, (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or
                                     under common control with, the Depositor, the Master
                                     Servicer, the Securities Administrator, the Trustee, the
                                     Servicers, the Sponsor or
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
                                     any successor servicer.

REGULATION AB                        means Subpart 229.1100 - Asset Backed Securities (Regulation
                                     AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be
                                     amended from time to time, and subject to such clarification and interpretation as have been provide by the Securities
                                     and Exchange Commission in the adopting release
                                     (Asset-Backed Securities, Securities Act Release No.
                                     33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005) or by the
                                     staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

RELEVANT DEPOSITARY                  means Citibank, N.A., as depositary for Clearstream
                                     Luxembourg, and JPMorgan Chase Bank, as depositary for
                                     Euroclear, individually.

REO PROPERTY                         means mortgaged property which has been acquired by the
                                     Servicers through foreclosure or deed-in-lieu of
                                     foreclosure in connection with a defaulted mortgage loan.

REQUIRED PERCENTAGE                  means, with respect to a Distribution Date after the
                                     Stepdown Date, the quotient of (x) the excess of (1) the
                                     aggregate Stated Principal Balance of the Mortgage Loans
                                     over (2) the Certificate Principal Balance of the most
                                     senior class of Certificates outstanding as of such
                                     Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, and (y) the Stated
                                     Principal Balances of the Mortgage Loans.  As used herein, as long as any Class A Certificates are outstanding, the
                                     Certificate Principal Balance of the most senior class of
                                     certificates will equal the aggregate Certificate Principal
                                     Balance of all Class A Certificates outstanding as of such date of calculation.

RESERVE INTEREST RATE                means the rate per annum that the Securities Administrator determines to be either (1) the arithmetic mean (rounded
                                     upwards if necessary to the nearest whole multiple of
                                     0.03125%) of the one-month United States dollar lending
                                     rates which New York City banks selected by the Securities
                                     Administrator are quoting on the relevant Interest
                                     Determination Date to the principal London offices of
                                     leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no
                                     such arithmetic mean, the lowest one-month United States
                                     dollar lending rate which New York City banks selected by
                                     the Securities Administrator are quoting on such Interest
                                     Determination Date to leading European banks.

RESTRICTED GROUP                     means the underwriter, the Trustee, the Master Servicer,
                                     the Securities Administrator, the Servicers, any obligor
                                     with respect to Mortgage Loans included in the Trust Fund
                                     constituting more than five percent (5%) of the aggregate
                                     unamortized principal balance of the assets in the Trust
                                     Fund or any affiliate of such parties.

REUTERS SCREEN LIBO PAGE             means the display designated as page "LIBO" on the Reuters
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
                                     Monitor Money Rates Service (or such other page as may
                                     replace the LIBO page on that service for the purpose of
                                     displaying London interbank offered rates of major banks).

RULES                                means the rules, regulations and procedures creating and
                                     affecting DTC and its operations.

S&P                                  means Standard and Poor's, a division of The McGraw-Hill
                                     Companies, Inc. or any successor.

SCHEDULED PAYMENTS                   means scheduled monthly payments made by mortgagors on the
                                     Mortgage Loans.

SECURITIES ADMINISTRATOR             means LaSalle.

SERVICERS                            means Litton, Wilshire or Option One, as applicable.

SERVICER REMITTANCE DATE             means the later of (x) two Business Days after the 15th day of the month and (y) the 18th day (or, if such day is not a
                                     Business Day, the next succeeding Business Day) of the
                                     month in which the related Distribution Date occurs.

SERVICING FEE                        means a monthly fee paid to each Servicer from interest
                                     collected with respect to each Mortgage Loan serviced by it
                                     (as well as from any liquidation proceeds from a liquidated
                                     Mortgage Loan that are applied to accrued and unpaid
                                     interest) generally equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal
                                     Balance of such Mortgage Loan.  Each Servicer also is
                                     entitled to receive, as additional servicing compensation,
                                     Prepayment Interest Excesses, excess proceeds from sales of
                                     REO Properties, all assumption fees and other similar
                                     charges (other than prepayment charges) and investment
                                     income earned on, or benefits received from, amounts on
                                     deposit in the Collection Account and certain amounts on
                                     deposit in the escrow account.

SERVICING FEE RATE                   means, with respect to each Mortgage Loan serviced by
                                     Option One, for any Distribution Date, the applicable fee
                                     for such Distribution Date as set forth below:

                                     0 - 10 months following Closing Date: 0.30%

                                     11 - 30 months following Closing Date: 0.40%

                                     31 months and thereafter: 0.65%;

                                     and, with respect to each Mortgage Loan serviced by
                                     Wilshire or Litton, for any Distribution Date, an amount
                                     equal to 0.50% for each Mortgage Loan.

SIX-MONTH LIBOR                      means the London interbank offered rate for six-month
                                     United States dollar deposits.

SIX-MONTH LIBOR LOANS                means Adjustable Rate Mortgage Loans having a Mortgage Rate which is generally subject to semi-annual adjustment on the first

                                     day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) the
                                     applicable Mortgage Index and (2) the Gross Margin.

SMMEA                                means the Secondary Mortgage Market Enhancement Act of
                                     1984, as amended.

SPONSOR                              means Merrill Lynch Mortgage Lending, Inc.

STATED PRINCIPAL BALANCE             means, with respect to a Mortgage Loan and any Distribution
                                     Date, the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled
                                     Payments due on or before that date, reduced by (1) the
                                     principal portion of all Scheduled Payments due on or
                                     before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2)
                                     all amounts allocable to unscheduled principal payments
                                     received on or before the last day of the Prepayment Period immediately preceding such Distribution Date. The Stated
                                     Principal Balance of a liquidated Mortgage Loan shall be
                                     deemed to be zero.

STEPDOWN DATE                        means, the earlier of:  (A) the first Distribution Date on which the aggregate Certificate Principal Balance of the
                                     Class A Certificates has been reduced to zero; and (B) the later to occur of (1) the Distribution Date in April 2010
                                     or (2) the first Distribution Date on which the Certificate
                                     Principal Balance of the Class A Certificates (after giving effect to distributions of the Principal Funds amount for
                                     such Distribution Date) is less than or equal to 51.80% of the aggregate Stated Principal Balances of the Mortgage
                                     Loans.

STEPDOWN REQUIRED LOSS PERCENTAGE    means, for any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

                                         DISTRIBUTION DATE        STEPDOWN REQUIRED LOSS
                                           OCCURRING IN                 PERCENTAGE
                                     ------------------------   ---------------------------
                                     April 2009 -- March 2010   1.70% with respect to April
                                                                2009, plus an additional
                                                                1/12th of 2.15% for each
                                                                month thereafter

                                     April 2010 -- March 2011   3.85% with respect to April
                                                                2010, plus an additional
                                                                1/12th of 2.15% for each
                                                                month thereafter

                                     April 2011 -- March 2012   6.00% with respect to
                                                                April 2011, plus an
                                                                additional 1/12th of 1.70%
                                                                for each month thereafter

                                     April 2012 -- March 2013   7.70% with respect to
                                                                April 2012, plus an
                                                                additional 1/12th of 0.90%
                                                                for each month thereafter

                                     April 2013 -- March 2014   8.60% with respect to

                                                                April 2013, plus an
                                                                additional 1/12th of 0.05%
                                                                for each month thereafter

                                     April 2014 and thereafter  8.65%

STEPDOWN TRIGGER EVENT               means the situation that exists with respect to any
                                     Distribution Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of
                                     all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in
                                     foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2)
                                     the Stated Principal Balance of all of the Mortgage Loans
                                     as of the preceding Servicer Remittance Date, equals or
                                     exceeds the product of (i) 33.20% and (ii) the Required
                                     Percentage or (b) the quotient (expressed as a percentage)
                                     of (1) the aggregate Realized Losses incurred from the
                                     Cut-off Date through the last day of the calendar month
                                     preceding such Distribution Date and (2) the aggregate
                                     principal balance of the Mortgage Loans as of the Cut-off
                                     Date exceeds the Stepdown Required Loss Percentage.

SUBORDINATE CERTIFICATES             means the Class M and Class B Certificates.

SUBORDINATE CERTIFICATE CORRIDOR     means a confirmation and agreement, including the schedule
CONTRACT                             thereto and the related credit support annex, between the
                                     Securities Administrator and the Cap Contract Counterparty
                                     for the benefit of the Subordinate Certificates.

SUBORDINATE CERTIFICATE CORRIDOR     means, as of any Distribution Date, the notional balance of
CONTRACT NOTIONAL BALANCE            the Subordinate Certificate Corridor Contract set forth on the table on page S-95.

SUBORDINATE CERTIFICATES LOWER       means, with respect to each Distribution Date, the
COLLAR                               applicable per annum rate set forth under the heading "1ML
                                     Strike Lower Collar" in the Subordinate Certificate
                                     Derivative LIBOR Corridor Table on page S-95.

SUBORDINATE CERTIFICATES UPPER       means, with respect to each Distribution Date, the
COLLAR                               applicable per annum rate set forth under the heading "1ML
                                     Strike Upper Collar" in the Subordinate Certificate
                                     Derivative LIBOR Corridor Table on page S-95.

SUBSEQUENT RECOVERY                  means any amount (net of amounts to be reimbursed to a
                                     Servicer related to such Mortgage Loan) received on a
                                     Mortgage Loan subsequent to such Mortgage Loan being
                                     determined to be a liquidated Mortgage Loan.

SUPPLEMENTAL INTEREST TRUST          means the separate trust established pursuant to the
                                     Pooling and Servicing Agreement by the Supplemental
                                     Interest Trust Trustee, as directed, for the benefit of the certificateholders which shall be party to the Cap Contract and the Swap Agreement and (i) into which Cap Payments
                                     received on the Cap Contract will be deposited, (ii) out of which any Swap Termination Payments or Net Swap Payments

                                     owed to the Swap Counterparty will be paid and certain
                                     distributions to certificateholders will be made, and (iii)
                                     into which any Swap Termination Payments or Net Swap
                                     Payments received from the Swap Counterparty will be
                                     deposited.

SUPPLEMENTAL INTEREST TRUST          means LaSalle, in its capacity as supplemental interest
TRUSTEE                              trust trustee under the Pooling and Servicing Agreement.

SWAP AGREEMENT                       means the confirmation and the master agreement
                                     incorporated therein, including the schedule thereto and
                                     the related credit support annex, between the Swap
                                     Counterparty and the Supplemental Interest Trust Trustee
                                     for the benefit of the Issuing Entity.

SWAP AGREEMENT NOTIONAL BALANCES     means the notional balance of the Swap Agreement as set
                                     forth in the Swap Agreement Notional Balance Table on page
                                     S-98.

SWAP COUNTERPARTY                    means BSFP, or any successor counterparty who meets the
                                     requirements set forth in the Swap Agreement.

SWAP REGULATIONS                     means the final regulations issued by the IRS relating to
                                     notional principal contracts under Section 446 of the Code.

SWAP TERMINATION PAYMENT             means a payment required to be made by either the
                                     Supplemental Interest Trust or the Swap Counterparty
                                     pursuant to the Swap Agreement as a result of termination
                                     of the Swap Agreement.

TERMS AND CONDITIONS                 means the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System
                                     and applicable Belgian law.

TREASURY BANK                        means Treasury Bank, a division of Countrywide Bank, FSB.

TRUST FUND                           means the trust fund created by the Pooling and Servicing
                                     Agreement.

TRUSTEE                              means Citibank, in its capacity as trustee under the
                                     Pooling and Servicing Agreement.

UNDERWRITER                          means Merrill Lynch, Pierce Fenner & Smith Incorporated.

UNPAID REALIZED LOSS AMOUNT          means, with respect to any class of the Subordinate
                                     Certificates and as to any Distribution Date, the excess of
                                     (1) Applied Realized Loss Amounts with respect to such
                                     class over (2) the sum of (x) all distributions in
                                     reduction of the Unpaid Applied Realized Loss Amounts on
                                     all previous Distribution Dates and (y) all increases in
                                     the Certificate Principal Balance of such class pursuant to the last sentence of the definition of "Certificate
                                     Principal Balance."  Any amounts distributed to a class of
                                     Subordinate Certificates in respect of any Unpaid Realized
                                     Loss Amount will not be applied to reduce the Certificate
                                     Principal Balance of such class.

UPPER COLLAR                         means any of the Class A-1 Upper Collar, the Class A-2
                                     Upper

                                     Collar or the Subordinate Certificates Upper Collar.

WEIGHTED AVERAGE AVAILABLE FUNDS     means, with respect to a Distribution Date, the per annum
CAP                                  rate equal to the weighted average of the Class A-1
                                     Available Funds Cap and the Class A-2 Available Funds Cap
                                     (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage
                                     Group, the current Certificate Principal Balance of the
                                     Class A-1 and Class R Certificates, in the case of Group
                                     One, or the Class A-2 Certificates, in the case of Group
                                     Two).

WEIGHTED AVERAGE MAXIMUM RATE CAP    means, with respect to a Distribution Date, the per annum
                                     rate equal to the weighted average of the Class A-1 Maximum
                                     Rate Cap and the Class A-2 Maximum Rate Cap (weighted in
                                     proportion to the results of subtracting from the aggregate
                                     Stated Principal Balance of each Mortgage Group, the
                                     current Certificate Principal Balance of the Class A-1 and
                                     Class R Certificates, in the case of Group One, or the
                                     Class A-2 Certificates, in the case of Group Two).

WELLS FARGO                          means Wells Fargo Bank, N.A.

WILSHIRE                             means Wilshire Credit Corporation.

                                     ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


                                      A-I-1

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.


                                      A-I-2

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


                                      A-I-3

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

     Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     The term "U.S. Person" means

     (1)  a citizen or resident of the United States,

     (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

     (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                      A-I-4

                                    ANNEX II

                                THE MORTGAGE POOL

                                 MORTGAGE RATES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF MORTGAGE RATES     LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less .........        5   $    1,011,255     0.08%    5.374%     643      $202,251     79.99%   42.77%   100.00%    0.00%
5.501% to 6.000% .......       39        8,292,954     0.68     5.893      673       212,640     81.43    42.80     79.31    29.01
6.001% to 6.500% .......      136       34,828,321     2.87     6.387      668       256,091     80.60    46.13     89.68    37.72
6.501% to 7.000% .......      600      154,785,799    12.76     6.876      671       257,976     80.59    45.85     61.59    28.91
7.001% to 7.500% .......      885      217,832,387    17.95     7.338      665       246,138     80.32    45.61     49.34    24.33
7.501% to 8.000% .......      994      234,545,554    19.33     7.823      650       235,961     83.69    44.40     51.79    16.76
8.001% to 8.500% .......      711      153,307,134    12.64     8.321      633       215,622     88.48    44.28     61.06    13.98
8.501% to 9.000% .......      837      166,936,179    13.76     8.800      624       199,446     92.11    43.41     69.20    15.04
9.001% to 9.500% .......      466       81,562,004     6.72     9.299      621       175,026     93.98    42.07     67.09     7.96
9.501% to 10.000% ......      401       67,347,027     5.55     9.759      617       167,948     96.20    42.53     72.74    10.53
10.001% to 10.500% .....      214       28,085,984     2.31    10.267      617       131,243     96.99    42.10     80.99     1.27
10.501% to 11.000% .....      206       25,167,158     2.07    10.774      606       122,171     97.35    42.26     78.96     2.99
11.001% to 11.500% .....      147       13,868,514     1.14    11.298      608        94,344     97.86    42.89     72.02     5.36
11.501% to 12.000% .....      154       13,361,332     1.10    11.779      578        86,762     97.03    43.13     84.81     0.00
12.001% to 12.500% .....      136        8,762,327     0.72    12.292      597        64,429     97.86    42.49     78.78     0.00
12.501% to 13.000% .....       54        3,502,510     0.29    12.752      592        64,861     98.93    42.97     88.74     0.00
13.001% to 13.500% .....        2           51,959     0.00    13.269      626        25,979    100.00    37.22     38.43     0.00
                            -----   --------------   ------    ------      ---      --------    ------    -----    ------    -----
   Total ...............    5,987   $1,213,248,399   100.00%    8.210%     643      $202,647     86.78%   44.28%    61.81%   17.69%
                            =====   ==============   ======    ======      ===      ========    ======    =====    ======    =====

     As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.250% per annum to 13.500% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.210% per annum.

                       REMAINING MONTHS TO STATED MATURITY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
REMAINING MONTHS          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
TO STATED MATURITY          LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
157 to 168 .............        5   $      162,691     0.01%   11.573%     588      $ 32,538    99.99%    45.40%   100.00%    0.00%
169 to 180 .............       46        3,404,620     0.28     9.783      661        74,013    90.72     42.15     45.47     0.00
217 to 228 .............        1           80,355     0.01     8.625      545        80,355    83.98     42.40    100.00     0.00
229 to 240 .............        5          572,964     0.05     8.026      598       114,593    69.11     35.18    100.00     0.00
337 to 348 .............       63        8,924,654     0.74     7.711      620       141,661    81.17     43.49     74.68    22.95
349 to 360 .............    5,867    1,200,103,115    98.92     8.209      643       204,551    86.82     44.30     61.73    17.71
                            -----   --------------   ------    ------      ---      --------    -----     -----    ------    -----
   Total ...............    5,987   $1,213,248,399   100.00%    8.210%     643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    ======      ===      ========    =====     =====    ======    =====

     As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 161 months to 358 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 355 months.


                                     A-II-1

                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL MORTGAGE LOAN    MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PRINCIPAL BALANCES          LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less.........      252   $    8,907,641     0.73%   10.917%     641     $   35,348   95.24%    41.71%    65.92%    0.00%
$50,001 to $100,000.....    1,199       91,804,706     7.57     9.273      627         76,568   89.37     40.08     82.28     0.36
$100,001 to $150,000....    1,294      161,077,128    13.28     8.648      629        124,480   86.65     42.11     77.51     3.26
$150,001 to $200,000....    1,002      175,088,789    14.43     8.266      633        174,739   85.96     43.15     74.05     7.13
$200,001 to $250,000....      620      138,369,484    11.40     8.098      639        223,177   85.54     44.82     66.59     9.69
$250,001 to $300,000....      468      127,765,008    10.53     8.061      641        273,002   86.40     44.80     61.60    17.46
$300,001 to $350,000....      332      107,695,372     8.88     7.972      646        324,384   86.21     44.76     56.02    21.47
$350,001 to $400,000....      252       94,193,105     7.76     7.869      646        373,782   86.71     45.88     49.63    26.99
$400,001 to $450,000....      141       60,197,310     4.96     7.794      661        426,931   86.17     46.27     43.07    30.56
$450,001 to $500,000....      121       57,352,771     4.73     7.909      660        473,990   87.25     46.98     47.12    27.29
$500,001 to $550,000....      102       53,375,178     4.40     7.826      658        523,286   87.10     47.85     40.32    33.36
$550,001 to $600,000....       81       46,661,684     3.85     7.914      662        576,070   88.57     46.90     40.74    35.84
$600,001 to $650,000....       42       26,279,496     2.17     7.717      661        625,702   85.11     46.57     38.15    45.40
$650,001 to $700,000....       25       16,876,698     1.39     8.071      673        675,068   93.46     44.26     35.89    43.86
$700,001 to $750,000....       18       13,107,627     1.08     8.218      639        728,201   89.69     43.54     50.13    27.82
$750,001 to $800,000....       15       11,727,669     0.97     8.154      653        781,845   86.17     45.31     40.39    53.28
$800,001 to $850,000....        1          816,000     0.07     6.500      668        816,000   80.00     33.95    100.00   100.00
$850,001 to $900,000....        7        6,122,369     0.50     7.850      650        874,624   93.74     48.22     71.78    28.89
$900,001 to $950,000....        7        6,510,405     0.54     7.777      682        930,058   88.82     44.23     57.28   100.00
$950,001 to $1,000,000..        4        3,930,525     0.32     7.120      664        982,631   73.74     41.51    100.00    25.44
$1,000,001 or greater...        4        5,389,433     0.44     7.109      726      1,347,358   77.14     37.53     42.94    80.81
                            -----   --------------   ------    ------      ---     ----------   -----     -----    ------   ------
   Total................    5,987   $1,213,248,399   100.00%    8.210%     643     $  202,647   86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    ======      ===     ==========   =====     =====    ======   ======

     As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,441 to approximately $1,575,000 and the average outstanding principal balance of the Mortgage Loans was approximately $202,647.


                                     A-II-2

                                  PRODUCT TYPES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PRODUCT TYPES               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
10/20 LIBOR Loans ......        1   $    1,575,000     0.13%    7.000%     761     $1,575,000   75.00%    38.00%     0.00%  100.00%
15 Year Fixed Loans ....       14        1,222,369     0.10     8.439      614         87,312   74.56     33.66     93.54     0.00
15/30 Balloon Loans ....       35        2,212,047     0.18    10.540      685         63,201   99.88     46.90     19.64     0.00
20 Year Fixed Loans ....        6          653,319     0.05     8.099      592        108,886   70.94     36.07    100.00     0.00
2/28 LIBOR Loans .......    1,591      357,170,134    29.44     8.509      645        224,494   90.82     44.15     57.54    50.73
2/28 LIBOR Loans
   (40 due in 30) ......      469      121,540,109    10.02     8.804      632        259,147   96.36     44.51     72.64     0.00
2/28 LIBOR Loans
   (45 due in 30) ......      825      193,792,924    15.97     7.742      657        234,901   81.43     45.89     43.77     0.00
2/28 LIBOR Loans
   (50 due in 30) ......      649      162,309,188    13.38     7.694      634        250,091   81.06     45.44     59.80     0.00
30 Year Fixed Loans ....      737       81,831,629     6.74     8.400      630        111,033   84.96     40.23     87.86     3.91
30/40 Balloon Loans ....      312       23,757,271     1.96    10.588      649         76,145   96.18     45.29     53.43     0.00
30/45 Balloon Loans ....      289       46,500,678     3.83     8.126      618        160,902   83.41     42.92     91.71     0.00
30/50 Balloon Loans ....       81       13,805,542     1.14     7.652      631        170,439   80.41     42.75     85.35     0.00
3/27 LIBOR Loans .......      210       29,743,229     2.45     8.221      639        141,634   87.12     40.41     77.86    13.48
3/27 LIBOR Loans
   (40 due in 30) ......       23        4,708,374     0.39     8.468      630        204,712   89.08     42.32     84.06     0.00
3/27 LIBOR Loans
   (45 due in 30) ......      410       84,918,462     7.00     7.913      650        207,118   82.95     44.66     55.64     0.00
3/27 LIBOR Loans
   (50 due in 30) ......      147       31,121,204     2.57     7.692      628        211,709   83.20     45.93     79.78     0.00
4/26 LIBOR Loans .......        1           94,772     0.01     8.375      699         94,772   90.00     34.89    100.00     0.00
5/25 LIBOR Loans .......      112       37,762,988     3.11     7.696      674        337,170   85.70     42.89     53.22    64.70
5/25 LIBOR Loans
   (40 due in 30) ......       26        7,147,890     0.59     8.250      646        274,919   95.91     47.33     73.27     0.00
5/25 LIBOR Loans
   (45 due in 30) ......       22        4,957,919     0.41     7.484      657        225,360   80.29     45.50     81.66     0.00
5/25 LIBOR Loans
   (50 due in 30) ......       23        5,667,106     0.47     7.452      660        246,396   81.33     44.59     68.58     0.00
7/23 LIBOR Loans .......        1          170,773     0.01     8.000      695        170,773   80.00     43.02      0.00   100.00
7/23 LIBOR Loans
   (45 due in 30) ......        3          585,471     0.05     6.303      645        195,157   80.00     43.31     64.11     0.00
                            -----   --------------   ------    ------      ---     ----------   -----     -----    ------   ------
   Total ...............    5,987   $1,213,248,399   100.00%    8.210%     643     $  202,647   86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    ======      ===     ==========   =====     =====    ======   ======

                                AMORTIZATION TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE           LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing .......    2,083   $  295,638,692    24.37%   8.937%      623      $141,929    89.83%    41.37%    77.98%    0.00%
Balloon ................    3,314      703,024,185    57.95    8.066       642       212,138    85.04     45.10     60.78     0.00
60 Month
   Interest-Only .......      563      201,127,082    16.58    7.697       672       357,242    88.88     45.91     43.63   100.00
120 Month
   Interest-Only .......       27       13,458,440     1.11    7.452       690       498,461    78.99     41.06     31.81   100.00
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----   ------
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====   ======

                                 ADJUSTMENT TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE             LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
ARM ....................    4,513   $1,043,265,543    85.99%   8.148%      645      $231,169    86.94%    44.67%    58.34%   20.26%
Fixed Rate .............    1,474      169,982,856    14.01    8.597       630       115,321    85.80     41.91     83.10     1.88
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====


                                     A-II-3

                   STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
STATE DISTRIBUTIONS         LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------------       --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Alabama ................       37   $    4,380,656     0.36%    9.399%     616      $118,396     94.28%   39.60%    97.54%    3.47%
Alaska .................        3          902,633     0.07     9.344      628       300,878     95.00    45.08     67.95     0.00
Arizona ................      184       35,178,218     2.90     7.905      633       191,186     83.30    44.18     69.51     7.78
Arkansas ...............       31        3,408,481     0.28     8.998      622       109,951     87.62    42.60     85.87     3.23
California .............    1,194      404,653,934    33.35     7.724      665       338,906     84.63    46.83     36.40    37.48
Colorado ...............      303       54,731,703     4.51     7.912      636       180,633     86.72    43.28     83.76     7.26
Connecticut ............       26        5,800,101     0.48     8.748      670       223,081     93.59    43.63     63.22     0.00
Delaware ...............        5        1,295,005     0.11     8.664      583       259,001     93.32    41.84    100.00    42.18
District of Columbia ...        1          508,908     0.04     9.150      645       508,908    100.00    41.54      0.00     0.00
Florida ................      428       82,863,805     6.83     8.303      639       193,607     84.39    42.99     58.36     9.01
Georgia ................      204       32,458,149     2.68     8.829      624       159,109     90.02    42.13     85.52     3.40
Hawaii .................       13        6,617,366     0.55     7.648      659       509,028     97.82    43.98     43.77    58.33
Idaho ..................      135       19,252,728     1.59     8.107      631       142,613     83.40    40.88     72.01     5.70
Illinois ...............      146       25,847,659     2.13     8.773      624       177,039     89.76    42.13     74.03     6.94
Indiana ................       35        4,176,434     0.34     9.028      620       119,327     95.46    41.65     88.47     0.00
Iowa ...................       57        5,991,118     0.49     9.337      610       105,107     91.71    39.97     95.15     4.92
Kansas .................       70        6,828,914     0.56     8.793      624        97,556     89.58    40.46     86.68     1.92
Kentucky ...............       86        9,752,741     0.80     8.786      620       113,404     91.06    42.80     85.75     0.80
Louisiana ..............       19        2,907,647     0.24    10.227      599       153,034     95.91    42.34     90.44     0.00
Maine ..................       23        3,759,034     0.31     8.543      648       163,436     91.10    41.23     67.38    11.92
Maryland ...............       60       16,554,258     1.36     8.298      628       275,904     89.29    43.57     78.65     8.29
Massachusetts ..........       56       17,061,054     1.41     8.572      647       304,662     91.90    45.56     54.21     8.71
Michigan ...............      223       26,233,086     2.16     8.969      626       117,637     91.60    41.42     80.04     2.46
Minnesota ..............       82       14,058,766     1.16     8.300      627       171,448     88.86    45.04     83.90     2.69
Mississippi ............       22        2,733,249     0.23     9.305      596       124,239     93.08    42.16    100.00     0.00
Missouri ...............      149       16,510,140     1.36     8.629      620       110,806     89.03    41.10     88.91     1.80
Montana ................        7          825,792     0.07     8.548      638       117,970     85.19    47.08     82.57     0.00
Nebraska ...............       45        4,340,985     0.36     8.859      630        96,466     88.39    41.28     93.25     1.57
Nevada .................      125       27,827,485     2.29     7.959      638       222,620     86.23    45.49     68.21    14.91
New Hampshire ..........       10        2,230,470     0.18     9.338      627       223,047     97.21    43.28     83.63    19.32
New Jersey .............       56       14,636,708     1.21     9.114      623       261,370     91.49    43.31     61.11     5.64
New Mexico .............       10        1,987,517     0.16     8.488      645       198,752     82.97    40.94     61.30     0.00
New York ...............       52       21,656,823     1.79     8.429      653       416,477     97.56    45.59     62.49    26.35
North Carolina .........      138       20,062,651     1.65     8.837      630       145,382     88.91    42.98     86.53     1.58
North Dakota ...........        1           63,511     0.01    10.150      626        63,511     95.00    35.61    100.00     0.00
Ohio ...................      457       52,809,702     4.35     8.708      623       115,557     90.93    40.04     89.52     4.19
Oklahoma ...............       62        5,964,129     0.49     8.668      623        96,196     88.22    38.38     86.30     0.00
Oregon .................      218       44,953,587     3.71     7.959      642       206,209     82.92    43.62     67.58    10.89
Pennsylvania ...........      160       19,261,611     1.59     8.883      617       120,385     89.89    42.27     89.14     2.80
Rhode Island ...........       18        4,469,442     0.37     8.716      633       248,302     91.22    42.74     75.03    11.34
South Carolina .........       39        6,074,969     0.50     9.399      619       155,768     96.20    43.70     95.18    11.29
South Dakota ...........        1          153,992     0.01     8.800      643       153,992     95.00    54.85    100.00     0.00
Tennessee ..............      137       17,224,899     1.42     8.282      630       125,729     85.43    41.54     93.35     1.95
Texas ..................      118       15,163,937     1.25    10.869      568       128,508     96.11    41.85     91.30     1.16
Utah ...................      117       21,166,470     1.74     8.188      634       180,910     85.45    42.04     73.78     7.84
Vermont ................       12        1,884,602     0.16     9.296      620       157,050     91.47    43.17     83.51     0.00
Virginia ...............       86       17,546,380     1.45     8.759      609       204,028     88.12    43.74     80.75    14.12
Washington .............      404       93,782,645     7.73     7.955      648       232,135     83.51    45.10     60.77    10.63
Wisconsin ..............       94       11,054,919     0.91     9.091      623       117,606     90.61    43.31     79.16     0.00
Wyoming ................       28        3,639,385     0.30     8.218      630       129,978     85.36    39.69     87.96     0.00
                            -----   --------------   ------    ------      ---      --------    ------    -----    ------    -----
   Total ...............    5,987   $1,213,248,399   100.00%    8.210%     643      $202,647     86.78%   44.28%    61.81%   17.69%
                            =====   ==============   ======    ======      ===      ========    ======    =====    ======    =====

     No more than approximately 0.30% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                     A-II-4

                          ORIGINAL LOAN-TO-VALUE RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL LOAN-TO-VALUE    MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RATIOS                      LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less .........       53   $    6,739,924     0.56%   7.952%      606      $127,168    41.01%    40.22%    74.07%    0.00%
50.01% to 55.00% .......       32        4,374,024     0.36    7.892       595       136,688    52.81     42.23     72.57     0.00
55.01% to 60.00% .......       40        6,330,976     0.52    7.541       607       158,274    58.11     36.97     72.68     4.98
60.01% to 65.00% .......       45        8,563,175     0.71    7.649       606       190,293    63.42     40.60     77.13    13.11
65.01% to 70.00% .......      110       19,085,805     1.57    7.752       593       173,507    68.66     39.23     70.92     2.39
70.01% to 75.00% .......      317       71,357,421     5.88    7.537       652       225,102    74.51     43.90     44.29    14.19
75.01% to 80.00% .......    2,084      485,632,968    40.03    7.443       666       233,029    79.92     45.43     46.01    19.96
80.01% to 85.00% .......      242       44,621,064     3.68    8.379       600       184,385    84.44     42.76     77.28     3.41
85.01% to 90.00% .......      434       78,248,904     6.45    8.421       617       180,297    89.73     42.28     83.77     7.34
90.01% to 95.00% .......    1,050      221,469,071    18.25    9.003       610       210,923    94.74     43.87     80.86    14.62
95.01% to 100.00% ......    1,580      266,825,068    21.99    9.119       648       168,877    99.90     44.26     68.53    24.74
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 11.63% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 2.33% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.81%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 21.50%.

                          COMBINED LOAN-TO-VALUE RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
COMBINED LOAN-TO-VALUE    MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RATIOS                      LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less .........       53   $    6,739,924     0.56%   7.952%      606      $127,168    41.01%    40.22%    74.07%    0.00%
50.01% to 55.00% .......       32        4,374,024     0.36    7.892       595       136,688    52.81     42.23     72.57     0.00
55.01% to 60.00% .......       40        6,330,976     0.52    7.541       607       158,274    58.11     36.97     72.68     4.98
60.01% to 65.00% .......       44        8,284,301     0.68    7.654       604       188,280    63.51     40.18     76.36    13.55
65.01% to 70.00% .......      104       17,369,026     1.43    7.813       589       167,010    68.57     39.03     68.33     2.62
70.01% to 75.00% .......      114       24,785,723     2.04    7.755       613       217,419    73.78     40.09     68.94     7.28
75.01% to 80.00% .......      304       62,923,446     5.19    7.721       619       206,985    79.58     40.59     74.18     8.44
80.01% to 85.00% .......      239       44,002,083     3.63    8.379       600       184,109    84.32     42.57     77.79     3.46
85.01% to 90.00% .......      452       85,375,895     7.04    8.334       623       188,885    88.67     42.42     78.57     8.80
90.01% to 95.00% .......    1,090      233,294,291    19.23    8.916       612       214,031    93.87     43.97     78.90    14.75
95.01% to 100.00% ......    3,515      719,768,711    59.33    8.042       664       204,771    87.08     45.46     51.37    22.53
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

     As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 11.63% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 94.64%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 2.33% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.81%. Approximately 39.01% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.62%.


                                     A-II-5

                              DEBT-TO-INCOME RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DEBT-TO-INCOME RATIOS       LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------------     --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
20.00% or less .........      152   $   25,072,581     2.07%   8.433%      633      $164,951    85.22%    14.84%    81.02%   11.15%
20.01% to 25.00% .......      160       23,947,799     1.97    8.397       619       149,674    85.18     22.88     78.78     7.64
25.01% to 30.00% .......      315       45,297,150     3.73    8.479       621       143,800    86.07     27.73     79.09     6.28
30.01% to 35.00% .......      517       83,109,758     6.85    8.554       627       160,754    87.52     32.66     74.59     9.81
35.01% to 40.00% .......      710      127,071,476    10.47    8.377       638       178,974    88.27     37.64     67.73    19.44
40.01% to 45.00% .......    1,062      210,146,423    17.32    8.320       645       197,878    87.47     42.85     56.28    18.93
45.01% to 50.00% .......    1,724      394,376,437    32.51    8.087       655       228,757    85.26     47.91     41.37    21.50
50.01% to 55.00% .......    1,069      243,449,424    20.07    8.070       639       227,736    87.73     52.19     78.05    16.82
55.01% to 60.00% .......      278       60,777,351     5.01    8.013       633       218,624    88.11     55.68     91.16    14.36
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

     As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 4.16% to 59.97% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 44.28%.

                                  LOAN PURPOSE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Purchase ...............    3,664   $  717,522,663    59.14%   8.188%      658      $195,830    86.97%    44.90%    51.78%   20.72%
Refinance - Cashout ....    1,991      433,152,915    35.70    8.219       623       217,555    86.47     43.44     75.35    13.65
Refinance - Rate Term ..      332       62,572,820     5.16    8.403       611       188,472    86.70     43.03     83.07    10.86
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

                          TYPES OF MORTGAGED PROPERTIES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
TYPES OF MORTGAGED        MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PROPERTIES                  LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Single Family ..........    4,744   $  925,301,675    76.27%   8.220%      640      $195,047    86.73%    44.11%    64.39%   17.03%
Planned Unit
   Development .........      672      156,996,184    12.94    8.175       642       233,625    87.46     44.47     65.16    16.67
Two- to Four-Family ....      261       71,482,785     5.89    8.196       675       273,880    86.67     45.18     32.28    27.89
Condominium ............      310       59,467,755     4.90    8.176       658       191,831    85.81     45.45     48.37    18.31
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
    Total ..............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====


                                     A-II-6

                              DOCUMENTATION SUMMARY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DOCUMENTATION SUMMARY       LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------------     --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Option One - Full
   Documentation .......    1,154   $  244,263,400    20.13%   9.153%      616      $211,667    97.49%    44.80%   100.00%   22.92%
Option One - Bank
   Statements ..........       30        9,403,725     0.78    9.780       595       313,457    96.35     41.82      0.00    22.40
Option One - Limited
   Documentation .......        4        1,439,630     0.12    9.335       657       359,907    98.18     37.05      0.00    16.12
Option One - Stated
   Documentation .......      224       82,548,003     6.80    8.575       674       368,518    98.12     42.60      0.00    46.25
Option One - No
   Documentation .......        5        1,846,511     0.15    8.607       760       369,302    95.65      0.00      0.00     0.00
Ownit - Full
   Documentation .......    3,002      505,632,358    41.68    7.915       626       168,432    83.84     43.40    100.00     7.13
Ownit - Low
   Documentation .......      148       30,822,828     2.54    7.942       637       208,262    83.78     44.00      0.00    10.33
Ownit - Stated
   Documentation .......    1,420      337,291,944    27.80    7.855       682       237,530    80.57     45.77      0.00    23.38
                            -----   --------------   ------    -----       ---      --------    -----     -----    ------    -----
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====    ======    =====

                                 OCCUPANCY TYPES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OCCUPANCY TYPES             LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Primary ................    5,735   $1,173,337,215    96.71%   8.189%      642      $204,592    86.77%    44.35%    61.78%   18.03%
Investment .............      226       34,807,093     2.87    8.913       662       154,014    86.73     41.91     65.41     8.40
Second Home ............       26        5,104,091     0.42    8.456       665       196,311    88.02     45.85     44.67     3.00
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.


                                     A-II-7

                            MORTGAGE LOAN AGE SUMMARY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
MORTGAGE LOAN AGE         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
SUMMARY                     LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2 ......................        3   $      585,646     0.05%   6.679%      651      $195,215    82.37%    41.93%    58.06%   58.06%
3 ......................    1,796      379,756,186    31.30    7.717       641       211,446    81.49     43.93     60.60    13.60
4 ......................    1,195      254,698,641    20.99    8.284       641       213,137    87.86     44.13     68.58    13.76
5 ......................    2,178      436,780,311    36.00    8.593       641       200,542    90.82     44.32     62.97    21.50
6 ......................      329       69,869,938     5.76    8.163       668       212,371    88.24     46.03     40.66    32.35
7 ......................      168       27,434,515     2.26    8.172       658       163,301    86.70     46.07     42.55    14.48
8 ......................       66       11,657,840     0.96    8.123       658       176,634    85.17     46.53     43.66    33.74
9 ......................       43        5,864,509     0.48    8.899       630       136,384    84.69     45.30     53.28     8.59
10 .....................       78        8,943,408     0.74    8.993       620       114,659    84.31     42.48     84.45     6.31
11 .....................       62        8,489,705     0.70    8.270       629       136,931    83.56     41.26     82.32     0.00
12 .....................       42        5,051,247     0.42    8.364       620       120,268    81.48     44.05     77.88     0.00
13 .....................        5          329,304     0.03    9.647       579        65,861    78.95     43.26    100.00     0.00
15 .....................        2          239,453     0.02    8.129       586       119,726    82.42     36.16    100.00     0.00
16 .....................        3          333,840     0.03    7.763       615       111,280    79.92     42.34     49.03     0.00
17 .....................        4          754,873     0.06    6.589       604       188,718    80.53     47.02    100.00    75.24
18 .....................        2          405,815     0.03    5.875       664       202,908    80.00     43.69    100.00    32.33
19 .....................        7        1,031,420     0.09    7.320       638       147,346    82.66     47.23     61.22    38.78
20 .....................        1          572,000     0.05    5.630       642       572,000    80.00     29.68      0.00   100.00
21 .....................        3          449,748     0.04    7.332       572       149,916    87.01     45.47    100.00    83.91
                            -----   --------------   ------    -----       ---      --------    -----     -----    ------   ------
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647    86.78%    44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    =====     =====    ======   ======

     As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 4 months.

                        ORIGINAL PREPAYMENT PENALTY TERM

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL PREPAYMENT       MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PENALTY TERM                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------------       --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
None ...................    1,509   $  290,853,395    23.97%   8.359%      640      $192,746     86.84%   43.09%    68.68%   12.88%
6 Months ...............       43        4,361,682     0.36    8.213       627       101,434     86.76    40.74     90.93     3.01
12 Months ..............      359      110,457,231     9.10    8.140       657       307,680     85.73    45.04     53.09    23.92
24 Months ..............    2,560      561,397,974    46.27    8.251       643       219,296     87.89    45.36     55.16    21.91
30 Months ..............        1          261,709     0.02    9.990       677       261,709    100.00    44.01      0.00     0.00
36 Months ..............    1,515      245,916,408    20.27    7.971       639       162,321     84.61    42.94     72.33    11.22
                            -----   --------------   ------    -----       ---      --------    ------    -----     -----    -----
   Total ...............    5,987   $1,213,248,399   100.00%   8.210%      643      $202,647     86.78%   44.28%    61.81%   17.69%
                            =====   ==============   ======    =====       ===      ========    ======    =====     =====    =====

     The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 26 months.


                                     A-II-8

                                  CREDIT SCORES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT SCORES               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
501 to 525 .............       81   $   12,249,872     1.01%   10.205%     514      $151,233     87.75%    41.25%   87.73%    7.15%
526 to 550 .............      195       33,630,280     2.77     9.491      540       172,463     84.05     41.89    88.10     0.45
551 to 575 .............      391       67,539,497     5.57     8.860      564       172,735     83.95     41.31    91.64     1.10
576 to 600 .............      785      140,287,847    11.56     8.724      589       178,711     88.98     42.62    90.99     5.09
601 to 625 .............      996      179,209,197    14.77     8.691      613       179,929     90.83     44.03    89.99     7.88
626 to 650 .............    1,382      272,558,739    22.47     8.048      639       197,221     87.02     45.18    67.35    15.40
651 to 675 .............      959      216,484,675    17.84     7.944      662       225,740     86.01     44.22    46.35    24.64
676 to 700 .............      551      133,357,703    10.99     7.656      687       242,028     84.77     45.46    30.85    35.13
701 to 725 .............      334       76,204,238     6.28     7.626      711       228,156     84.84     45.83    22.31    28.50
726 to 750 .............      178       45,266,998     3.73     7.571      736       254,309     83.46     45.29    21.10    31.48
751 to 775 .............       83       21,105,527     1.74     7.643      761       254,283     83.79     45.71    17.63    42.81
776 to 800 .............       39       11,753,382     0.97     7.727      786       301,369     84.27     46.10    19.29    33.04
801 to 817 .............       13        3,600,445     0.30     7.555      806       276,957     85.41     43.59    31.63    13.94
                            -----   --------------   ------    ------      ---      --------     -----     -----    -----    -----
   Total ...............    5,987   $1,213,248,399   100.00%    8.210%     643      $202,647     86.78%    44.28%   61.81%   17.69%
                            =====   ==============   ======    ======      ===      ========     =====     =====    =====    =====

     The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 501 to 817 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 643.

                                  CREDIT GRADE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT GRADE                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Option One - AA+ .......    1,162   $  285,554,832    23.54%    8.857%     639      $245,744     97.96%    43.95%    68.64%  31.63%
Option One - AA ........      229       47,956,561     3.95     9.918      581       209,417     95.66     45.52     89.06   12.90
Option One - A .........       16        3,140,777     0.26     9.522      611       196,299     95.81     40.77     86.02    0.00
Option One - B .........        6        2,270,293     0.19    10.396      613       378,382     96.53     44.43    100.00    0.00
Option One - C .........        4          578,805     0.05    11.351      624       144,701     94.64     42.76    100.00    0.00
Ownit - No Grade .......    4,570      873,747,131    72.02     7.893      648       191,192     82.57     44.34     57.87   13.51
                            -----   --------------   ------    ------      ---      --------     -----     -----    ------   -----
   Total ...............    5,987   $1,213,248,399   100.00%    8.210%     643      $202,647     86.78%    44.28%    61.81%  17.69%
                            =====   ==============   ======    ======      ===      ========     =====     =====    ======   =====


                                     A-II-9

                                  GROSS MARGINS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
GROSS MARGINS               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2.500% or less .........       29   $   14,573,089     1.40%    7.587%     689      $502,520     78.27%    40.51%    17.06%   64.35%
2.501% to 3.000% .......        2          105,022     0.01    12.328      555        52,511     95.00     34.62    100.00     0.00
3.501% to 4.000% .......        6          629,629     0.06     9.951      654       104,938     96.67     42.52     49.76    50.24
4.001% to 4.500% .......        4        1,019,183     0.10     6.423      666       254,796     94.01     43.37     45.13    54.87
4.501% to 5.000% .......       14        2,867,997     0.27     8.275      621       204,857     88.08     38.93     68.61    24.52
5.001% to 5.500% .......       30        6,486,999     0.62     8.231      621       216,233     87.57     45.36     89.66    20.01
5.501% to 6.000% .......    1,421      348,233,312    33.38     8.521      641       245,062     91.84     44.39     65.02    28.77
6.001% to 6.500% .......    2,120      502,112,741    48.13     7.821      649       236,846     83.32     44.96     53.95    17.70
6.501% to 7.000% .......      478       98,925,487     9.48     8.160      646       206,957     87.91     45.83     59.59     6.81
7.001% to 7.500% .......      162       29,109,079     2.79     8.359      638       179,686     86.89     43.74     51.58     8.00
7.501% to 8.000% .......      183       28,639,718     2.75     8.839      624       156,501     90.01     43.07     67.80     2.47
8.001% to 8.500% .......       44        7,385,287     0.71     9.330      608       167,847     88.45     43.84     63.49     3.74
8.501% to 9.000% .......       17        2,831,058     0.27     9.753      612       166,533     92.99     44.03     65.78     0.00
9.001% to 9.500% .......        2          189,157     0.02    10.322      620        94,579     95.78     27.44     57.83     0.00
9.501% or greater ......        1          157,784     0.02    10.990      550       157,784    100.00     13.24    100.00     0.00
                            -----   --------------   ------    ------      ---      --------    ------     -----    ------    -----
   Total ...............    4,513   $1,043,265,543   100.00%    8.148%     645      $231,169     86.94%    44.67%    58.34%   20.26%
                            =====   ==============   ======    ======      ===      ========    ======     =====    ======    =====

     As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 9.990% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.147% per annum.

                             MAXIMUM MORTGAGE RATES
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MAXIMUM MORTGAGE RATES      LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less ........        4   $      811,521     0.08%    5.374%     641      $202,880     80.00%    44.53%   100.00%   0.00%
11.501% to 12.000% .....       31        6,639,935     0.64     6.009      673       214,191     83.78     41.56     75.31   37.47
12.001% to 12.500% .....      128       32,608,839     3.13     6.416      666       254,757     80.95     46.03     89.30   36.87
12.501% to 13.000% .....      537      143,527,643    13.76     6.885      672       267,277     80.85     46.23     59.29   30.62
13.001% to 13.500% .....      726      192,384,710    18.44     7.337      668       264,993     80.76     46.06     43.30   27.04
13.501% to 14.000% .....      762      200,232,189    19.19     7.826      655       262,772     84.76     45.12     45.41   19.53
14.001% to 14.500% .....      545      130,949,297    12.55     8.313      636       240,274     88.89     44.77     56.08   16.23
14.501% to 15.000% .....      639      142,671,969    13.68     8.795      625       223,274     92.36     43.85     65.50   17.60
15.001% to 15.500% .....      345       69,068,585     6.62     9.306      619       200,199     93.96     42.04     65.28    9.40
15.501% to 16.000% .....      278       56,608,055     5.43     9.759      610       203,626     96.25     42.71     75.79   12.53
16.001% to 16.500% .....      147       22,579,742     2.16    10.258      609       153,604     97.28     41.57     87.01    1.58
16.501% to 17.000% .....      141       20,103,923     1.93    10.760      594       142,581     97.09     41.52     87.15    3.74
17.001% to 17.500% .....       78        9,689,744     0.93    11.271      589       124,227     97.11     41.42     86.29    7.68
17.501% to 18.000% .....       88        9,925,340     0.95    11.749      565       112,788     96.11     42.78     92.50    0.00
18.001% to 18.500% .....       51        4,382,804     0.42    12.296      579        85,937     96.00     40.58     87.90    0.00
18.501% to 19.000% .....       13        1,081,247     0.10    12.655      563        83,173     97.02     35.63     89.48    0.00
                            -----   --------------   ------    ------      ---      --------     -----     -----    ------   -----
   Total ...............    4,513   $1,043,265,543   100.00%    8.148%     645      $231,169     86.94%    44.67%    58.34%  20.26%
                            =====   ==============   ======    ======      ===      ========     =====     =====    ======   =====

     As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.250% per annum to 18.800% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.143% per annum.


                                     A-II-10

                            NEXT RATE ADJUSTMENT DATE
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
NEXT RATE ADJUSTMENT      MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DATE                        LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
June 2007 ..............        2   $      315,348     0.03%    7.633%     560     $  157,674    90.00%    49.43%   100.00%   77.06%
July 2007 ..............        1          572,000     0.05     5.630      642        572,000    80.00     29.68      0.00   100.00
August 2007 ............        4          803,217     0.08     7.133      642        200,804    81.95     48.01     50.20    49.80
September 2007 .........        1          274,615     0.03     5.875      634        274,615    80.00     50.21    100.00     0.00
October 2007 ...........        2          567,950     0.05     6.766      608        283,975    80.00     48.64    100.00   100.00
November 2007 ..........        3          333,840     0.03     7.763      615        111,280    79.92     42.34     49.03     0.00
February 2008 ..........        2           86,701     0.01     8.236      605         43,351    68.61     41.61    100.00     0.00
March 2008 .............        7          582,452     0.06     8.499      636         83,207    84.59     42.49     67.70     0.00
April 2008 .............       10        1,368,203     0.13     7.942      640        136,820    83.29     39.21     91.75     0.00
May 2008 ...............        7        1,741,113     0.17     7.987      647        248,730    79.26     39.77     88.54    32.39
June 2008 ..............        7        1,444,043     0.14     8.016      647        206,292    82.55     45.60     37.13    34.90
July 2008 ..............       22        6,938,605     0.67     7.500      680        315,391    81.60     49.03     25.20    56.68
August 2008 ............       60       14,736,789     1.41     7.572      672        245,613    83.12     46.82     27.69    26.96
September 2008 .........      175       48,366,306     4.64     8.040      668        276,379    87.43     46.85     36.54    39.93
October 2008 ...........    1,374      324,221,198    31.08     8.612      640        235,969    91.88     44.62     59.94    25.88
November 2008 ..........      790      184,760,813    17.71     8.395      643        233,874    89.41     44.95     64.43    14.35
December 2008 ..........    1,067      247,504,724    23.72     7.675      641        231,963    81.13     44.55     53.84    16.37
January 2009 ...........        2          492,673     0.05     6.500      645        246,336    80.00     40.15     69.01    69.01
March 2009 .............        8        1,930,923     0.19     8.075      638        241,365    77.96     47.86     51.87     0.00
April 2009 .............       16        3,303,842     0.32     7.730      632        206,490    76.98     44.82     79.44     0.00
May 2009 ...............       14        2,998,353     0.29     8.025      637        214,168    75.02     42.59     64.92     0.00
June 2009 ..............        7        2,439,751     0.23     8.493      635        348,536    82.52     45.99     27.03     0.00
July 2009 ..............       12        1,906,216     0.18     7.777      629        158,851    83.93     45.92     64.35     0.00
August 2009 ............       20        4,723,269     0.45     8.150      652        236,163    88.57     45.42     35.64     0.00
September 2009 .........       45        7,904,290     0.76     7.986      671        175,651    87.48     45.19     51.82     5.72
October 2009 ...........      222       41,163,735     3.95     8.087      652        185,422    84.80     43.73     59.94     4.63
November 2009 ..........      141       25,470,836     2.44     7.964      641        180,644    83.66     43.27     69.19     2.90
December 2009 ..........      302       58,258,847     5.58     7.815      634        192,910    83.91     44.04     74.43     1.35
January 2010 ...........        1           92,973     0.01     7.630      684         92,973    94.90     51.36      0.00     0.00
June 2010 ..............        1          134,400     0.01     6.625      601        134,400    80.00     36.16    100.00   100.00
August 2010 ............        1          169,064     0.02     6.875      637        169,064    80.00     45.82    100.00     0.00
December 2010 ..........        1           94,772     0.01     8.375      699         94,772    90.00     34.89    100.00     0.00
March 2011 .............        2          299,643     0.03     7.881      617        149,821    70.52     49.62    100.00     0.00
May 2011 ...............        1          157,932     0.02     8.000      608        157,932    80.00     44.84    100.00     0.00
July 2011 ..............        1          129,763     0.01     8.875      710        129,763   100.00     35.44      0.00     0.00
September 2011 .........        4        1,465,666     0.14     8.108      687        366,416    92.63     41.53      8.19    94.84
October 2011 ...........       54       16,324,696     1.56     7.869      657        302,309    92.75     45.77     79.06    43.41
November 2011 ..........       47       15,153,555     1.45     8.053      659        322,416    88.60     43.03     65.59    48.17
December 2011 ..........       72       21,701,183     2.08     7.361      680        301,405    79.13     43.23     43.98    39.27
September 2013 .........        1          102,242     0.01     7.125      688        102,242    80.00     43.99      0.00     0.00
November 2013 ..........        2          483,228     0.05     6.129      636        241,614    80.00     43.17     77.67     0.00
December 2013 ..........        1          170,773     0.02     8.000      695        170,773    80.00     43.02      0.00   100.00
September 2016 .........        1        1,575,000     0.15     7.000      761      1,575,000    75.00     38.00      0.00   100.00
                            -----   --------------   ------     -----      ---     ----------   ------     -----    ------   ------
   Total ...............    4,513   $1,043,265,543   100.00%    8.148%     645     $  231,169    86.94%    44.67%    58.34%   20.26%
                            =====   ==============   ======     =====      ===     ==========   ======     =====    ======   ======


                                     A-II-11

                          THE GROUP ONE MORTGAGE LOANS

                 MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE       GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF MORTGAGE RATES     LOANS     OUTSTANDING      ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less .........        3    $    436,187      0.08%    5.373%     635      $145,396     79.99%   44.22%   100.00%    0.00%
5.501% to 6.000% .......       21       3,543,820      0.62     5.945      684       168,753     80.89    42.92     86.83    30.32
6.001% to 6.500% .......       69      13,302,934      2.34     6.369      664       192,796     79.57    45.89     92.96    18.25
6.501% to 7.000% .......      314      57,141,310     10.04     6.873      656       181,979     80.18    45.61     82.66    14.97
7.001% to 7.500% .......      448      77,796,065     13.67     7.334      650       173,652     79.77    44.54     74.62    12.06
7.501% to 8.000% .......      574     103,193,965     18.13     7.833      633       179,780     82.50    43.82     69.33     9.80
8.001% to 8.500% .......      475      80,383,235     14.12     8.339      620       169,228     88.28    43.11     74.97     6.63
8.501% to 9.000% .......      598      97,223,695     17.08     8.810      616       162,581     90.99    43.04     78.19     4.61
9.001% to 9.500% .......      325      51,169,586      8.99     9.304      610       157,445     92.88    42.22     77.62     4.36
9.501% to 10.000% ......      242      33,489,628      5.88     9.776      612       138,387     95.22    42.40     80.09     6.49
10.001% to 10.500% .....      142      17,224,356      3.03    10.261      614       121,298     96.38    41.49     83.52     2.06
10.501% to 11.000% .....      129      13,854,618      2.43    10.756      601       107,400     97.13    42.44     87.19     2.70
11.001% to 11.500% .....       79       7,252,099      1.27    11.299      600        91,799     97.24    43.93     82.46     2.15
11.501% to 12.000% .....       84       6,991,580      1.23    11.768      581        83,233     97.28    43.42     88.03     0.00
12.001% to 12.500% .....       87       4,901,616      0.86    12.284      594        56,340     97.27    41.46     89.40     0.00
12.501% to 13.000% .....       26       1,155,889      0.20    12.736      598        44,457     98.86    40.17    100.00     0.00
13.001% to 13.500% .....        2          51,959      0.01    13.269      626        25,979    100.00    37.22     38.43     0.00
                            -----    ------------    ------    ------      ---      --------    ------    -----    ------    -----
   Total ...............    3,618    $569,112,540    100.00%    8.391%     628      $157,300     87.07%   43.54%    77.26%    8.20%
                            =====    ============    ======    ======      ===      ========    ======    =====    ======    =====

     As of the Cut-off Date, Mortgage Rates borne by the Group One Mortgage Loans ranged from 5.250% per annum to 13.500% per annum and the weighted average Mortgage Rate of the Group One Mortgage Loans was approximately 8.391% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
REMAINING MONTHS          MORTGAGE      BALANCE       GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
TO STATED MATURITY          LOANS     OUTSTANDING      ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
157 to 168 .............        3    $    103,552      0.02%   11.827%     583      $ 34,517    99.99%    48.16%   100.00%   0.00%
169 to 180 .............       20       1,247,632      0.22     9.442      620        62,382    79.87     36.48     78.20    0.00
229 to 240 .............        4         491,646      0.09     8.071      606       122,912    68.14     36.30    100.00    0.00
337 to 348 .............       41       4,306,888      0.76     8.049      612       105,046    80.59     41.67     92.39    6.76
349 to 360 .............    3,550     562,962,822     98.92     8.391      628       158,581    87.15     43.58     77.12    8.24
                            -----    ------------    ------    ------      ---      --------    -----     -----    ------    ----
   Total ...............    3,618    $569,112,540    100.00%    8.391%     628      $157,300    87.07%    43.54%    77.26%   8.20%
                            =====    ============    ======    ======      ===      ========    =====     =====    ======    ====

     As of the Cut-off Date, the remaining term to stated maturity of the Group One Mortgage Loans ranged from 163 months to 358 months and the weighted average term to stated maturity of the Group One Mortgage Loans was approximately 355 months.


                                    A-II-12

   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL MORTGAGE          MORTGAGE     BALANCE       GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PRINCIPAL BALANCES     LOANS     OUTSTANDING      ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less ........      173    $  5,819,698      1.02%   10.897%     642      $ 33,640    94.78%    41.50%    69.30%    0.00%
$50,001 to $100,000 ....      856      66,364,161     11.66     9.068      625        77,528    88.41     39.91     87.36     0.49
$100,001 to $150,000 ...      998     123,728,595     21.74     8.553      626       123,977    86.11     42.63     81.46     3.63
$150,001 to $200,000 ...      696     121,126,010     21.28     8.260      627       174,032    86.04     44.12     78.80     5.97
$200,001 to $250,000 ...      370      82,342,001     14.47     8.122      629       222,546    86.11     45.25     74.99     8.46
$250,001 to $300,000 ...      227      62,049,644     10.90     8.162      624       273,346    87.48     44.71     76.00    15.57
$300,001 to $350,000 ...      149      48,524,569      8.53     8.171      627       325,668    87.94     44.66     75.16    16.93
$350,001 to $400,000 ...      107      39,910,171      7.01     8.068      628       372,992    88.28     43.91     70.06    12.87
$400,001 to $450,000 ...       22       9,034,405      1.59     8.125      646       410,655    87.81     44.50     45.34    23.29
$450,001 to $500,000 ...        9       4,321,842      0.76     8.402      661       480,205    91.83     44.26     55.66    10.99
$500,001 to $550,000 ...        8       4,108,194      0.72     8.159      670       513,524    94.46     43.22     24.93    49.75
$550,001 to $600,000 ...        2       1,161,727      0.20     8.070      630       580,863    96.67     52.36     49.81     0.00
$600,001 to $650,000 ...        1         621,524      0.11     8.750      640       621,524    95.00     36.58      0.00     0.00
                            -----    ------------    ------    ------      ---      --------    -----     -----     -----    -----
   Total ...............    3,618    $569,112,540    100.00%    8.391%     628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====    ============    ======    ======      ===      ========    =====     =====     =====    =====

     As of the Cut-off Date, the outstanding principal balances of the Group One Mortgage Loans ranged from approximately $15,643 to approximately $621,524 and the average outstanding principal balance of the Group One Mortgage Loans was approximately $157,300.


                                    A-II-13

                 PRODUCT TYPES FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                           MORTGAGE     BALANCE       GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PRODUCT TYPES               LOANS     OUTSTANDING      ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
15 Year Fixed Loans ....       10    $    821,111      0.14%    8.357%     617      $ 82,111    69.88%    33.64%    90.38%    0.00%
15/30 Balloon Loans ....       11         397,179      0.07    11.542      628        36,107    99.65     42.53     51.42     0.00
20 Year Fixed Loans ....        4         491,646      0.09     8.071      606       122,912    68.14     36.30    100.00     0.00
2/28 LIBOR Loans .......      926     149,436,869     26.26     8.925      628       161,379    92.44     43.24     74.69    26.69
2/28 LIBOR Loans
   (40 due in 30) ......      282      56,553,858      9.94     8.929      620       200,546    96.04     44.17     84.26     0.00
2/28 LIBOR Loans
   (45 due in 30) ......      432      76,709,742     13.48     7.916      637       177,569    82.54     45.03     63.16     0.00
2/28 LIBOR Loans
   (50 due in 30) ......      378      73,589,872     12.93     7.813      619       194,682    80.73     44.82     73.92     0.00
30 Year Fixed Loans ....      529      57,405,712     10.09     8.398      622       108,517    84.31     40.28     91.72     1.82
30/40 Balloon Loans ....      130       8,343,681      1.47     9.934      633        64,182    93.17     44.06     69.45     0.00
30/45 Balloon Loans ....      224      33,439,858      5.88     8.204      615       149,285    83.84     43.47     94.44     0.00
30/50 Balloon Loans ....       55       8,473,669      1.49     7.959      621       154,067    80.67     44.87     92.98     0.00
3/27 LIBOR Loans .......      160      20,786,419      3.65     8.227      635       129,915    86.84     40.92     78.14     9.24
3/27 LIBOR Loans
   (40 due in 30) ......       13       2,081,461      0.37     8.718      615       160,112    88.06     37.22     76.51     0.00
3/27 LIBOR Loans
   (45 due in 30) ......      257      42,442,570      7.46     7.993      639       165,146    83.71     44.23     72.24     0.00
3/27 LIBOR Loans
   (50 due in 30) ......      102      17,646,676      3.10     7.793      625       173,007    83.23     44.97     83.14     0.00
4/26 LIBOR Loans .......        1          94,772      0.02     8.375      699        94,772    90.00     34.89    100.00     0.00
5/25 LIBOR Loans .......       51       9,198,775      1.62     8.242      658       180,368    88.32     43.77     83.09    39.48
5/25 LIBOR Loans
   (40 due in 30) ......       20       4,922,904      0.87     8.549      649       246,145    94.82     45.19     61.19     0.00
5/25 LIBOR Loans
   (45 due in 30) ......       14       2,364,029      0.42     7.898      634       168,859    81.14     43.12     94.49     0.00
5/25 LIBOR Loans
   (50 due in 30) ......       17       3,633,072      0.64     7.461      665       213,710    79.62     41.85     56.82     0.00
7/23 LIBOR Loans .......        1         170,773      0.03     8.000      695       170,773    80.00     43.02      0.00   100.00
7/23 LIBOR Loans
   (45 due in 30) ......        1         107,895      0.02     8.750      592       107,895    80.00     37.18      0.00     0.00
                            -----    ------------    ------    ------      ---      --------    -----     -----    ------   ------
   Total ...............    3,618    $569,112,540    100.00%    8.391%     628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====    ============    ======    ======      ===      ========    =====     =====    ======   ======

               AMORTIZATION TYPE FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                           MORTGAGE     BALANCE       GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE           LOANS     OUTSTANDING      ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing........    1,487    $191,754,628     33.69%   8.930%      619      $128,954    89.48%    41.54%    83.03%    0.00%
Balloon.................    1,936     330,706,465     58.11    8.165       627       170,819    85.18     44.45     75.66     0.00
60 Month Interest-Only..      188      45,363,439      7.97    7.803       664       241,295    90.73     45.35     64.19   100.00
120 Month
   Interest-Only........        7       1,288,009      0.23    7.233       692       184,001    84.86     45.62     89.88   100.00
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----   ------
   Total................    3,618    $569,112,540    100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====   ======

                ADJUSTMENT TYPE FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                           MORTGAGE     BALANCE       GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE             LOANS     OUTSTANDING      ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
ARM ....................    2,655    $459,739,685     80.78%   8.382%      629      $173,160    87.70%    43.95%    74.03%   9.92%
Fixed Rate .............      963     109,372,856     19.22    8.431       620       113,575    84.43     41.85     90.83    0.96
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    ----
   Total ...............    3,618    $569,112,540    100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%   8.20%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    ====


                                    A-II-14

  STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                           MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
STATE DISTRIBUTIONS          LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------------       --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Alabama ................       28    $  3,210,248      0.56%    9.284%     607      $114,652    93.74%    40.10%    96.65%    4.73%
Alaska .................        2         618,286      0.11     8.743      645       309,143    95.00     47.41     53.22     0.00
Arizona ................      115      20,034,668      3.52     7.765      627       174,215    81.30     43.34     73.18     9.39
Arkansas ...............       20       2,093,720      0.37     9.229      615       104,686    87.17     41.02     76.99     0.00
California .............      288      73,218,338     12.87     7.796      641       254,230    82.36     44.95     57.30    24.87
Colorado ...............      231      38,763,541      6.81     7.974      633       167,808    86.92     44.22     87.38     5.74
Connecticut ............       22       4,265,842      0.75     8.928      657       193,902    93.07     43.60     73.02     0.00
Delaware ...............        2         421,469      0.07     8.956      558       210,735    95.00     51.00    100.00     0.00
Florida ................      238      41,881,418      7.36     8.281      623       175,972    83.20     43.85     73.63     7.26
Georgia ................      158      22,006,910      3.87     8.637      625       139,284    88.66     43.38     89.46     3.29
Hawaii .................        8       3,208,227      0.56     7.642      653       401,028    97.73     46.82     45.87    35.22
Idaho ..................      100      13,190,577      2.32     8.091      631       131,906    83.70     41.18     68.79     8.31
Illinois ...............      117      18,876,205      3.32     8.870      622       161,335    89.75     42.06     73.35     1.68
Indiana ................       26       2,713,969      0.48     8.929      627       104,383    93.70     40.86     82.25     0.00
Iowa ...................       46       4,977,539      0.87     9.445      610       108,207    92.16     39.52     94.16     5.92
Kansas .................       56       5,478,631      0.96     8.823      627        97,833    89.39     41.52     83.40     2.39
Kentucky ...............       67       7,778,360      1.37     8.758      622       116,095    92.48     43.48     89.53     1.00
Louisiana ..............        8       1,109,742      0.19    10.449      588       138,718    97.03     39.40    100.00     0.00
Maine ..................       17       2,684,000      0.47     8.474      641       157,882    91.37     43.00     87.78    16.69
Maryland ...............       34       7,208,375      1.27     8.140      619       212,011    86.34     42.95     84.23     5.71
Massachusetts ..........       30       8,979,713      1.58     8.447      639       299,324    93.27     46.33     69.82     7.91
Michigan ...............      179      20,233,387      3.56     9.030      620       113,036    91.95     42.10     87.72     2.67
Minnesota ..............       72      11,171,185      1.96     8.251      625       155,155    89.32     45.42     83.99     3.39
Mississippi ............       13       1,632,267      0.29     8.436      614       125,559    92.14     44.46    100.00     0.00
Missouri ...............      109      11,830,367      2.08     8.833      620       108,535    90.13     42.00     90.25     2.52
Montana ................        7         825,792      0.15     8.548      638       117,970    85.19     47.08     82.57     0.00
Nebraska ...............       36       3,171,769      0.56     8.805      635        88,105    88.58     40.80     90.76     2.14
Nevada .................       63      12,738,357      2.24     7.986      628       202,196    85.21     46.45     79.76    14.55
New Hampshire ..........        9       1,996,997      0.35     9.123      634       221,889    97.47     43.55     81.71    21.58
New Jersey .............       37       8,752,294      1.54     8.899      625       236,548    91.24     41.76     64.08     3.98
New Mexico .............        6       1,212,935      0.21     8.413      635       202,156    80.45     41.79     69.38     0.00
New York ...............       19       6,447,777      1.13     8.612      639       339,357    95.41     46.41     64.16    18.06
North Carolina .........      103      13,482,597      2.37     8.783      626       130,899    87.93     43.86     87.14     1.17
North Dakota ...........        1          63,511      0.01    10.150      626        63,511    95.00     35.61    100.00     0.00
Ohio ...................      347      37,881,945      6.66     8.681      621       109,170    90.83     40.24     90.97     1.68
Oklahoma ...............       33       2,818,163      0.50     8.891      625        85,399    92.62     41.85     95.14     0.00
Oregon .................      156      29,071,207      5.11     7.997      637       186,354    83.35     44.21     71.45    11.82
Pennsylvania ...........      104      11,546,062      2.03     8.846      620       111,020    90.07     42.10     87.56     1.30
Rhode Island ...........       11       2,715,843      0.48     8.755      620       246,895    89.70     40.95     73.89     8.54
South Carolina .........       36       5,100,883      0.90     9.480      621       141,691    96.11     43.08     94.26     7.08
South Dakota ...........        1         153,992      0.03     8.800      643       153,992    95.00     54.85    100.00     0.00
Tennessee ..............       98      10,917,494      1.92     8.553      626       111,403    86.88     41.71     92.50     3.08
Texas ..................       65       7,386,195      1.30    10.702      578       113,634    96.52     43.39     94.59     0.00
Utah ...................       84      14,149,960      2.49     8.194      626       168,452    85.36     43.32     77.55     3.46
Vermont ................       12       1,884,602      0.33     9.296      620       157,050    91.47     43.17     83.51     0.00
Virginia ...............       61      10,257,305      1.80     8.658      600       168,153    86.46     43.28     88.69     7.16
Washington .............      232      45,693,875      8.03     7.999      635       196,956    83.70     45.94     65.34     9.17
Wisconsin ..............       89      10,549,333      1.85     9.112      621       118,532    90.63     43.31     79.71     0.00
Wyoming ................       22       2,706,668      0.48     8.350      618       123,030    85.73     42.50     83.81     0.00
                            -----    ------------    ------    ------      ---      --------    -----     -----    ------    -----
   Total ...............    3,618    $569,112,540    100.00%    8.391%     628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====    ============    ======    ======      ===      ========    =====     =====    ======    =====

     No more than approximately 0.35% of the Group One Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                    A-II-15

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL                   MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS         LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less .........       47    $  6,325,230      1.11%   7.977%      607      $134,579    40.88%    40.30%    72.37%    0.00%
50.01% to 55.00% .......       25       3,675,586      0.65    7.928       592       147,023    53.04     44.01     70.36     0.00
55.01% to 60.00% .......       30       4,905,560      0.86    7.606       606       163,519    58.00     38.59     75.69     6.42
60.01% to 65.00% .......       36       6,092,074      1.07    7.582       595       169,224    63.17     40.31     80.58     5.70
65.01% to 70.00% .......       83      12,928,048      2.27    7.933       586       155,760    68.73     37.99     68.76     2.39
70.01% to 75.00% .......      179      27,013,772      4.75    7.664       621       150,915    74.04     42.93     68.84     2.09
75.01% to 80.00% .......    1,043     171,770,465     30.18    7.500       650       164,689    79.82     44.74     65.29     7.81
80.01% to 85.00% .......      197      33,691,924      5.92    8.373       605       171,025    84.46     42.43     78.26     4.51
85.01% to 90.00% .......      338      54,209,161      9.53    8.510       616       160,382    89.68     41.36     85.76     6.06
90.01% to 95.00% .......      763     134,809,374     23.69    9.041       610       176,683    94.73     43.58     85.80     8.46
95.01% to 100.00% ......      877     113,691,347     19.98    9.258       639       129,637    99.86     44.39     84.22    13.63
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    3,618    $569,112,540    100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group One Mortgage Loans ranged from 11.63% to 100.00%. With respect to the Group One Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Group One Mortgage Loans. Approximately 1.26% of the Group One Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group One Mortgage Loans was approximately 99.62%. The weighted average Second Lien ratio for the Group One Mortgage Loans which are in a second lien position was approximately 21.03%.

         COMBINED LOAN-TO-VALUE RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
COMBINED                   MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS         LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less .........       47    $  6,325,230      1.11%   7.977%      607      $134,579    40.88%    40.30%    72.37%    0.00%
50.01% to 55.00% .......       25       3,675,586      0.65    7.928       592       147,023    53.04     44.01     70.36     0.00
55.01% to 60.00% .......       30       4,905,560      0.86    7.606       606       163,519    58.00     38.59     75.69     6.42
60.01% to 65.00% .......       35       5,813,200      1.02    7.586       593       166,091    63.28     39.70     79.64     5.98
65.01% to 70.00% .......       79      12,457,082      2.19    7.934       586       157,685    68.74     38.02     67.99     2.48
70.01% to 75.00% .......       90      16,308,988      2.87    7.824       598       181,211    73.69     41.25     77.73     1.87
75.01% to 80.00% .......      235      42,605,627      7.49    7.825       612       181,301    79.49     40.42     75.60     5.47
80.01% to 85.00% .......      194      33,072,943      5.81    8.372       604       170,479    84.30     42.18     78.95     4.60
85.01% to 90.00% .......      347      56,378,886      9.91    8.469       617       162,475    89.24     41.46     84.98     6.17
90.01% to 95.00% .......      788     141,351,493     24.84    8.955       613       179,380    93.86     43.67     84.11     8.68
95.01% to 100.00% ......    1,748     246,217,947     43.26    8.264       651       140,857    89.01     45.36     72.26    10.47
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    3,618    $569,112,540    100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

     As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group One Mortgage Loans ranged from 11.63% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Group One Mortgage Loans was approximately 92.04%. . This table was calculated using the Combined Loan-to-Value Ratio for Group One Mortgage Loans that are in a second lien position and for Group One Mortgage Loans that are in a first lien position with subordinate financing. Approximately 1.26% of the Group One Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group One Mortgage Loans was approximately 99.62%. Approximately 25.01% of the Group One Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Group One Mortgage Loans was approximately 99.43%.


                                    A-II-16

             DEBT-TO-INCOME RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                           MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DEBT-TO-INCOME RATIOS        LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------------     --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
20.00% or less .........       85    $ 12,961,683      2.28%   8.531%      630      $152,490    85.62%    15.34%    81.48%    2.72%
20.01% to 25.00% .......      101      12,174,320      2.14    8.451       617       120,538    83.17     22.99     83.58     5.81
25.01% to 30.00% .......      210      26,048,543      4.58    8.403       617       124,041    84.25     27.84     86.58     4.13
30.01% to 35.00% .......      359      51,907,936      9.12    8.555       618       144,590    86.91     32.70     82.89     5.37
35.01% to 40.00% .......      474      69,913,510     12.28    8.546       625       147,497    87.97     37.55     76.17     8.39
40.01% to 45.00% .......      640      98,223,973     17.26    8.527       630       153,475    87.33     42.74     69.41     9.09
45.01% to 50.00% .......      896     147,726,909     25.96    8.389       631       164,874    86.59     47.76     67.06     8.29
50.01% to 55.00% .......      660     115,588,837     20.31    8.153       631       175,135    87.74     52.24     86.70     8.88
55.01% to 60.00% .......      193      34,566,829      6.07    8.176       628       179,103    88.61     55.72     94.49    12.82
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    3,618    $569,112,540    100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

     As of the Cut-off Date, the Debt-to-Income Ratios of the Group One Mortgage Loans ranged from 4.80% to 59.97% and the weighted average Debt-to-Income Ratio for Group One Mortgage Loans with Debt-to-Income Ratios was approximately 43.54%.

                  LOAN PURPOSE FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                           MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                 LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Refinance - Cashout ....    1,639    $308,727,492     54.25%   8.292%      619      $188,363    86.12%    42.70%    79.56%   8.56%
Purchase ...............    1,703     214,027,615     37.61    8.515       645       125,677    88.57     45.09     72.44    7.75
Refinance - Rate Term ..      276      46,357,434      8.15    8.482       609       167,962    86.49     42.05     84.17    7.83
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    3,618    $569,112,540    100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%   8.20%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
TYPES OF                   MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGED PROPERTIES         LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Single Family ..........    2,959    $451,135,580     79.27%   8.423%      624      $152,462    87.09%    43.09%    79.49%    7.52%
Planned Unit Development      323      58,091,248     10.21    8.136       633       179,849    86.97     45.80     80.15     8.91
Two- to Four-Family ....      148      31,337,584      5.51    8.489       654       211,740    88.03     44.43     52.55    12.02
Condominium ............      188      28,548,129      5.02    8.313       644       151,852    85.86     45.16     63.23    13.22
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    3,618    $569,112,540    100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====


                                    A-II-17

             DOCUMENTATION SUMMARY FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DOCUMENTATION SUMMARY       LOANS    OUTSTANDING    ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------------     --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Option One - Full
   Documentation .......      749   $128,639,595   22.60%    9.322%     613      $171,748    97.14%    44.52%   100.00%   15.52%
Option One - Bank
   Statements ..........       12      2,505,851    0.44    10.186      589       208,821    95.12     44.30      0.00     0.00
Option One - Limited
   Documentation .......        3        705,342    0.12     9.294      651       235,114    96.29     46.71      0.00    32.89
Option One - Stated
   Documentation .......       87     23,486,959    4.13     8.898      662       269,965    97.01     40.89      0.00    22.42
Option One - No
   Documentation .......        3      1,016,883    0.18     7.924      762       338,961    96.17        --      0.00     0.00
Ownit - Full
   Documentation .......    2,132    311,046,668   54.65     8.042      620       145,894    84.24     43.11    100.00     3.31
Ownit - Low
   Documentation .......       97     17,426,360    3.06     7.894      637       179,653    82.75     44.60      0.00     9.80
Ownit - Stated
   Documentation .......      535     84,284,883   14.81     8.170      668       157,542    79.86     44.13      0.00    10.88
                            -----   ------------  ------    ------      ---      --------    -----     -----    ------    -----
   Total ...............    3,618   $569,112,540  100.00%    8.391%     628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====   ============  ======    ======      ===      ========    =====     =====    ======    =====

                OCCUPANCY TYPES FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OCCUPANCY TYPES             LOANS    OUTSTANDING    ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Primary ................    3,389   $532,191,076   93.51%   8.360%      625      $157,035    87.08%    43.62%    78.22%   8.19%
Investment .............      204     32,339,282    5.68    8.899       663       158,526    86.85     41.97     65.28    9.04
Second Home ............       25      4,582,183    0.81    8.499       658       183,287    87.23     45.79     49.76    3.34
                            -----   ------------  ------    -----       ---      --------    -----     -----     -----    ----
   Total ...............    3,618   $569,112,540  100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%   8.20%
                            =====   ============  ======    =====       ===      ========    =====     =====     =====    ====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.


                                    A-II-18

           MORTGAGE LOAN AGE SUMMARY FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
MORTGAGE                  MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN AGE SUMMARY            LOANS    OUTSTANDING    ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------          --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
2 ......................        1   $     92,973    0.02%   7.630%      684      $ 92,973    94.90%    51.36%     0.00%    0.00%
3 ......................    1,133    189,833,001   33.36    7.905       626       167,549    82.03     42.98     74.06     5.01
4 ......................      787    131,894,235   23.18    8.424       628       167,591    88.10     44.00     81.88     6.94
5 ......................    1,249    192,017,732   33.74    8.803       628       153,737    91.02     43.41     77.36    11.60
6 ......................      170     25,191,508    4.43    8.554       643       148,185    90.66     46.34     73.58    19.61
7 ......................       88     10,435,635    1.83    8.565       627       118,587    90.29     45.58     72.45     4.58
8 ......................       31      2,797,722    0.49    8.530       635        90,249    89.78     46.64     80.47     0.00
9 ......................       25      2,571,748    0.45    8.632       628       102,870    83.32     47.40     71.81     0.00
10 .....................       46      4,623,417    0.81    9.103       606       100,509    83.86     41.41     85.66     0.00
11 .....................       44      5,244,129    0.92    8.379       619       119,185    83.70     39.64     82.39     0.00
12 .....................       31      3,199,924    0.56    8.182       617       103,223    81.25     41.89     89.75     0.00
13 .....................        5        329,304    0.06    9.647       579        65,861    78.95     43.26    100.00     0.00
15 .....................        2        239,453    0.04    8.129       586       119,726    82.42     36.16    100.00     0.00
16 .....................        2        163,686    0.03    8.817       573        81,843    79.86     44.22    100.00     0.00
17 .....................        3        346,873    0.06    6.836       579       115,624    81.15     47.02    100.00    46.11
18 .....................        1        131,200    0.02    5.875       726       131,200    80.00     30.05    100.00   100.00
                            -----   ------------  ------    -----       ---      --------    -----     -----    ------   ------
   Total ...............    3,618   $569,112,540  100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====   ============  ======    =====       ===      ========    =====     =====    ======   ======

     As of the Cut-off Date, the weighted average age of the Group One Mortgage Loans was approximately 4 months.

        ORIGINAL PREPAYMENT PENALTY TERM FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL PREPAYMENT       MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PENALTY TERM                LOANS    OUTSTANDING    ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------------       --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
None ...................    1,034   $162,253,058   28.51%   8.529%      628      $156,918    87.28%    42.63%    77.81%    5.01%
6 Months ...............       31      3,176,921    0.56    8.064       633       102,481    85.55     42.48     87.55     4.13
12 Months ..............      157     33,993,402    5.97    8.283       640       216,518    84.65     43.34     65.66    15.18
24 Months ..............    1,372    230,812,862   40.56    8.471       626       168,231    88.56     44.83     73.36    11.64
36 Months ..............    1,024    138,876,297   24.40    8.133       627       135,621    84.97     42.56     85.70     4.58
                            -----   ------------  ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    3,618   $569,112,540  100.00%   8.391%      628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====   ============  ======    =====       ===      ========    =====     =====     =====    =====

     The weighted average prepayment penalty term at origination with respect to the Group One Mortgage Loans having prepayment penalties is approximately 27 months.


                                    A-II-19

                 CREDIT SCORES FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT SCORES               LOANS    OUTSTANDING    ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
501 to 525 .............       54   $  7,022,758    1.23%   10.043%     514      $130,051    84.66%    40.75%    90.59%    7.14%
526 to 550 .............      137     23,602,313    4.15     9.260      541       172,280    81.77     41.39     89.00     0.64
551 to 575 .............      282     44,981,845    7.90     8.755      565       159,510    82.66     40.61     91.72     1.12
576 to 600 .............      573     88,513,230   15.55     8.743      589       154,473    88.08     42.58     93.12     2.14
601 to 625 .............      722    113,624,285   19.97     8.705      613       157,374    90.37     44.00     91.26     5.35
626 to 650 .............      833    128,697,470   22.61     8.127      638       154,499    87.36     45.12     75.97     7.32
651 to 675 .............      499     79,227,432   13.92     8.074      661       158,772    86.76     43.11     62.44    12.33
676 to 700 .............      249     40,521,640    7.12     7.804      687       162,738    85.56     44.15     50.50    22.05
701 to 725 .............      140     20,930,394    3.68     7.669      712       149,503    85.91     44.78     40.36    17.87
726 to 750 .............       73     12,827,303    2.25     7.548      736       175,716    84.98     44.19     42.88    25.74
751 to 775 .............       38      6,183,191    1.09     7.594      761       162,716    85.67     45.86     38.61    24.57
776 to 800 .............       12      2,173,114    0.38     8.187      787       181,093    81.55     43.37      9.79    30.60
801 to 818 .............        6        807,566    0.14     7.233      804       134,594    84.18     39.64     85.41    22.54
                            -----   ------------  ------    ------      ---      --------    -----     -----     -----    -----
   Total ...............    3,618   $569,112,540  100.00%    8.391%     628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====   ============  ======    ======      ===      ========    =====     =====     =====    =====

     The Credit Scores of the Group One Mortgage Loans that were scored as of the Cut-off Date ranged from 501 to 808 and the weighted average Credit Score of the Group One Mortgage Loans that were scored as of the Cut-off Date was approximately 628.

                  CREDIT GRADE FOR THE GROUP ONE MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT GRADE                LOANS    OUTSTANDING    ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Option One - AA+ .......      679   $124,460,354   21.87%    9.121%     629      $183,299    97.39%    43.77%    79.79%   18.08%
Option One - AA ........      153     27,601,545    4.85     9.805      585       180,402    95.91     45.09     92.29    10.76
Option One - A .........       15      2,717,105    0.48     9.585      609       181,140    95.16     40.35     83.84     0.00
Option One - B .........        3        996,820    0.18     9.835      614       332,273    97.85     49.20    100.00     0.00
Option One - C .........        4        578,805    0.10    11.351      624       144,701    94.64     42.76    100.00     0.00
Ownit - No Grade .......    2,764    412,757,911   72.53     8.061      630       149,334    83.28     43.38     75.36     5.13
                            -----   ------------  ------    ------      ---      --------    -----     -----    ------    -----
   Total ...............    3,618   $569,112,540  100.00%    8.391%     628      $157,300    87.07%    43.54%    77.26%    8.20%
                            =====   ============  ======    ======      ===      ========    =====     =====    ======    =====


                                    A-II-20

                 GROSS MARGINS FOR THE GROUP ONE MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE    PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
GROSS MARGINS               LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  -------  --------  --------  -----------  --------  --------  -------  -------
2.500% or less .........        4    $    487,891     0.11%    7.258%     718      $121,973    80.00%    40.69%    42.94%   49.68%
2.501% to 3.000% .......        1          50,002     0.01    12.700      541        50,002    95.00     43.41    100.00     0.00
3.501% to 4.000% .......        4         529,411     0.12     9.565      660       132,353    96.51     42.01     40.24    59.76
4.001% to 4.500% .......        3         459,931     0.10     6.980      654       153,310    86.72     41.47    100.00     0.00
4.501% to 5.000% .......       12       2,021,382     0.44     9.350      614       168,448    91.46     40.02     83.76     6.49
5.001% to 5.500% .......       22       4,262,229     0.93     9.103      600       193,738    91.23     41.99     84.26     0.00
5.501% to 6.000% .......      838     150,758,641    32.79     8.757      624       179,903    90.20     43.83     78.13    13.99
6.001% to 6.500% .......    1,181     212,169,162    46.15     8.028      634       179,652    84.81     43.88     70.72    10.00
6.501% to 7.000% .......      307      49,237,847    10.71     8.350      633       160,384    90.75     45.38     78.99     3.47
7.001% to 7.500% .......      111      15,594,312     3.39     8.431      632       140,489    87.66     43.05     59.88     3.52
7.501% to 8.000% .......      126      17,882,105     3.89     8.823      623       141,921    89.85     44.35     74.82     1.97
8.001% to 8.500% .......       31       4,450,310     0.97     9.328      609       143,558    89.94     42.44     76.62     0.00
8.501% to 9.000% .......       13       1,647,304     0.36     9.671      629       126,716    96.27     43.60     70.73     0.00
9.001% to 9.500% .......        2         189,157     0.04    10.322      620        94,579    95.78     27.44     57.83     0.00
                            -----    ------------   ------    ------      ---      --------    -----     -----    ------    -----
   Total ...............    2,655    $459,739,685   100.00%    8.382%     629      $173,160    87.70%    43.95%    74.03%    9.92%
                            =====    ============   ======    ======      ===      ========    =====     =====    ======    =====

     As of the Cut-off Date, the Gross Margin for the Group One Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 9.375% per annum and the weighted average Gross Margin of the Group One Adjustable Rate Mortgage Loans was approximately 6.236% per annum.

             MAXIMUM MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE    PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MAXIMUM MORTGAGE RATES      LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  --------------  -------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less ........        3    $    436,187     0.09%    5.373%     635      $145,396    79.99%    44.22%   100.00%    0.00%
11.501% to 12.000% .....       19       3,077,021     0.67     6.188      679       161,948    85.33     42.75     87.31    37.60
12.001% to 12.500% .....       68      13,226,033     2.88     6.453      664       194,500    80.12     45.64     93.72    17.73
12.501% to 13.000% .....      265      49,647,604    10.80     6.874      658       187,349    80.75     45.98     80.63    16.02
13.001% to 13.500% .....      343      61,562,089    13.39     7.336      654       179,481    80.61     44.87     68.96    14.84
13.501% to 14.000% .....      401      78,958,130    17.17     7.835      638       196,903    84.33     44.63     62.96    12.80
14.001% to 14.500% .....      341      62,352,294    13.56     8.328      622       182,851    88.83     43.53     69.70     8.25
14.501% to 15.000% .....      437      78,008,102    16.97     8.805      616       178,508    91.06     43.61     74.71     5.74
15.001% to 15.500% .....      242      42,215,044     9.18     9.304      611       174,442    92.80     42.28     73.32     5.29
15.501% to 16.000% .....      172      27,725,077     6.03     9.781      609       161,192    95.31     42.98     80.02     7.84
16.001% to 16.500% .....      107      14,647,513     3.19    10.249      616       136,893    97.25     41.18     84.54     2.43
16.501% to 17.000% .....       97      11,875,253     2.58    10.743      597       122,425    97.28     42.40     90.29     3.15
17.001% to 17.500% .....       55       6,333,921     1.38    11.285      593       115,162    97.01     43.77     89.92     2.46
17.501% to 18.000% .....       55       5,849,951     1.27    11.750      574       106,363    96.83     43.14     91.30     0.00
18.001% to 18.500% .....       42       3,319,336     0.72    12.288      585        79,032    96.21     40.61     93.41     0.00
18.501% to 19.000% .....        8         506,129     0.11    12.694      584        63,266    97.39     35.66    100.00     0.00
                            -----    ------------   ------    ------      ---      --------    -----     -----    ------    -----
   Total ...............    2,655    $459,739,685   100.00%    8.382%     629      $173,160    87.70%    43.95%    74.03%    9.92%
                            =====    ============   ======    ======      ===      ========    =====     =====    ======    =====

     As of the Cut-off Date, the Maximum Mortgage Rates for the Group One Adjustable Rate Mortgage Loans ranged from 11.250% per annum to 18.800% per annum and the weighted average Maximum Mortgage Rate of the Group One Adjustable Rate Mortgage Loans was approximately 14.376% per annum.


                                     A-II-21

           NEXT RATE ADJUSTMENT DATE FOR THE GROUP ONE MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE    PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
NEXT                      MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RATE ADJUSTMENT DATE        LOANS     OUTSTANDING     ONE     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  -------  --------  --------  -----------  --------  --------  -------  -------
October 2007 ...........        1    $    159,950     0.03%   7.750%      565      $159,950    80.00%    52.77%   100.00%  100.00%
November 2007 ..........        2         163,686     0.04    8.817       573        81,843    79.86     44.22    100.00     0.00
February 2008 ..........        2          86,701     0.02    8.236       605        43,351    68.61     41.61    100.00     0.00
March 2008 .............        6         513,703     0.11    8.499       644        85,617    83.86     41.34     63.38     0.00
April 2008 .............        9         674,816     0.15    8.396       635        74,980    86.66     37.53     83.28     0.00
May 2008 ...............        3         329,976     0.07    9.176       607       109,992    89.50     38.62    100.00     0.00
June 2008 ..............        4         688,062     0.15    8.438       638       172,015    87.18     45.12     53.78     0.00
July 2008 ..............        6         897,600     0.20    8.156       630       149,600    88.28     49.20     90.41     0.00
August 2008 ............       28       4,129,481     0.90    8.142       637       147,481    89.47     46.09     59.02    11.56
September 2008 .........       82      14,784,872     3.22    8.556       644       180,303    90.72     47.34     68.25    32.79
October 2008 ...........      750     130,374,250    28.36    8.943       626       173,832    93.05     43.73     74.73    15.27
November 2008 ..........      502      91,412,878    19.88    8.562       629       182,097    89.97     44.69     79.14     7.63
December 2008 ..........      625     112,372,602    24.44    7.869       624       179,796    81.63     43.54     68.81     6.80
March 2009 .............        5         706,616     0.15    7.694       634       141,323    79.66     43.02     80.23     0.00
April 2009 .............       10       1,684,503     0.37    8.099       620       168,450    76.25     41.16     75.79     0.00
May 2009 ...............       10       1,734,092     0.38    8.406       625       173,409    74.30     38.75     61.77     0.00
June 2009 ..............        3         709,529     0.15    7.405       646       236,510    79.53     49.24     42.65     0.00
July 2009 ..............        7         829,552     0.18    7.835       643       118,507    85.19     48.90     65.27     0.00
August 2009 ............       10       1,697,662     0.37    8.383       623       169,766    92.56     47.08     67.59     0.00
September 2009 .........       29       4,242,349     0.92    8.258       658       146,288    89.22     45.73     79.03     2.42
October 2009 ...........      148      22,328,518     4.86    8.241       639       150,868    85.72     42.97     73.21     3.51
November 2009 ..........       96      14,446,254     3.14    7.985       636       150,482    84.23     43.22     81.68     3.69
December 2009 ..........      211      34,186,841     7.44    7.883       628       162,023    83.96     43.38     77.41     1.08
January 2010 ...........        1          92,973     0.02    7.630       684        92,973    94.90     51.36      0.00     0.00
December 2010 ..........        1          94,772     0.02    8.375       699        94,772    90.00     34.89    100.00     0.00
March 2011 .............        2         299,643     0.07    7.881       617       149,821    70.52     49.62    100.00     0.00
May 2011 ...............        1         157,932     0.03    8.000       608       157,932    80.00     44.84    100.00     0.00
July 2011 ..............        1         129,763     0.03    8.875       710       129,763   100.00     35.44      0.00     0.00
September 2011 .........        2         195,666     0.04    9.431       694        97,833   100.00     34.63     61.33    61.33
October 2011 ...........       35       7,467,836     1.62    8.581       658       213,367    90.68     44.92     74.32    19.43
November 2011 ..........       25       5,304,397     1.15    8.324       642       212,176    93.18     45.20     78.09    21.51
December 2011 ..........       36       6,563,541     1.43    7.438       662       182,321    79.61     41.28     71.37    14.01
November 2013 ..........        1         107,895     0.02    8.750       592       107,895    80.00     37.18      0.00     0.00
December 2013 ..........        1         170,773     0.04    8.000       695       170,773    80.00     43.02      0.00   100.00
                            -----    ------------   ------    -----       ---      --------   ------     -----    ------   ------
   Total ...............    2,655    $459,739,685   100.00%   8.382%      629      $173,160    87.70%    43.95%    74.03%    9.92%
                            =====    ============   ======    =====       ===      ========   ======     =====    ======   ======


                                     A-II-22

                          THE GROUP TWO MORTGAGE LOANS

                 MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER      AGGREGATE    PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE                     MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OF MORTGAGE RATES           LOANS     OUTSTANDING     TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  --------------  -------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less .........        2    $    575,068     0.09%    5.375%     649      $287,534    79.99%    41.68%   100.00%    0.00%
5.501% to 6.000% .......       18       4,749,134     0.74     5.854      665       263,841    81.83     42.72     73.70    28.03
6.001% to 6.500% .......       67      21,525,387     3.34     6.399      670       321,274    81.24     46.28     87.65    49.75
6.501% to 7.000% .......      286      97,644,490    15.16     6.877      680       341,414    80.83     45.99     49.26    37.06
7.001% to 7.500% .......      437     140,036,322    21.74     7.340      673       320,449    80.62     46.20     35.29    31.15
7.501% to 8.000% .......      420     131,351,589    20.39     7.815      663       312,742    84.63     44.86     38.02    22.22
8.001% to 8.500% .......      236      72,923,899    11.32     8.300      647       309,000    88.71     45.57     45.72    22.09
8.501% to 9.000% .......      239      69,712,483    10.82     8.788      635       291,684    93.66     43.92     56.66    29.60
9.001% to 9.500% .......      141      30,392,418     4.72     9.292      640       215,549    95.81     41.82     49.34    14.02
9.501% to 10.000% ......      159      33,857,400     5.26     9.742      621       212,940    97.17     42.65     65.46    14.53
10.001% to 10.500% .....       72      10,861,628     1.69    10.277      623       150,856    97.97     43.07     76.98     0.00
10.501% to 11.000% .....       77      11,312,540     1.76    10.796      612       146,916    97.62     42.03     68.87     3.34
11.001% to 11.500% .....       68       6,616,415     1.03    11.297      618        97,300    98.53     41.75     60.57     8.89
11.501% to 12.000% .....       70       6,369,753     0.99    11.791      576        90,996    96.75     42.81     81.27     0.00
12.001% to 12.500% .....       49       3,860,711     0.60    12.303      601        78,790    98.61     43.80     65.29     0.00
12.501% to 13.000% .....       28       2,346,621     0.36    12.759      589        83,808    98.97     44.35     83.20     0.00
                            -----    ------------   ------    ------      ---      --------    -----     -----    ------    -----
   Total ...............    2,369    $644,135,858   100.00%    8.051%     656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====    ============   ======    ======      ===      ========    =====     =====    ======    =====

     As of the Cut-off Date, Mortgage Rates borne by the Group Two Mortgage Loans ranged from 5.375% per annum to 12.999% per annum and the weighted average Mortgage Rate of the Group Two Mortgage Loans was approximately 8.051% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER      AGGREGATE    PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
REMAINING MONTHS          MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
TO STATED MATURITY          LOANS     OUTSTANDING     TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------        --------  --------------  -------  --------  --------  -----------  --------  --------  -------  -------
157 to 168 .............        2    $     59,139     0.01%   11.127%     596      $ 29,569    100.00%   40.58%   100.00%    0.00%
169 to 180 .............       26       2,156,988     0.33     9.980      684        82,961     96.99    45.43     26.54     0.00
217 to 228 .............        1          80,355     0.01     8.625      545        80,355     83.98    42.40    100.00     0.00
229 to 240 .............        1          81,318     0.01     7.750      552        81,318     75.00    28.38    100.00     0.00
337 to 348 .............       22       4,617,766     0.72     7.396      628       209,898     81.71    45.19     58.17    38.06
349 to 360 .............    2,317     637,140,293    98.91     8.048      656       274,985     86.52    44.93     48.14    26.08
                            -----    ------------   ------    ------      ---      --------    ------    -----    ------    -----
   Total ...............    2,369    $644,135,858   100.00%    8.051%     656      $271,902     86.52%   44.93%    48.16%   26.07%
                            =====    ============   ======    ======      ===      ========    ======    =====    ======    =====

     As of the Cut-off Date, the remaining term to stated maturity of the Group Two Mortgage Loans ranged from 161 months to 358 months and the weighted average term to stated maturity of the Group Two Mortgage Loans was approximately 355 months.


                                     A-II-23

   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL MORTGAGE LOAN    MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PRINCIPAL BALANCES          LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less.........       79   $  3,087,943    0.48%   10.955%     640     $   39,088   96.11%    42.10%    59.54%    0.00%
$50,001 to $100,000.....      343     25,440,545    3.95     9.809      632         74,171   91.90     40.52     69.05     0.00
$100,001 to $150,000....      296     37,348,534    5.80     8.963      638        126,177   88.46     40.39     64.43     2.03
$150,001 to $200,000....      306     53,962,779    8.38     8.280      646        176,349   85.77     40.96     63.39     9.73
$200,001 to $250,000....      250     56,027,484    8.70     8.062      653        224,110   84.69     44.20     54.24    11.51
$250,001 to $300,000....      241     65,715,365   10.20     7.965      656        272,678   85.38     44.90     48.00    19.25
$300,001 to $350,000....      183     59,170,803    9.19     7.808      662        323,338   84.79     44.85     40.32    25.20
$350,001 to $400,000....      145     54,282,934    8.43     7.722      658        374,365   85.56     47.30     34.61    37.37
$400,001 to $450,000....      119     51,162,904    7.94     7.736      664        429,940   85.88     46.58     42.67    31.84
$450,001 to $500,000....      112     53,030,930    8.23     7.869      659        473,490   86.87     47.21     46.43    28.62
$500,001 to $550,000....       94     49,266,984    7.65     7.798      657        524,117   86.49     48.23     41.60    31.99
$550,001 to $600,000....       79     45,499,957    7.06     7.910      662        575,949   88.36     46.76     40.51    36.75
$600,001 to $650,000....       41     25,657,972    3.98     7.692      662        625,804   84.87     46.81     39.07    46.50
$650,001 to $700,000....       25     16,876,698    2.62     8.071      673        675,068   93.46     44.26     35.89    43.86
$700,001 to $750,000....       18     13,107,627    2.03     8.218      639        728,201   89.69     43.54     50.13    27.82
$750,001 to $800,000....       15     11,727,669    1.82     8.154      653        781,845   86.17     45.31     40.39    53.28
$800,001 to $850,000....        1        816,000    0.13     6.500      668        816,000   80.00     33.95    100.00   100.00
$850,001 to $900,000....        7      6,122,369    0.95     7.850      650        874,624   93.74     48.22     71.78    28.89
$900,001 to $950,000....        7      6,510,405    1.01     7.777      682        930,058   88.82     44.23     57.28   100.00
$950,001 to $1,000,000..        4      3,930,525    0.61     7.120      664        982,631   73.74     41.51    100.00    25.44
$1,000,001 or greater...        4      5,389,433    0.84     7.109      726      1,347,358   77.14     37.53     42.94    80.81
                            -----   ------------  ------    ------      ---     ----------   -----     -----    ------   ------
   Total................    2,369   $644,135,858  100.00%    8.051%     656     $  271,902   86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    ======      ===     ==========   =====     =====    ======   ======

     As of the Cut-off Date, the outstanding principal balances of the Group Two Mortgage Loans ranged from approximately $12,441 to approximately $1,575,000 and the average outstanding principal balance of the Group Two Mortgage Loans was approximately $271,902.


                                     A-II-24

                 PRODUCT TYPES FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PRODUCT TYPES               LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
10/20 LIBOR Loans ......        1   $  1,575,000    0.24%    7.000%     761     $1,575,000   75.00%    38.00%     0.00%  100.00%
15 Year Fixed Loans ....        4        401,259    0.06     8.607      609        100,315   84.13     33.70    100.00     0.00
15/30 Balloon Loans ....       24      1,814,868    0.28    10.321      697         75,620   99.93     47.86     12.69     0.00
20 Year Fixed Loans ....        2        161,673    0.03     8.185      549         80,836   79.46     35.35    100.00     0.00
2/28 LIBOR Loans .......      665    207,733,266   32.25     8.210      657        312,381   89.66     44.81     45.21    68.02
2/28 LIBOR Loans
   (40 due in 30) ......      187     64,986,251   10.09     8.696      642        347,520   96.64     44.80     62.52     0.00
2/28 LIBOR Loans
   (45 due in 30) ......      393    117,083,182   18.18     7.628      669        297,922   80.70     46.45     31.07     0.00
2/28 LIBOR Loans
   (50 due in 30) ......      271     88,719,316   13.77     7.596      647        327,378   81.34     45.95     48.09     0.00
30 Year Fixed Loans ....      208     24,425,917    3.79     8.406      650        117,432   86.51     40.13     78.80     8.83
30/40 Balloon Loans ....      182     15,413,590    2.39    10.942      658         84,690   97.81     45.96     44.76     0.00
30/45 Balloon Loans ....       65     13,060,820    2.03     7.926      627        200,936   82.30     41.49     84.72     0.00
30/50 Balloon Loans ....       26      5,331,873    0.83     7.165      646        205,072   80.00     39.38     73.23     0.00
3/27 LIBOR Loans .......       50      8,956,810    1.39     8.208      649        179,136   87.76     39.22     77.19    23.34
3/27 LIBOR Loans
   (40 due in 30) ......       10      2,626,914    0.41     8.270      642        262,691   89.88     46.36     90.04     0.00
3/27 LIBOR Loans
   (45 due in 30) ......      153     42,475,892    6.59     7.833      661        277,620   82.19     45.09     39.06     0.00
3/27 LIBOR Loans
   (50 due in 30) ......       45     13,474,528    2.09     7.561      633        299,434   83.16     47.19     75.39     0.00
5/25 LIBOR Loans .......       61     28,564,214    4.43     7.521      678        468,266   84.85     42.62     43.60    72.83
5/25 LIBOR Loans
   (40 due in 30) ......        6      2,224,986    0.35     7.589      640        370,831   98.33     52.05    100.00     0.00
5/25 LIBOR Loans
   (45 due in 30) ......        8      2,593,890    0.40     7.106      677        324,236   79.53     47.66     69.97     0.00
5/25 LIBOR Loans
   (50 due in 30) ......        6      2,034,035    0.32     7.438      649        339,006   84.38     49.48     89.58     0.00
7/23 LIBOR Loans
   (45 due in 30) ......        2        477,575    0.07     5.750      657        238,788   80.00     44.70     78.59     0.00
                            -----   ------------  ------    ------      ---     ----------   -----     -----    ------   ------
   Total ...............    2,369   $644,135,858  100.00%    8.051%     656     $  271,902   86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    ======      ===     ==========   =====     =====    ======   ======

               AMORTIZATION TYPE FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE           LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing .......      596   $103,884,064   16.13%   8.950%      631      $174,302    90.46%    41.05%    68.67%    0.00%
Balloon ................    1,378    372,317,720   57.80    7.979       654       270,187    84.92     45.68     47.57     0.00
60 Month
   Interest-Only .......      375    155,763,643   24.18    7.666       675       415,370    88.35     46.07     37.64   100.00
120 Month
   Interest-Only .......       20     12,170,431    1.89    7.476       690       608,522    78.37     40.58     25.67   100.00
                            -----   ------------  ------    -----       ---      --------    -----     -----     -----   ------
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====     =====   ======

                ADJUSTMENT TYPE FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE             LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
ARM ....................    1,858   $583,525,858   90.59%   7.963%      657      $314,061    86.34%    45.24%    45.98%   28.41%
Fixed Rate .............      511     60,610,000    9.41    8.896       647       118,611    88.27     42.01     69.15     3.56
                            -----   ------------  ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====     =====    =====


                                     A-II-25

  STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
STATE DISTRIBUTIONS         LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------------       --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Alabama ................        9   $  1,170,409    0.18%    9.712%     641      $130,045     95.75%   38.24%   100.00%    0.00%
Alaska .................        1        284,347    0.04    10.650      591       284,347     95.00    40.01    100.00     0.00
Arizona ................       69     15,143,550    2.35     8.089      642       219,472     85.95    45.30     64.67     5.64
Arkansas ...............       11      1,314,761    0.20     8.631      634       119,524     88.34    45.12    100.00     8.36
California .............      906    331,435,596   51.45     7.709      670       365,823     85.13    47.24     31.79    40.26
Colorado ...............       72     15,968,162    2.48     7.761      643       221,780     86.24    41.01     74.97    10.94
Connecticut ............        4      1,534,259    0.24     8.246      708       383,565     95.04    43.70     35.96     0.00
Delaware ...............        3        873,536    0.14     8.523      595       291,179     92.51    37.43    100.00    62.53
District of Columbia ...        1        508,908    0.08     9.150      645       508,908    100.00    41.54      0.00     0.00
Florida ................      190     40,982,387    6.36     8.327      656       215,697     85.60    42.11     42.76    10.81
Georgia ................       46     10,451,239    1.62     9.234      622       227,201     92.89    39.50     77.22     3.62
Hawaii .................        5      3,409,140    0.53     7.654      664       681,828     97.91    41.63     41.80    80.08
Idaho ..................       35      6,062,151    0.94     8.141      631       173,204     82.77    40.24     79.02     0.00
Illinois ...............       29      6,971,455    1.08     8.508      630       240,395     89.82    42.33     75.88    21.19
Indiana ................        9      1,462,465    0.23     9.211      607       162,496     98.74    43.12    100.00     0.00
Iowa ...................       11      1,013,578    0.16     8.810      612        92,143     89.54    42.19    100.00     0.00
Kansas .................       14      1,350,283    0.21     8.671      612        96,449     90.37    36.14    100.00     0.00
Kentucky ...............       19      1,974,381    0.31     8.892      611       103,915     85.44    40.12     70.87     0.00
Louisiana ..............       11      1,797,905    0.28    10.090      607       163,446     95.21    44.14     84.53     0.00
Maine ..................        6      1,075,034    0.17     8.714      666       179,172     90.43    36.80     16.44     0.00
Maryland ...............       26      9,345,884    1.45     8.420      635       359,457     91.57    44.08     74.34    10.28
Massachusetts ..........       26      8,081,340    1.25     8.710      657       310,821     90.37    44.66     36.86     9.60
Michigan ...............       44      5,999,699    0.93     8.763      644       136,357     90.40    39.13     54.14     1.73
Minnesota ..............       10      2,887,580    0.45     8.488      637       288,758     87.11    43.53     83.54     0.00
Mississippi ............        9      1,100,982    0.17    10.595      569       122,331     94.47    38.74    100.00     0.00
Missouri ...............       40      4,679,773    0.73     8.114      618       116,994     86.26    38.81     85.53     0.00
Nebraska ...............        9      1,169,217    0.18     9.004      618       129,913     87.89    42.58    100.00     0.00
Nevada .................       62     15,089,128    2.34     7.935      646       243,373     87.09    44.68     58.46    15.22
New Hampshire ..........        1        233,474    0.04    11.170      563       233,474     95.00    40.97    100.00     0.00
New Jersey .............       19      5,884,414    0.91     9.435      620       309,706     91.87    45.63     56.69     8.12
New Mexico .............        4        774,582    0.12     8.606      660       193,646     86.92    39.60     48.64     0.00
New York ...............       33     15,209,046    2.36     8.351      659       460,880     98.48    45.26     61.78    29.86
North Carolina .........       35      6,580,053    1.02     8.949      639       188,002     90.90    41.16     85.27     2.43
Ohio ...................      110     14,927,757    2.32     8.776      627       135,707     91.17    39.53     85.86    10.55
Oklahoma ...............       29      3,145,966    0.49     8.469      622       108,482     84.28    35.26     78.38     0.00
Oregon .................       62     15,882,380    2.47     7.890      651       256,167     82.12    42.55     60.50     9.20
Pennsylvania ...........       56      7,715,549    1.20     8.937      613       137,778     89.62    42.52     91.50     5.05
Rhode Island ...........        7      1,753,599    0.27     8.655      652       250,514     93.56    45.52     76.80    15.68
South Carolina .........        3        974,086    0.15     8.979      611       324,695     96.67    46.93    100.00    33.36
Tennessee ..............       39      6,307,405    0.98     7.813      637       161,728     82.91    41.25     94.83     0.00
Texas ..................       53      7,777,742    1.21    11.028      558       146,750     95.72    40.39     88.17     2.27
Utah ...................       33      7,016,510    1.09     8.176      649       212,622     85.64    39.46     66.19    16.68
Virginia ...............       25      7,289,074    1.13     8.901      621       291,563     90.45    44.39     69.58    23.93
Washington .............      172     48,088,770    7.47     7.913      661       279,586     83.32    44.30     56.43    12.03
Wisconsin ..............        5        505,586    0.08     8.654      665       101,117     90.18    43.25     67.82     0.00
Wyoming ................        6        932,717    0.14     7.836      663       155,453     84.27    31.52    100.00     0.00
                            -----   ------------  ------    ------      ---      --------    ------    -----    ------    -----
   Total ...............    2,369   $644,135,858  100.00%    8.051%     656      $271,902     86.52%   44.93%    48.16%   26.07%
                            =====   ============  ======    ======      ===      ========    ======    =====    ======    =====

     No more than approximately 0.57% of the Group Two Mortgage Loans will be secured by mortgaged properties located in any one zip code.


                                     A-II-26

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL LOAN-TO-VALUE    MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RATIOS                      LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less .........        6   $    414,694    0.06%   7.573%      591      $ 69,116    43.01%    39.13%   100.00%    0.00%
50.01% to 55.00% .......        7        698,438    0.11    7.706       612        99,777    51.62     32.90     84.26     0.00
55.01% to 60.00% .......       10      1,425,416    0.22    7.319       610       142,542    58.47     31.78     62.30     0.00
60.01% to 65.00% .......        9      2,471,101    0.38    7.814       632       274,567    64.03     41.31     68.64    31.36
65.01% to 70.00% .......       27      6,157,757    0.96    7.373       609       228,065    68.53     41.83     75.44     2.39
70.01% to 75.00% .......      138     44,343,648    6.88    7.460       671       321,331    74.79     44.49     29.33    21.56
75.01% to 80.00% .......    1,041    313,862,503   48.73    7.411       674       301,501    79.97     45.81     35.45    26.60
80.01% to 85.00% .......       45     10,929,140    1.70    8.400       587       242,870    84.39     43.76     74.29     0.00
85.01% to 90.00% .......       96     24,039,743    3.73    8.221       619       250,414    89.84     44.35     79.29    10.23
90.01% to 95.00% .......      287     86,659,697   13.45    8.943       608       301,950    94.75     44.33     73.17    24.21
95.01% to 100.00% ......      703    153,133,720   23.77    9.016       655       217,829    99.93     44.16     56.88    32.99
                            -----   ------------  ------    -----       ---      --------    -----     -----    ------    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====    ======    =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Two Mortgage Loans ranged from 25.05% to 100.00%. With respect to the Group Two Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Group Two Mortgage Loans. Approximately 3.27% of the Group Two Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group Two Mortgage Loans was approximately 99.87%. The weighted average Second Lien ratio for the Group Two Mortgage Loans which are in a second lien position was approximately 21.66%.

         COMBINED LOAN-TO-VALUE RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
COMBINED LOAN-TO-VALUE    MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RATIOS                      LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less .........        6   $    414,694    0.06%   7.573%      591      $ 69,116    43.01%    39.13%   100.00%    0.00%
50.01% to 55.00% .......        7        698,438    0.11    7.706       612        99,777    51.62     32.90     84.26     0.00
55.01% to 60.00% .......       10      1,425,416    0.22    7.319       610       142,542    58.47     31.78     62.30     0.00
60.01% to 65.00% .......        9      2,471,101    0.38    7.814       632       274,567    64.03     41.31     68.64    31.36
65.01% to 70.00% .......       25      4,911,944    0.76    7.506       596       196,478    68.16     41.59     69.21     2.99
70.01% to 75.00% .......       24      8,476,735    1.32    7.623       641       353,197    73.95     37.85     52.03    17.70
75.01% to 80.00% .......       69     20,317,819    3.15    7.501       633       294,461    79.76     40.94     71.20    14.68
80.01% to 85.00% .......       45     10,929,140    1.70    8.400       587       242,870    84.39     43.76     74.29     0.00
85.01% to 90.00% .......      105     28,997,009    4.50    8.072       634       276,162    87.57     44.30     66.11    13.91
90.01% to 95.00% .......      302     91,942,799   14.27    8.856       612       304,446    93.89     44.43     70.90    24.07
95.01% to 100.00% ......    1,767    473,550,764   73.52    7.926       670       267,997    86.07     45.51     40.52    28.80
                            -----   ------------  ------    -----       ---      --------    -----     -----    ------    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====    ======    =====

     As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group Two Mortgage Loans ranged from 25.05% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Group Two Mortgage Loans was approximately 96.94%. . This table was calculated using the Combined Loan-to-Value Ratio for Group Two Mortgage Loans that are in a second lien position and for Group Two Mortgage Loans that are in a first lien position with subordinate financing. Approximately 3.27% of the Group Two Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group Two Mortgage Loans was approximately 99.87%. Approximately 51.38% of the Group Two Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Group Two Mortgage Loans was approximately 99.70%.


                                     A-II-27

             DEBT-TO-INCOME RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DEBT-TO-INCOME RATIOS       LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------------     --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
20.00% or less .........       67   $ 12,110,898    1.88%   8.328%      636      $180,760    84.80%    14.33%    80.53%   20.18%
20.01% to 25.00% .......       59     11,773,479    1.83    8.341       622       199,550    87.25     22.77     73.82     9.54
25.01% to 30.00% .......      105     19,248,608    2.99    8.583       626       183,320    88.53     27.58     68.95     9.19
30.01% to 35.00% .......      158     31,201,822    4.84    8.553       643       197,480    88.54     32.60     60.78    17.20
35.01% to 40.00% .......      236     57,157,966    8.87    8.170       654       242,195    88.64     37.76     57.41    32.96
40.01% to 45.00% .......      422    111,922,450   17.38    8.138       659       265,219    87.60     42.94     44.75    27.58
45.01% to 50.00% .......      828    246,649,529   38.29    7.906       669       297,886    84.46     48.00     25.98    29.41
50.01% to 55.00% .......      409    127,860,587   19.85    7.996       647       312,618    87.71     52.15     70.23    24.01
55.01% to 60.00% .......       85     26,210,522    4.07    7.799       638       308,359    87.45     55.61     86.78    16.38
                            -----   ------------  ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====     =====    =====

     As of the Cut-off Date, the Debt-to-Income Ratios of the Group Two Mortgage Loans ranged from 4.16% to 58.96% and the weighted average Debt-to-Income Ratio for Group Two Mortgage Loans with Debt-to-Income Ratios was approximately 44.93%.

                  LOAN PURPOSE FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Purchase ...............    1,961   $503,495,048   78.17%   8.050%      663      $256,754    86.29%    44.82%    43.00%   26.24%
Refinance - Cashout ....      352    124,425,424   19.32    8.038       634       353,481    87.35     45.27     64.91    26.26
Refinance - Rate Term ..       56     16,215,387    2.52    8.174       617       289,560    87.31     45.82     79.94    19.52
                            -----   ------------  ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====     =====    =====

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
TYPES OF MORTGAGED        MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PROPERTIES                  LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------        --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Single Family ..........    1,785   $474,166,095   73.61%   8.027%      654      $265,639    86.39%    45.07%    50.02%   26.08%
Planned Unit
   Development .........      349     98,904,936   15.35    8.198       647       283,395    87.75     43.69     56.35    21.23
Two- to Four-Family ....      113     40,145,201    6.23    7.967       691       355,267    85.61     45.76     16.46    40.28
Condo ..................      122     30,919,627    4.80    8.050       671       253,440    85.77     45.71     34.66    23.01
                            -----   ------------  ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====     =====    =====


                                     A-II-28

             DOCUMENTATION SUMMARY FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DOCUMENTATION SUMMARY       LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------------     --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Option One - Full
   Documentation .......      405   $115,623,806   17.95%   8.966%      618      $285,491     97.87%   45.11%   100.00%   31.15%
Option One - Bank
   Statements ..........       18      6,897,873    1.07    9.633       598       383,215     96.80    40.92      0.00    30.54
Option One - Limited
   Documentation .......        1        734,287    0.11    9.375       663       734,287    100.00    27.78      0.00     0.00
Option One - Stated
   Documentation .......      137     59,061,044    9.17    8.447       679       431,103     98.56    43.28      0.00    55.72
Option One - No
   Documentation .......        2        829,629    0.13    9.444       757       414,814     95.00       --      0.00     0.00
Ownit - Full
   Documentation .......      870    194,585,690   30.21    7.714       636       223,662     83.19    43.87    100.00    13.22
Ownit - Low
   Documentation .......       51     13,396,468    2.08    8.005       637       262,676     85.11    43.20      0.00    11.01
Ownit - Stated
   Documentation .......      885    253,007,061   39.28    7.750       686       285,884     80.81    46.31      0.00    27.55
                            -----   ------------  ------    -----       ---      --------    ------    -----    ------    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902     86.52%   44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    ======    =====    ======    =====

                OCCUPANCY TYPES FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OCCUPANCY TYPES             LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Primary ................    2,346   $641,146,140   99.54%   8.047%      656      $273,293    86.52%    44.95%    48.13%   26.19%
Investment .............       22      2,467,811    0.38    9.092       653       112,173    85.09     41.01     67.15     0.00
Second Home ............        1        521,908    0.08    8.075       722       521,908    95.00     46.32      0.00     0.00
                            -----   ------------  ------    -----       ---      --------    -----     -----     -----    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====     =====    =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.


                                     A-II-29

           MORTGAGE LOAN AGE SUMMARY FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
MORTGAGE LOAN             MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
AGE SUMMARY                 LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
2 ......................        2   $    492,673    0.08%   6.500%      645      $246,336    80.00%    40.15%    69.01%   69.01%
3 ......................      663    189,923,185   29.48    7.529       656       286,460    80.94     44.89     47.14    22.18
4 ......................      408    122,804,406   19.06    8.134       656       300,991    87.60     44.27     54.29    21.08
5 ......................      929    244,762,579   38.00    8.429       652       263,469    90.67     45.04     51.68    29.27
6 ......................      159     44,678,430    6.94    7.943       682       280,996    86.87     45.85     22.09    39.53
7 ......................       80     16,998,880    2.64    7.930       677       212,486    84.49     46.36     24.19    20.56
8 ......................       35      8,860,118    1.38    7.995       666       253,146    83.72     46.50     32.04    44.39
9 ......................       18      3,292,761    0.51    9.107       631       182,931    85.77     43.66     38.81    15.31
10 .....................       32      4,319,991    0.67    8.875       635       135,000    84.79     43.63     83.16    13.06
11 .....................       18      3,245,576    0.50    8.094       644       180,310    83.34     43.87     82.20     0.00
12 .....................       11      1,851,322    0.29    8.680       625       168,302    81.89     47.78     57.35     0.00
16 .....................        1        170,154    0.03    6.750       655       170,154    79.99     40.54      0.00     0.00
17 .....................        1        408,000    0.06    6.380       625       408,000    80.00     47.02    100.00   100.00
18 .....................        1        274,615    0.04    5.875       634       274,615    80.00     50.21    100.00     0.00
19 .....................        7      1,031,420    0.16    7.320       638       147,346    82.66     47.23     61.22    38.78
20 .....................        1        572,000    0.09    5.630       642       572,000    80.00     29.68      0.00   100.00
21 .....................        3        449,748    0.07    7.332       572       149,916    87.01     45.47    100.00    83.91
                            -----   ------------  ------    -----       ---      --------    -----     -----    ------   ------
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    =====     =====    ======   ======

     As of the Cut-off Date, the weighted average age of the Group Two Mortgage Loans was approximately 5 months.

        ORIGINAL PREPAYMENT PENALTY TERM FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL PREPAYMENT       MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PENALTY TERM                LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------------       --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
None ...................      475   $128,600,337   19.96%   8.146%      654      $270,738     86.29%   43.68%    57.16%   22.81%
6 Months ...............       12      1,184,761    0.18    8.612       610        98,730     90.00    36.05    100.00     0.00
12 Months ..............      202     76,463,829   11.87    8.076       665       378,534     86.22    45.79     47.50    27.81
24 Months ..............    1,188    330,585,111   51.32    8.098       656       278,270     87.43    45.74     42.45    29.07
30 Months ..............        1        261,709    0.04    9.990       677       261,709    100.00    44.01      0.00     0.00
36 Months ..............      491    107,040,111   16.62    7.761       654       218,004     84.15    43.44     54.99    19.85
                            -----   ------------  ------    -----       ---      --------    ------    -----    ------    -----
   Total ...............    2,369   $644,135,858  100.00%   8.051%      656      $271,902     86.52%   44.93%    48.16%   26.07%
                            =====   ============  ======    =====       ===      ========    ======    =====    ======    =====

     The weighted average prepayment penalty term at origination with respect to the Group Two Mortgage Loans having prepayment penalties is approximately 25 months.


                                    A-II-30

                 CREDIT SCORES FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT SCORES               LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
501 to 525 .............       27   $  5,227,114    0.81%   10.422%     515      $193,597    91.90%    41.92%    83.89%    7.17%
526 to 550 .............       58     10,027,966    1.56    10.033      540       172,896    89.41     43.06     86.00     0.00
551 to 575 .............      109     22,557,651    3.50     9.070      564       206,951    86.53     42.72     91.48     1.08
576 to 600 .............      212     51,774,618    8.04     8.692      590       244,220    90.52     42.68     87.34    10.13
601 to 625 .............      274     65,584,912   10.18     8.666      614       239,361    91.63     44.09     87.78    12.27
626 to 650 .............      549    143,861,269   22.33     7.977      639       262,042    86.71     45.24     59.64    22.64
651 to 675 .............      460    137,257,243   21.31     7.869      662       298,385    85.58     44.86     37.05    31.74
676 to 700 .............      302     92,836,063   14.41     7.591      687       307,404    84.43     46.03     22.27    40.85
701 to 725 .............      194     55,273,844    8.58     7.610      711       284,917    84.43     46.22     15.47    32.52
726 to 750 .............      105     32,439,695    5.04     7.580      736       308,949    82.86     45.71     12.48    33.75
751 to 775 .............       45     14,922,337    2.32     7.663      762       331,607    83.00     45.66      8.93    50.36
776 to 800 .............       27      9,580,268    1.49     7.623      785       354,825    84.89     46.61     21.45    33.59
801 to 817 .............        7      2,792,879    0.43     7.649      807       398,983    85.77     44.73     16.07    11.46
                            -----   ------------  ------    ------      ---      --------    -----     -----     -----    -----
   Total ...............    2,369   $644,135,858  100.00%    8.051%     656      $271,902    86.52%    44.93%    48.16%   26.07%
                            =====   ============  ======    ======      ===      ========    =====     =====     =====    =====

     The Credit Scores of the Group Two Mortgage Loans that were scored as of the Cut-off Date ranged from 503 to 817 and the weighted average Credit Score of the Group Two Mortgage Loans that were scored as of the Cut-off Date was approximately 656.

                  CREDIT GRADE FOR THE GROUP TWO MORTGAGE LOANS

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT GRADE                LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
Option One - AA+ .......      483   $161,094,478   25.01%    8.654%     646      $333,529     98.41%   44.09%    60.02%   42.10%
Option One - AA ........       76     20,355,015    3.16    10.071      576       267,829     95.32    46.10     84.69    15.80
Option One - A .........        1        423,672    0.07     9.120      626       423,672    100.00    43.52    100.00     0.00
Option One - B .........        3      1,273,473    0.20    10.835      613       424,491     95.50    40.70    100.00     0.00
Ownit - No Grade .......    1,806    460,989,220   71.57     7.742      663       255,254     81.94    45.19     42.21    21.02
                            -----   ------------  ------    ------      ---      --------    ------    -----    ------    -----
   Total ...............    2,369   $644,135,858  100.00%    8.051%     656      $271,902     86.52%   44.93%    48.16%   26.07%
                            =====   ============  ======    ======      ===      ========    ======    =====    ======    =====


                                    A-II-31

                 GROSS MARGINS FOR THE GROUP TWO MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
GROSS MARGINS               LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
2.500% or less .........       25   $ 14,085,198    2.41%    7.599%     688      $563,408     78.21%   40.50%    16.17%   64.86%
2.501% to 3.000% .......        1         55,019    0.01    11.990      567        55,019     95.00    26.64    100.00     0.00
3.501% to 4.000% .......        2        100,218    0.02    11.988      622        50,109     97.49    45.16    100.00     0.00
4.001% to 4.500% .......        1        559,252    0.10     5.965      675       559,252    100.00    44.93      0.00   100.00
4.501% to 5.000% .......        2        846,615    0.15     5.709      639       423,308     80.00    36.34     32.44    67.56
5.001% to 5.500% .......        8      2,224,770    0.38     6.559      659       278,096     80.56    51.82    100.00    58.36
5.501% to 6.000% .......      583    197,474,672   33.84     8.340      653       338,722     93.09    44.83     55.02    40.05
6.001% to 6.500% .......      939    289,943,579   49.69     7.670      660       308,779     82.23    45.76     41.67    23.35
6.501% to 7.000% .......      171     49,687,640    8.52     7.971      660       290,571     85.10    46.26     40.38    10.11
7.001% to 7.500% .......       51     13,514,767    2.32     8.276      644       264,995     86.01    44.53     42.00    13.17
7.501% to 8.000% .......       57     10,757,612    1.84     8.865      627       188,730     90.26    40.94     56.14     3.31
8.001% to 8.500% .......       13      2,934,977    0.50     9.333      608       225,767     86.20    45.95     43.60     9.40
8.501% to 9.000% .......        4      1,183,754    0.20     9.868      588       295,938     88.41    44.64     58.89     0.00
9.501% or greater ......        1        157,784    0.03    10.990      550       157,784    100.00    13.24    100.00     0.00
                            -----   ------------  ------    ------      ---      --------    ------    -----    ------   ------
   Total ...............    1,858   $583,525,858  100.00%    7.963%     657      $314,061     86.34%   45.24%    45.98%   28.41%
                            =====   ============  ======    ======      ===      ========    ======    =====    ======   ======

     As of the Cut-off Date, the Gross Margin for the Group Two Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 9.990% per annum and the weighted average Gross Margin of the Group Two Adjustable Rate Mortgage Loans was approximately 6.077% per annum.

             MAXIMUM MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER     AGGREGATE   PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL      OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MAXIMUM MORTGAGE RATES      LOANS    OUTSTANDING    TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  ------------  -------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less ........        1   $    375,333    0.06%    5.375%     649      $375,333    80.00%    44.89%   100.00%    0.00%
11.501% to 12.000% .....       12      3,562,914    0.61     5.854      668       296,909    82.45     40.54     64.95    37.36
12.001% to 12.500% .....       60     19,382,806    3.32     6.391      668       323,047    81.51     46.29     86.28    49.93
12.501% to 13.000% .....      272     93,880,039   16.09     6.890      680       345,147    80.91     46.36     48.00    38.35
13.001% to 13.500% .....      383    130,822,621   22.42     7.337      675       341,573    80.83     46.61     31.22    32.77
13.501% to 14.000% .....      361    121,274,059   20.78     7.820      666       335,939    85.05     45.44     33.98    23.92
14.001% to 14.500% .....      204     68,597,003   11.76     8.299      648       336,260    88.95     45.90     43.70    23.48
14.501% to 15.000% .....      202     64,663,867   11.08     8.783      636       320,118    93.92     44.14     54.39    31.91
15.001% to 15.500% .....      103     26,853,542    4.60     9.310      633       260,714    95.78     41.64     52.64    15.87
15.501% to 16.000% .....      106     28,882,978    4.95     9.737      611       272,481    97.15     42.46     71.72    17.04
16.001% to 16.500% .....       40      7,932,230    1.36    10.274      597       198,306    97.33     42.30     91.57     0.00
16.501% to 17.000% .....       44      8,228,669    1.41    10.784      590       187,015    96.82     40.26     82.62     4.59
17.001% to 17.500% .....       23      3,355,823    0.58    11.244      581       145,905    97.29     36.97     79.45    17.52
17.501% to 18.000% .....       33      4,075,389    0.70    11.747      553       123,497    95.08     42.28     94.24     0.00
18.001% to 18.500% .....        9      1,063,468    0.18    12.322      561       118,163    95.33     40.51     70.71     0.00
18.501% to 19.000% .....        5        575,119    0.10    12.621      545       115,024    96.70     35.61     80.22     0.00
                            -----   ------------  ------    ------      ---      --------    -----     -----    ------    -----
   Total ...............    1,858   $583,525,858  100.00%    7.963%     657      $314,061    86.34%    45.24%    45.98%   28.41%
                            =====   ============  ======    ======      ===      ========    =====     =====    ======    =====

     As of the Cut-off Date, the Maximum Mortgage Rates for the Group Two Adjustable Rate Mortgage Loans ranged from 11.375% per annum to 18.800% per annum and the weighted average Maximum Mortgage Rate of the Group Two Adjustable Rate Mortgage Loans was approximately 13.959% per annum.


                                    A-II-32

           NEXT RATE ADJUSTMENT DATE FOR THE GROUP TWO MORTGAGE LOANS
                      (EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE    PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL      OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
NEXT RATE                 MORTGAGE      BALANCE      GROUP    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT DATE             LOANS     OUTSTANDING     TWO     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  --------------  -------  --------  --------  -----------  --------  --------  -------  -------
June 2007...............       2     $    315,348     0.05%   7.633%      560     $  157,674   90.00%    49.43%   100.00%   77.06%
July 2007...............       1          572,000     0.10    5.630       642        572,000   80.00     29.68      0.00   100.00
August 2007.............       4          803,217     0.14    7.133       642        200,804   81.95     48.01     50.20    49.80
September 2007..........       1          274,615     0.05    5.875       634        274,615   80.00     50.21    100.00     0.00
October 2007............       1          408,000     0.07    6.380       625        408,000   80.00     47.02    100.00   100.00
November 2007...........       1          170,154     0.03    6.750       655        170,154   79.99     40.54      0.00     0.00
March 2008..............       1           68,749     0.01    8.500       574         68,749   90.00     51.05    100.00     0.00
April 2008..............       1          693,388     0.12    7.500       645        693,388   80.00     40.84    100.00     0.00
May 2008................       4        1,411,137     0.24    7.710       657        352,784   76.87     40.04     85.86    39.97
June 2008...............       3          755,982     0.13    7.631       655        251,994   78.33     46.04     21.98    66.67
July 2008...............      16        6,041,005     1.04    7.403       688        377,563   80.61     49.00     15.51    65.11
August 2008.............      32       10,607,308     1.82    7.350       686        331,478   80.65     47.10     15.49    32.95
September 2008..........      93       33,581,434     5.75    7.814       679        361,091   85.99     46.63     22.58    43.08
October 2008............     624      193,846,948    33.22    8.390       650        310,652   91.10     45.21     50.00    33.01
November 2008...........     288       93,347,936    16.00    8.231       657        324,125   88.87     45.21     50.02    20.92
December 2008...........     442      135,132,122    23.16    7.514       655        305,729   80.72     45.40     41.39    24.32
January 2009............       2          492,673     0.08    6.500       645        246,336   80.00     40.15     69.01    69.01
March 2009..............       3        1,224,307     0.21    8.295       640        408,102   76.98     50.65     35.51     0.00
April 2009..............       6        1,619,339     0.28    7.346       645        269,890   77.74     48.62     83.24     0.00
May 2009................       4        1,264,262     0.22    7.502       653        316,065   76.01     47.86     69.25     0.00
June 2009...............       4        1,730,222     0.30    8.940       631        432,555   83.75     44.66     20.62     0.00
July 2009...............       5        1,076,664     0.18    7.731       618        215,333   82.96     43.63     63.65     0.00
August 2009.............      10        3,025,607     0.52    8.019       667        302,561   86.33     44.49     17.71     0.00
September 2009..........      16        3,661,940     0.63    7.669       686        228,871   85.46     44.57     20.30     9.56
October 2009............      74       18,835,217     3.23    7.904       667        254,530   83.71     44.63     44.21     5.95
November 2009...........      45       11,024,581     1.89    7.937       647        244,991   82.91     43.33     52.81     1.86
December 2009...........      91       24,072,006     4.13    7.717       643        264,528   83.85     44.97     70.19     1.72
June 2010...............       1          134,400     0.02    6.625       601        134,400   80.00     36.16    100.00   100.00
August 2010.............       1          169,064     0.03    6.875       637        169,064   80.00     45.82    100.00     0.00
September 2011..........       2        1,270,000     0.22    7.904       685        635,000   91.50     42.60      0.00   100.00
October 2011............      19        8,856,860     1.52    7.269       657        466,151   94.50     46.44     83.06    63.64
November 2011...........      22        9,849,158     1.69    7.908       669        447,689   86.13     41.86     58.86    62.53
December 2011...........      36       15,137,642     2.59    7.327       688        420,490   78.92     44.08     32.10    50.23
September 2013..........       1          102,242     0.02    7.125       688        102,242   80.00     43.99      0.00     0.00
November 2013...........       1          375,333     0.06    5.375       649        375,333   80.00     44.89    100.00     0.00
September 2016..........       1        1,575,000     0.27    7.000       761      1,575,000   75.00     38.00      0.00   100.00
                           -----     ------------   ------    -----       ---     ----------   -----     -----    ------   ------
   Total................   1,858     $583,525,858   100.00%   7.963%      657     $  314,061   86.34%    45.24%    45.98%   28.41%
                           =====     ============   ======    =====       ===     ==========   =====     =====    ======   ======


                                     A-II-33

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                 The date of this Prospectus is March 22, 2007.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Exchangeable Certificates...........    30
     General........................    30
     Exchanges......................    31
     Procedures.....................    32
Description of the Agreements.......    33
     Agreements Applicable to a
       Series.......................    33
     Assignment of Assets;
       Repurchases..................    34
     Representations and Warranties;
       Repurchases..................    35
     Collection Account and Related
       Accounts.....................    36
     Collection and Other Servicing
       Procedures...................    40
     Sub-Servicers..................    40
     Realization upon Defaulted
       Mortgage Loans...............    41
     Primary Mortgage Insurance
       Policies.....................    42
     Hazard Insurance Policies......    43
     Fidelity Bonds and Errors and
       Omissions Insurance..........    44
     Due-on-Sale Provisions.........    44
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    45
     Evidence as to Compliance......    45
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    46
     Events of Default under the
       Agreement....................    47
     Rights upon Event of Default
       under the Agreement..........    48
     Amendment......................    49
     The Trustee....................    49
     Duties of the Trustee..........    49
     Certain Matters Regarding the
       Trustee......................    50
     Resignation and Removal of the
       Trustee......................    50
     Certain Terms of the
       Indenture....................    51
Description of Credit Support.......    53
     General........................    53
     Subordinate Securities.........    54
     Cross-Support Provisions.......    54
     Insurance or Guarantees........    54
     Letter of Credit...............    54
     Insurance Policies and Surety
       Bonds........................    54
     Reserve Funds..................    54

Certain Legal Aspects of Mortgage
  Loans.............................    55
     General........................    55
     Types of Mortgage
       Instruments..................    55
     Interest in Real Property......    56
     Cooperative Loans..............    56
     Foreclosure....................    57
     Junior Mortgages...............    61
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    61
     Environmental Legislation......    62
     Due-on-Sale Clauses............    62
     Subordinate Financing..........    63
     Applicability of Usury Laws....    63
     Alternative Mortgage
       Instruments..................    64
     Servicemembers Civil Relief
       Act..........................    64
     Forfeitures in Drug and RICO
       Proceedings..................    65
     The Contracts..................    65
Material Federal Income Tax
  Consequences......................    68
     General........................    68
     Grantor Trust Funds............    68
     New Withholding Regulations....    77
     REMICs.........................    77
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    92
     Tax Characterization of a Trust
       Fund as a Partnership........    95
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   101
Taxation of Classes of Exchangeable
  Securities........................   104
     General........................   104
     Tax Status.....................   104
     Tax Accounting for Exchangeable
       Securities...................   104
     Exchanges of Exchangeable
       Securities...................   106
     Tax Treatment of Foreign
       Investors....................   106
     Backup Withholding.............   106
     Reporting and Administrative
       Matters......................   106
State Tax Considerations............   106
ERISA Considerations................   107
     General........................   107
     Prohibited Transactions........   107
     Availability of Underwriter's
       Exemption for Certificates...   108
     Review by Plan Fiduciaries.....   113
Legal Investment....................   113
Plan of Distribution................   115
Legal Matters.......................   116
Financial Information...............   116
Incorporation of Certain Information
  by Reference......................   116
Ratings.............................   117
Index of Defined Terms..............   118

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

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

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

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

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

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

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

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

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

"Exchangeable Class".........................  A class that may be exchanged for another class under terms specified in the related Prospectus Supplement.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution

Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

EXCHANGEABLE CERTIFICATES

GENERAL

      If specified in the related prospectus supplement, a Series of Certificates may include one or more classes that are exchangeable certificates ("Exchangeable Certificates"). In any of theses series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of Exchangeable Certificates.

      If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable Certificates will be referred to as a "combination." Each combination of Exchangeable Certificates will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

      The descriptions in the related prospectus supplement of the Certificates of a Series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of Certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of Exchangeable Certificates.

EXCHANGES

      If a holder elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, the following three conditions must be satisfied:

      - the aggregate principal balance of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

      - the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable Certificates received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

      - the class or classes of Exchangeable Certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement. There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

      - A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

      - An interest-only class and a principal only class of Exchangeable Certificates may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

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

      - Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the tow exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

      In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. Examples of these types of combinations include:

      - A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of Exchangeable Certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of Exchangeable Certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      - A class of Exchangeable Certificates that is a Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, and a class of Exchangeable Certificates that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, as applicable, may be exchangeable, together for a class of Exchangeable Certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an Exchangeable Certificateholder to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the Certificateholder may not be able to obtain the desired class of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A Certificateholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the securities and payment of the administrative fee. A Certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the Certificateholder of record as of the applicable record date.

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

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries
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

do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any

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

omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

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

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described

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

under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such

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

capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

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

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

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

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an

"Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

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

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related

Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

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

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

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

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the

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interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court

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generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the

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foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently,
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the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
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(provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in

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accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

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      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates,

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and would not be covered by advances and may not be covered by any form of
Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other
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goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.
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If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted
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provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest

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in the interest and principal portions of the Trust Fund represented by the
Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be

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              considered interests in "qualified mortgages" as defined in
              Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further
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guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

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      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent

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transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.
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

Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

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

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the
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

Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be

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

allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within

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

the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering

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

price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.
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The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC

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

Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue
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

market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated

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

interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon

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

secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a

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

U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by
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

the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC
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Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

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      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an
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excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

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      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

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      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is
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through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should

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have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code
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Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income

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tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with
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the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

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      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the
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

close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

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

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its
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acquisition of a beneficial interest in a Certificate, have agreed to treat the
Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the

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Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or

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the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      The arrangement pursuant to which the exchangeable securities of a series are created, sold and administered (an "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for exchangeable securities will be the assets of the Exchangeable Pool and the classes of exchangeable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of exchangeable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of exchangeable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of exchangeable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      A class of exchangeable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a exchangeable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of exchangeable securities among the interests in the classes of securities in accordance
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with their relative fair market values as of the time of acquisition. Similarly, on the sale of such exchangeable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the exchangeable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a exchangeable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

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

      If a holder exchanges a single class of exchangeable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of exchangeable securities that may be exchanged for a single class of exchangeable securities that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other related classes of exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of exchangeable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of exchangeable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

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                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

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

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation

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

          for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

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

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency,

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

the Master Servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase

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

Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of

Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    74
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    33
Allowable Interest Rate.............   110
Allowable Notional Amount...........   110
Amortizable Bond Premium
  Regulations.......................    70
Applicable Amount...................    88
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    46
Available Distribution Amount.......    22
Average Interest Rate...............   109
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    78
CMT.................................     8
Code................................    68
CODI................................     9
COFI................................     8
Collection Account..................    36
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    56
Cooperatives........................     7
Contributions Tax...................    91
COSI................................     9
Covered Trust.......................    53
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    75
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   108
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    94
ERISA...............................   106
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   108
Exchangeable Certificates...........    30
Exchangeable Pool...................   102
Exchanged Class.....................   106
EYS Agreement.......................   111
FDIC................................    36
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    33
Indirect Participants...............    28
Insurance Proceeds..................    37
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   113
L/C Bank............................    52
Labor...............................   107
Legislative History.................    72
Leveraged...........................   110
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    37
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    77
Merrill Lynch.......................   115
Mezzanine Securities................    19
Model Law...........................   115
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   114
New Regulations.....................    76
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    68
OID Regulations.....................    70
Originator..........................     8
OTS.................................   114
PAC.................................    18
Participants........................    28
Parties In Interest.................   106
Pass-Through Rate...................    23
Payment Lag Certificates............    84
Permitted Investments...............    34
Plan Asset Regulations..............   107
Planned Amortization Class..........    18
Plans...............................   106
Policy Statement....................   114
Pooling and Servicing Agreement.....    33
Pre-Funded Amount...................    11
Pre-Funding Period..................   109

Prepayment Assumption........................         74
Primary Mortgage Insurance Policy............         42
Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         91
Purchase Price...............................         36
PTCE.........................................        110
PTE..........................................        108
Rating Agency................................        108
Received Class...............................        106
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         64
REMIC Certificates...........................         77
REMIC Regular Certificateholders.............         78
REMIC Regular Certificates...................         77
REMIC Regulations............................         68
REMIC Residual Certificateholder.............         86
REMIC Residual Certificates..................         77
Retained Interest............................         45
Scheduled Amortization Class.................         19
Security.....................................         34
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         33
Servicing Standard...........................         40
Short-Term Note..............................         96
SIBOR........................................          8
Similar Law..................................        107
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        113
SMMEA Securities.............................        113
SPA..........................................         14
Step-up Class................................         21
Strip........................................        105
Strip Class..................................         19
Stripped ARM Obligations.....................         75
Stripped Bond Certificates...................         72
Stripped Coupon Certificates.................         72
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         40
Sub-Servicing Agreement......................         40
Subsidiary REMIC.............................         77
Super-Premium Certificates...................         79
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        110
Swap Agreement...............................        110
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................        101
Terms and Conditions.........................         29
Title V......................................         63
Title VIII...................................         64
Trust Agreement..............................         33
U.S. Person..................................         68
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         48
Warranting Party.............................         35

                          $1,161,681,100 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-HE2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                    DEPOSITOR

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                               MERRILL LYNCH & CO.

     You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these certificates in any state where the offer is not permitted.

     We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                 March 29, 2007